Exhibit 99.1
ARRANGEMENT
involving
ASPREVA PHARMACEUTICALS CORPORATION
and
Galenica Canada Ltd., an entity wholly-owned by
GALENICA AG
SPECIAL MEETING OF SECURITYHOLDERS
OF ASPREVA PHARMACEUTICALS CORPORATION
TO BE HELD ON DECEMBER 17, 2007
NOTICE OF SPECIAL MEETING AND
MANAGEMENT INFORMATION CIRCULAR
November 15, 2007

These materials require shareholders and optionholders of Aspreva Pharmaceuticals Corporation to make important decisions and require immediate attention. If you are in doubt as to how to make such decisions, please contact your financial, legal or other professional advisors. If you have any questions or require more information with regard to voting your common shares and options, please contact The Altman Group, Inc. toll free at 1-866-822-1245 if you are calling from the United States or Canada, or collect at 1-201-806-7300 if you are in Europe or Asia. Additionally, you may contact Asprevainfo@altmangroup.com.

November 15, 2007
Dear Shareholders and Optionholders:
     On behalf of the Board of Directors of Aspreva Pharmaceuticals Corporation, you are cordially invited to attend the special meeting of shareholders and optionholders (together, securityholders) to be held at 10:00 a.m. (Vancouver time) on December 17, 2007, in the Arbutus Room at the Four Seasons Hotel, 791 West Georgia Street, Vancouver, British Columbia.
     At the meeting, you will be asked to approve a statutory arrangement under the Business Corporations Act (British Columbia), whereby Aspreva will be acquired by Galenica Canada Ltd., a wholly-owned subsidiary of Galenica AG, and pursuant to which, among other things, you will receive:
•	US$26.00 in cash for each common share of Aspreva that you hold; and

•	an amount in cash equal to the excess, if any, with respect to each common share underlying each option of Aspreva that you hold, of US$26.00 over the exercise price per common share of such option.
     The arrangement must be approved by resolutions passed by at least two-thirds of the votes cast by shareholders present in person or by proxy at the meeting, voting together as a class (with each shareholder entitled to one vote for each common share held), and at least two-thirds of the votes cast by shareholders and optionholders present in person or by proxy at the meeting, voting together as a class (with each shareholder entitled to one vote for each common share held and each optionholder entitled to one vote for each common share such holder would have received on a valid exercise of such holder’s options without reference to any vesting provisions or exercise price).
     In addition, to complete the arrangement, shareholders will be asked to approve a resolution amending Aspreva’s shareholder rights plan dated as of February 4, 2005 to waive the plan’s application to Galenica AG and Galenica Canada Ltd. The approval of this rights plan waiver requires the approval of a simple majority of the votes cast by shareholders present in person or by proxy at the meeting.
     The accompanying notice of a special meeting of securityholders and management information circular provide a description of the arrangement and rights plan waiver to assist you in considering how to vote your securities. You are urged to read this information carefully and, if you require assistance, to consult with your financial, legal or other professional advisors.
     After careful consideration, the Board of Directors of Aspreva has unanimously determined that the arrangement and rights plan waiver are in the best interests of Aspreva and are fair to Aspreva’s shareholders and recommends that shareholders vote FOR the resolutions approving the arrangement and FOR the resolution approving the rights plan waiver. The recommendation of the Board of Directors is based on various factors, including the recommendation of its Strategic Planning Committee and the opinions of Lazard Frères & Co. LLC and Lehman Brothers Inc., financial advisors to the Board of Directors and the Strategic Planning Committee, to the effect that, as of the date of their respective opinions and based on and subject to the assumptions, limitations and qualifications set forth therein, the consideration to be paid to shareholders in the arrangement is fair to such shareholders from a financial point of view. Copies of the opinions are included as Appendices E and F to the accompanying management information circular.
     The arrangement is subject to certain conditions, including the approval of the Supreme Court of British Columbia and approval by securityholders as described above. Subject to obtaining court approval, securityholder approval, regulatory approval and satisfying certain other closing conditions, it is anticipated that the arrangement will be completed in early January 2008.

     Your vote is important regardless of the number of common shares or options you own. Whether or not you plan to attend the meeting in person, we encourage you to take the time to complete, sign, date and return the appropriate form of proxy no later than 10:00 a.m. (Vancouver time) on December 13, 2007 so that your securities can be voted at the meeting. If you are a non-registered shareholder (i.e., you hold your securities through a broker, investment dealer, bank, trust company or other intermediary), you should carefully follow the instructions of your intermediary so that your securities can be voted at the meeting in accordance with your instructions.
     We also encourage you to complete, sign, date and return the appropriate letter of transmittal so that, if the arrangement is approved, payment for your common shares or options, as applicable, can be sent to you as soon as possible following the implementation of the arrangement.
     If you have any questions, please contact Aspreva’s proxy solicitation agent, The Altman Group, Inc., toll-free at 1-866-822-1245 if you are calling from the United States or Canada, or collect at 1-201-806-7300 if you are in Europe or Asia. Additionally, you may contact Asprevainfo@altmangroup.com.
     On behalf of Aspreva, we would like to thank you for your ongoing support as we prepare to take part in this important event in Aspreva’s history.
Yours very truly,

J. William Freytag	Noel Hall
Chairman of the Board of Directors	President and Member of the Board of Directors
and Chief Executive Officer

ASPREVA PHARMACEUTICALS CORPORATION
NOTICE OF SPECIAL MEETING OF SECURITYHOLDERS
     NOTICE IS HEREBY GIVEN that, pursuant to an order (the “Interim Order”) of the Supreme Court of British Columbia dated November 15, 2007, Aspreva Pharmaceuticals Corporation (“Aspreva”) will hold a special meeting (the “Meeting”) of holders (“Shareholders”) of common shares of Aspreva (“Common Shares”) and holders (“Optionholders” and, together with Shareholders, the “Securityholders”) of stock options of Aspreva (“Options”) at 10:00 a.m. (Vancouver time) on December 17, 2007 in the Arbutus Room at the Four Seasons Hotel, 791 West Georgia Street, Vancouver, British Columbia, for the following purposes:
1.	to consider and, if deemed advisable, to pass the following resolutions (together, the “Arrangement Resolutions”):
(a)	a special resolution of Shareholders, passed by at least two-thirds of the votes cast by Shareholders present in person or by proxy at the Meeting, voting together as a class (with each Shareholder entitled to one vote for each Common Share held); and

(b)	a separate resolution of Shareholders and Optionholders, passed by at least two-thirds of the votes cast by Shareholders and Optionholders present in person or by proxy at the Meeting, voting together as a class (with each Shareholder entitled to one vote for each Common Share held and each Optionholder entitled to one vote for each Common Share such holder would have received on a valid exercise of such holder’s Options, without reference to any vesting provisions or exercise price);
to approve an arrangement (the “Arrangement”) under the provisions of Division 5 of Part 9 of the Business Corporations Act (British Columbia) involving Aspreva, the Securityholders and Galenica Canada Ltd., a wholly-owned subsidiary of Galenica AG, all as more particularly described in the accompanying management information circular of Aspreva (the “Circular”);

2.	to consider and, if deemed advisable, to pass by a simple majority of votes cast by Shareholders present in person or by proxy at the Meeting, a resolution (the “Rights Plan Waiver Resolution”) of Shareholders approving an amendment to the Aspreva shareholder rights plan agreement dated as of February 4, 2005 between Aspreva and Computershare Investor Services Inc., as more particularly described in the Circular; and

3.	to transact such further business as may properly come before the Meeting or any adjournment(s) or postponement(s) thereof.
     The Arrangement, Arrangement Resolutions and Rights Plan Waiver Resolution are described in the Circular, which forms part of this Notice of Special Meeting, and the full text of the Arrangement Resolutions and Rights Plan Waiver Resolution are set out in Appendix A and Appendix B, respectively, to the Circular. The Circular, together with the applicable form of proxy and applicable form of letter of transmittal accompanies this Notice of Special Meeting.
     The Interim Order fixed 5:00 p.m. (Vancouver time) on November 9, 2007 as the record date for determining Securityholders who are entitled to receive notice of and vote at the Meeting. Only Securityholders whose names have been entered into the applicable registers of Aspreva at 5:00 p.m. (Vancouver time) on that date are entitled to receive notice of and to vote at the Meeting or at any adjournment or postponement thereof.
     Securityholders are requested, whether or not they plan to attend the Meeting, to complete, date, sign and return the proxy in the envelope provided for that purpose (the yellow form of proxy in the case of Shareholders and the green form of proxy in the case of Optionholders). To be used at the Meeting, proxies must be received by Aspreva’s transfer agent, Computershare Investor Services Inc., Attention Proxy Department, 100 University Avenue, 9th Floor, Toronto Ontario, M5J 2Y1, no later than 10:00 a.m. (Vancouver time) on December 13, 2007 or, in the case of any adjournment or postponement of the Meeting, no later than 10:00 a.m. (Vancouver time) on the day that is two business days before the date of the reconvened Meeting.
     Non-registered Shareholders must follow the instructions provided by their broker, investment dealer, bank, trust company or other intermediary to ensure their vote is counted at the Meeting and should contact their intermediary to instruct them to deliver their Common Shares to the depositary under the Arrangement.

     Pursuant to the Interim Order, registered Shareholders have a right to dissent in respect of the Arrangement Resolutions and to be paid an amount equal to the fair value of their Common Shares. This dissent right and the dissent procedures are described in the Circular. The dissent procedures require that a registered Shareholder who wishes to dissent must send a written notice of objection to the Arrangement Resolutions to Aspreva at c/o Farris, Vaughan, Wills & Murphy LLP, Barristers and Solicitors, 25th Floor, 700 West Georgia Street, Vancouver, British Columbia, V7Y 1B3 (Attention of R. Hector MacKay-Dunn, Q.C.) to be received no later than 10:00 a.m. (Vancouver time) on December 13, 2007 or, in the case of any adjournment or postponement of the Meeting, no later than 10:00 a.m. (Vancouver time) on the day that is two business days before the date of the reconvened Meeting, and must otherwise strictly comply with the dissent procedures described in the Circular. Failure to comply strictly with these dissent procedures may result in the loss or unavailability of the right to dissent. For more information, see the section entitled “Dissenting Shareholders’ Rights” in the Circular. Only registered Shareholders are entitled to dissent and, accordingly, non-registered Shareholders who wish to dissent need to contact their intermediary in order to exercise dissent rights. Dissent rights are not available to Optionholders.
     Dated at Victoria, British Columbia on November 15, 2007.
By Order of the Board of Directors of
Aspreva Pharmaceuticals Corporation
J. William Freytag
Chairman of the Board of Directors and
Chief Executive Officer

ASPREVA PHARMACEUTICALS CORPORATION
MANAGEMENT INFORMATION CIRCULAR
     This Circular is furnished in connection with the solicitation of proxies by and on behalf of management of Aspreva Pharmaceuticals Corporation (the “Company” or “Aspreva”). The accompanying form of proxy is for use at the Meeting and at any adjournment or postponement thereof for the purposes set forth in the accompanying Notice of Special Meeting. Certain capitalized words and terms used in this Circular are defined under the heading “Glossary of Terms”.
NOTICE TO SECURITYHOLDERS IN THE UNITED STATES
     The solicitation of proxies and the transaction contemplated in this Circular involve securities of an issuer located in Canada and are being effected in accordance with the corporate laws of the Province of British Columbia, Canada and securities laws of the provinces of Canada. The proxy solicitation rules under the United States Securities Exchange Act of 1934, as amended, are not applicable to Aspreva or this solicitation, and this solicitation has been prepared in accordance with the disclosure requirements of the securities laws of the provinces of Canada. Securityholders should be aware that disclosure requirements under the securities laws of the provinces of Canada differ from the disclosure requirements under United States securities laws.
     The enforcement by Securityholders of civil liabilities under United States federal securities laws may be affected adversely by the fact that Aspreva is incorporated under the Business Corporations Act (British Columbia), certain of its directors and its executive officers are residents of Canada and a substantial portion of its assets and the assets of such persons are located outside the United States. Securityholders may not be able to sue a foreign company or its officers or directors in a foreign court for violations of United States federal securities laws. It may be difficult to compel a foreign company and its officers and directors to subject themselves to a judgment by a United States court.
     Securityholders who are U.S. persons should be aware that the transactions contemplated herein may have tax consequences both in Canada and in the United States. Certain information concerning Canadian and U.S. federal income tax consequences of the Arrangement for certain Shareholders who are U.S. persons is set forth in “Certain Tax Considerations for Securityholders — Certain Canadian Federal Income Tax Considerations — Shareholders Not Resident in Canada” and “Certain Tax Considerations for Securityholders — Certain U.S. Federal Income Tax Considerations”. However, the tax consequences to U.S. persons may not be described fully herein. Securityholders are urged to consult their own tax advisors to determine the particular tax consequences to them of the Arrangement.
     Furthermore, certain information concerning potential U.S. backup withholding for certain Shareholders who are U.S persons, and the certifications required to avoid such backup withholding, is set forth in “Certain Tax Considerations for Securityholders — Certain U.S. Federal Income Tax Considerations”.
CURRENCY
     In this Circular, references to “US$” shall mean United States dollars and references to C$ shall mean Canadian dollars. To the extent that such monetary amounts are derived from Aspreva’s consolidated financial statements filed with the United States Securities and Exchange Commission on EDGAR at www.sec.gov, and filed with the Canadian provincial securities regulatory authorities on SEDAR at www.sedar.com, they have been translated into United States dollars in accordance with Aspreva’s accounting policies as described therein. All other monetary amounts have been translated into United States dollars at the November 14, 2007 noon buying rate published by the Federal Reserve Bank of New York, being US$1.00 = C$0.9608.
FORWARD LOOKING STATEMENTS
     This Circular contains “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995 and “forward-looking information” within the meaning of applicable securities laws in Canada (collectively, “forward-looking statements”). The words “anticipates”, “believes”, “budgets”, “could”, “estimates”, “expects”, “forecasts”, “intends”, “may”, “might”, “plans”, “projects”, “schedule”, “should”, “will”, “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. The forward-looking statements in this Circular include, but are not limited to: statements concerning the business, operations and financial performance of Aspreva; the

Arrangement being completed in early January 2008; the timing and implementation of the Arrangement transactions; the timing of consideration payable to Securityholders if the Arrangement is completed; the Canadian and U.S. federal income tax consequences of the Arrangement for Shareholders; the Board of Directors’ ability to consider alternative transactions to the Arrangement; the Termination Fee that will be paid by Aspreva if the Board of Directors accepts a Superior Proposal to the Arrangement; and the expected delisting of Aspreva’s Common Shares from the TSX and NASDAQ upon the successful completion of the Arrangement.
     Various assumptions were used in drawing the conclusions or making the forecasts and projections contained in the forward-looking statements in this Circular. Certain risks, uncertainties and factors are taken into account as part of the assumptions underlying the forward-looking statements, including, the potential failure to satisfy the conditions to complete the Arrangement by early January 2008, or at all, including: receipt of the required Securityholder, Court and regulatory approvals; the occurrence of any event, change or other circumstance that could give rise to the termination of the Combination Agreement; the impact of governmental regulations; and the other risks considered by the Board of Directors under the heading “The Arrangement – Reasons for the Arrangement”.
     In addition to the foregoing, the business of Aspreva is subject to certain operating risks that may cause the actual results expressed or implied by the forward-looking statements to differ materially from actual results. These risks include, but are not limited to, Aspreva’s ability to attract and retain qualified personnel; changes in business strategy or development plans; Aspreva’s ability to obtain and enforce timely patent and other intellectual property protection for its technologies and products; regulatory and market acceptance of Aspreva’s products; Aspreva’s ability to successfully manufacture, market and sell its products; and the continued availability of capital to finance Aspreva’s activities. For a more thorough discussion of the risks associated with Aspreva’s business, see the “Risk Factors” section in Aspreva’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2007, filed with the U.S. Securities and Exchange Commission at www.sec.gov and with securities regulatory authorities in Canada at www.sedar.com. Although management of Aspreva has attempted to identify important risks, uncertainties and other factors that could cause actual results or events to differ materially from those expressed or implied in the forward-looking statements, there may be other factors that cause actual results or events to differ from those expressed or implied in the forward-looking statements. All forward-looking statements are qualified in their entirety by this cautionary statement and Aspreva undertakes no obligation to revise or update any forward-looking statements as a result of new information, future events or otherwise after the date hereof, except as required by law.
INFORMATION CONTAINED IN THIS CIRCULAR
     No person has been authorized to give information or to make any representations in connection with the matters contained in this Circular other than those contained in this Circular and, if given or made, any such information or representations should not be relied upon in making a decision as to how to vote on the Arrangement Resolutions or the Rights Plan Waiver Resolution or be considered to have been authorized by Aspreva, Acquisitionco or Galenica.
     This Circular does not constitute an offer to buy, or a solicitation of an offer to sell, any securities, or the solicitation of a proxy, by any person in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such an offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such an offer or solicitation.
     Securityholders should not construe the contents of this Circular as legal, tax or financial advice and should consult with their own professional advisors as to the relevant legal, tax, financial or other matters in connection herewith.
     The information concerning Acquisitionco and Galenica contained in this Circular has been provided by Acquisitionco and Galenica for inclusion in this Circular. Although Aspreva has no knowledge that would indicate that any statements contained herein taken from information provided by Acquisitionco and Galenica are untrue or incomplete, Aspreva assumes no responsibility for the accuracy of such information or for any failure by Acquisitionco and Galenica to disclose events that may have occurred or may affect the significance or accuracy of any such information but which are unknown to Aspreva.

     THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY ANY SECURITIES REGULATORY AUTHORITY NOR HAS ANY SECURITIES REGULATORY AUTHORITY PASSED UPON THE FAIRNESS OR MERITS OF THIS TRANSACTION OR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

QUESTIONS AND ANSWERS CONCERNING THE MEETING AND ARRANGEMENT
Q:	Why did I receive this Circular?

A:	Aspreva has sent this Notice of Special Meeting and Circular, together with the applicable form of proxy and applicable letter of transmittal, because Aspreva’s Board of Directors is soliciting your proxy to vote at a special meeting of Shareholders and Optionholders held to consider and vote on the Arrangement, which will result, if all conditions are satisfied or waived, in the acquisition by Galenica, through Acquisitionco, of all of the outstanding Common Shares of Aspreva. This Circular contains information about the matters to be voted on at the Meeting and important information about Aspreva. As many of the Securityholders are expected to be unable to attend the Meeting in person, proxies are solicited by mail to give each Securityholder an opportunity to vote on all matters that will properly come before the Meeting.

Aspreva intends to mail this Circular and the applicable form of proxy and applicable letter of transmittal on or about November 21, 2007 to all of Aspreva’s Shareholders and Optionholders entitled to vote at the Meeting.

Q:	What is the date, time and place of the Meeting?

A:	The Meeting will be in the Arbutus Room at the Four Seasons Hotel, 791 West Georgia Street, Vancouver, British Columbia, on December 17, 2007, at 10:00 a.m. (Vancouver time).

Q:	What am I voting on at the Meeting?

A:	You are being asked to consider and vote on the Arrangement Resolutions approving the Arrangement. In addition, Shareholders are also being asked to consider and vote on the Rights Plan Waiver Resolution, which amends Aspreva’s Rights Plan as required to complete the Arrangement.

Q:	What will I receive under the Arrangement?

A:	If the Arrangement is completed, you will receive:
•	US$26.00 in cash for each Common Share that you hold; and

•	an amount in cash equal to the excess, if any, with respect to each Common Share underlying each Option that you hold, of US$26.00 over the exercise price per Common Share of such Option.
Payments will be made net of applicable tax withholdings, including, if you are an Optionholder who is an Eligible Employee, payroll taxes to the extent that the Option Benefit is included in your taxable income for the purposes of the Tax Act.

Q:	Am I entitled to receive notice of the Meeting and to attend the Meeting?

A:	Yes, if you held Common Shares or Options, or any combination thereof, as of 5:00 p.m. (Vancouver time) on November 9, 2007, which is the record date for determining Securityholders entitled to receive notice of the Meeting. All such Securityholders are entitled to receive notice of, attend and be heard at the Meeting.

Q:	Am I entitled to vote at the Meeting?

A:	Yes, if you held Common Shares or Options, or any combination thereof, as of 5:00 p.m. (Vancouver time) on November 9, 2007, which is the record date for determining Securityholders entitled to vote at the Meeting.

Q:	How does Aspreva’s Board of Directors recommend that I vote?

A:	The Board of Directors has determined, after taking into consideration the recommendation of its Strategic Planning Committee, the respective Opinions of its financial advisors and all other matters deemed relevant, that the Arrangement and Rights Plan Waiver are in the best interest of Aspreva and are fair to Shareholders. The Board of Directors recommends that Shareholders vote FOR the Arrangement Resolutions and FOR the Rights Plan Waiver Resolution. See “The Arrangement - Recommendation of the Board of Directors” and “The Arrangement – Rights Plan Waiver Resolution”.

Q:	How do the directors and executive officers of Aspreva intend to vote?

A:	The directors and executive officers of Aspreva have indicated that they intend to vote their Securities, as applicable, in favour of the Arrangement Resolutions and the Rights Plan Waiver Resolution. The directors and certain of the executive officers of Aspreva have entered into Support Agreements with Acquisitionco pursuant to which, among other things, they agreed to vote Securities owned by them or over which they exercise control in favour of the Arrangement Resolutions.

Q:	What vote is required to approve the resolutions at the Meeting?

A:	The Arrangement Resolutions must be passed by:
•	at least two-thirds of the votes cast by Shareholders present in person or by proxy at the Meeting, voting together as a class (with each Shareholder entitled to one vote for each Common Share held); and

•	at least two-thirds of the votes cast by Shareholders and Optionholders, present in person or by proxy at the Meeting, voting together as a class (with each Shareholder entitled to one vote for each Common Share held and each Optionholder entitled to one vote for each Common Share such holder would have received on a valid exercise of such holder’s Options, without reference to any vesting provisions or exercise price).
The Rights Plan Waiver Resolution must also be approved by a simple majority of the votes cast by Shareholders present in person or by proxy at the Meeting.

Q:	How can I vote my Common Shares or Options?
Registered Shareholders and Optionholders
A:	If you are a Registered Shareholder or Optionholder, you may vote by proxy or in person at the Meeting. Whether or not you plan to attend the Meeting, you are urged to vote by proxy to ensure your vote is counted. You may still attend the Meeting and vote if you have already voted by proxy.
•	To vote in person at the Meeting, please come to the Meeting and you will receive an attendance card when you arrive.

•	To vote using the form of proxy, please complete, sign, date and return the appropriate form of proxy (the yellow form of proxy in the case of Registered Shareholders and the green form of proxy in the case of Optionholders) in accordance with the instructions on the proxy.
Your proxy must be received by Aspreva’s transfer agent, Computershare, Attention Proxy Department, 100 University Avenue, 9th Floor, Toronto, Ontario, M5J 2Y1, no later than 10:00 a.m. (Vancouver time) on December 13, 2007 or, in the case of any adjournment or postponement of the Meeting, no later than 10:00 a.m. (Vancouver time) on the day that is two business days before the date of the reconvened Meeting.
If the instructions in your proxy are clear, and if the proxy is properly completed and delivered as described above and has not been revoked, the Securities represented by your proxy will be voted on any poll that may be called for and, if you specify a choice with respect to any matter to be acted upon, your Securities will be voted on any poll in accordance with your instructions.
You have the right to appoint another person or company to attend and act on your behalf at the Meeting other than the persons named in the form of proxy. To exercise this right, please insert the name of your nominee in the blank space provided. A person appointed as a proxyholder need not be a Securityholder.
Non-registered Shareholders: Common Shares are registered in the name of an Intermediary such as a brokerage firm, bank, dealer or other similar organization.
A:	If on November 9, 2007, your Common Shares were held in an account with an Intermediary, such as a brokerage firm, bank, dealer or other similar organization, then you are a Non-registered Shareholder and your Common Shares are held in “street name”. The Intermediary holding your account, or a clearing agency (such as CDS Clearing and Depository Services Inc. in Canada or Cede & Co. in the United States) of which the Intermediary is a participant, is considered the Registered Shareholder for purposes of voting at the Meeting. Aspreva has two kinds of Non-registered Shareholders — those who have given permission to their Intermediary to disclose their ownership information to us, otherwise referred to as “non-objecting beneficial owners”, and those who have objected to their Intermediary’s disclosure of this information, otherwise referred to as “objecting beneficial owners”. As allowed under Canadian provincial securities laws, Aspreva has obtained a list of its non-objecting beneficial owners from Intermediaries and has used that list to distribute proxy-related materials directly to non-objecting beneficial owners.
If you are a non-objecting beneficial owner, then you will receive a voting information form from Aspreva’s registrar and transfer agent, Computershare. If you are an objecting beneficial owner, then you will receive a voting information form from your Intermediary.
The voting instruction form that you will receive is similar to the proxy that Aspreva provides to its Registered Shareholders; however, its purpose is limited to instructing your Intermediary or clearing agency, as the Registered Shareholder, on how to vote on your behalf. No person will be admitted at the Meeting to vote by presenting a voting instruction form.
•	To vote using the voting information form, simply complete and return the voting information form in accordance with its instructions.

•	To vote in person at the Meeting, you must instruct Computershare if you are a non-objecting beneficial owner, or your Intermediary if you are an objecting beneficial owner, to appoint you as proxyholder.
If you have any questions, contact Computershare if you are a non-objecting beneficial owner, or your Intermediary if you are an objecting beneficial owner.
These Securityholder materials are being sent to both Registered Shareholders and Optionholders and Non-registered Shareholders. If you are a Non-registered Shareholder, and Aspreva or Computershare have sent these materials directly to you, your name and address and information about your Common Share holdings has been obtained in accordance with applicable securities regulatory requirements from the Intermediary holding on your behalf.
By choosing to send these materials to you directly, Aspreva (and not the Intermediary holding on your behalf) has assumed responsibility for (i) delivering these materials to you, and (ii) executing your proper voting instructions. Please return your voting instructions as specified in the request for voting instructions.
Q:	How will proxies be exercised?

A:	The proxyholder will vote according to instructions in the proxy on any ballot which may be called for and for which a choice has been specified. Unless otherwise indicated by you on the proxy, or if your instructions are not clear, your Securities will be voted FOR the Arrangement Resolutions and (if you are a Shareholder) FOR the Rights Plan Waiver Resolution.

The proxy also confers upon the proxyholder discretionary authority to vote all Securities represented by the proxy with respect to amendments or variations to matters identified in the Notice of Special Meeting, and any other matter that properly comes before the Meeting. As of November 15, 2007, the Board of Directors knows of no such amendment, variation or other matter that is to be presented for action at the Meeting. However, if any other matters which are not now known to the Board of Directors should properly come before the Meeting, the proxies will be voted, or withheld, by the proxyholder in his or her discretion.

Q:	What is the quorum for the Meeting?

A:	To transact business at the Meeting, a quorum of Shareholders must be present at the commencement of the Meeting, either in person or by proxy. Under Aspreva’s articles, the quorum for the transaction of business at the Meeting is two persons who are, or who represent by proxy, Shareholders who, in the aggregate, hold at least 20% of the Common Shares. If within one-half hour from the time set for the Meeting a quorum is not present, the Meeting will stand adjourned to the same day in the next week at the same time and place. If at such adjourned meeting a quorum is not present within one-half hour from the time set, the person or persons present and being, or representing by proxy, one or more Shareholders entitled to attend and vote at the Meeting will constitute a quorum. Aspreva has received a waiver of Rule 4350(f) from NASDAQ which would otherwise require a quorum of holders of not less than 33 1/3% of the Common Shares.

Q:	What does it mean if I receive more than one set of proxy materials?

A:	This means that you own Common Shares that are registered under different names. For example, you may own some Common Shares directly as a Registered Shareholder and other Common Shares as a beneficial shareholder through an Intermediary, or you may own Common Shares through more than one such organization. In these situations, you will receive multiple sets of proxy materials. Additionally, you may have received more than one set of proxy materials because you hold both Common Shares and Options.

It is necessary for you to complete and return all proxies and/or voting instruction forms in order to vote all of the Common Shares and Options you own.

Q:	Can I revoke my proxy?

A:	You may revoke your proxy by submitting a proxy bearing a later date, duly completed, signed and dated in the manner set forth above and delivered to the registered office of Aspreva at c/o Farris, Vaughan, Wills & Murphy LLP, Barristers and Solicitors, 25th Floor, 700 West Georgia Street, Vancouver, British Columbia, V7Y 1B3 (Attention of R. Hector MacKay-Dunn, Q.C.) no later than 5:00 p.m. (Vancouver time) on December 14, 2007 or, in the case of any adjournment or postponement of the Meeting, no later than 5:00 p.m. (Vancouver time) on the day that is one business day before the date of the reconvened Meeting.
Alternatively, you may revoke your proxy and vote in person, by delivering a proxy bearing a later date, duly completed, signed and dated in the manner set forth above, to the Chair of the Meeting at the Meeting or any adjournments or postponements thereof before the taking of a vote in respect of which the proxy is to be used. You may also revoke your proxy in any other manner permitted by law.
If you are a non-objecting beneficial owner, you should contact Computershare in order to obtain instructions regarding the procedures for revoking any voting instructions that you previously provided to Computershare. Similarly, if you are an objecting beneficial owner, you should contact the Intermediary that holds your Common Shares in order to obtain instructions regarding the procedures for revoking any voting instructions that you previously provided to your Intermediary.
In the case of a revocation signed by a representative of a corporation, the revocation must be accompanied by the instrument appointing such representative.
Q:	When will the Arrangement be implemented?

A:	The Arrangement will be implemented if and when all of the conditions to closing have been satisfied or waived. The closing is currently expected to occur in early January 2008. Because the Arrangement is subject to a number of conditions, some of which are beyond the control of Aspreva, Acquisitionco and Galenica, the exact timing of implementation of the Arrangement cannot be determined. If the Arrangement is not completed by the Termination Date of February 29, 2008, the Combination Agreement may be terminated in certain circumstances without completion of the Arrangement, unless the parties to the Combination Agreement agree to extend the Termination Date.

Q:	In addition to the approval of Securityholders, are there any other approvals required for the Arrangement?

A:	Yes, the Arrangement requires the approval of the Court and is subject to customary closing conditions. The Arrangement is also subject to review and approval by the Minister responsible for the Investment Canada Act. See “Principal Legal Matters - Regulatory Matters – Investment Canada Act”.

Q:	When can I expect to receive Consideration for my Common Shares or Options?

A:	As soon as practicable after the completion of the Arrangement and the receipt by the Depositary from a Registered Shareholder or Optionholder of a properly completed applicable letter of transmittal and all other required documents, the Depositary will pay the applicable portion of the Consideration payable to such Registered Shareholder or Optionholder net of applicable tax withholdings, including in the case of an Optionholder who is an Eligible Employee, payroll taxes to the extent that the Option Benefit is included in the Optionholder’s taxable income for the purposes of the Tax Act. If you are a Non-registered Shareholder, your broker or other nominee generally surrenders your Common Shares in exchange for your portion of the

Consideration following completion of the Arrangement. See “The Arrangement – Arrangement Mechanics – Delivery of Consideration”.

Q:	Will the Common Shares continue to be listed on the TSX and NASDAQ after the completion of the Arrangement?

A:	No. If the Arrangement is completed, all of the Common Shares will be owned by Acquisitionco and will be delisted from the TSX and NASDAQ soon after the Effective Date of the Arrangement.

Q:	What are the tax consequences of the Arrangement to me?

A:	Your receipt of your portion of the Consideration under the Arrangement in exchange for your Common Shares or Options will be a taxable transaction. For further information on certain tax consequences of the Arrangement for Securityholders, see “Certain Tax Considerations for Securityholders”. Your tax consequences will depend on your particular situation. You should consult your own tax advisor for a full understanding of the applicable federal, provincial, state, local, foreign and other tax consequences to you resulting from the Arrangement.

Q:	Should I send my certificates representing my Securities now?

A:	You are not required to send your certificates representing your Securities to cast your vote at the Meeting. However, you are encouraged to complete, sign, date and return the applicable letters of transmittal (the yellow form in the case of Registered Shareholders and the green form in the case of Optionholders) so that, if the proposed Arrangement is approved, payment for your Securities can be sent to you as soon as possible following the completion of the Arrangement.
The applicable letter of transmittal accompanies this Notice of Special Meeting. Letters of transmittal should be sent in the envelope provided for that purpose to Computershare, P.O. Box 7021, 31 Adelaide Street, East, Toronto, Ontario, M5C 3H2, Attention: Corporate Actions.
If you are a Non-registered Shareholder, you should carefully follow the instructions from the Intermediary that holds Common Shares on your behalf in order to submit your Common Shares.
Any use of the mail to transmit certificates for Common Shares or letters of transmittal is at the risk of the relevant Securityholder. If these documents are mailed, it is recommended that registered mail be used, with a return receipt requested and with proper insurance obtained.
Interest will not accrue or otherwise be payable by Aspreva, Acquisitionco, Galenica or the Depositary to Securityholders in respect of Consideration payable under the Arrangement, regardless of any delay in making such payment.
Q:	What if ownership of Securities has been transferred after November 9, 2007?

A:	Only persons holding Common Shares or Options, or any combination thereof, as of 5:00 p.m. (Vancouver time) on November 9, 2007, are entitled to receive notice of and vote at the Meeting. However, all Securityholders who own Securities as at the Effective Time will participate in the Arrangement.

Q:	Am I entitled to dissent?

A:	Pursuant to the Plan of Arrangement and the Interim Order, only Registered Shareholders may exercise Dissent Rights. Registered Shareholders who properly exercise their Dissent Rights will be entitled to be paid the fair value of their Common Shares. This amount may be the same as, more than or less than the US$26.00 in cash per Common Share offered under the Arrangement. If you wish to dissent, written notice must be received by Aspreva at c/o Farris, Vaughan, Wills & Murphy LLP, Barristers and Solicitors, 25th Floor West Georgia Street, Vancouver British Columbia, V7Y 1B3 (Attention of R. Hector MacKay-Dunn, Q.C.) no later than 10:00 a.m. (Vancouver time) on December 13, 2007 or, in the case of any adjournment or postponement of the Meeting, no later than 10:00 a.m. (Vancouver time) on the day that is two business days before the date of the reconvened Meeting, in the manner described under the heading “Dissenting Shareholders’ Rights”. It is important that you comply strictly with this requirement, otherwise your Dissent Rights may not be recognized. You must also comply strictly with the other requirements of the Dissent Procedures. Non-registered

Shareholders must arrange for their Intermediary to dissent on their behalf. Dissent Rights are not available to Optionholders.

Q:	Who is soliciting my proxy?

A:	Your proxy is being solicited by management of Aspreva. This Circular, together with the applicable form of proxy and letter of transmittal, is furnished in connection with that solicitation. It is expected that the solicitation will be made primarily by mail, but proxies may also be solicited personally or by telephone, email or other communication by directors, officers and employees of Aspreva without special compensation.

Q:	Has Aspreva retained an agency to solicit proxies?

A:	Aspreva has retained The Altman Group Inc. as information agent and proxy solicitation agent with respect to the Arrangement, for which it will be paid a base fee of US$10,000, plus out of pocket expenses (estimated to be between US$2,500 - US$3,500).
Aspreva will also pay Altman a base fee of US$600 for data processing for telephone solicitation and US$110.00 per hour for additional data processing time. A charge of US$0.07 per minute will be paid by Aspreva to Altman to cover telecommunications line charges incurred during telephone solicitations. In addition, if applicable, outgoing calls or received calls for Securityholders, including non-objecting beneficial owners, will be charged by Altman to Aspreva at a fee of US$5.00 per successful contact. A charge of US$0.15 per call will be charged by Altman to Aspreva for each successful attempt to contact a Securityholder and directory assistance will be charged at a rate of US$0.60 per each look-up.
Q:	Who pays the cost of this proxy solicitation?

A:	Aspreva will pay the cost of soliciting proxies, including the fees payable to Altman and fees for the printing, handling and mailing of the proxy materials. Copies of these materials will be given to brokerage firms, banks, dealers or other similar organizations that hold Common Shares for Aspreva’s Non-registered Shareholders. Aspreva will reimburse these brokerage firms, banks, dealers or other similar organizations for their reasonable out of pocket expenses in forwarding proxy materials to Aspreva’s Non-registered Shareholders.

Q:	How can I find out the results of the voting at the Meeting?

A:	Preliminary voting results will be announced at the Meeting. Final voting results will be announced by Aspreva in a press release and filed with the Canadian provincial securities regulatory authorities on SEDAR at www.sedar.com.

Q:	Who can I contact if I have questions?

A:	Securityholders who have additional questions about the Arrangement or voting, should contact Altman toll-free at 1-866-822-1245 if you are calling from the United States or Canada, or collect at 1-201-806-7300 if you are in Europe or Asia. Additionally, you may contact Asprevainfo@altmangroup.com. Securityholders who have questions about deciding how to vote should contact their professional advisors.

SUMMARY OF MANAGEMENT INFORMATION CIRCULAR
     The following is a summary of certain significant information contained elsewhere in this Circular. This summary is provided for convenience only and should be read in conjunction with, and is qualified in its entirety by, the more detailed information appearing or referred to elsewhere in this Circular, including the Appendices. Certain capitalized words and terms used in this summary and the Circular are defined under the heading “Glossary of Terms”.
Time, Date and Place of Meeting
     The Meeting will be held at 10:00 a.m. (Vancouver time) on December 17, 2007, in the Arbutus Room at the Four Seasons Hotel, 791 West Georgia Street, Vancouver, British Columbia. The purpose of the Meeting is to consider and, if deemed advisable, to pass the Arrangement Resolutions and the Rights Plan Waiver Resolution.
     Securityholders of record at 5:00 p.m. (Vancouver time) on November 9, 2007, will be entitled to attend and vote at the Meeting or any adjournment or postponement thereof.
     See “Questions and Answers Concerning the Meeting and Arrangement”.
The Arrangement
     Acquisitionco, a wholly-owned subsidiary of Galenica, is proposing to acquire all of the outstanding Common Shares of Aspreva. The acquisition will be completed by way of a court-approved plan of arrangement under the BCBCA pursuant to the Combination Agreement.
     Pursuant to the Arrangement, among other things:
1.	all of the Common Shares will be transferred by the Shareholders to Acquisitionco for US$26.00 in cash per Common Share; and

2.	all of the Options will be transferred by Optionholders to Aspreva in exchange for a cash amount equal to the excess, if any, with respect to each Common Share underlying such Options, of US$26.00 over the exercise price per Common Share of such Options.
     All payments will be made net of applicable tax withholdings, including in the case of an Optionholder who is an Eligible Employee, payroll taxes to the extent that the Option Benefit is included in the Optionholder’s taxable income for the purposes of the Tax Act
     As at 5:00 p.m. (Vancouver time) on November 9, 2007, there were 35,259,865 Common Shares outstanding and Options to acquire 2,263,065 Common Shares outstanding. See “The Arrangement” generally and “The Arrangement — Arrangement Mechanics.”
Recommendation of the Board of Directors
     The Board of Directors, after careful consideration, has unanimously determined that the Arrangement and Rights Plan Waiver are in the best interest of Aspreva and are fair to the Shareholders. The Board of Directors recommends that the Shareholders vote FOR the Arrangement Resolutions and FOR the Rights Plan Waiver Resolution. See “The Arrangement – Recommendation of the Board of Directors” and “The Arrangement – Rights Plan Waiver Resolution”.
Reasons for the Arrangement
     In reaching its decision to approve the Arrangement and to recommend to Shareholders that they vote FOR the Arrangement Resolutions and FOR the Rights Plan Waiver Resolution, the Board of Directors obtained advice from the financial and legal advisors to Aspreva and received the recommendation of the Strategic Planning Committee. The Board of Directors carefully considered all aspects of the Combination Agreement and the Arrangement and considered a number of factors in concluding that the Arrangement and Rights Plan Waiver are in the best interests of Aspreva and are fair to Shareholders, including the following:
1.	the price to be paid for each Common Share under the Arrangement represents a premium of approximately 16% over the closing price of the Common Shares on October 16, 2007, the last trading day for the Common Shares on the TSX and NASDAQ prior to the announcement of the Combination Agreement, and a premium of approximately 24% from the 30-day average closing price of the Common Shares on the TSX and NASDAQ on October 16, 2007;

2.	the financial aspects of the Arrangement, including the facts that the consideration to be received by the Shareholders is to be paid in cash, the obligations of Galenica and Acquisitionco under the Combination Agreement are not subject to a financing condition and the financing commitment letter that Galenica obtained from RBS contemplated the execution of the Facility Agreement that would provide Galenica with sufficient resources to finance the transactions contemplated under the Combination Agreement;

3.	the Strategic Planning Committee, with the assistance of management and its financial advisors, did not identify another buyer willing to pay an equivalent or more attractive price;

4.	the Strategic Planning Committee, comprised entirely of independent directors, unanimously recommended that the Board of Directors approve the Combination Agreement and the Arrangement and the transactions contemplated thereby;

5.	no other alternatives were reasonably likely to present superior opportunities for Aspreva, or reasonably likely to create greater value for Shareholders in comparison to the Arrangement;

6.	the Arrangement provides Shareholders with the opportunity to realize value for the entire business of Aspreva;

7.	risks associated with the erosion of the Company’s royalty stream from CellCept®;

8.	risks associated with the strategic alternatives available to the Company as a consequence of the Company being unable, to date, to enter into collaborations, other than the Company’s collaboration with Roche in respect of CellCept®, to develop new indications for drugs and drug candidates;

9.	Securityholders holding or exercising control over approximately 30% of the outstanding Common Shares and approximately 38% of the outstanding Options (as of October 17, 2007, the date on which the Company entered into the Combination Agreement) have entered into the Support Agreements with Acquisitionco pursuant to which, among other things, they agreed to vote such Securities in favour of the Arrangement Resolutions, and that the Support Agreements will terminate if the Combination Agreement is terminated, including if the Combination Agreement is terminated by the Company to enter into a definitive written agreement with respect to a Superior Proposal;

10.	the two separate Opinions received by the Strategic Planning Committee and the Board of Directors from Lazard and Lehman Brothers to the effect that, as of the date of their respective Opinions and based on and subject to the assumptions, limitations and qualifications set forth therein, the Purchase Price to be paid to the Shareholders in the Arrangement is fair to such Shareholders from a financial point of view (see “The Arrangement – Opinions of Aspreva’s Financial Advisors”); and

11.	the terms and conditions of the Combination Agreement, which were extensively negotiated at arm’s-length, including:
(a)	the reasonableness of the representations, warranties and covenants of the parties, the reasonableness of the restrictions on the conduct of the Company’s business until completion of the Arrangement and the conditions to the respective obligations of the parties;

(b)	the level of “deal certainty” offered by the Combination Agreement, including the assessment by management of the Company as to the commitment and ability of Galenica to close the transactions contemplated by the Arrangement and the likelihood of completing the Arrangement, considering the totality of the terms of the Combination Agreement, including the absence of significant closing conditions other than approval by Securityholders of the Arrangement Resolutions, approval of the Court, Appropriate Regulatory Approvals and other customary closing conditions;

(c)	the flexibility available to the Company, upon compliance with the conditions of the Combination Agreement, to furnish information and to conduct negotiations with other third parties making an unsolicited proposal to purchase all of the Common Shares or substantially all of the assets of the Company, to change its recommendation to Shareholders in certain circumstances and to terminate the Combination Agreement to enter into a Superior Proposal (subject to payment of the Termination Fee);

(d)	the fact that the Arrangement Resolutions must, subject to the approval of the Court, be approved by not less than two-thirds of the votes cast by Shareholders voting as a separate class, and by two-thirds of the votes cast by Shareholders and Optionholders voting together as a separate class, and the fact that, if a higher offer is made to Securityholders prior to the Meeting, Securityholders are free to support such a higher offer and vote against the Arrangement Resolutions;

(e)	the fact that the Arrangement must be approved by the Court, which will consider, among other things, the fairness of the Arrangement to Securityholders; and

(f)	the right that will be provided to Shareholders to dissent in respect of the Arrangement and to apply to the Court to have the Court determine the fair value of their Common Shares.
     The Board of Directors also considered a number of potential risks relating to the Arrangement, including:
1.	the risks to Aspreva if the Arrangement is not completed, including the costs incurred in pursuing the Arrangement, the diverting of significant management attention away from the conduct of Aspreva’s business, the uncertainty that might result in potential strategic partners delaying or deferring decisions concerning Aspreva, and the uncertainty that current and prospective Aspreva employees may experience concerning their future roles with Aspreva following successful completion of the Arrangement, which may adversely affect Aspreva’s ability to attract or retain key management and other personnel;

2.	the conditions contained in the Combination Agreement regarding Acquisitionco’s obligation to complete the Arrangement;

3.	the conditions contained in Galenica’s financing with RBS which limit Galenica’s ability to draw on that financing and thereby fund the Arrangement (Galenica’s obligations under the Combination Agreement are not conditioned on Galenica obtaining such financing);

4.	the fact that the Arrangement will be a taxable transaction for most Securityholders;

5.	the limitations contained in the Combination Agreement on the ability of Aspreva to solicit further expressions of interest from third parties, as well as the fact that if the Combination Agreement is terminated under certain circumstances, Aspreva must pay a Termination Fee in the amount of US$23 million to Acquisitionco; and

6.	the fact that following the Arrangement, Aspreva will no longer exist as a public company and Securityholders will forgo any future increase in value that might result from future growth and the potential achievement of Aspreva’s long-term plans.
     The foregoing discussion of the information and factors considered by the Board of Directors is not intended to be exhaustive but summarizes the material factors considered by the Board of Directors. The Board of Directors collectively reached its decision with respect to the Arrangement and Rights Plan Waiver in light of the factors described above and other factors that each member of the Board of Directors considered were appropriate.
     In reaching its determination to approve and recommend the Arrangement and Rights Plan Waiver, the Board of Directors did not find it useful or practicable to, and did not, quantify, rank or otherwise attempt to make any specific assessments of, or otherwise assign any relative or specific weight to, the factors that were considered. The Board of Directors’ determination and recommendation were made after consideration of all of the factors relating to the Arrangement and in light of their own knowledge of the business, financial condition and prospects of the Company and were based upon the advice of the financial and legal advisors to the Company and the Strategic Planning Committee. Individual directors may have assigned or given different weights to different factors. The Board of Directors was, however, unanimous in its determination that the Arrangement and Rights Plan Waiver be approved and in its recommendation that Shareholders vote FOR the Arrangement Resolutions and FOR the Rights Plan Waiver Resolution.
     See “The Arrangement – Reasons for the Arrangement”.
Opinions of Aspreva’s Financial Advisors
     In connection with the Strategic Planning Committee’s and the Board of Directors’ consideration of the Arrangement, the Strategic Planning Committee and the Board of Directors received Opinions from each of Lazard and Lehman Brothers. Lazard and Lehman Brothers acted independently of each other in rendering the respective Opinions. Each Opinion is to the effect that, as of the date of the Opinion and based on and subject to the assumptions, limitations and qualifications set forth therein, the Purchase Price to be paid to the Shareholders in the Arrangement is fair to such Shareholders from a financial point of view. The Opinions are attached as Appendices E and F to this Circular. Shareholders should read the Opinions in their entirety for a description of the assumptions and qualifications made, procedures followed, matters considered and limitations on the review undertaken. The Opinions were provided to the Strategic Planning Committee and the Board of Directors in connection with the Strategic Planning Committee’s and Board of Directors’ evaluation of the Arrangement and do not constitute a recommendation to Shareholders as to how Shareholders should vote with respect to the Arrangement. See “The Arrangement – Opinions of Aspreva’s Financial Advisors.”
Required Securityholder Approval
     The approval of the Arrangement Resolutions will require the affirmative vote of:
1.	at least two-thirds of the votes cast by Shareholders present in person or by proxy at the Meeting, voting together as a class (with each Shareholder entitled to one vote for each Common Share held); and

2.	at least two-thirds of the votes cast by Shareholders and Optionholders, present in person or by proxy at the Meeting, voting together as a class (with each Shareholder entitled to one vote for each Common Share held and each Optionholder entitled to one vote for each Common Share such holder would have received on a valid exercise of such holder’s Options, without reference to any vesting provisions or exercise price).
The Rights Plan Waiver Resolution
     Shareholders are being asked to approve an amendment to the Rights Plan, as required by the Combination Agreement as a condition to complete the Arrangement. The Rights Plan Waiver Resolution supplements the definition of “acquiring person” in Aspreva’s Rights Plan to exclude from such definition each of Acquisitionco and Galenica. The Rights Plan Waiver Resolution requires the approval of a simple majority of the votes cast by Shareholders present in person or by proxy at the Meeting. See “The Arrangement – Rights Plan” and “The Arrangement – Rights Plan Waiver Resolution”.
Arrangement Mechanics
     Upon the Arrangement becoming effective, the following transactions, among others, will occur and will be deemed to occur at the times set out in the Plan of Arrangement:
•	all Options granted and outstanding immediately prior to the Effective Time will be transferred by the Optionholders to Aspreva in exchange for a cash payment equal to the excess, if any, of (i) the product of the number of Common Shares underlying the particular Option and US$26.00 over (ii) the aggregate exercise price payable under such Option by such holder to acquire the Common Shares underlying such Option (or if the exercise price of such Option under the terms of such Option is expressed in Canadian currency, the U.S. dollar equivalent of such exercise price determined by using the U.S. dollar/Canadian dollar daily noon rate as published by the Bank of Canada on the Business Day prior to the Effective Date), payable to each Optionholder in respect of the Option transferred by such Optionholder;

•	all Common Shares outstanding immediately prior to the Effective Time, other than Common Shares held by a Dissenting Shareholder, will be and be deemed to be transferred by the Shareholders to Acquisitionco for US$26.00 in cash per Common Share; and

•	all Common Shares outstanding immediately prior to the Effective Time held by a Dissenting Shareholder will be and be deemed to be transferred by the Dissenting Shareholder to Acquisitionco for the right to be paid fair value for such Common Shares, in each case net of any applicable tax withholdings, including in the case of an Optionholder who is an Eligible Employee, payroll taxes to the extent that the Option Benefit is included in the Optionholder’s taxable income for the purposes of the Tax Act.
     In order to receive the Consideration for the Common Shares and Options described above, a Securityholder must complete, sign, date and return the applicable letter of transmittal in accordance with the instructions set out therein.
     See “The Arrangement — Arrangement Mechanics.”
Interests of Directors and Officers in the Arrangement
     Certain directors and officers of Aspreva have an interest in the Arrangement and related transactions that may be perceived as conflicts of interest with respect to the Arrangement and Rights Plan Waiver. The Strategic Planning Committee and the Board of Directors are aware of these interests and considered them along with other matters when making their recommendation. See “The Arrangement – Interests of Directors and Officers in the Arrangement”.
Intentions of Aspreva Executive Officers and Directors
     The executive officers and directors of Aspreva beneficially owned, directly or indirectly, or exercise control or direction over, in the aggregate, 4,437,804 Common Shares and Options to acquire 1,050,183 Common Shares, which represent approximately 13% of the outstanding Common Shares and approximately 46% of the outstanding Options as of November 9, 2007. The executive officers and directors of Aspreva have indicated to Aspreva that they intend to vote their Securities, as applicable, in favour of the Arrangement Resolutions and the Rights Plan Waiver Resolution. Contemporaneously with the execution and delivery of the Combination Agreement, the directors and certain of the executive officers of Aspreva entered into Support Agreements with Acquisitionco pursuant to which, among other things, they agreed, subject to certain conditions, to vote their Securities in favour of the Arrangement Resolutions.
     See “The Arrangement – Intentions of Aspreva Executive Officers and Directors” and “The Support Agreements”.
Source of Funding
     Pursuant to the terms of the Arrangement, an aggregate amount of approximately US$916,756,000 is expected to be paid by Acquisitionco to acquire all of the outstanding Common Shares (assuming no Shareholder exercises their Dissent Rights). Acquisitionco will also fund the acquisition by the Company of all of the outstanding Options in the amount of approximately US$16,911,000.
     Galenica and RBS entered into a financing commitment letter on October 17, 2007 pursuant to which RBS agreed, subject to the execution of a definitive Facility Agreement, to provide up to US$950 million in term loan facilities and up to Swiss Francs 150 million in revolving credit facilities.
     On October 31, 2007, Galenica and RBS entered into the definitive Facility Agreement. The term loan facilities are to be used to provide financing for the Arrangement and the revolving credit facilities are to be used by Galenica to provide working capital and for general corporate purposes after the Effective Date.
     Notwithstanding the foregoing, subject to its obligations under the Facility Agreement, Acquisitionco may elect to pursue alternative means of financing the Arrangement. The obligations of Acquisitionco under the Combination Agreement are not conditional on obtaining financing.
     See “The Arrangement – Source of Funding.”
The Combination Agreement
     Non-Solicitation Obligations of Aspreva
     Under the terms of the Combination Agreement, the Company has agreed not to, among other things, solicit or knowingly encourage the making of an Acquisition Proposal by any person (other than Galenica and Acquisitionco). See “The Combination Agreement — Covenants of the Company Regarding Non-Solicitation”.

     Superior Proposals
     The Board of Directors is permitted to accept a Superior Proposal under certain conditions. If the Board of Directors accepts a Superior Proposal, the Company will be required to pay to Acquisitionco a Termination Fee of US$23 million. See “The Combination Agreement – Covenants of the Company Regarding Non-Solicitation”.
     Conditions to the Arrangement
     Mutual Conditions
     The obligation of each of the parties to consummate the Arrangement is subject to the satisfaction of, or mutual waiver by Galenica (on its own behalf and on behalf of Acquisitionco) and the Company, on or before the Effective Date, of the following conditions which are for the mutual benefit of Galenica and Acquisitionco, on the one hand, and the Company, on the other hand, including:
•	the Arrangement Resolutions having been approved by the Securityholders at the Meeting in accordance with the Interim Order and applicable Laws;

•	the Interim Order and the Final Order each having been obtained and not having been set aside or modified in a manner that would have a Material Adverse Effect on the Company or a material adverse effect on Galenica;

•	the absence of any applicable Laws that make the Arrangement illegal or that otherwise restrain, enjoin or otherwise prohibit consummation of the Arrangement except where the violation of such Laws would not have a Material Adverse Effect on the Company or a material adverse effect on Galenica; and

•	all Appropriate Regulatory Approvals having been obtained and being in full force and effect, or in the case of waiting or suspensory periods, expired or been terminated, except where the failure to obtain such Appropriate Regulatory Approvals is attributable to Galenica’s or Acquisitionco’s failure to comply or consent to any condition that does not constitute a Materially Burdensome Condition.
     Additional Conditions to the Obligations of Galenica and Acquisitionco
     Galenica and Acquisitionco are not obliged to consummate the Arrangement if certain conditions are not satisfied or waived by Galenica (on its own behalf and on behalf of Acquisitionco) on or before the Effective Date, including:
•	the Company having complied in all material respects with its covenants in the Combination Agreement required to be complied with on or before the Effective Date;

•	the representations and warranties of the Company in the Combination Agreement being true and correct as of the Effective Date as if made on and as of such date (except for such representations and warranties which refer to or are made as of another specified date, in which case such representations and warranties being true and correct as of that date) except (i) as affected by transactions, changes, conditions, events or circumstances contemplated or permitted by the Combination Agreement or (ii) for breaches of representations and warranties which in the aggregate do not have a Material Adverse Effect on the Company, provided however that for the purposes of determining the truth and correctness of any such representations and warranties, all qualifications using the term Material Adverse Effect and “in all material respects” (or similar phrases) will be disregarded;

•	since the date of the Combination Agreement, there has not occurred any event that has resulted in a Material Adverse Effect on the Company;

•	Acquisitionco receiving a certificate of the Company signed by a senior officer of the Company and dated the Effective Date certifying that the applicable conditions have been satisfied which certificate will cease to have any force and effect after the Effective Time; and

•	the Shareholders having approved the Rights Plan Waiver Resolution and the Rights Plan Amending Agreement having been executed and delivered.
     Additional Conditions to the Obligations of Aspreva
     Aspreva is not obliged to consummate the Arrangement if certain conditions are not satisfied or waived by Aspreva on or before the Effective Date, including:

•	each of Galenica and Acquisitionco having complied in all material respects with its covenants in the Combination Agreement required to be complied with by Galenica or Acquisitionco on or before the Effective Date;

•	the representations and warranties of each of Galenica and Acquisitionco in the Combination Agreement being true and correct as of the Effective Date as if made on and as of such date (except for such representations and warranties which refer to or are made as of another specified date, in which case such representations and warranties being true and correct as of that date) except (i) as affected by transactions, changes, conditions, events or circumstances contemplated or permitted by the Combination Agreement or (ii) for breaches of representations and warranties which in the aggregate do not have a material adverse effect on the ability of Galenica or Acquisitionco to consummate the transactions contemplated by the Combination Agreement, provided however that for the purposes of determining the truth and correctness of any such representations and warranties, all qualifications using the terms “material adverse effect” and “in all material respects” (or similar phrases) will be disregarded;

•	the Company having received a certificate of Galenica and Acquisitionco, signed by a senior officer of Galenica and Acquisitionco and dated the Effective Date, certifying that the applicable conditions have been satisfied, which certificate will cease to have any force and effect after the Effective Time; and

•	Acquisitionco having deposited with the Depositary sufficient funds to complete the transactions contemplated by the Plan of Arrangement and the Depositary having confirmed to the Company the receipt of such funds.
     Satisfaction of Conditions
     Pursuant to the Combination Agreement, certain conditions will be conclusively deemed to have been satisfied, waived or released at the Effective Time. Despite any provision in the Combination Agreement to the contrary, at any time after the date that is two Business Days following the Satisfaction Date: (a) the obligations of Acquisitionco and Galenica to consummate the Arrangement will not be subject to the satisfaction of certain conditions, all such conditions being deemed to have been fully satisfied or waived; and (b) in no event will Acquisitionco or Galenica be entitled to terminate the Combination Agreement for any reason whatsoever. See “The Combination Agreement – Satisfaction of Conditions”.
     Termination of the Combination Agreement
     The Combination Agreement may be terminated by mutual agreement of the Company and Acquisitionco. In addition, either the Company or Acquisitionco may terminate the Combination Agreement in certain circumstances at any time prior to the Effective Time if the Arrangement is not completed by the Termination Date of February 29, 2008 or certain other specified events occur. See “The Combination Agreement — Termination Rights”.
     Termination Fee
     The Combination Agreement provides that the Company will pay to Acquisitionco, in certain circumstances, a Termination Fee of US$23 million, including if the Combination Agreement is terminated by the Company in connection with its acceptance of a Superior Proposal. See “The Combination Agreement — Termination Fee”.
     Availability of Funding
     Under the terms of the Combination Agreement, Galenica and Acquisitionco have represented and warranted that they have made adequate arrangements to ensure that required funds will be available to Acquisitionco through cash or committed credit facilities or other funding sources acceptable to Aspreva sufficient to fund the amount required for Acquisitionco to carry out its obligations under the Combination Agreement, carry out the terms of the Plan of Arrangement applicable to it and to pay all related fees and expenses. Notwithstanding the foregoing, the obligations of Galenica and Acquisitionco under the Combination Agreement are not subject to any financing condition.
Support Agreements
     The directors and certain of the executive officers of Aspreva, certain entities affiliated with HBM Bioventures (Cayman) Ltd., the Sprout Group and InterWest Partners and certain other shareholders, having, in the aggregate, ownership, control or direction over approximately 30% of the outstanding Common Shares and approximately 39% of the outstanding Options as of November 9, 2007, have each entered into a Support Agreement with Acquisitionco. The Support Agreements set out the terms and conditions whereby the Supporting Shareholders have agreed, subject to certain conditions, to vote or cause to be voted in favour of the Arrangement Resolutions (a) the Common Shares and Options, as applicable, owned by the Supporting Shareholders, and (b) the Common Shares over which the Supporting Shareholders have control or direction.
     The obligations of each Supporting Shareholder pursuant to the Support Agreement will terminate at the time which is the earliest of (a) the Effective Time or (b) the time at which the Combination Agreement is terminated in accordance with its terms, including if the Combination Agreement is terminated by the Company in order to enter into a definitive written agreement with respect to a Superior Proposal. See “The Support Agreements”.
Principal Legal Matters
     Steps to Implementing the Arrangement and Timing
     Completion of the Arrangement is dependent on many factors and it is not possible at this time to determine precisely when or if the Arrangement will become effective.
     The Combination Agreement provides that the Effective Date of the Arrangement will occur on the later of (i) the date upon which all of the conditions to the completion of the Arrangement as set out in the Combination Agreement have been satisfied or waived in accordance with the Combination Agreement and all documents agreed to be delivered thereunder have been delivered to the satisfaction of the parties thereto, acting reasonably, or (ii) January 3, 2008, or such other date as Aspreva, Galenica and Acquisitionco agree. See “Principal Legal Matters – Steps to Implementing the Arrangement and Timing”.
     Court Approval
     The Arrangement requires approval by the Court. Prior to the mailing of this Circular, the Company obtained the Interim Order, which provides for the calling and holding of the Meeting, the Dissent Rights and other procedural matters. A copy of the Interim Order is attached as Appendix G to this Circular. Subject to the approval of the Arrangement Resolutions by Securityholders at the Meeting, the hearing in respect of the Final Order is currently scheduled to take place on December 18, 2007. At the hearing, the Court will consider, among other things, the fairness of the terms and conditions of the Arrangement. The Court may approve the Arrangement in any manner the Court may direct, subject to compliance with any terms and conditions the Court deems fit. See “Principal Legal Matters — Court Approval”.
     Regulatory Matters
     The Arrangement is conditional upon approval under the Investment Canada Act. Under the Investment Canada Act, certain transactions involving the acquisition of control of a Canadian business by a non-Canadian that exceed prescribed monetary thresholds are subject to review and cannot be implemented unless the applicable Minister responsible for the Investment Canada Act is satisfied that the acquisition is likely to be of net benefit to Canada. As the controlling persons of Acquisitionco are non-Canadian and the acquisition of control of Aspreva contemplated by the Arrangement exceeds the relevant monetary thresholds, the transaction contemplated by the Arrangement is a Reviewable Transaction.
     The TSX requires that no amendment of a securityholder rights plan that has been adopted by a listed issuer may be made without the prior written consent of the TSX. On November 7, 2007, Aspreva filed with the TSX (i) a draft of the Rights Plan Amending Agreement, (ii) a letter that summarizes the proposed changes to the Rights Plan, and (iii) the requisite filing fee payable to the TSX.
     See “Principal Legal Matters – Regulatory Matters.”
Dissenting Shareholders’ Rights
     Registered Shareholders are entitled to exercise Dissent Rights by providing a written notice of objection to the Arrangement Resolutions to Aspreva at c/o Farris, Vaughan, Wills & Murphy LLP, Barristers and Solicitors, 25th Floor, 700 West Georgia Street, Vancouver, British Columbia, V7Y 1B3 (Attention of R. Hector MacKay-Dunn, Q.C.) to be received no later than 10:00 a.m. (Vancouver time) on December 13, 2007 or, in the case of any adjournment or postponement of the Meeting, no later than 10:00 a.m. (Vancouver time) on the day that is two business days before the date of the reconvened Meeting, in the manner described under the heading “Dissenting Shareholders’ Rights”. If a Registered Shareholder dissents, and the Arrangement is completed, the Dissenting Shareholder is entitled to be paid by Acquisitionco, pursuant to the Plan of Arrangement, the fair value that their Dissenting Common Shares had immediately before the passing of the Arrangement Resolutions. Shareholders who are Non-registered Shareholders and wish to exercise Dissent Rights must arrange for their Intermediary to dissent on their behalf. Shareholders who wish to dissent should take note that strict compliance with the Dissent Procedures is required. Dissent Rights are not available to Optionholders. See “Dissenting Shareholders’ Rights”.
Parties to the Arrangement
     Aspreva – Aspreva Pharmaceuticals Corporation is a corporation existing under the laws of British Columbia. Aspreva’s principal place of business is at 1203 – 4464 Markham Street, Victoria, British Columbia, V8Z 7X8 and its registered office is at c/o Farris, Vaughan, Wills & Murphy LLP, Barristers and Solicitors, 25th Floor, 700 West Georgia Street, Vancouver, British Columbia, V7Y 1B3. Aspreva is a global pharmaceutical company focused on identifying, developing, and, upon approval, commercializing evidence-based medicines for patients living with less common diseases. The Common Shares are listed and posted for trading on the TSX under the symbol “ASV” and on the NASDAQ under the symbol “ASPV”.
     Acquisitionco – Galenica Canada Ltd. is a corporation existing under the laws of British Columbia and is a wholly-owned subsidiary of Galenica. Acquisitionco’s registered office is at 595 Burrard Street, Suite 2600, Three Bentall Centre, Vancouver, British Columbia, V7X 1L3. Acquisitionco was organized solely for the purposes of entering into the Combination Agreement and consummating the Arrangement.
     Galenica – Galenica AG is a corporation existing under the laws of Switzerland. Galenica’s principal place of business and registered office is at Untermattweg 8, 3027 Berne, Switzerland. Galenica is a diversified global healthcare company which, among other things, develops, manufactures and markets pharmaceutical products, runs pharmacies, provides logistical and database services and sets up networks. Galenica enjoys a leading position in all its areas of activity - pharmaceutical manufacturing, prewholesaling, distribution, healthcare information and retailing.
     See “Information Concerning Aspreva” and “Information Concerning Acquisitionco and Galenica”.
Certain Tax Considerations for Securityholders
     The following is a brief summary of the discussions of Canadian and U.S. federal income tax considerations set forth under “Certain Tax Considerations for Securityholders”. Securityholders should read carefully the information under “Certain Tax Considerations for Securityholders” which qualifies the summary set forth below. Securityholders are urged to consult their own tax advisors to determine the particular tax consequences to them of the Arrangement. No advance income tax rulings have been sought or obtained with respect to any of the transactions described in this Circular.
     Certain Canadian Federal Income Tax Considerations
     Generally, a Shareholder who is a Canadian resident for the purposes of the Tax Act and who holds Common Shares as capital property will realize a capital gain (or a capital loss) equal to the amount by which the cash received by such Shareholder for the Common Shares under the Arrangement, net of any reasonable costs of disposition, exceeds (or is less than) the adjusted cost base to the holder of such Common Shares.
     An Optionholder who is a Canadian resident and an Eligible Employee will be required to include in computing his or her employment income the amount of the Option Benefit realized as a result of the disposition of his or her Options. Optionholders may be eligible to deduct, in computing their taxable income, an amount equal to 50% of the Option Benefit resulting from disposition of such Options.
     Generally, a Shareholder who is not a Canadian resident for purposes of the Tax Act and whose Common Shares do not constitute “taxable Canadian property” for purposes of the Tax Act will not be subject to tax under the Tax Act on any gain realized on the disposition of such Common Shares under the Arrangement.
     See “Certain Tax Considerations for Securityholders – Certain Canadian Federal Income Tax Considerations”.
     Certain U.S. Federal Income Tax Considerations
     A Shareholder who is a “U.S. Holder” (as defined in “Certain Tax Considerations for Securityholders – Certain U.S. Federal Income Tax Considerations”) generally will recognize gain or loss equal to the difference, if any, between (a) the amount of cash received in exchange for the U.S. Holder’s Common Shares in the Arrangement, and (b) the U.S. Holder’s adjusted tax basis in such Common Shares. Unless certain adverse rules applicable to “passive foreign investment companies” apply, such gain or loss will be capital gain or loss if the U.S. Holder holds such Common Shares as a capital asset.
     A Shareholder who is “Non-U.S. Holder” (as defined in “Certain Tax Considerations for Securityholders – Certain U.S. Federal Income Tax Considerations”) generally will not be subject to U.S. federal income tax on gain realized as a result of the exchange by such Non-U.S. Holder of Common Shares for cash pursuant to the Arrangement, unless the gain is effectively connected with a U.S. trade or business of the Non-U.S. Holder or, in the case of gain realized by an individual Non-U.S. Holder, the individual is present in the U.S. for 183 days or more during the taxable year of disposition and certain other conditions are satisfied.
     See “Certain Tax Considerations for Securityholders – Certain U.S. Federal Income Tax Considerations”.

THE ARRANGEMENT
Background to the Combination Agreement
     The Combination Agreement is the result of arm’s-length negotiations between representatives of Aspreva and Galenica and their respective advisors. Prior to entering into the Combination Agreement with Galenica, Aspreva engaged in a review of its strategic alternatives, including seeking alternatives that did not include the sale of Aspreva. The following is a summary of Aspreva’s strategic review process and of the events preceding the execution and public announcement of the Combination Agreement.
     Review of Strategic Options
     In August of 2006, Aspreva engaged Lehman Brothers to explore possible acquisitions of other companies or, in circumstances where such other companies were of sufficient size, mergers of equals. As a result of this engagement, Aspreva considered numerous opportunities through the spring of 2007. Aspreva did not complete any acquisitions or mergers during this period. Aspreva’s exploration of possible acquisitions or mergers was undertaken in parallel with its ongoing efforts to identify products and product candidates for in-licensing and further development or commercialization by Aspreva.
     In the first quarter of 2007, Aspreva’s business development team identified a drug being developed by Galenica as a potential strategic collaboration opportunity. Mr. Noel Hall, President of Aspreva, contacted an institutional investor of Aspreva based in Switzerland, HBM Partners AG, to facilitate a meeting with Galenica to discuss such a possible strategic collaboration.
     At the end of April 2007, HBM Partners AG arranged a meeting between representatives of Aspreva and Galenica. On May 7, 2007, management of Aspreva met with management of Galenica in Zurich, Switzerland, to explore a potential strategic collaboration whereby Aspreva would develop indications for certain of Galenica’s drugs and drug candidates. At this meeting, in addition to exploring a potential strategic collaboration, Galenica suggested the possibility of it acquiring Aspreva. Members of Aspreva’s management, after discussing this possible acquisition with Aspreva’s Board of Directors, informed Galenica that Aspreva was only interested in pursuing a strategic collaboration at that time. Following this initial meeting, over a two-week period, various telephone calls took place between management of Aspreva and Galenica to further explore a potential strategic collaboration.
     On May 23, 2007, Aspreva and Galenica executed a confidentiality and non-disclosure agreement, which included standstill provisions in favour of Aspreva. During the last week of May, members of Galenica’s senior management met for two days with various members of Aspreva’s senior management in Victoria, British Columbia, to further discuss strategic collaboration opportunities. In mid-June, representatives of Aspreva and Galenica met on two occasions in Europe to review development plans and to conduct a limited data review.
     On July 3, 2007, Aspreva and Galenica’s senior management teams met at Aspreva’s offices in Bagshot, United Kingdom, to discuss due diligence matters in respect of a potential strategic collaboration. That same day, certain members of the Board of Directors of Aspreva held a teleconference with a representative of Lehman Brothers. The Lehman Brothers representative provided a description of certain staged strategic acquisition transactions that had occurred amongst companies in the drug industry. The following day, Aspreva sent Galenica a conceptual term sheet outlining a strategic collaboration for a joint development of certain of Galenica’s products and product candidates as well as a strategic investment by Galenica in Aspreva that would represent a 15-20% equity ownership position. On July 6, 2007, Galenica wrote to Aspreva, rejecting these terms and proposing a follow-up meeting to explore other strategic options. On July 7, 2007, Galenica corresponded with Aspreva providing additional details regarding Galenica’s rejection of the term sheet and indicated Galenica’s desire to acquire a significant equity interest in Aspreva.
     On July 10 and 11, 2007, the Board of Directors of Aspreva held a meeting in Victoria, British Columbia. The Board of Directors was provided with an update by Mr. Noel Hall and Mr. Richard Glickman, a director of Aspreva and, at the time, the Chief Executive Officer of Aspreva, on the current state of discussions with Galenica and other business developments. The Board of Directors had a detailed discussion of the future strategic direction of Aspreva and then authorized management of Aspreva to continue discussions with Galenica regarding strategic collaboration opportunities and to advise Galenica that the Board of Directors had determined it was not in the best interests of Aspreva for Galenica to acquire a controlling interest at this time. The Board of Directors also resolved that Dr. J. William Freytag be appointed as Chairman and Chief Executive Officer of Aspreva succeeding Mr. Glickman. On July 13, 2007, representatives of Lehman Brothers provided a further briefing to senior management of Aspreva on additional details of staged strategic acquisition transactions that had occurred in the drug industry. On July 23, 2007, representatives of Galenica and Aspreva met in Denver to further discuss possible structures for a strategic collaboration.
     In contemplation of meetings which were to be held in mid-August between representatives of Aspreva and Galenica, on August 3, 2007, Mr. Paul Brennan, Senior Vice-President Business Development of Aspreva, sent to Galenica a non-binding conceptual framework for a strategic collaboration structure which involved a larger equity investment by Galenica in Aspreva than that which Galenica had previously proposed.
     On August 13, 2007, Messrs. Freytag and Hall met with Mr. Etienne Jornod, Chief Executive Officer of Galenica, Mr. Fritz Hirsbrunner, Chief Financial Officer of Galenica, and Mr. Philippe Weigerstorfer, Senior Executive Vice President and Head of Division of Corporate Development, in Chicago, Illinois. Galenica described what it believed to be disadvantages of the strategic collaboration structure proposed by Aspreva and instead provided a non-binding letter of interest to acquire Aspreva for US$23.00 per Common Share in cash. On August 15, 2007, the Board of Directors of Aspreva held a meeting via teleconference to discuss the non-binding letter of interest received from Galenica on August 13, 2007 and to consider other growth strategies available to Aspreva. Following lengthy discussions, the Board of Directors of Aspreva concluded that the US$23.00 per Common Share proposed by Galenica did not represent fair value for Aspreva’s Shareholders. The Board of Directors of Aspreva also resolved to pursue the engagement of an investment banking firm to assist in the Board of Directors’ identification, analysis and consideration of various financial alternatives available to Aspreva, including the Galenica proposal. At this meeting, legal counsel to Aspreva also provided a presentation on certain legal matters.
     On August 20, 2007, Dr. Freytag contacted Messrs. Jornod and Weigerstorfer by telephone to convey the Board of Directors’ decision with respect to Galenica’s non-binding letter of interest. Mr. Jornod requested further information regarding Aspreva’s royalty revenues to assist Galenica in reconsidering Galenica’s letter of interest. On August 24, 2007, Dr. Freytag provided Mr. Weigerstorfer with the requested information. On August 28, 2007, a conference call was held with members of management of Aspreva and Galenica to discuss the provided information.
     On September 4, 2007, Messrs. Freytag and Hall met with Messrs. Jornod and Weigerstorfer in Vancouver, British Columbia. At this meeting, Messrs. Jornod and Weigerstorfer described and presented to Messrs. Freytag and Hall a revised non-binding letter of interest to acquire Aspreva for US$26.00 per Common Share in cash. The non-binding letter of interest contemplated that Aspreva would grant an exclusivity period to Galenica to complete its due diligence.
     On September 5 and 6, 2007, the senior leadership team of Aspreva met to discuss, among other things, strategic alternatives available to Aspreva. Representatives of Lazard were present for certain discussions regarding these strategic alternatives. As a result of these discussions, the senior leadership team recommended to the Board of Directors of Aspreva that it pursue a sale of Aspreva.
     On September 6, 2007, Mr. Jornod emailed Dr. Freytag and reiterated Galenica’s desire for an exclusive period to conduct due diligence. The following day, the Board of Directors of Aspreva met by teleconference to receive a report on the recently completed strategic planning process conducted by Aspreva’s senior leadership team and to discuss the non-binding letter of interest received from Galenica. The Board of Directors then resolved to appoint a special committee (the “Strategic Planning Committee”) comprised of three directors of Aspreva independent of management (George Milne, Kirk Calhoun, and Ronald M. Hunt). The Board of Directors provided the Strategic Planning Committee with a mandate to review and evaluate the terms and conditions of any proposed transaction in the context of the current strategic direction of Aspreva. At this meeting, Aspreva’s legal counsel also provided a presentation on certain legal matters.
     On September 11, 2007, the Board of Directors of Aspreva met. The Board of Directors received an update from the Strategic Planning Committee and ratified and confirmed the appointment of its legal advisors in respect of exploring strategic alternatives. The Board of Directors then approved, following the recommendation by the Strategic Planning Committee, the retention of Lazard and Lehman Brothers to provide the Board of Directors and the Strategic Planning Committee of Aspreva with financial advisory services concerning strategic alternatives. The Board of Directors then received a presentation from Lazard in which Lazard provided their preliminary analysis regarding Aspreva’s valuation and strategic alternatives. Following the Lazard presentation, the consensus of the Board of Directors was to enter into non-exclusive negotiations with Galenica. The Board of Directors determined that Aspreva would only enter into exclusive discussions with Galenica if Galenica increased the price per Common

Share of its proposed offer. The Board of Directors also directed management to evaluate a recapitalization or other potential strategic alternatives and discussed the development of an employee retention strategy.
     On September 12, 2007, Dr. Freytag spoke with Mr. Weigerstorfer and conveyed the decision of the Board of Directors, indicating that Aspreva was not prepared to accede to Galenica’s request for exclusivity at the proposed price, but would reconsider if it were to receive an offer from Galenica which the Board of Directors considered pre-emptive. Dr. Freytag stated that Aspreva was prepared to proceed with further discussions with Galenica on a non-exclusive basis, while Aspreva evaluated strategic alternatives to maximize shareholder value.
     From September 12 to September 14, 2007, there was various communications between representatives of Aspreva and Galenica regarding Galenica’s interest in acquiring Aspreva, and various correspondence between representatives of Aspreva and a third party regarding such third party’s interest in acquiring Aspreva.
     On September 17, 2007, Aspreva opened its electronic data room to facilitate a review on a confidential basis of documents and information by Galenica. During the week of September 17, 2007, Galenica conducted due diligence on Aspreva. Galenica also received detailed presentations from Aspreva’s management, including presentations from senior management responsible for each of Aspreva’s principal business functions.
     On September 20, 2007, Aspreva executed a confidentiality and non-disclosure agreement with the third party referred to above and gave that third party access to Aspreva’s electronic data room. Later that day, the Strategic Planning Committee held a meeting and Dr. Freytag provided an update on the status of Galenica’s due diligence and the execution of the confidentiality and non-disclosure agreement with such third party.
     On September 24, 2007, Mr. Weigerstorfer reported to Dr. Freytag that Galenica had substantially completed its due diligence process. The following day, Messrs. Jornod and Weigerstorfer advised Dr. Freytag that the board of Galenica had met and had reconfirmed its desire to proceed with negotiating a definitive agreement whereby Galenica would purchase all of the outstanding securities of Aspreva for US$26.00 per Common Share. Messrs. Jornod and Weigerstorfer also indicated to Dr. Freytag that Galenica was arranging for the financing of the proposed purchase with RBS.
     On September 26, 2007, a representative of Lazard reported to Aspreva’s senior management and its legal advisors that he had spoken to Galenica’s financial advisor regarding Galenica’s most recent acquisition proposal. The Strategic Planning Committee met and authorized management of Aspreva to proceed with their negotiations with Galenica on a definitive agreement and to continue addressing due diligence matters requested by Galenica.
     On September 27, 2007, Dr. Freytag received a letter from Mr. Jornod confirming Galenica’s interest to proceed with negotiating a definitive agreement for the purchase of all of the outstanding securities of Aspreva for US$26.00 per Common Share. Throughout the remainder of the day, various correspondence was exchanged between Aspreva and Galenica, including correspondence with respect to Galenica’s financing arrangements.
     Negotiations and Approval of the Combination Agreement
     On September 28, 2007, Aspreva and its legal advisors delivered a draft of the proposed Combination Agreement to Galenica and its legal advisors. Between September 28 and October 4, 2007 Aspreva, Galenica and their respective legal and financial advisors negotiated the terms of the Combination Agreement.
     On October 4, 2007, the third party with whom Aspreva had entered into a confidentiality and non-disclosure agreement contacted Lazard and conveyed that it would not be submitting an expression of interest to acquire Aspreva. The following day Lehman Brothers met with, and Dr. Freytag contacted, representatives of this third party to discuss possible alternatives to a share acquisition.
     On October 5, 2007, the Strategic Planning Committee met to receive an update on the week’s activities and to determine the negotiating strategy with Galenica. Following the Strategic Planning Committee meeting, Dr. Freytag communicated with Mr. Weigerstorfer concerning due diligence matters and the terms and conditions of the proposed Combination Agreement. Later that day, Messrs. Freytag, Hall and Cousins spoke with Messrs. Jornod and Weigerstorfer to confirm that a face-to-face meeting in Vancouver was required to conduct further discussions on the negotiation of the Combination Agreement and a meeting was scheduled for October 10, 2007.
     On October 9, 2007, the third party with whom representatives of Aspreva had discussed possible alternatives to a share acquisition on October 5, 2007 advised Aspreva that they would not be submitting a proposal with respect to such an alternative.

     From October 10 to 12, 2007, Aspreva and its legal and financial advisors attended in-person meetings in Vancouver to negotiate with Galenica and its legal and financial advisors the terms of the Combination Agreement and related documents.
     On October 12, 2007, the Board of Directors of Aspreva met. At the meeting, Dr. Freytag provided an update to the Board of Directors on the discussions regarding the negotiations of a definitive Combination Agreement with Galenica. Dr. Freytag also reported that Lazard and Lehman Brothers were well underway in completing their financial analysis of the transaction contemplated by the Combination Agreement.
     From October 12 to 15, 2007, Aspreva and its legal and financial advisors corresponded on multiple occasions with Galenica and its advisors to negotiate the terms of the Combination Agreement and for Aspreva to be updated on the terms and conditions of Galenica’s financing.
     Throughout the day on October 15, 2007, Aspreva and its legal and financial advisors attended in-person meetings in Vancouver with Galenica and their legal advisors to finalize the terms of the Combination Agreement. The following day both Galenica and Aspreva internally reviewed and considered the Combination Agreement.
     On October 15, 2007, Aspreva entered into a formal engagement letter with each of Lazard and Lehman Brothers to act as financial advisors for Aspreva.
     On the night of October 16, 2007, the Board of Directors of Aspreva attended a dinner meeting to discuss general business matters. The following morning, on October 17, 2007, meetings of the Strategic Planning Committee and the Board of Directors of Aspreva were held. At the meetings, Dr. Freytag provided a background of the transaction and the history of the negotiations leading up to the proposed Combination Agreement. Following Dr. Freytag’s presentation, Lazard and Lehman Brothers each provided advice regarding the proposed transaction and delivered to the Strategic Planning Committee and the Board of Directors their respective Opinions, subsequently confirmed in writing, to the effect that, as of the date of their respective Opinions and based on and subject to the assumptions, limitations and qualifications set forth therein, the Purchase Price to be paid to the Shareholders in the Arrangement is fair to such Shareholders from a financial point of view. During the presentation and rendering of their respective Opinions, representatives of each of Lazard and Lehman Brothers responded to questions from members of the Strategic Planning Committee and the Board of Directors confirming or clarifying such members’ understanding of the respective Opinions of, and the analysis performed by, Lazard and Lehman Brothers. Following the presentation by each of Lazard and Lehman Brothers, legal counsel to Aspreva summarized the principal terms of the Combination Agreement and the negotiations, and members of the Strategic Planning Committee and the Board of Directors were provided an opportunity to question counsel and Aspreva management on the definitive terms of the Combination Agreement. Legal counsel to Aspreva then provided advice to the members of the Strategic Planning Committee and the Board of Directors regarding the process to be undertaken in considering and deliberating on the Combination Agreement, including the role in the deliberation process of the Opinions provided by each of Lazard and Lehman Brothers. Legal counsel to Aspreva then summarized the financing arrangements that Galenica had negotiated with RBS, including the execution of a financing commitment letter that contemplated and required the entering into of a definitive Facility Agreement not later than October 31, 2007, that would provide Galenica with financing for the Arrangement.
     The Strategic Planning Committee then met independently of the rest of the Board of Directors and management. After careful consideration of the alternatives available to Aspreva, the Opinions, the advice of Lazard and Lehman Brothers and Aspreva’s legal advisors, and other relevant matters, the Strategic Planning Committee unanimously resolved to recommend that the Board of Directors approve the Combination Agreement and the Arrangement and the transactions contemplated thereby.
     The Board of Directors then met without management present and received the recommendation of the Strategic Planning Committee. Following further discussion and deliberation, after careful consideration of the alternatives available to the Company, the recommendation of the Strategic Planning Committee, the Opinions, the advice of Lazard and Lehman Brothers and the Company’s legal advisors, and other relevant matters, the Board of Directors unanimously determined that the Arrangement and the Rights Plan Waiver are in the best interest of the Company and are fair to Shareholders and that they would recommend that Shareholders vote in favour of the Arrangement Resolutions and in favour of the Rights Plan Waiver Resolution.

     Execution and Delivery of the Combination Agreement
     The Combination Agreement was executed and delivered by Aspreva, Galenica and Acquisitionco on October 17, 2007. Galenica and Aspreva subsequently issued news releases announcing the proposed Arrangement and the execution of the Combination Agreement.
Recommendation of the Board of Directors
     The Board of Directors, after careful consideration, has unanimously determined that the Arrangement and Rights Plan Waiver are in the best interests of Aspreva and are fair to the Shareholders. The Board of Directors recommends that the Shareholders vote FOR the Arrangement Resolutions and FOR the Rights Plan Waiver Resolution.
Reasons for the Arrangement
     In reaching its decision to approve the Arrangement and to recommend to Shareholders that they vote FOR the Arrangement Resolutions and FOR the Rights Plan Waiver Resolution, the Board of Directors obtained advice from the financial and legal advisors to the Company and received the recommendation of the Strategic Planning Committee. The Board of Directors carefully considered all aspects of the Combination Agreement and the Arrangement and considered a number of factors in concluding that the Arrangement and the Rights Plan Waiver are in the best interests of the Company and are fair to Shareholders, including the following:
1.	the price to be paid for each Common Share under the Arrangement represents a premium of approximately 16% over the closing price of the Common Shares on October 16, 2007, the last trading day for the Common Shares on the TSX and NASDAQ prior to the announcement of the Combination Agreement, and a premium of approximately 24% from the 30-day average closing price of the Common Shares on the TSX and NASDAQ on October 16, 2007;

2.	the financial aspects of the Arrangement, including the facts that the consideration to be received by the Shareholders is to be paid in cash, the obligations of Galenica and Acquisitionco under the Combination Agreement are not subject to a financing condition and the financing commitment letter that Galenica obtained from RBS contemplated the execution of the Facility Agreement that would provide Galenica with sufficient resources to finance the transactions contemplated under the Combination Agreement;

3.	throughout the course of the Strategic Planning Committee’s review process of the Company’s strategic alternatives, the Strategic Planning Committee, with the assistance of management and its financial and legal advisors, did not identify another buyer willing to pay an equivalent or more attractive price than the consideration to be paid under the Arrangement;

4.	the Strategic Planning Committee, comprised entirely of independent directors, unanimously recommended that the Board of Directors approve the Combination Agreement and the Arrangement and the transactions contemplated thereby;

5.	the evaluation by the Board of Directors of other possible strategic alternatives to maximize shareholder value, and the perceived risks to Aspreva (many of which are beyond Aspreva’s control) associated with such alternatives and the timing and uncertainty of successfully accomplishing any of such alternatives, and the conclusion of the Board of Directors that none of these alternatives were reasonably likely to present superior opportunities for the Company, or reasonably likely to create greater value for Shareholders in comparison to the Arrangement;

6.	the Arrangement provides Shareholders with the opportunity to realize value for the entire business of Aspreva. Selling the business in separate parts to multiple purchasers would likely take significantly longer, require significantly greater management commitment (possibly adversely affecting the ongoing operations of Aspreva), provide no assurance of a successful outcome or of the price to be obtained, and require significant tax, legal and regulatory issues to be resolved;

7.	the risks associated with substantially all of the Company’s revenue for the foreseeable future being derived from royalties based on the sales of CellCept®. The United States patent covering CellCept® expires in May 2009. Counterparts of this patent expire in most European countries in late 2010, but in some instances (for example, Spain, Portugal, Greece and Romania) such patents expire as early as December 2007. The Company expects that following expiration of composition of matter patents, competitors may manufacture and sell generic versions of CellCept®, at a lower price, which will erode the Company’s royalty stream from CellCept®;

8.	the risks associated with the Company being unable to enter into collaborations to develop new indications for drugs and drug candidates. In order to grow the Company’s business, the Company could continue to seek strategic collaborations; however, to date, the Company has only been able to enter into a collaboration agreement with Roche in respect of CellCept®. The Board of Directors was of the view that risks associated with strategic alternatives to pursuing collaborations, such as acquisitions, were high and would erode shareholder value;

9.	Securityholders holding or exercising control over approximately 30% of the outstanding Common Shares and approximately 38% of the outstanding Options (as of October 17, 2007, the date on which the Company entered into the Combination Agreement) have entered into the Support Agreements with Acquisitionco pursuant to which, among other things, they agreed to vote such Securities in favour of the Arrangement Resolutions, and that the Support Agreements will terminate if the Combination Agreement is terminated, including if the Combination Agreement is terminated by the Company to enter into a definitive written agreement with respect to a Superior Proposal;

10.	the two separate Opinions received by the Strategic Planning Committee and the Board of Directors from Lazard and Lehman Brothers to the effect that, as of the date of their respective Opinions and based on and subject to the assumptions, limitations and qualifications set forth therein, the Purchase Price to be paid to the Shareholders in the Arrangement is fair to such Shareholders from a financial point of view (see “The Arrangement – Opinions of Aspreva’s Financial Advisors”); and

11.	the terms and conditions of the Combination Agreement, which were extensively negotiated at arms’-length, including:
(a)	the reasonableness of the representations, warranties and covenants of the parties, the reasonableness of the restrictions on the conduct of the Company’s business until completion of the Arrangement and the conditions to the respective obligations of the parties;

(b)	the level of “deal certainty” offered by the Combination Agreement, including the assessment by management of the Company as to the commitment and ability of Galenica to close the transactions contemplated by the Arrangement and the likelihood of completing the Arrangement, considering the totality of the terms of the Combination Agreement, including the absence of significant closing conditions other than approval by Securityholders of the Arrangement Resolutions, the approval of the Court, Appropriate Regulatory Approvals and other customary closing conditions;

(c)	the flexibility available to the Company, upon compliance with the conditions of the Combination Agreement, to furnish information and to conduct negotiations with other third parties making an unsolicited proposal to purchase all of the Common Shares or substantially all of the assets of the Company, to change its recommendation to Shareholders in certain circumstances and to terminate the Combination Agreement to enter into a Superior Proposal (subject to payment of the Termination Fee);

(d)	the fact that the Arrangement Resolutions must, subject to the approval of the Court, be approved by not less than two-thirds of the votes cast by Shareholders voting as a separate class, and by two-thirds of the votes cast by Shareholders and Optionholders voting together as a separate class, and the fact that, if a higher offer is made to Securityholders prior to the Meeting, Securityholders are free to support such a higher offer and vote against the Arrangement Resolutions;

(e)	the fact that the Arrangement must be approved by the Court, which will consider, among other things, the fairness of the Arrangement to Securityholders; and

(f)	the right that will be provided to Shareholders to dissent in respect of the Arrangement and to apply to the Court to have the Court determine the fair value of their Common Shares.
     The Board of Directors also considered a number of potential risks relating to the Arrangement, including:
1.	the risks to Aspreva if the Arrangement is not completed, including the costs incurred in pursuing the Arrangement, the diverting of significant management attention away from the conduct of Aspreva’s business, the uncertainty that might result in potential strategic partners delaying or deferring decisions concerning Aspreva, and the uncertainty that current and prospective Aspreva employees may experience concerning their future roles with Aspreva following successful completion of the Arrangement, which may adversely affect Aspreva’s ability to attract or retain key management and other personnel;

2.	the conditions contained in the Combination Agreement regarding Acquisitionco’s obligation to complete the Arrangement;

3.	the conditions contained in Galenica’s financing with RBS which limit Galenica’s ability to draw on that financing and thereby fund the Arrangement (Galenica’s obligations under the Combination Agreement are not conditioned on Galenica obtaining such financing);

4.	the fact that the Arrangement will be a taxable transaction for most Securityholders and, as a result, taxes will generally be required to be paid by such Securityholders on any gains that result from receipt of the consideration in the Arrangement;

5.	the limitations contained in the Combination Agreement on the ability of Aspreva to solicit further expressions of interest from third parties, as well as the fact that if the Combination Agreement is terminated under certain circumstances, Aspreva must pay a Termination Fee in the amount of US$23 million to Acquisitionco; and

6.	the fact that following the Arrangement, Aspreva will no longer exist as a public company and Securityholders will forgo any future increase in value that might result from future growth and the potential achievement of Aspreva’s long-term plans.
     The foregoing discussion of the information and factors considered by the Board of Directors is not intended to be exhaustive but summarizes the material factors considered by the Board of Directors. The Board of Directors collectively reached its decision with respect to the Arrangement and Rights Plan Waiver in light of the factors described above and other factors that each member of the Board of Directors considered were appropriate.
     In reaching its determination to approve and recommend the Arrangement and Rights Plan Waiver, the Board of Directors did not find it useful or practicable to, and did not, quantify, rank or otherwise attempt to make any specific assessments of, or otherwise assign any relative or specific weight to, the factors that were considered. The Board of Directors’ determination and recommendation were made after consideration of all of the factors relating to the Arrangement and in light of their own knowledge of the business, financial condition and prospects of the Company and were based upon the advice of the financial and legal advisors to the Company and the Strategic Planning Committee. Individual directors may have assigned or given different weights to different factors. The Board of Directors was, however, unanimous in its determination that the Arrangement and Rights Plan Waiver be approved and in its recommendation that Shareholders vote FOR the Arrangement Resolutions and FOR the Rights Plan Waiver Resolution.
Opinions of Aspreva’s Financial Advisors
     In connection with the Strategic Planning Committee’s and the Board of Directors’ consideration of the Arrangement, the Strategic Planning Committee and the Board of Directors received Opinions from each of Lazard and Lehman Brothers. Lazard and Lehman Brothers acted independently of each other in rendering their respective Opinions. Lazard and Lehman Brothers orally delivered their Opinions at the meetings of the Strategic Planning Committee and the Board of Directors held on October 17, 2007. Lazard and Lehman Brothers have confirmed their Opinions in writing. The following summary of the Opinions is qualified in its entirety by reference to the full texts of the Opinions attached as Appendices E and F of this Circular. Shareholders are urged to, and should, read each of the Opinions in its entirety.
     Opinion of Lazard
     Aspreva and Lazard entered into an engagement agreement, dated October 15, 2007, whereby Lazard was retained to act as a financial advisor to the Board of Directors and the Strategic Planning Committee in connection with the possible direct or indirect sale of Aspreva or other similar type of transaction. This engagement letter confirmed earlier discussions between Aspreva and Lazard and followed substantial performance by Lazard of its financial advisory services to the Board of Directors and the Strategic Planning Committee.
     In connection with its opinion, Lazard: (i) reviewed the financial terms and conditions of the latest draft of the Combination Agreement dated October 16, 2007; (ii) analyzed certain publicly available historical business and financial information relating to Aspreva; (iii) reviewed various financial forecasts and other data provided to Lazard by management of Aspreva relating to Aspreva’s business under alternative scenarios relating to the erosion of royalties for Aspreva’s principal product after the relevant patents expire; (iv) held discussions with members of senior management of Aspreva with respect to the business and prospects of Aspreva; (v) reviewed the financial terms of certain purchase transactions involving the sale of royalties for marketed products which Lazard believed to be generally comparable to the products sold by Aspreva; (vi) reviewed the historical stock prices and trading volumes of the Common Shares; and (vii) conducted such other financial studies, analyses and investigations as Lazard deemed appropriate.
     In arriving at its opinion, Lazard relied upon the accuracy, completeness and fair presentation of the information provided to it and did not assume any responsibility for any independent verification of such information or any independent valuation or appraisal of any of the assets or liabilities of Aspreva or concerning the solvency or fair value of Aspreva, and was not furnished with any such valuation or appraisal. With respect to financial forecasts, Lazard assumed that they had been reasonably prepared on bases reflecting the best currently available estimates and judgements of the management of Aspreva as to the future financial performance of Aspreva and Lazard relied upon the assessments of management of Aspreva as to the likelihood of the alternative scenarios relating to the erosion of royalties for Aspreva’s principal product after the relevant patents expire. Lazard assumed no responsibility for and expressed no view as to such financial forecasts or the assumptions on which they were based. In providing its opinion, Lazard indicated that the financial and operating characteristics of Aspreva caused its financial results to have limited comparability, for valuation purposes, to those of other companies and transactions and, accordingly, Lazard did not perform a comparable companies analysis and only performed a comparable transactions analysis with respect to royalty sale transactions. Lazard noted in its opinion that, in connection with the Arrangement, Lazard had not been authorized to solicit, and did not solicit, indications of interest in a business combination with Aspreva from any party; but that Lazard assisted Aspreva in discussions of possible transactions with one other party.
     Lazard indicated that its opinion was necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to Lazard as of, the date of the opinion. Lazard assumed no responsibility for updating or revising its opinion based on the circumstances or events occurring after the date of its opinion.
     In rendering its opinion, Lazard assumed that the final terms of the Combination Agreement would not vary in any material respect from those set forth in the latest draft Lazard reviewed, and that the Arrangement would be consummated on the terms described in such draft of the Combination Agreement, without any waiver or modification of any material terms or conditions of the Combination Agreement by Aspreva and without any amendments of, or variances or supplements to, the Arrangement. In addition, Lazard assumed the accuracy of the representations and warranties contained in the Combination Agreement and all agreements related thereto. Lazard did not express any opinion as to any tax or other consequences that might result from the Arrangement, nor did its opinion address any legal, tax, regulatory or accounting matters, as to which Lazard assumed that Aspreva obtained such advice as it deemed necessary from qualified professionals. Lazard did not express any opinion as to the price at which the Common Shares may trade at any time subsequent to the announcement of the Arrangement. In addition, Lazard expressed no opinion about the fairness of the amount or nature of, or any other aspect of, the compensation to any of Aspreva’s officers, directors or employees, or any class of such persons, relative to the purchase price to be paid to the public Shareholders of Aspreva or otherwise.
     The Lazard opinion provides that, as of the date of the opinion and based on and subject to the assumptions, limitations and qualifications set forth therein, Lazard is of the opinion that the Purchase Price to be paid to the Shareholders in the Arrangement is fair to such Shareholders from a financial point of view.
     The opinion of Lazard (which was approved by Lazard’s opinion committee) was provided solely for the benefit of the Board of Directors and Strategic Planning Committee in connection with their consideration of the Arrangement. The Lazard opinion did not address the relative merits of the Arrangement as compared to other business strategies or transactions that might have been available with respect to Aspreva or the underlying business decision by Aspreva to engage in the Arrangement, and was not intended to and does not constitute a recommendation to any Shareholder as to how such Shareholder should vote with respect to the Arrangement or any matter relating thereto.
     The full text of the written opinion of Lazard which sets forth, among other things, the assumptions and qualifications made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached to this Circular as Appendix E.
     Lazard has acted as a financial advisor to the Board of Directors and Strategic Planning Committee in connection with the Arrangement and is entitled to a fee for its services, a portion of which became payable upon rendering the opinion and a substantial portion of which is payable upon the consummation of the Arrangement. Aspreva has also agreed to reimburse Lazard for its reasonable expenses incurred in connection with the provision of its services and to indemnify Lazard and certain related parties against certain liabilities arising out of its engagement. In the ordinary course of their respective businesses, affiliates of Lazard and LFCM Holdings LLC (an entity indirectly owned in large part by managing directors of Lazard) may actively trade securities of Aspreva and Galenica for their own accounts and for the accounts of their customers and, accordingly, may at any time hold a long or short position in such securities.
     Opinion of Lehman Brothers
     Aspreva and Lehman Brothers entered into an engagement agreement, dated October 15, 2007, whereby Lehman Brothers was retained to render financial advisory services in connection with, among other things, the analysis and consideration of, a potential sale or merger, or other similar type of strategic transaction. This engagement letter confirmed earlier discussions between Aspreva and Lehman Brothers and followed the substantial performance by Lehman Brothers of its financial advisory services to the Board of Directors and the Strategic Planning Committee.
     In connection with its opinion, Lehman Brothers, among other things, reviewed and analyzed: (i) a draft of the Combination Agreement, drafts of the Support Agreements and the specific terms of the Arrangement; (ii) publicly available information concerning Aspreva that Lehman Brothers believed to be relevant to their analysis, including Annual Reports on Form 10-K for the fiscal year ended December 31, 2006 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2007 and June 30, 2007; (iii) financial and operating information with respect to the business, operations and prospects of Aspreva furnished to Lehman Brothers by Aspreva, including financial projections of Aspreva prepared by management of Aspreva; (iv) a trading history of the Common Shares from March 3, 2005 to October 15, 2007; (v) published estimates of third party research analysts with respect to the future financial performance of Aspreva; and (vi) Lehman Brothers held discussions with a strategic party with respect to the purchase of all or a part of Aspreva’s business. In addition, Lehman Brothers held discussions with the management of Aspreva concerning Aspreva’s business, operations, assets, liabilities, financial condition and prospects and undertook such other studies, analyses and investigations as Lehman Brothers deemed appropriate.
     In arriving at its opinion, Lehman Brothers assumed and relied upon the accuracy and completeness of the financial and other information used by it without assuming any responsibility for independent verification of such information and further relied upon the assurances of management of Aspreva that they were not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the financial projections of Aspreva, upon advice of Aspreva, Lehman Brothers assumed that such projections had been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of Aspreva as to the future financial performance of Aspreva and that Aspreva will perform substantially in accordance with such projections. In arriving at its opinion, Lehman Brothers did not conduct a physical inspection of the properties and facilities of Aspreva and did not make or obtain any evaluations or appraisals of the assets or liabilities of Aspreva. Lehman Brothers noted in its opinion that Aspreva did not authorize Lehman Brothers to solicit, and they did not solicit, any indications of interest from any third party, other than one strategic party, with respect to the purchase of all or part of Aspreva’s business. Lehman Brothers indicates that its opinion necessarily is based upon market, economic and other conditions as they exist on, and can be evaluated as of the date of its opinion letter. Lehman Brothers assumed that in the course of obtaining the necessary resolutions or other consents and approvals (contractual or otherwise) for the Arrangement, no restrictions, including any divestiture requirements or amendments or variations will be imposed that will have a material adverse effect on the contemplated benefits of the Arrangement to Aspreva.
     Lehman Brothers’ opinion provides that, based upon and subject to the assumptions, limitations and qualifications set forth therein, Lehman Brothers is of the opinion as of the date of such opinion that, from a financial point of view, the Purchase Price to be offered to the Shareholders in the Arrangement is fair to the

Shareholders. Lehman Brothers expressed no opinion on, and its opinion does not in any manner address, the amount or the nature of any compensation to any officers, directors or employees of Aspreva relative to the Purchase Price to be offered to the Shareholders of Aspreva in the Arrangement.
     Lehman Brothers’ opinion, which has been approved by Lehman Brother’s fairness opinion committee, is for the use and benefit of the Board of Directors and the Strategic Planning Committee in connection with their consideration of the Arrangement. Lehman Brothers’ opinion is not intended to be and does not constitute a recommendation to any Shareholder as to how such Shareholder should vote with respect to the Arrangement. The opinion does not in any manner address Aspreva’s underlying business decision to proceed with or effect the Arrangement.
     The full text of the written opinion of Lehman Brothers which sets forth, among other things, the assumptions and qualifications made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached to this Circular as Appendix F.
     Lehman Brothers acted as financial advisor to Aspreva in connection with the Arrangement and received a fee for its services payable upon delivery of its opinion. In addition, Lehman Brothers has also performed various investment banking services for Aspreva in the past and has received customary fees for such services. Aspreva has also agreed to reimburse Lehman Brothers for its reasonable out-of-pocket expenses incurred in connection with the provision of its services and to indemnify Lehman Brothers and certain related parties against certain liabilities arising out of its engagement. In the ordinary course of its business, Lehman Brothers actively trade in the securities of Aspreva for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.
Required Securityholder Approval
     At the Meeting, Securityholders will be asked to vote to approve the Arrangement Resolutions. The Arrangement Resolutions must be passed by:
1.	at least two-thirds of the votes cast by Shareholders present in person or by proxy at the Meeting, voting together as a class (with each Shareholder entitled to one vote for each Common Share held); and

2.	at least two-thirds of the votes cast by Shareholders and Optionholders present in person or by proxy at the Meeting, voting together as a class (with each Shareholder entitled to one vote for each Common Share held and each Optionholder entitled to one vote for each Common Share such holder would have received on a valid exercise of such holder’s Options, without reference to any vesting provisions or exercise price).
     Notwithstanding the approval by Securityholders of the Arrangement Resolutions, Aspreva reserves the right not to proceed with the Arrangement subject to the terms of the Combination Agreement.
Rights Plan
     Aspreva currently has in place the Rights Plan. The material provisions of the Rights Plan are described below, and are qualified in their entirety by reference to the full Rights Plan, a copy of which was filed with the United States Securities and Exchange Commission at www.sec.gov on February 11, 2005.
     Under the Rights Plan, each Common Share has one “right” associated with it. Each “right” entitles its holder to acquire additional Common Shares at a 50% discount from the then prevailing market price under circumstances provided for in the Rights Plan. The purpose of the Rights Plan is to:
•	facilitate the maximization of shareholder value if a specified percentage of the Common Shares is acquired by any person;

•	protect Aspreva and its Shareholders from abusive acquisition tactics which may not be in the Shareholders’ best interest; and

•	provide a framework in which appropriate take-over bids can be put before Shareholders in a manner that allows Shareholders to make an informed decision with respect to such take-over bids.
     The exercise of the rights under the Rights Plan would cause substantial dilution to a person attempting to acquire Aspreva on terms not permitted by the Rights Plan or otherwise approved by the Board of Directors, and therefore would significantly increase the price that such person would have to pay to complete the acquisition. The Rights Plan may deter a potential acquisition or take-over bid. Until the “separation time” occurs, the rights will: (i)

not be exercisable; (ii) be represented by the same certificate that represents the Common Shares with which the rights are associated; and (iii) trade together with those Common Shares.
     The rights will terminate at the close of business on February 4, 2015 unless earlier redeemed by the Company, provided that all outstanding rights will terminate on the date of Aspreva’s 2010 annual general meeting of Shareholders unless the Rights Plan is reconfirmed by Shareholders at that meeting. Following the separation time, rights become exercisable and separate certificates representing the rights will be issued, which trade separately from Common Shares. However, a holder of rights will not, as such, have any rights as a Shareholder, such as the right to vote or receive dividends. “Separation time” occurs upon the earlier of:
•	ten business days after a public announcement by the Company or by an acquiring person that the person has become an acquiring person; or

•	ten business days after a person commences or announces an intention to commence a take-over bid that, if successful, would result in the person becoming an acquiring person.
     Under the Rights Plan, a person will become an “acquiring person” if the person, alone or together with a group, acquires beneficial ownership of 20% or more of the Company’s outstanding voting shares. However, an acquiring person will not include the Company, any of the Company’s subsidiaries, or any of the Company’s employee benefit plans or any person or entity acting pursuant to such employee benefit plans, and a person who becomes the beneficial owner of 20% or more of Aspreva’s voting shares as a result of share acquisitions made pursuant to a “permitted bid” will not be an acquiring person. A “permitted bid” is an offer to acquire 20% or more of the Company’s voting shares made in compliance with all applicable laws and certain other conditions, which are intended to ensure equal treatment for all of Shareholders and to provide Shareholders with sufficient time in which to evaluate the offer. The Rights Plan also contains provisions designed to prevent inadvertent triggering of the rights by institutional or certain other Shareholders.
     If any person becomes an acquiring person, each holder of a right, other than the acquiring person, will be entitled to purchase, at the exercise price, a number of Common Shares having a market value of two times the exercise price. The initial exercise price of a right, which is subject to adjustment, is US$100.
     At any time until the separation time, the Board of Directors may redeem all of the rights at a redemption price of US$0.001 per right. Upon such redemption, the rights will terminate and the only entitlement of the holders of rights will be to receive the redemption price.
     The Board of Directors may amend any provisions in the Rights Plan without the consent of Shareholders, provided that on or after the first date of public announcement by the Company or an acquiring person that the person has become an acquiring person, no amendment may be made that would materially and adversely affect the interest of the holders of the rights.
Rights Plan Waiver Resolution
     As required by the Combination Agreement, at its meeting on October 17, 2007, the Board of Directors extended the “separation time” as it relates to the Combination Agreement to a time that is the earlier of the Effective Time and the date upon which the Combination Agreement is terminated in accordance with its terms. Pursuant to the Rights Plan Waiver Resolution, Shareholders are being asked to approve an amendment of the Rights Plan that will supplement the definition of “acquiring person” to exclude from such definition each of Acquisitionco and Galenica, which will become the beneficial owner of 20% or more of the voting shares upon completion of the Arrangement. The Rights Plan Waiver Resolution requires the approval of a simple majority of the votes cast by Shareholders present in person or by proxy at the Meeting. Approval of the Rights Plan Waiver Resolution is a condition to complete the Arrangement. The full text of the Rights Plan Waiver Resolution is attached to this Circular as Appendix B. For the text of the Rights Plan Amending Agreement, please refer to Schedule E of the Combination Agreement, attached to this Circular as Appendix C.
     The Board of Directors recommends that Shareholders vote FOR the Rights Plan Waiver Resolution.
Arrangement Mechanics
     Implementation Steps
     The following description is qualified in its entirety by reference to the full text of the Plan of Arrangement, which is attached as Appendix D to this Circular. Upon the Arrangement becoming effective, the following transactions, among others, will occur and will be deemed to occur at the times set out in the Plan of Arrangement:

1.	all Options granted and outstanding immediately prior to the Effective Time will be transferred by the Optionholders thereof to Aspreva in exchange for a cash payment equal to the excess, if any, of (i) the product of the number of Common Shares underlying the particular Option and US$26.00 over (ii) the aggregate exercise price payable under such Option by such holder to acquire the Common Shares underlying such Option (or if the exercise price of such Option under the terms of such Option is expressed in Canadian currency, the U.S. dollar equivalent of such exercise price determined by using the U.S. dollar/Canadian dollar daily noon rate as published by the Bank of Canada on the Business Day prior to the Effective Date), payable to each Optionholder in respect of the Option transferred by such Optionholder;

2.	with respect to each Option, the Optionholder will cease to be the holder of Options held by such Optionholder, will cease to have any rights as a holder in respect of such Option or under the Stock Option Plan, and such Optionholder’s name will be removed from the registers of Options with respect to such Option as the holder thereof;

3.	the Stock Option Plan will be cancelled;

4.	immediately after steps 1, 2 and 3 listed above, all Common Shares outstanding immediately prior to the Effective Time (including Dissenting Common Shares and any Common Shares issued pursuant to the exercise of any Option duly exercised prior to the Effective Time in accordance with the provisions of the Stock Option Plan and the option agreement evidencing any such Option), will be and be deemed to be transferred by the Shareholders to Acquisitionco (free and clear of any Liens) in exchange for a cash payment equal to (i) US$26.00 for each Common Share less the amount of any dividend or distribution paid in respect of each Common Share from October 17, 2007 to the Effective Time, other than for Dissenting Common Shares, (ii) the fair value for each Dissenting Common Share held by a Dissenting Shareholder and (iii) in respect of any Shareholder who exercises Dissent Rights and who is ultimately not entitled to be paid fair value for the Common Shares in respect of which they have exercised Dissent Rights, the price in part (i) above for each such Common Share; and

5.	with respect to each Common Share:
(a)	the holder of such Common Share will cease to be the holder of such Common Share;

(b)	the holder’s name will be removed from the central securities register for Common Shares with respect to such Common Share; and

(c)	legal and beneficial title to such Common Share will vest in Acquisitionco, and Acquisitionco will be and be deemed to be the transferee and legal and beneficial owner of all Common Shares (free and clear of any Liens) and will be entered in the central securities register for the Common Shares as the sole holder thereof, and the former holder and beneficial owner of such Common Share will cease to have any rights as a shareholder in respect of such Common Share.
     Letter of Transmittal
     Registered Shareholders will receive a letter of transmittal printed on yellow paper. Optionholders will receive a letter of transmittal printed on green paper. In order to receive the payment for their Securities as soon as possible following the completion of the Arrangement, Registered Shareholders and Optionholders must complete and sign the applicable letter of transmittal and deliver it and other documents required to be delivered by it to the Depositary in accordance with instructions contained in the applicable letter of transmittal. The letters of transmittal contain procedural information relating to the Arrangement and should be reviewed carefully.
     Securityholders can request additional copies of the applicable letter of transmittal by contacting the Depositary at 100 University Avenue, 9th Floor, Toronto, Ontario, M5J 2Y1, Attention: Corporate Actions. The letters of transmittal are also available on SEDAR at www.sedar.com and at the website maintained by the SEC at www.sec.gov.
     The deposit of Common Shares and Options pursuant to the procedures in the applicable letter of transmittal will constitute a binding agreement between the depositing Securityholder and Acquisitionco upon the terms and subject to the conditions of the Plan of Arrangement.
     Payment for Common Shares will be made only after timely receipt by the Depositary of certificates representing Common Shares, together with the applicable duly completed and executed letter of transmittal, or a manually executed facsimile thereof, with signatures guaranteed if so required in the applicable letter of transmittal, and any other documents or instruments as the Depositary may reasonably require.
     Payment for Options will be made only after timely receipt by the Depositary of the applicable duly completed and executed letter of transmittal, or a manually executed facsimile thereof, with signatures guaranteed if so required in the applicable letter of transmittal, and any other documents or instruments as the Depositary may reasonably require.
     The method used to deliver the applicable letter of transmittal and any accompanying certificates representing Common Shares, if applicable, is at the option and risk of the sender, and delivery will be deemed effective only when such documents are actually received. Aspreva recommends that the necessary documentation be hand delivered to the Depositary, and a receipt obtained therefor; otherwise the use of registered mail (with return receipt and proper insurance obtained) is recommended. Shareholders whose Common Shares are registered in the name of a broker, investment dealer, bank, trust company, trustee or other nominee should contact that nominee for assistance in delivering those Common Shares and should carefully follow instructions given in order to submit their securities.
     Aspreva and Acquisitionco reserve the right to waive or not to waive any and all errors or other deficiencies in any letter of transmittal or other document and any such waiver or non-waiver will be binding upon the affected Securityholder. The granting of a waiver to one or more Securityholders does not constitute a waiver for any other Securityholder. Aspreva and Acquisitionco reserve the right to demand strict compliance with the terms of the letter of transmittal and Arrangement.
     A Securityholder may withdraw his or her letter of transmittal at any time prior to the Effective Date by notice in writing to the Depositary.
     Delivery of Consideration
     At or before the Effective Time, Acquisitionco will deposit, and Galenica will cause Acquisitionco to deposit, with the Depositary in escrow for the benefit of the Shareholders, cash in the aggregate amount equal to the payments to such Shareholders as contemplated by paragraph number 4 under the heading “Arrangement Mechanics – Implementation Steps” (calculated without reference to whether any Shareholders have exercised or may exercise Dissent Rights).
     As soon as practicable following the later of the Effective Date and the surrender to the Depositary for cancellation of a certificate which immediately prior to the Effective Time represented outstanding Common Shares that were submitted under the Arrangement, together with the applicable duly completed and executed letter of transmittal and such additional documents and instruments as the Depositary may reasonably require, the holder of such surrendered certificate will be entitled to receive in exchange therefor, the Purchase Price, net of applicable tax withholdings and any certificate so surrendered will be cancelled.
     At or before the Effective Time, Acquisitionco will deposit with the Depositary in escrow for the benefit of the Optionholders, cash in the aggregate amount equal to the payments to such Optionholders as contemplated by paragraph number 1 under the heading “Arrangement Mechanics – Implementation Steps.”
     As soon as practicable following the later of the Effective Date and the delivery to the Depositary by or on behalf of a former holder of any Option of the applicable duly completed and executed letter of transmittal and such additional documents and instruments as the Depositary may reasonably require, the former holder of such Option, as reflected on the registers maintained by or on behalf of the Company in respect of Options, will be entitled to receive the Option Consideration which such former holder is entitled to receive under the Arrangement, net of applicable tax withholdings.
     As soon as practicable, following the time a former Securityholder becomes entitled to a cash payment pursuant to the preceding four paragraphs, the Depositary will issue a cheque payable to the former holder and will (i) forward by first class mail (postage paid) to the former Securityholder to the addresses specified in the applicable letter of transmittal or, (ii) if requested by the former Securityholder in the applicable letter of transmittal, make the cheque available at the offices of the Depositary or, (iii) if the applicable letter of transmittal does not specify an address nor contain a request for pick up, cheques will be forwarded to the address of the former Securityholder as shown on the register maintained by or on behalf of the Company in respect of the Securities.
     Until surrendered as contemplated by the Plan of Arrangement, each certificate that immediately prior to the Effective Time represented Common Shares, will be deemed, in accordance with the provisions of the Plan of

Arrangement, to represent only the right to receive, upon such surrender, a cash payment in lieu of such certificate as contemplated in the Plan of Arrangement.
     If any Securityholder fails for any reason to surrender to the Depositary for cancellation the certificates formerly representing Common Shares, if applicable, or any other document or instrument required to entitle the Securityholder to receive the cash payment described above, on or before the sixth anniversary of the Effective Date, such Securityholder will cease to have any claim of any nature whatsoever and will be deemed to have donated or forfeited to Acquisitionco any cash held by the Depositary in trust for such former Securityholder to which such former Securityholder is entitled. On such anniversary date, any certificate formerly representing Common Shares will cease to represent a claim of any nature whatsoever and will be deemed to have been surrendered to Acquisitionco and will be cancelled.
     The Depositary will act as the agent of Shareholders who have deposited Common Shares in connection with the Arrangement and for Optionholders for the purpose of receiving payment from Acquisitionco or Aspreva, as the case may be, and transmitting payment from Acquisitionco or Aspreva, as the case may be, to such Shareholders and Optionholders, and receipt of payment by the Depositary will be deemed to constitute receipt of payment.
     Aspreva, Galenica, Acquisitionco and the Depositary will be entitled to deduct and withhold such amounts from any consideration otherwise payable to any Securityholder as Aspreva, Galenica, Acquisitionco or the Depositary are required to deduct and withhold with respect to such payment under applicable Laws.
     The Depositary will receive reasonable and customary compensation for its services in connection with the Arrangement, and will be reimbursed for certain out-of-pocket expenses and will be indemnified by Aspreva against certain liabilities under applicable Laws and expenses in connection therewith.
     Under no circumstances will interest on the consideration payable pursuant to the Plan of Arrangement accrue or be paid by Aspreva, Acquisitionco or the Depositary to Shareholders or Optionholders, regardless of any delay in making such payment.
Interests of Directors and Officers in the Arrangement
     In considering the recommendation of the Board of Directors with respect to the Arrangement and the Rights Plan Waiver, Shareholders and Optionholders should be aware that certain directors and officers of Aspreva have interests discussed below that may be perceived as conflicts of interest with respect to the Arrangement and Rights Plan Waiver. The Strategic Planning Committee and the Board of Directors are aware of these interests and considered them when making their recommendations.
     Shareholdings
     To the knowledge of the Company, as of November 9, 2007, the directors and executive officers of Aspreva beneficially owned, directly or indirectly, or exercised control or direction over, in the aggregate 4,437,804 Common Shares, representing approximately 13% of the Common Shares outstanding. All of the Common Shares held by the directors and executive officers of Aspreva will be treated in the same fashion under the Arrangement as Common Shares held by any other Shareholder. The aggregate consideration payable to the directors and executive officers pursuant to the Arrangement in respect of their Common Shares is US$115,382,904 (before applicable tax withholdings), assuming none of them acquires or disposes of any Common Shares prior to the Effective Time.
     Stock Option Plan
     As at November 9, 2007, the directors and executive officers of Aspreva beneficially owned, directly or indirectly, or exercised control or direction over, Options to acquire 1,050,183 Common Shares representing approximately 46% of the Options outstanding. In accordance with their terms, all outstanding unvested Options will vest in connection with the completion of the Arrangement. Pursuant to the Arrangement, each Option outstanding immediately prior to the Effective Time, whether or not vested, will be deemed to be vested and transferred by the holder thereof to Aspreva in exchange for a cash amount equal to the excess, if any, with respect to each Common Share underlying such Option, of US$26.00 over the exercise price per Common Share of such Option.
     The directors and executive officers of Aspreva are expected to receive the following amounts (net of per share exercise price and before applicable tax withholdings) in settlement of their respective Options, if the Arrangement is completed, assuming none of them exercise any Options prior to the Effective Time:

			Options that are
			Expected to Vest as a
	Options that have Vested		Result of the
	and are Exercisable(1)		Arrangement(2)		Total
	Common	Payment	Common	Payment	Common	Payment
Name	Shares	(US$)	Shares	(US$)	Shares	(US$)
J. William Freytag	Nil	Nil	Nil	Nil	Nil	Nil
Chairman & Chief Executive Officer
Noel Hall	40,521	213,306	34,479	51,515	75,000	264,821
Co-founder President & Director
Bruce Cousins	60,578	608,133	61,597	225,345	122,175	833,478
Executive Vice President & Chief Financial Officer
Usman Azam	Nil	Nil	225,000	449,813	225,000	449,813
Executive Vice President & Chief Medical Officer
Charles Goulburn	53,117	867,544	71,054	953,074	124,171	1,820,618
Executive Vice President, Global Pharmaceuticals Operations
Paul Brennan	Nil	Nil	100,000	109,367	100,000	109,367
Senior Vice President, Business Development
Darcy O’Grady	14,444	Nil	50,556	Nil	65,000	Nil
Vice President, Global Human Resources
Kirk Calhoun	54,353	822,739	Nil	Nil	54,353	822,739
Director
Richard Glickman(3)	51,722	Nil	4,695	Nil	56,417	Nil
Director
Julia Levy	31,883	369,478	Nil	Nil	31,883	369,478
Director
R. Hector Mackay-Dunn, Q.C.	24,166	111,034	Nil	Nil	24,166	111,034
Director
George Milne	54,353	822,739	Nil	Nil	54,353	822,739
Director
Arnold Oronsky	21,666	91,439	Nil	Nil	21,666	91,439
Director
William Hunter	21,250	Nil	8,750	Nil	30,000	Nil
Director
Ronald Hunt	21,666	91,439	Nil	Nil	21,666	91,439
Director
TOTAL	449,719	3,997,851	556,131	1,789,114	1,005,850	5,786,965

Notes:

(1)	As at November 9, 2007.

(2)	Includes Options that are expected to vest in accordance with their terms after November 9, 2007 and prior to the Effective Time.

(3)	Mr. Glickman has agreed to exercise all of his vested Options that have an exercise price of less than US$26.00 on or before the day prior to the Effective Date. Thus, the payment excludes approximately US$255,454 that Mr. Glickman would have otherwise been entitled to receive in settlement of his Options that had vested as at November 9, 2007, and a further US$17,451 that Mr. Glickman would have otherwise been entitled to receive in settlement of a further 4,695 Options that are expected to vest in accordance with their terms after November 9, 2007 and prior to the completion of the Arrangement. Mr. Glickman has agreed to surrender to Aspreva for cancellation, effective as of the day prior to the Effective Date, for no consideration, all unvested Options that are then held by Mr. Glickman and which remain unvested in accordance with their terms as of such date.
     Success and Retention Plans
     On October 17, 2007, the Compensation Committee of the Board of Directors adopted a success and retention plan (the “SLT Plan”) for the senior leadership team of Aspreva (composed of J. William Freytag, Noel Hall, Bruce

Cousins, Usman Azam, Charles Goulburn, Paul Brennan and Darcy O’Grady) and adopted a success and retention plan (the “Employee Plan”) for certain employees of Aspreva other than those eligible for the SLT Plan. The SLT Plan sets the bonuses to be paid for the year ending December 31, 2007 to 100% of such executive officer’s base salary, except that the bonus amount to be paid to Mr. Bruce Cousins, Aspreva’s Executive Vice President and Chief Financial Officer, is 120% of his base salary. The Employee Plan sets the bonus to be paid for the year ending December 31, 2007 to 100% of the maximum annual cash bonus that may otherwise be payable to such employee under Aspreva’s existing policies. The bonuses payable under the SLT Plan and Employee Plan replace bonuses that would otherwise be payable under the 2007 Aspreva Pharmaceuticals Discretionary Variable Compensation Plan. The bonus will be paid at the earlier of (a) the time annual cash bonuses otherwise would be payable, which, consistent with past practises, would be at or about the end of January or early February 2008, or (b) the Effective Date. If the Arrangement is completed, the executive officers of Aspreva will receive the following cash bonuses pursuant to the SLT Plan or the Employee Plan and their existing employment agreements with Aspreva:

Name	Title	Bonus Amount
J. William Freytag	Chairman & Chief Executive Officer	C$	314,000	(1)
Noel Hall	Co-Founder & President	C$	424,750
Bruce Cousins	Executive Vice President & Chief
	Financial Officer	C$	432,000
Usman Azam	Executive Vice President & Chief
	Medical Officer	C$	350,000
Charles Goulburn	Executive Vice President, Global
	Pharmaceuticals Operations	US$	290,000
Paul Brennan	Senior Vice President, Business
	Development	C$	265,000
Darcy O’Grady	Vice President, Global Human
	Resources	C$	230,000

Note:

(1)	Bonus amount stipulated in Dr. Freytag’s employment agreement.
     Existing Change of Control Agreements
     Each of the executive officers of Aspreva has entered into a change of control agreement with Aspreva. As a result of these agreements, if within 12 months of the Effective Date of the Arrangement an executive officer terminates his or her employment with Aspreva for “good reason”, or Aspreva terminates his or her employment with Aspreva other than for cause, Aspreva will be obligated to pay such executive officer a lump sum equal to 12 months of his or her then current base salary plus other sums owed for arrears of salary, vacation pay and any performance bonus, with the exception of Dr. Freytag, who receives a lump sum equal to 18 months of his then current base salary. In such a case, Aspreva is also obligated to maintain the executive officer’s benefits for the 12 month period.
     “Good reason”, in the context of the Arrangement, is defined for purposes of the change of control agreements as: (a) a material change in status, position, authority or responsibilities that does not represent a promotion from or represents an adverse change in status, position, authority or responsibilities in effect immediately prior to the Arrangement; (b) a material reduction by Aspreva, in the aggregate, in base salary, or the incentive, retirement, health benefits, bonus or other compensation plans provided immediately prior to the Arrangement, unless an equitable arrangement has been made with respect to such benefits in connection with the Arrangement; (c) a failure by Aspreva to continue in effect any other compensation plan in which such executive officer participated immediately prior to the Arrangement (except for reasons of non-insurability), including but not limited to, incentive, retirement and health benefits, unless an equitable arrangement has been made with respect to such benefits in connection with the Arrangement; (d) any request by Aspreva or any affiliate of Aspreva that such executive officer participate in an unlawful act; or (e) any purported termination of employment by Aspreva after the Arrangement which is not effected pursuant to applicable notice requirements.
     The following table describes the potential payments to each of the executive officers upon his termination without good cause, or resignation for good reason, within 12 months of the Effective Date of the Arrangement (as if such termination or resignation had occurred on November 15, 2007):

Name	Salary		Benefits
J. William Freytag	C$	658,500	C$	987,750
Noel Hall	C$	424,750	C$	424,750
Bruce Cousins	C$	360,000	C$	360,000
Usman Azam	US$	350,000	US$	350,000
Charles Goulburn	US$	290,000	US$	290,000
Paul Brennan	C$	265,000	C$	265,000
Darcy O’Grady	C$	230,000	C$	230,000
     Cash Payments made in Lieu of Option Grants
     On October 17, 2007, the Compensation Committee of the Board of Directors approved a one-time cash payment to Dr. Freytag in the amount of US$5,110,000, in lieu of Aspreva’s obligation to issue Dr. Freytag Options to acquire 700,000 Common Shares, pursuant to the employment agreement with Dr. Freytag, dated July 10, 2007. The amount will be paid upon the completion of the Arrangement. In compliance with the rules of the TSX, as the Board of Directors has been in possession of material non-public information since Dr. Freytag commenced his employment, such Options were not granted. The cash payment is designed to compensate Dr. Freytag for the forgone incremental value of the Options that would have otherwise been granted to him assuming an exercise price of US$18.70 (the closing price of Common Shares as reporting on NASDAQ on July 10, 2007) and US$26.00 (the price per Common Share to be paid by Acquisitionco pursuant to the Arrangement).
     On October 17, 2007, the Compensation Committee of the Board of Directors approved a one-time cash payment of US$58,500 to each of Aspreva’s non-employee directors (other than Richard Glickman) plus an additional one-time cash payment of US$58,500 to Aspreva’s lead director, in lieu of the Company’s intention to issue each such non-employee director and lead director Options to acquire 10,000 and 20,000 Common Shares, respectively. The amounts will be paid on the Effective Date. Such Options were to have been granted at the meeting of the Board of Directors following Aspreva’s 2007 Annual and Special General Meeting held on May 31, 2007. In compliance with the rules of the TSX, as the Board of Directors has been in possession of material non-public information since Aspreva’s 2007 Annual and Special General Meeting, such Options were not granted. The cash payment is designed to compensate such non-employee directors and Aspreva’s lead director for the forgone incremental value of the Options that would have otherwise been granted assuming an exercise price of US$20.15 (the closing price of the Common Shares as reported on NASDAQ on May 31, 2007) and US$26.00 (the price per Common Share to be paid by Acquisitionco pursuant to the Arrangement).
     Cash Payment to the Chief Executive Officer for Adverse Tax Consequences
     Dr. Freytag’s employment agreement provides that if any payment, distribution or benefit that he would receive pursuant to a change in control from Aspreva or otherwise would (i) constitute a “parachute payment” within the meaning of Section 280G of the Code, and (ii) be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties payable with respect to such excise tax, then he is entitled to receive from Aspreva a gross-up payment in an amount that will fund the payment by him of such excise tax on such payment as well as all income and employment taxes imposed on the gross-up payment, any excise tax imposed on the gross-up payment and any interest or penalties imposed with respect to income and employment taxes imposed on the gross-up payment. The completion of the Arrangement will constitute a change of control for the purpose of Dr. Freytag’s employment agreement. Consequently, the Compensation Committee of the Board of Directors has approved a one-time cash payment to Dr. Freytag in the amount of not more than US$2,000,000 related to these tax consequences.
     Assumption of Employment Agreements
     Under the terms of the Combination Agreement, Galenica and Acquisitionco have agreed that, after the Effective Time, they will cause Aspreva (and any successor of Aspreva) to honour and perform all existing employment, retention, deferred compensation, incentive, termination, severance and change of control agreements and arrangements of Aspreva and will make available to Aspreva (or any successor of Aspreva) any financing required in order to make payment of amounts payable under any such employment, retention, deferred compensation, incentive, termination, severance and change of control agreements and arrangements. Galenica and Acquisitionco have also agreed that, after the Effective time, Acquisitionco will cause Aspreva (and any successor of Aspreva), for a period of not less than two years after the Effective Date, to deal with any continuing employees whose employment is terminated after the Effective Date, in a fair and equitable manner consistent with applicable laws and the termination policies of the Company as in effect on October 17, 2007 (the date the Combination Agreement was entered into).
     Employee Benefit Plans
     Under the terms of the Combination Agreement, Galenica and Acquisitionco have agreed that, after the Effective Time, it will cause Aspreva (and any successor of Aspreva) to honour and comply with all obligations of Aspreva under all the existing employee benefit plans of Aspreva (or any successor of Aspreva) and will make available any financing required in order to make payment of amounts payable under the employee benefit plans. In addition, from and after the Effective Time, Galenica and Acquisitionco will cause Aspreva to permit any continuing employees of Aspreva to participate in the benefit plans, programs and arrangements of Galenica to the same extent as similarly situated employees of Galenica. Such continuing employees of Aspreva will be given credit under Galenica’s benefit plans for all years of service with Aspreva prior to the Effective Time for purposes of eligibility, vesting in respect of matching contributions under Galenica’s plans and the determination of rate of vacation accrued.
     Retention Plan
     Under the terms of the Combination Agreement, Galenica and Acquisitionco have agreed that, after the Effective Time, they will cause Aspreva (and any successor of Aspreva) to establish a retention plan for the benefit of continuing employees pursuant to which Aspreva will make aggregate payments to continuing employees of not less than US$4 million over the 24 month period after the Effective Date. Galenica and Acquisitionco have agreed to make available to Aspreva (and any successor of Aspreva) any financing required in order to make payment of amounts payable pursuant to the retention plan. The amounts payable under the retention plan will be in addition to any other amounts otherwise payable to continuing employees, including pursuant to any existing retention plans of Aspreva.
     Indemnification and Insurance
     Aspreva provides liability insurance to its directors and officers. The current policy has been in place since February of 2005 and has a limit of US$25 million. The insurance carries a deductible of US$500,000 per securities claim and US$200,000 per any other claim for which indemnification is provided by the Company. The annual premium for the policy is US$552,500 and is paid for by Aspreva. The Combination Agreement provides that Aspreva will, and that Galenica and Acquisitionco will cause Aspreva (and any successor to Aspreva) to, continue and maintain in effect without any gaps, lapses or reduction in scope or coverage for a period of not less than six years from the Effective Date, policies of directors’ and officers’ liability insurance providing protection no less advantageous or favourable to the protection provided by the policies maintained by Aspreva that are in effect immediately prior to the Effective Time and providing protection in respect of claims arising from or related to facts or events that occurred on or prior to the Effective Date, provided that in no event will Aspreva be required to spend in one year as premiums for such insurance more than 250% of the annual amount currently paid by Aspreva. Alternatively, prior to the Effective Time, Aspreva may, at its option, purchase prepaid non-cancellable run-off directors’ and officers’ liability insurance providing coverage (on terms and conditions as or more favourable to those contained in Aspreva’s current insurance policies) for a period of up to six years from the Effective Date. The cost of purchasing such directors and officers’ liability insurance will not exceed 350% of the total amount paid in annual premiums by Aspreva for all director and officers’ liability insurance at the last renewal of the directors and officers’ liability insurance that occurred before the Effective Date.
     Aspreva has entered into customary indemnification agreements with its directors and certain of its executive officers. The constating documents of Aspreva also provide for the indemnification in certain circumstances of Aspreva’s directors and officers. The Combination Agreement provides that Galenica and Acquisitionco will cause Aspreva (and any successor to Aspreva) and Aspreva’s subsidiaries to honour all rights to indemnification existing in favour of present and former directors and officers of Aspreva as of the Effective Time, such indemnification to continue in full force and effect and without modification for a period of not less than six years after the Effective Date.
Intentions of Aspreva Executive Officers and Directors
     The executive officers and directors of Aspreva beneficially owned, directly or indirectly, or exercise control or direction over, in the aggregate, 4,437,804 Common Shares and Options to acquire 1,050,183 Common Shares, which represent approximately 13% of the outstanding Common Shares and approximately 46% of the outstanding Options as of November 9, 2007. The executive officers and directors of Aspreva have indicated to Aspreva that they intend to vote their Securities, as applicable, in favour of the Arrangement Resolutions and the Rights Plan Waiver Resolution. Contemporaneously with the execution and delivery of the Combination Agreement, the directors and certain of the executive officers of Aspreva entered into Support Agreements with Acquisitionco pursuant to which, among other things, they agreed to vote Securities owned by them or over which they exercise control in favour of the Arrangement Resolutions. See “The Support Agreements”.
Source of Funding
     Pursuant to the terms of the Arrangement, an aggregate amount of approximately US$916,756,000 is expected to be paid by Acquisitionco to acquire all of the outstanding Common Shares (assuming no Shareholder exercises their Dissent Rights). Acquisitionco will also fund the acquisition by the Company of all of the outstanding Options in the amount of approximately US$16,911,000.
     Galenica and RBS entered into a financing commitment letter on October 17, 2007 pursuant to which RBS agreed, subject to the execution of a definitive Facility Agreement, to provide up to US$950 million in term loan facilities and up to Swiss Francs 150 million in revolving credit facilities.
     On October 31, 2007, Galenica and RBS entered into the definitive Facility Agreement. The term loan facilities are to be used to provide financing for the Arrangement and the revolving credit facilities are to be used by Galenica to provide working capital and for general corporate purposes after the Effective Date.
     The obligations of RBS to provide the financing on the terms outlined in the Facility Agreement are subject to certain conditions set forth therein, including, among others, receipt of:
•	certain constating documents and consents;

•	a legal opinion of Galenica’s counsel;

•	certified copies of the Combination Agreement, press release announcing the execution of the Combination Agreement, Interim Order, Circular, Notice of Special Meeting, Final Order and an undertaking of Galenica to deposit the Consideration with the Depositary;

•	a certificate of Galenica confirming that all regulatory and competition authorizations necessary in connection with the Arrangement have been obtained and that, to the best of Galenica’s knowledge and belief (having made due and careful enquiry), (i) as of October 17, 2007, there are no claims, actions or legal proceedings pending or threatened against Aspreva or any of its Subsidiaries before any governmental entity, which would be material to Aspreva, and (ii) neither Aspreva nor any of its Subsidiaries, nor their respective assets and properties, is subject to any outstanding judgment, order, writ, injunction or decree that has had or would have a Material Adverse Effect on Aspreva; and

•	evidence that the majority of key management were employed by Aspreva on the date of the press release announcing the execution of the Combination Agreement.
     Notwithstanding the foregoing, subject to its obligations under the Facility Agreement, Acquisitionco may elect to pursue alternative means of financing the Arrangement. The obligations of Acquisitionco under the Combination Agreement are not conditional on obtaining financing.
THE COMBINATION AGREEMENT
     On October 17, 2007, the Company, Galenica and Acquisitionco entered into the Combination Agreement, pursuant to which it was agreed, among other things, that, subject to the terms and conditions set forth in the Combination Agreement, (a) all of the Options granted and outstanding immediately prior to the Effective Time, whether vested or unvested, will be transferred to the Company in exchange for a cash payment equal to the Option Consideration, and (b) all Common Shares outstanding immediately prior to the Effective Time (including Dissenting Common Shares and any Common Shares issued pursuant to the exercise of any Option duly exercised prior to the Effective Time in accordance with the provisions of the Stock Option Plan and the option agreement evidencing any such Option) will be and be deemed to be transferred by the Shareholders to Acquisitionco (free and clear of any Liens) in exchange for a cash payment equal to (i) the Purchase Price for each Common Share (other than for Dissenting Common Shares), (ii) the fair value for each Dissenting Common Share held by a Dissenting Shareholder, and (iii) in respect of any Shareholder who exercises Dissent Rights and who is ultimately not entitled to be paid fair value for the Common Shares in respect of which they have exercised Dissent Rights, the Purchase Price for each Common Share.

     The following description of certain material provisions of the Combination Agreement is a summary only, is not comprehensive and is qualified in its entirety by reference to the full text of the Combination Agreement, a copy of which is attached to this Circular as Appendix C.
     Except for the Combination Agreement’s status as a contractual document that establishes and governs the legal relations among the parties thereto with respect to the Arrangement, its text is not intended to be, and should not be interpreted as, a source of factual, business or operational information about the Company, Galenica or Acquisitionco, or any of their respective affiliates. The Combination Agreement contains representations, warranties and covenants that are qualified and limited, including by information in the documents referenced in the Combination Agreement that the parties delivered in connection with the execution of the Combination Agreement, certain other information provided by the parties thereto to the other parties, or disclosed in public filings with United States and Canadian securities regulatory authorities. Representations and warranties may be used as a tool to allocate risks between the respective parties to the Combination Agreement, including where the parties do not have complete knowledge of all facts, instead of establishing such matters as facts. Furthermore, the representations and warranties may be subject to different standards of materiality applicable to the contracting parties, which may differ from what may be viewed as material to Securityholders. These representations may or may not have been accurate as of any specific date and do not purport to be accurate as of the date of this Circular. Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the Combination Agreement and subsequent developments or new information qualifying a representation or warranty may have been included in this Circular. Except for the parties themselves, under the terms of the Combination Agreement only certain other specifically identified persons are third-party beneficiaries of the Combination Agreement who may enforce it and rely on its terms. Securityholders are not third-party beneficiaries of the Combination Agreement and therefore may not directly enforce or rely upon its terms and conditions and should not rely on its representations, warranties or covenants as characterizations of the actual state of facts or condition of the Company, Acquisitionco or Galenica or any of their respective affiliates.
Conditions to the Arrangement
     Mutual Conditions
     The Combination Agreement provides that the obligation of each of the parties to consummate the Arrangement is subject to the satisfaction of, or mutual waiver by Galenica (on its own behalf and on behalf of Acquisitionco) and the Company, on or before the Effective Date, of the following conditions, which are for the mutual benefit of Galenica and Acquisitionco, on the one hand, and the Company, on the other hand, and which may be waived, in whole or in part, by Galenica (on its own behalf and on behalf of Acquisitionco) and the Company at any time:
•	the Arrangement Resolutions having been approved by the Securityholders at the Meeting in accordance with the Interim Order and applicable Laws;

•	the Interim Order and the Final Order each having been obtained and not having been set aside or modified in a manner that would have a Material Adverse Effect on the Company or a material adverse effect on Galenica;

•	no provision of any applicable Laws will be in effect, and no judgment, injunction, order or decree will have been entered since the date of the Combination Agreement and will be in effect, that makes the Arrangement illegal or otherwise restrains, enjoins or otherwise prohibits the consummation of the Arrangement, except where the violation of such Law, judgment, injunction, order or decree that would occur if the Arrangement were consummated would not have a Material Adverse Effect on the Company or a material adverse effect on Galenica; and

•	each Appropriate Regulatory Approval having been obtained (or concluded, or in the case of waiting or suspensory periods, expired or been terminated) and being in full force and effect (and not being subject to any stop-order or proceeding seeking a stop-order or revocation) except where the failure to obtain such Appropriate Regulatory Approval results from or is attributable to Galenica’s or Acquisitionco’s failure to comply or consent to the compliance with any condition that does not constitute a Materially Burdensome Condition. For purposes of the Combination Agreement, except as otherwise agreed to by the parties, a condition will be deemed to be a “Materially Burdensome Condition” if (i) such condition is imposed by the Minister under the Investment Canada Act as a prerequisite to the granting of the Investment Canada Act Approval and (ii) compliance with such condition would impose significant material burdens on the Company or Galenica.

     Additional Conditions to the Obligations of Acquisitionco and Galenica
     The Combination Agreement provides that the obligations of Acquisitionco and Galenica to consummate the Arrangement are also subject to the satisfaction of certain conditions precedent (each of which is for the exclusive benefit of Acquisitionco and Galenica and may be waived by Galenica on behalf of itself and Acquisitionco) on or before the Effective Date:
•	the Company having complied in all material respects with its covenants in the Combination Agreement required to be complied with by the Company on or before the Effective Date;

•	the representations and warranties of the Company in the Combination Agreement being true and correct as of the Effective Date as if made on and as of such date (except for such representations and warranties which refer to or are made as of another specified date, in which case such representations and warranties being true and correct as of that date) except (i) as affected by transactions, changes, conditions, events or circumstances contemplated or permitted by the Combination Agreement or (ii) for breaches of representations and warranties which in the aggregate do not have a Material Adverse Effect on the Company, provided however that for the purposes of determining the truth and correctness of any such representations and warranties, all qualifications using the term Material Adverse Effect and “in all material respects” (or similar phrase) will be disregarded;

•	since the date of the Combination Agreement, there has not occurred any event that has resulted in a Material Adverse Effect on the Company;

•	Acquisitionco receiving a certificate of the Company signed by a senior officer of the Company and dated the Effective Date certifying that the applicable conditions have been satisfied, which certificate will cease to have any force and effect after the Effective Time; and

•	the Shareholders having approved the Rights Plan Waiver Resolution and the Rights Plan Amending Agreement having been executed and delivered.
     Additional Conditions to the Obligations of the Company
     The obligations of the Company to consummate the Arrangement are also subject to the satisfaction of certain conditions (each of which is for the exclusive benefit of the Company and may be waived by the Company) on or before the Effective Date:
•	each of Galenica and Acquisitionco having complied in all material respects with its covenants in the Combination Agreement required to be complied with by Galenica or Acquisitionco on or before the Effective Date;

•	the representations and warranties of each of Galenica and Acquisitionco in the Combination Agreement being true and correct as of the Effective Date as if made on and as of such date (except for such representations and warranties which refer to or are made as of another specified date, in which case such representations and warranties being true and correct as of that date) except (i) as affected by transactions, changes, conditions, events or circumstances contemplated or permitted by the Combination Agreement or (ii) for breaches of representations and warranties which in the aggregate do not have a material adverse effect on the ability of Galenica or Acquisitionco to consummate the transactions contemplated by the Combination Agreement; provided, however, that for the purposes of determining the truth and correctness of any such representations and warranties, all qualifications using the terms “material adverse effect” and “in all material respects” (or similar phrase) will be disregarded;

•	the Company having received a certificate of Galenica and Acquisitionco, signed by a senior officer of Galenica and Acquisitionco and dated the Effective Date, certifying that the applicable conditions have been satisfied, which certificate will cease to have any force and effect after the Effective Time; and

•	Acquisitionco having deposited with the Depositary sufficient funds to complete the transactions contemplated by the Plan of Arrangement and the Depositary having confirmed to the Company the receipt of such funds, which will be held by the Depositary in an escrow or restricted account pursuant to an agreement among Acquisitionco, Acquisitionco’s lenders and the Depositary, in a form satisfactory to the Company, acting reasonably, pursuant to which the Depositary will be irrevocably authorized and instructed to release the funds to the Securityholders, in its capacity as depositary in respect of the Arrangement, upon the Arrangement becoming effective.

     Satisfaction of Conditions
     Pursuant to the Combination Agreement, the conditions set forth under the headings “Mutual Conditions”, “Additional Conditions to the Obligations of Acquisitionco and Galenica”, and “Additional Conditions to the Obligations of the Company” will be conclusively deemed to have been satisfied, waived or released at the Effective Time. Despite any provision in the Combination Agreement to the contrary, at any time after the date that is two Business Days following the Satisfaction Date: (a) the obligations of Acquisitionco and Galenica to consummate the Arrangement will not be subject to the satisfaction of any conditions set forth in this Circular under the headings “Mutual Conditions” or “Additional Conditions to the Obligations of Acquisitionco and Galenica” (or any other conditions or contingencies whatsoever), all such conditions being deemed to have been fully satisfied or waived; and (b) in no event will Acquisitionco or Galenica be entitled to terminate the Combination Agreement for any reason whatsoever.
Representations and Warranties
     The Combination Agreement contains representations and warranties on the part of the Company relating to the following matters, among others: organization and good standing; capitalization; authority to enter into the Combination Agreement and no conflicts; absence of consents and approvals in connection with the transactions contemplated in the Combination Agreement; reports and financial statements; absence of certain material changes or events and the conduct of business in the ordinary course since January 1, 2007; absence of conflicts or violations under constating documents or Material Contracts; absence of defaults under the Roche Agreement; absence of litigation; environmental matters; tax matters; employee benefits; employment matters; severance and employment agreements; compliance with laws and permits; intellectual property; Specified Pharmaceutical Product; opinions of financial advisors; brokerage and finders’ fees; Rights Plan; and insurance.
     The Combination Agreement also contains representations and warranties of Acquisitionco and Galenica relating to matters that include: corporate organization and standing; authority to enter into the Combination Agreement and no conflicts; consents and approvals; Galenica approval of the transactions contemplated in the Combination Agreement; Acquisitionco approval of the transactions contemplated in the Combination Agreement; no vote of the shareholders of Galenica required; and availability of funding.
Material Adverse Effect Definition
     When used in connection with the Company, a “Material Adverse Effect” means any adverse effect that constitutes or would reasonably be expected to constitute a material adverse effect on the business, operations or financial condition of the Company and the Subsidiaries, taken as a whole; provided, however, that any adverse effect that is temporary in nature or that results directly or indirectly from or relates directly or indirectly to any of the following will not be deemed to constitute, and will not be taken into account in determining whether there has been or would be, a Material Adverse Effect on the Company:
•	changes or developments in international, Canadian, United States or EU political, economic, financial or market conditions, or in the economy, political or market conditions or currency exchange rates in Canada, the United States or the EU;

•	changes or developments resulting from any natural disaster, any act of sabotage or terrorism or any outbreak of hostilities or war, or any escalation of any such natural disaster or acts of sabotage or terrorism or hostilities or war;

•	conditions generally affecting the pharmaceutical or biotechnology sector or companies in that sector (except to the extent such conditions have a disproportionately large adverse effect on the Company and the Subsidiaries by comparison to the adverse effect such conditions have generally on the other companies in that sector, it being understood that, in determining whether there has been or would be a Material Adverse Effect on the Company, such disproportionately large adverse effect may be taken into account only to the limited extent that it exceeds the adverse effect such conditions have generally on the other companies in that sector);

•	conditions generally affecting companies in the United States, Canada or the EU involved in the development or marketing of pharmaceutical products used or useful in the treatment of diseases requiring immuno-suppression (except to the extent such conditions have a disproportionately large adverse effect on the Company and the Subsidiaries by comparison to the adverse effect such conditions have generally on the other companies involved in the development or marketing of such products, it being understood that, in determining whether there has been or would be a Material

Adverse Effect on the Company, such disproportionately large adverse effect may be taken into account only to the limited extent that it exceeds the adverse effect such conditions have generally on the other companies involved in the development or marketing of such products);

•	the introduction, commercial success, lack of commercial success, side effects or pre-clinical or clinical trial results (including adverse events) of any product or product candidate (of a person other than the Company and the Subsidiaries) similar to or potentially competitive with the Specified Pharmaceutical Product;

•	the payment of any amounts due to, or the provision of any other benefits to, any officers or employees under employment contracts, non-competition agreements, employee benefit plans, severance arrangements or other arrangements in existence as of the date of the Combination Agreement and disclosed in the Disclosure Letter;

•	any breach by Galenica of the Combination Agreement or the Confidentiality Agreement;

•	the announcement of the execution of the Combination Agreement, the pendency of the transactions contemplated hereby, the performance of any obligation hereunder or the completion of any of the transactions contemplated hereby, including any Pre-Acquisition Reorganization (including any litigation or impact on the relationship of the Company or any of the Subsidiaries with employees, customers, suppliers, partners, service providers or creditors);

•	any event, occurrence, development or circumstance disclosed in the Disclosure Letter;

•	the taking of any action, or any failure to act, contemplated or permitted by the Combination Agreement or consented to by Galenica or Acquisitionco;

•	changes in GAAP or applicable Laws or interpretations thereof;

•	failure to meet any published or other revenue or earnings estimates or projections of the Company, or a decline in the market price or volume of trading of the Common Shares on the TSX or Nasdaq (in and of itself), provided, however, that notwithstanding the foregoing, any adverse effect on the business, operations or financial condition of the Company and the Subsidiaries that has resulted in such failure or such decline may be taken into account in determining whether there has been a Material Adverse Effect on the Company; or

•	any request or requirement by any Governmental Entity that any of Galenica, Acquisitionco, the Company or any of the Subsidiaries enter into any agreement or arrangement, or take any action, as a condition or prerequisite to the granting of any of the Appropriate Regulatory Approvals.
Covenants of the Company Regarding the Conduct of Business
     In the Combination Agreement, the Company has agreed, among other things, that, from the date of the Combination Agreement until the earlier of the Effective Time or the date on which the Combination Agreement is terminated in accordance with its terms, in each case except with the consent of Galenica, which consent will not be unreasonably withheld, conditioned or delayed, or with respect to any matters which are disclosed in the Disclosure Letter or as otherwise permitted or contemplated by the Combination Agreement or the Arrangement, or as may be required to facilitate compliance with any Laws:
(a)	each of the Company and the Subsidiaries will, for the purpose of endeavouring to maintain the Company’s goodwill and ongoing business, use commercially reasonable efforts to (i) carry on its business in the ordinary course consistent with past practice, (ii) keep available the services of its current officers and employees, and (iii) maintain good relations with customers and suppliers; and

(b)	the Company will not, nor will it permit any of the Subsidiaries to:
•	split, combine, subdivide or reclassify any of its share capital or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its share capital;

•	issue, reserve, set aside, repurchase, redeem or otherwise acquire any shares of its share capital or any securities or obligations convertible into, exercisable or exchangeable for, or any rights, warrants, calls, subscriptions or options to acquire, shares of its share capital or authorize any of the foregoing;

•	authorize any of the foregoing, in each case other than pursuant to (i) Options issued prior to the date of the Combination Agreement, (ii) Options issued to new employees of the Company and the Subsidiaries after the date of the Combination Agreement in the ordinary course of business not to exceed Options for 250,000 Common Shares, or (iii) in compliance with the terms of the Combination Agreement;

•	declare, set aside for payment or pay any dividend on or make any other distribution in respect of any Common Shares unless the Consideration payable to each holder of Common Shares will be reduced by the amount of such dividend or distribution paid in respect of those Common Shares;

•	amend its constating documents;

•	sell, pledge, encumber, lease (whether such lease is an operating or capital lease or a sale and lease back of assets) or otherwise dispose of any material assets other than (i) in the ordinary course of business, (ii) pursuant to any Material Contract existing at the date of the Combination Agreement, (iii) as security for borrowings permitted by the terms of the Combination Agreement or (iv) pursuant to plans or proposals disclosed in the Disclosure Letter;

•	incur any material indebtedness for borrowed money other than (i) short-term borrowings incurred in the ordinary course of business not to exceed US$1 million, and (ii) additional borrowings under credit lines existing as of the date of the Combination Agreement incurred in the ordinary course of business and not to exceed US$1 million, or pursuant to any modifications, renewals or replacements of any such credit lines;

•	enter into any material operating lease or create any Liens, other than permitted Liens, on any material property of the Company in connection with any indebtedness for borrowed money (other than any indebtedness permitted pursuant to the terms of the Combination Agreement);

•	terminate, amend or modify the Roche Agreement, except as required by the terms of the Roche Agreement or applicable Laws;

•	materially amend or prematurely terminate any Material Contract except in the ordinary course of business or where failure to amend or terminate a Material Contract would, in the reasonable judgment of the Company, have an adverse impact on the Company or any Subsidiary of the Company;

•	authorize, make or commit to make any capital expenditures (including capital lease obligations) in excess of US$1 million individually or in the aggregate;

•	other than in the ordinary course of business, sell, pledge, encumber, lease (whether such lease is a sale and lease back of assets) or otherwise dispose of any assets;

•	increase in any material manner the compensation of any of its directors, officers or employees or enter into, establish or amend any plan for the benefit of any director or employee of the Company, other than: (i) as required pursuant to applicable Law, the Combination Agreement, the Arrangement or the terms of contracts in effect as of the date of the Combination Agreement; and (ii) increases in salaries, wages and benefits effected in the ordinary course of business;

•	make any material changes to the existing accounting practices, methods, and principles relating to the Company or any of the Subsidiaries, except as required by applicable Laws or GAAP;

•	except as required by applicable Law or in the ordinary course of business, (i) make, change or rescind any material tax election, (ii) take any action, or omit to take any action, in either case inconsistent with past practice, relating to the filing of any tax return or the payment of any tax, (iii) settle any material tax claim or assessment in excess of US$1 million, (iv) surrender any right or claim to a tax refund, or (v) materially amend any of its transfer pricing policies; and

•	the Company will promptly, after the matter in question comes to the knowledge of the senior leadership team of Aspreva, advise Acquisitionco in writing of (i) any event, condition or circumstance that would be reasonably expected to cause any representation or warranty of the Company contained in the Combination Agreement to be materially untrue at the Effective Time (or, in the case of any representation or warranty made as of a specified date, as of such specified date), in either case such that the condition would not be satisfied; and (ii) of any material breach by the Company of any covenant contained in the Combination Agreement.
Covenants of the Company Regarding the Arrangement
     Pursuant to the Combination Agreement, the Company has agreed, and where applicable, has agreed to cause the Subsidiaries to, perform all obligations required to be performed by the Company or any of the Subsidiaries under the Combination Agreement, and do all such other acts and things as may be reasonably necessary or desirable in order to consummate and make effective, as promptly as reasonably practicable, the Arrangement contemplated in the Combination Agreement and, without limiting the generality of the foregoing, the Combination Agreement provides that the Company will:
•	upon approval of the Rights Plan Waiver Resolution and upon receipt of the requisite approval of the TSX, forthwith execute and deliver the Rights Plan Amending Agreement and cause such agreement to be and remain in full force and effect, unamended;

•	use best efforts to satisfy or cause to be satisfied as soon as reasonably practicable all the conditions precedent that are set forth in the Combination Agreement (to the extent the same is within the Company’s control);

•	apply for (including preparing and filing promptly documents and submissions of information required or requested by any Governmental Entity in respect of such application) and use best efforts to obtain as promptly as practicable all Appropriate Regulatory Approvals required to be obtained by the Company or any of the Subsidiaries in order for the Company to consummate the transactions contemplated hereby and, in doing so, keep Acquisitionco fully informed as to the status of the proceedings related to obtaining such Appropriate Regulatory Approvals;

•	except where prohibited by Law, use best efforts to (i) cooperate in all respects with Galenica (including but not limited to, providing Galenica with any information requested by it), in connection with any filing, application or submission with a Governmental Entity in connection with the transactions contemplated by the Combination Agreement and in connection with any investigation or other inquiry by or before a Governmental Entity relating to the transactions contemplated by the Combination Agreement, (ii) promptly notify Galenica of any written communication to that party from any Governmental Entity and permit Galenica to review in advance any proposed communication to any of the foregoing, (iii) consult with Galenica prior to participating in any substantive meeting, telephone call or discussion with any Governmental Entity in respect of any filings, investigation or inquiry concerning the Combination Agreement or the transactions contemplated therein and provide Galenica the opportunity to attend and participate in any such meeting, telephone call or discussion, and (iv) furnish Galenica with copies of all correspondence, filings, and written communications (or a reasonably detailed summary of any oral communications) between the Company and its representatives on the one hand, and any Governmental Entity or members of their respective staffs on the other hand, with respect to the Combination Agreement and the transactions contemplated therein;

•	use best efforts to resolve such objections, if any, as may be asserted by a Governmental Entity or other person with respect to the transactions contemplated by the Combination Agreement;

•	diligently defend all lawsuits or other legal, regulatory or other proceedings to which the Company is a party challenging or affecting the Combination Agreement or the consummation of the transactions contemplated therein;

•	carry out the terms of the Interim Order and the Final Order applicable to the Company and use commercially reasonable efforts to comply promptly with all requirements which applicable Laws may impose on the Company or the Subsidiaries with respect to the transactions contemplated by the Combination Agreement and the Arrangement;

•	use best efforts to have lifted or rescinded any injunction or restraining order or other order relating to the Company which may adversely affect the ability of the parties to consummate the transactions contemplated by the Combination Agreement;

•	effect all necessary registrations, filings and submissions of information required by Governmental Entities from the Company or any of the Subsidiaries in connection with the transactions contemplated by the Combination Agreement;

•	use best efforts to obtain all waivers, consents and approvals from other parties to loan agreements, leases or other contracts required to be obtained by the Company or a Subsidiary to consummate the transactions contemplated by the Combination Agreement which the failure to obtain would materially and adversely affect the ability of the Company or the Subsidiaries to consummate the transactions contemplated by the Combination Agreement;

•	retain a proxy solicitation firm to actively solicit from Securityholders proxies in favour of the resolutions to be put before the Meeting; and

•	use best efforts to cause the date of the Meeting Date to be not later than December 21, 2007 (the “Meeting Date Deadline”) provided, however, that (A) if the Board of Directors determines in good faith that as a result of circumstances beyond the reasonable control of the Company (including the need to provide appropriate disclosures to Securityholders in advance of the Meeting and including the failure to obtain sufficient proxies to assure approval of the Arrangement Resolutions), the Meeting cannot or should not be held on or prior to the Meeting Date Deadline, the Company may by written notice to Galenica extend the Meeting Date Deadline on one or more successive occasions to a later date established by the Board of Directors and determined by the Board of Directors in good faith to be necessary or appropriate as a result of such circumstances beyond the reasonable control of the Company; provided further, that the Meeting Date Deadline may not be extended pursuant to this clause (A) to a date beyond January 22, 2008, and (B) if in the reasonable judgement of the Company, a breach of the Combination Agreement by Galenica or Acquisitionco results in a delay in the Meeting, the Meeting Date Deadline will automatically be extended by the amount of time the Meeting has been delayed by such breach.
Covenants of Acquisitionco and Galenica Regarding the Performance of their Obligations
     In the Combination Agreement, Acquisitionco and Galenica have agreed, among other things, that, subject to the terms and conditions of the Combination Agreement, Acquisitionco and Galenica will perform all obligations required to be performed by them under the Combination Agreement, cooperate with the Company in connection therewith, and do all such other acts and things as may be necessary or desirable in order to consummate and make effective, as promptly as reasonably practicable, the Arrangement contemplated by the Combination Agreement and, without limiting the generality of the foregoing, Acquisitionco and Galenica will:
•	use best efforts to satisfy or cause to be satisfied as soon as reasonably practicable all conditions precedent that are set forth in the Combination Agreement (to the extent the same is within their control);

•	apply for (including providing and filing promptly documents and submissions of information required or requested by any Governmental Authority in respect of such application) and use best efforts to obtain all Appropriate Regulatory Approvals required to be obtained by Galenica or Acquisitionco or any of their affiliates in order for Galenica or Acquisitionco to consummate the transactions contemplated by the Combination Agreement and, in doing so, to keep the Company fully informed as to the status of the proceedings related to obtaining such Appropriate Regulatory Approvals, including providing the Company with copies of all related applications and notifications, in draft form, to provide the Company an opportunity to provide its reasonable comments thereon;

•	except where prohibited by applicable Law, use best efforts to (i) cooperate in all respects with the Company (including providing the Company with any information requested by it, in connection with any filing, application or submission with a Governmental Entity in connection with the transactions contemplated by the Combination Agreement and in connection with any investigation or other inquiry by or before a Governmental Entity relating to any of the transactions contemplated by the Combination Agreement, including any proceeding initiated by a private party), (ii) promptly notify the Company of any written communication to that party from any Governmental Entity and permit the Company to review in advance any proposed communication to any of the foregoing, (iii) consult with the Company prior to participating in any substantive meeting, telephone call or discussion with any Governmental Entity in respect of any filings, investigation or inquiry concerning the Combination Agreement or the transactions contemplated therein and provide the Company the opportunity to attend and participate in any such meeting, telephone call or discussion, and (iv) furnish the Company with copies of all correspondence, filings and written communications (or a reasonably detailed summary of any oral communications) between Galenica or Acquisitionco and their respective representatives on the one hand, and any Governmental Entity or members of their respective staffs on the other hand, with respect to the Combination Agreement and the transactions contemplated therein;

•	use best efforts to resolve such objections, if any, as may be asserted by a Governmental Entity or other person with respect to the transactions contemplated by the Combination Agreement;

•	diligently defend all lawsuits or other legal, regulatory or other proceedings to which either Galenica or Acquisitionco is a party challenging or affecting the Combination Agreement or the consummation of the transactions contemplated therein;

•	carry out the terms of the Interim Order and Final Order applicable to Galenica and Acquisitionco and comply promptly with all requirements which applicable Laws may impose on Galenica or Acquisitionco with respect to the transactions contemplated by the Combination Agreement and by the Arrangement;

•	effect all necessary registrations, filings and submissions of information required by Governmental Entities from Galenica or Acquisitionco or their affiliates in connection with the transactions contemplated by the Combination Agreement;

•	use best efforts to obtain all waivers, consents and approvals required to be obtained by Galenica or Acquisitionco or any affiliate of Galenica or Acquisitionco to consummate the transactions contemplated by the Combination Agreement which the failure to obtain would materially and adversely affect the ability of Acquisitionco or Galenica to consummate the transactions contemplated by the Combination Agreement; and

•	pay all requisite filing fees and taxes thereon in relation to any filing or application in respect of any Appropriate Regulatory Approvals.
     Galenica, as the sole shareholder of Acquisitionco has agreed to cause Acquisitionco to take all steps, to do and perform all such acts and things, to execute and deliver all such agreements, documents and other instruments, and to pay such amounts, as are necessary or desirable to cause Acquisitionco to comply with all covenants and agreements of Acquisitionco contained in the Combination Agreement and, upon the Arrangement becoming effective, under the Plan of Arrangement, in accordance with the terms and conditions thereof. The agreements, covenants, representations and warranties and other obligations contained in the Combination Agreement which are expressed to be made by Acquisitionco and Galenica or by Acquisitionco or Galenica are joint and several agreements, covenants, representations and warranties and obligations.
     Pursuant to the Combination Agreement, Acquisitionco and Galenica have agreed, and Galenica has agreed to cause Acquisitionco to, make arrangements to borrow or otherwise be in possession of, prior to the Effective Date, all funds required to be provided by Acquisitionco to the Depositary (as defined in the Plan of Arrangement). The Combination Agreement further provides in connection therewith that:
•	Acquisitionco and Galenica will, and Galenica will cause Acquisitionco to, use its best efforts to negotiate and enter into the Definitive Financing Agreements with such third parties (it being understood that such Definitive Financing Agreements will contain no funding or financing conditions that are broader or more onerous than the conditions set forth in the Combination Agreement and will otherwise be fully consistent with the Combination Agreement);

•	Acquisitionco and Galenica will, and Galenica will cause Acquisitionco to, use best efforts to satisfy all conditions in such Definitive Financing Agreements;

•	neither Acquisitionco nor Galenica will enter into, or permit the entering into, of any material amendment to any Commitment Letter or Definitive Financing Agreement, nor will Acquisitionco or Galenica waive any material provision thereof or right thereunder, or acquiesce in any action or decision of any other party thereto that is adverse to the interests of Acquisitionco, Galenica, the Company or any of the Securityholders;

•	in the event any portion of the financing referred to in the Definitive Financing Agreements becomes unavailable, Acquisitionco and Galenica have agreed, and Galenica has agreed to cause Acquisitionco to, use its best efforts to arrange to obtain any such portion from alternative sources as promptly as practicable; and

•	Galenica will agree to guarantee Acquisitionco’s obligations under the financing referred to in the Definitive Financing Agreements and has agreed to use its best efforts to negotiate Definitive Financing Agreements with third parties in connection with such guarantee.
     The Combination Agreement further provides that Acquisitionco and Galenica will, prior to October 31, 2007, request in writing in accordance with the mandate letter entered into contemporaneously with the Combination Agreement, that the parties to such mandate letter enter into the “Facility Agreement” contemplated thereby not later than October 31, 2007. As described under “Source of Funds” above, on October 31, 2007, Galenica and RBS entered into the definitive Facility Agreement.
Covenants of the Company Regarding Non-Solicitation
     The Company has agreed that, except as contemplated by the Combination Agreement or with the consent in writing of Galenica or Acquisitionco, prior to the date the Arrangement Resolutions are approved by the Securityholders as required by the Combination Agreement, the Company will not, and will not authorize or permit its representatives, the Subsidiaries and the Subsidiaries’ representatives to:
•	solicit or knowingly encourage the making of an Acquisition Proposal by any person (other than Galenica and Acquisitionco), including by way of furnishing non-public information regarding the Company and its Subsidiaries to such person;

•	participate in any negotiations or discussions with any person (other than Galenica and Acquisitionco) regarding any Acquisition Proposal made by such person;

•	approve or recommend any Acquisition Proposal;

•	enter into any agreement in respect of any Acquisition Proposal with the person making such Acquisition Proposal (other than a confidentiality agreement referred to in the Combination Agreement); or

•	withdraw or modify in a manner adverse to Acquisitionco, or adopt a resolution withdrawing or modifying in a manner adverse to Acquisitionco, the recommendation of the Board of Directors that the Securityholders vote in favour of the Arrangement Resolutions, it being understood and agreed that a failure by the Board of Directors to affirm the approval or recommendation of the Board of Directors of the transactions contemplated in the Combination Agreement within 10 Business Days after an Acquisition Proposal has been publicly announced will be deemed to be an adverse modification; provided, however, that prior to the date the Arrangement Resolutions are approved by the Securityholders as required by the Combination Agreement, nothing contained in the Combination Agreement will prevent (i) the Board of Directors from approving or recommending an Acquisition Proposal or (ii) the Company from entering into an agreement (subject to compliance with certain terms of the Combination Agreement) or engaging in negotiations or discussions with any person who has made a bona fide Acquisition Proposal that was not solicited or knowingly encouraged in breach of the terms of the Combination Agreement, or with any representative of any such person, where the Board of Directors of the Company determines in good faith after consultation with the Company’s financial advisors and outside legal counsel that the Acquisition Proposal constitutes (or would constitute, if consummated in accordance with its terms), or could reasonably be expected to result in, a Superior Proposal.
     The Company has agreed, and has agreed to cause its representatives and the Subsidiaries and their representatives to immediately cease and cause to be terminated any existing solicitation of or negotiations with any person (other than Galenica and Acquisitionco and their respective representatives) that may be ongoing as of the date of the Combination Agreement with respect to an Acquisition Proposal, whether or not initiated by the Company.
     The Company has also agreed to immediately eliminate access to all data rooms, electronic or otherwise, in connection with the possible sale of the Company or its assets or the assets of any Subsidiary. The Company has agreed to request and exercise its rights to require, the return or destruction of all confidential information of the Company and the Subsidiaries that was provided to third parties by the Company after May 1, 2007 in connection with the possible sale of the Company.
     Notwithstanding the foregoing or any other provision of the Combination Agreement, the Company may accept, approve, recommend or enter into any agreement with any person providing for or to facilitate any Acquisition

Proposal (a “Proposed Agreement”) if (i) such Acquisition Proposal constitutes (or would constitute, if consummated in accordance with its terms) a Superior Proposal, and (ii) the Company provides Acquisitionco with a copy of such Proposed Agreement not less than five Business Days prior to its proposed execution by the Company. During such five Business Day period, the Company acknowledges and agrees that Acquisitionco will have the opportunity, but not the obligation, to deliver to the Company a binding offer to amend the terms of the Combination Agreement (an “Amended Offer”) and the Company will negotiate in good faith with Acquisitionco during such five Business Day period with respect to any Amended Offer. Any such Amended Offer must be accompanied by a form of amendment to the Combination Agreement duly executed on behalf of Galenica and Acquisitionco, and with evidence satisfactory to the Company acting reasonably that Galenica and Acquisitionco have made adequate arrangements to ensure that required funds will be available to Galenica for the consummation of the transaction reflected in the Amended Offer. The Board of Directors will review any Amended Offer submitted by Acquisitionco within such five Business Day period. If the Board of Directors determines in light of the Amended Offer that the Proposed Agreement no longer constitutes a Superior Proposal when compared to the Amended Offer:
•	the Company will not enter into the Proposed Agreement or support in any way the Acquisition Proposal reflected in the Proposed Agreement;

•	the Board of Directors will not withdraw, modify or change its recommendation of the Arrangement on account of the Proposed Agreement; and

•	the Company, Galenica and Acquisitionco will enter into an amendment to the Combination Agreement in the form accompanying the Amended Offer.
     If the Board of Directors continues to believe, acting in good faith and in the proper discharge of its fiduciary duties (after consultation with its financial advisor and its outside legal counsel) that the Acquisition Proposal provided for in the Proposed Agreement continues to be a Superior Proposal when compared to the Amended Offer, and therefore rejects the Amended Offer, or if Acquisitionco fails to submit an Amended Offer during such five Business Day period, the Company will be entitled to enter into the Proposed Agreement upon payment to Acquisitionco of the Termination Fee. The Company acknowledges and agrees that each successive modification of any Acquisition Proposal that changes the proposed purchase price payable under or that materially changes the non-price terms of such Acquisition Proposal will initiate an additional notice period of three Business Days. If the Company provides Acquisitionco with a notice contemplated hereby on a date that is less than five Business Days prior to the Meeting, the Company will adjourn the Meeting to a date that is not less than five Business Days and not more than ten Business Days after the date of such notice.
Notification of Acquisition Proposal
     The Company will promptly (and in any event within two Business Days) notify Acquisitionco first orally and then in writing of any proposal or offer constituting an Acquisition Proposal, or any request for non-public information that would reasonably be expected to lead to an Acquisition Proposal, of which any of its officers or directors become aware, received by the Company after the date of the Combination Agreement. Such written notice will include a copy of any written Acquisition Proposal (and any amendment thereof) which has been received by the Company or, if no written Acquisition Proposal has been received, a description of the material terms and conditions of such Acquisition Proposal, the identity of the person making such Acquisition Proposal and such other material details of such Acquisition Proposal as Acquisitionco may reasonably request. The Company will promptly advise Acquisitionco of any material change to the status or terms of such Acquisition Proposal.
     If (i) the Board of Directors determines in good faith after consultation with the Company’s financial advisors and outside legal counsel, that an Acquisition Proposal constitutes (or would constitute, if consummated in accordance with its terms), or could reasonably be expected to result in, a Superior Proposal, and (ii) such Acquisition Proposal does not by its terms contemplate a due diligence investigation lasting more than five Business Days to be undertaken by the person making such Acquisition Proposal, then, and only in such case, the Company may, subject to the execution of a confidentiality agreement by the person who made such Acquisition Proposal containing confidentiality restrictions, taken as a whole, not materially less favourable to the Company than the confidentiality restrictions in the confidentiality agreement (or in reliance on a confidentiality agreement that was entered into prior to the date of the Combination Agreement), provide such person or any representative, affiliate, lender or other actual or prospective financing source of such person with, or access to, non-public information regarding the Company and the Subsidiaries, provided that:
•	a confidentiality agreement entered into prior to the date of the Combination Agreement may be amended by the Company to expressly permit such other party to make an Acquisition Proposal; and

•	the Company will promptly provide Acquisitionco with, or access to, all non-public information provided by the Company to such other person after receipt of such Acquisition Proposal and not previously provided to Acquisitionco or Galenica and provide Acquisitionco with access to all further non-public information regarding the Company provided to such other person not previously provided to Acquisitionco or Galenica.
Termination of the Combination Agreement
     The Combination Agreement may be terminated:
•	by the mutual agreement of the Company and Acquisitionco (without the need for any action on the part of the Securityholders);

•	by Acquisitionco upon written notice to the Company within 10 Business Days if (i) the Board of Directors has failed to recommend or has withdrawn or modified or changed in a manner adverse to Acquisitionco its approval or recommendation of the Arrangement, or (ii) the Board of Directors has approved or recommended a Superior Proposal;

•	by the Company upon written notice to Acquisitionco in order to enter into a definitive written agreement with respect to a Superior Proposal, subject to compliance with the terms of the Combination Agreement and the payment of the Termination Fee required to be paid pursuant to the terms of the Combination Agreement;

•	by either the Company or Acquisitionco, upon written notice by either one to the other:
(a)	if the Effective Date does not occur on or before February 29, 2008, except that the right to terminate the Combination Agreement under the terms therein will not be available to any party to the Combination Agreement whose failure to fulfil any of its obligations has been a significant cause of, or resulted in, the failure of the Effective Date to occur by such date;

(b)	if the Meeting is held and the Arrangement Resolutions are not passed by the Securityholders in accordance with applicable Laws and the Interim Order or the Rights Plan Waiver Resolution is not passed by the holders of Common Shares in accordance with applicable Laws; or

(c)	if (i) any applicable Laws make the consummation of the Arrangement or the transactions contemplated by the Combination Agreement illegal or otherwise prohibited and such Laws have become final and non-appealable and (ii) the violation of such Laws that would occur if such transactions were consummated would have a Material Adverse Effect on the Company or a material adverse effect on Galenica;
•	by the Company upon written notice to Acquisitionco if Acquisitionco at any time prior to the Effective Date is in breach of its representations or obligations pursuant to the terms of the Combination Agreement or does not provide the Depositary under the Plan of Arrangement with sufficient funds to complete the transactions contemplated by the terms of the Plan of Arrangement as required pursuant to the terms of the Combination Agreement;

•	by either the Company or Acquisitionco upon written notice by either one to the other, if (i) a final and non-appealable order of a United States or Canadian court having jurisdiction has been entered and remains in effect, that makes consummation of the transactions contemplated by the Combination Agreement illegal or otherwise prohibited, and (ii) the violation of such order that would occur if such transactions were consummated would have a Material Adverse Effect on the Company or a material adverse effect on Galenica;

•	by Acquisitionco upon written notice to the Company, during the period beginning on the Meeting Date Deadline and ending on the earlier of (i) the date immediately prior to the Meeting Date or (ii) the date 10 days after the Meeting Date Deadline, if the Meeting will not have been held by the Meeting Date Deadline (as the Meeting Date Deadline may have been extended pursuant to the terms of the Combination Agreement); and

•	by the Company upon written notice to Acquisitionco, during the period beginning on the Meeting Date Deadline and ending on the earlier of (i) the date immediately prior to the date on which Galenica enters into the Definitive Financing Agreements or (ii) the date 10 days after the Meeting Date

Deadline, if Galenica has not entered into the Definitive Financing Agreements by the Meeting Date Deadline (as the Meeting Date Deadline may have been extended pursuant to the terms of the Combination Agreement).
Termination Fee
     The Combination Agreement provides that the Company will pay to Acquisitionco US$23 million in immediately available funds, net of any applicable taxes, by wire transfer to an account designated by Acquisitionco, within the time frames specified by the Combination Agreement, if:
•	Acquisitionco terminates the Combination Agreement pursuant to the terms thereof due to (i) the Board of Directors having failed to recommend or having withdrawn or modified or changed in a manner adverse to Acquisitionco its approval or recommendation of the Arrangement, or (ii) the Board of Directors having approved or recommended a Superior Proposal; or

•	the Company terminates the Combination Agreement pursuant to the terms thereof in order to enter into a definitive written agreement with respect to a Superior Proposal; or

•	either the Company or Acquisitionco terminates the Combination Agreement pursuant to the terms thereof in circumstances where the Meeting is held and the Arrangement Resolutions or the Rights Plan Waiver Resolution have not received the required approval at the Meeting and:
(a)	a bona fide Acquisition Proposal has been publicly announced by any person other than Acquisitionco or Galenica prior to the Meeting and not withdrawn, and

(b)	either (i) a transaction contemplated by an Acquisition Proposal is consummated after such termination of the Combination Agreement and prior to the expiration of 12 months following the date of such termination of the Combination Agreement or (ii) the Company enters into a definitive agreement with respect to a transaction contemplated by an Acquisition Proposal, after such termination of the Combination Agreement and prior to the expiration of 12 months following the date of such termination of the Combination Agreement, and thereafter consummates such transaction; provided, however, that for these purposes, all references to “20%” in the definition of Acquisition Proposal are deemed to refer to “50%”.
Pre-Acquisition Reorganization
     The Company agreed in the Combination Agreement that, upon request by Acquisitionco, the Company will, and will cause the Subsidiaries to, in each case at the expense of Acquisitionco, use its commercially reasonable efforts to:
•	effect such reorganization of its business, operations and assets and the integration of other affiliated businesses of the Company or the Subsidiaries as Acquisitionco may request, acting reasonably (each a “Pre-Acquisition Reorganization”); and

•	co-operate with Galenica and its advisors to determine the nature of the Pre-Acquisition Reorganizations that might be undertaken and the manner in which they would most effectively be undertaken.
     Galenica and Acquisitionco acknowledged and agreed in the Combination Agreement that the Pre-Acquisition Reorganization will (i) not impede, delay or prevent consummation of the Arrangement (including by giving rise to litigation by third parties), (ii) be such that, in the opinion of the Company, acting reasonably, would not prejudice the Securityholders, (iii) not require the Company to obtain the approval of any Shareholders, (iv) not unreasonably interfere with the business, operations or contracts of the Company or the Subsidiaries, (v) not reasonably be expected to result in any taxes being imposed on the Company or its Subsidiaries incrementally greater than the taxes which would be imposed in the absence of such Pre-Acquisition Reorganization and (vi) not be considered in determining whether a representation, warranty or covenant of the Company the Combination Agreement has been breached. Galenica and Acquisitionco acknowledge that the Pre-Acquisition Reorganization could require the consent of third parties under applicable contracts.
     Acquisitionco will provide written notice to the Company of any proposed Pre-Acquisition Reorganization at least 10 Business Days prior to the Effective Date. Upon receipt of such notice, Acquisitionco and the Company will, at the expense of Acquisitionco, work cooperatively and use commercially reasonable efforts to prepare prior to the Effective Time all documentation necessary and do such other acts and things as are necessary to give effect to such Pre-Acquisition Reorganizations. The parties will seek to have any such Pre-Acquisition Reorganization made effective immediately prior to or contemporaneously with the Effective Time or failing that as of the last moment of the day ending immediately prior to the Effective Date, or such other time as Acquisitionco reasonably requests (but after Acquisitionco has waived (subject to applicable Laws) all conditions referred to in the Combination Agreement or confirmed that all conditions referred to in the Combination Agreement have been satisfied).
     No such Pre-Acquisition Reorganization will be made effective unless (i) Acquisitionco has waived (subject to applicable Laws) or confirmed that all conditions referred to in the Combination Agreement have been satisfied and the Company is reasonably certain that the Arrangement will become effective; and (ii) such Pre-Acquisition Reorganization can be made effective immediately prior to or contemporaneously with the Effective Time or such Pre-Acquisition Reorganization can be reversed or unwound without adversely affecting the Company, the Subsidiaries, or its Securityholders in the event the Arrangement does not become effective and the Combination Agreement is terminated; and (iii) the Company, the Subsidiaries and their respective officers, directors, employees, agents, advisors and representatives have been indemnified (jointly and severally) by Galenica and Acquisitionco from and against any and all liabilities, losses, damages, claims, costs (including taxes), expenses (including legal fees, professional fees, and disbursements), interest, awards, judgments and penalties suffered or incurred by any of them in connection with, in respect of, or as a result of any Pre-Acquisition Reorganization; or (iv) the Company otherwise agrees.
     If the Arrangement is not completed, Acquisitionco has agreed in the Combination Agreement that it will forthwith reimburse the Company for all reasonable fees and expenses (including any professional fees and expenses) incurred by the Company and the Subsidiaries in considering and effecting a Pre-Acquisition Reorganization and will be responsible for any costs of the Company and the Subsidiaries in reversing or unwinding any Pre-Acquisition Reorganization that was effected at Acquisitionco’s request prior to termination of the Combination Agreement.
Availability of Funding
     Under the terms of the Combination Agreement, Galenica and Acquisitionco have represented and warranted that they have made adequate arrangements to ensure that required funds will be available to Acquisitionco through cash or committed credit facilities or other funding sources acceptable to Aspreva sufficient to fund the amount required for Acquisitionco to carry out its obligations under the Combination Agreement, carry out the terms of the Plan of Arrangement applicable to it and to pay all related fees and expenses. Notwithstanding the foregoing, the obligations of Galenica and Acquisitionco under the Combination Agreement are not subject to any financing condition.
THE SUPPORT AGREEMENTS
     The directors and certain executive officers of Aspreva, certain entities affiliated with HBM Bioventures (Cayman) Ltd., the Sprout Group and InterWest Partners, and certain other Shareholders, having, in the aggregate, ownership, control or direction over approximately 30% of the outstanding Common Shares and approximately 39% of the outstanding Options as of November 9, 2007, have each entered into a Support Agreement with Acquisitionco. The following is a summary of the principal terms of the Support Agreements and is qualified in its entirety by reference to the full text of the form of Support Agreement, forming Schedule F to the Combination Agreement, which is attached to this Circular as Appendix C.
     Commitment to Vote
     Pursuant to the Support Agreement for each Supporting Shareholder, such Supporting Shareholder has agreed, provided that Acquisitionco has complied in all material respects with its obligations under the Combination Agreement, to vote, or cause to be voted, all Common Shares and Options held by such Supporting Shareholder (including all Common Shares and Options owned on October 17, 2007, whether held directly, indirectly, or beneficially, and including all Common Shares and Options acquired by such Supporting Shareholder, directly, indirectly, or beneficially, at any time prior to the Meeting and including all other Common Shares and Options over which such Supporting Shareholder has control or direction) (collectively, the “Subject Securities”) in favour of (i) the Arrangement Resolutions; and (ii) any other form of transaction (an “Alternative Acquisitionco Transaction”) whereby Acquisitionco or any of its affiliates would effectively acquire 100% of the Securities on economic terms and other terms and conditions (including, without limitation, any tax consequences to such Supporting Shareholder) which, in relation to Aspreva and such Supporting Shareholder, are no less favourable from a financial point of view and otherwise substantially equivalent to or better than those contemplated by the Combination Agreement at any extraordinary meeting or meetings (or adjournment or adjournments thereof) of holders of Securities to be held to consider the Arrangement or the Alternative Acquisitionco Transaction.
     Under the Support Agreement for each Supporting Shareholder, each Supporting Shareholder also agreed to vote against any Acquisition Proposal that is submitted for the vote or consent of the holders of Securities, including, in each case, in connection with any separate vote of any sub-group of holders of Securities that may be required to be taken and of which sub-group such Supporting Shareholder forms a part. Each Supporting Shareholder also agreed to revoke any and all previous proxies with respect to any of its Subject Securities and grant to Acquisitionco and such individuals or corporations as Acquisitionco may designate an irrevocable proxy to vote all of its Subject Securities in accordance with the terms of the Support Agreement.
     Non-Solicitation Covenant of the Supporting Shareholders
     Provided that Acquisitionco has complied in all material respects with its obligations under the Combination Agreement, each Supporting Shareholder agreed with Acquisitionco that such Supporting Shareholder will not, directly or indirectly, take any action to solicit, initiate or encourage any Acquisition Proposal.
     Representations and Warranties of the Supporting Shareholders
     Pursuant to the Support Agreement with each Supporting Shareholder, such Supporting Shareholder represented, warranted and covenanted to and with Acquisitionco as to the following matters: (a) the class and number of Securities beneficially owned by such Supporting Shareholder as of October 17, 2007, whether directly or indirectly, and all Securities over which the Supporting Shareholder had control or direction as of October 17, 2007; (b) such Supporting Shareholder has and will have the right to vote its Subject Securities at the Meeting; (c) if such Supporting Shareholder is a corporation, such Supporting Shareholder is duly incorporated and organized and is validly existing under the laws of its jurisdiction of incorporation; (d) such Supporting Shareholder has the power and capacity to enter into, and to perform its obligations under, that Support Agreement, and the execution and delivery of that Support Agreement has been duly authorized by all necessary action on the part of such Supporting Shareholder; (e) that Support Agreement constitutes a valid and binding obligation of such Supporting Shareholder enforceable against such Supporting Shareholder in accordance with its terms, subject to the usual exceptions as to bankruptcy, insolvency and similar laws of general application and the availability of equitable remedies; and (f) neither the entering into of that Support Agreement nor the performance by such Supporting Shareholder of such Supporting Shareholder’s obligations thereunder will contravene, breach or result in any default under any agreement, arrangement, understanding or other legally binding commitments to which the Supporting Shareholder is a party or by which such Supporting Shareholder may be bound or, if such Supporting Shareholder is a corporation, under its articles, by-laws, constating documents or other organizational documents.
     In the Support Agreement for each Supporting Shareholder, such Supporting Shareholder agreed that its representations, warranties and covenants set forth in such Support Agreement will be true and correct on the date the Meeting is held and on the Effective Date and will survive the completion of the Arrangement and, notwithstanding such completion, will continue in full force and effect for one year after the Effective Date for the benefit of Acquisitionco.
     Representations and Warranties of Acquisitionco
     Under the Support Agreement with each Supporting Shareholder, Acquisitionco represented, warranted and covenanted to and with such Supporting Shareholder that: (a) Acquisitionco is duly incorporated and organized and is validly existing under the laws of its jurisdiction of incorporation; (b) Acquisitionco has the power and capacity to enter into, and to perform its obligations under, that Support Agreement, and the execution and delivery of that Support Agreement has been duly authorized by all necessary action on the part of Acquisitionco; (c) that Support Agreement constitutes a valid and binding obligation of Acquisitionco, enforceable against Acquisitionco in accordance with its terms, subject to the usual exceptions as to bankruptcy, insolvency and similar laws of general application and the availability of equitable remedies; and (d) neither the entering into of that Support Agreement nor the performance by Acquisitionco of its obligations thereunder will contravene, breach or result in any default under any agreement, arrangement, understanding or other legally binding commitments to which Acquisitionco is a party or by which Acquisitionco may be bound or under its articles, by-laws, constating documents or other organizational documents.

     Termination
     The obligations of each Supporting Shareholder pursuant to such Supporting Shareholder’s Support Agreement will terminate at the time which is the earliest of (a) the Effective Time or (b) the time at which the Combination Agreement is terminated in accordance with its terms, including if the Combination Agreement is terminated by the Company in order to enter into a definitive written agreement with respect to a Superior Proposal.
PRINCIPAL LEGAL MATTERS
Steps to Implementing the Arrangement and Timing
     The completion of the Arrangement is currently expected to occur in early January 2008. However, completion of the Arrangement is dependent on many factors and it is not possible at this time to determine precisely when or if the Arrangement will become effective.
     The Combination Agreement provides that the Effective Date of the Arrangement will occur on the later of (i) the date upon which all of the conditions to the completion of the Arrangement as set out in the Combination Agreement have been satisfied or waived in accordance with the Combination Agreement and all documents agreed to be delivered thereunder have been delivered to the satisfaction of the parties thereto, acting reasonably, or (ii) January 3, 2008, or such other date as Aspreva, Galenica and Acquisitionco agree.
     The earliest date by which completion of the Arrangement is expected to occur is January 3, 2008. The Combination Agreement may be terminated by either Aspreva or Acquisitionco if the Arrangement has not been completed by February 29, 2008 (except that this right to terminate the Combination Agreement is not available to a party whose failure to fulfil any of its obligations thereunder has been a significant cause of, or has resulted in, the failure of the Effective Date to have occurred by February 29, 2008). See “The Combination Agreement – Termination of the Combination Agreement”.
Court Approval
     The BCBCA provides that the Arrangement requires Court approval. Prior to the mailing of this Circular, the Company obtained the Interim Order, which provides for the calling and holding of the Meeting, the Dissent Rights and other procedural matters. A copy of the Interim Order is attached as Appendix G to this Circular.
     Subject to the terms of the Combination Agreement and provided that the Arrangement has been approved by the Securityholders in the manner required by the Interim Order, the Company will make application for a Final Order of the Court approving the Arrangement at 9:45 a.m. (Vancouver time) on or about December 18, 2007 at the Court House, 800 Smithe Street, Vancouver, British Columbia. Any Securityholder has the right to appear at such hearing of the application for a Final Order (either in person or by counsel) and make submissions, provided such Securityholder files a notice with the Court of his or her intention to appear (an “Appearance Notice”) prescribed by the Rules of Court and delivers a copy of the filed Appearance Notice together with a copy of all materials upon which the Securityholder intends to present to the Court to the Company’s solicitors (at the address set out in the petition) on or before 4:00 p.m. (Vancouver time) on December 11, 2007 or as provided in the Interim Order. At the hearing, affected persons will be entitled to make representations as to, and the Court will be requested to consider, the fairness of the Arrangement. If an affected person does not attend, either in person or by counsel, at that time, the Court may deal with the Arrangement as it deems fit, without any further notice.
     The Company has been advised by counsel that the Court has broad discretion under the BCBCA when making orders with respect to an Arrangement and that the Court, in hearing the application for the Final Order, will consider, among other things, the fairness of the Arrangement to the Securityholders. The Court may approve the Arrangement either as proposed or as amended in any manner the Court may direct, subject to compliance with such terms and conditions, if any, as the Court may determine appropriate. If any such amendments are made, depending on the nature of the amendments, the Company and Acquisitionco may not be obligated to complete the transactions contemplated in the Combination Agreement.
Regulatory Matters
     Neither the Company nor Acquisitionco is aware of any material approval or other action by any federal, provincial, state or foreign government or any administrative or regulatory agency that would be required to be obtained prior to the Effective Date, except as described below. If any additional filings or consents are required, such filings or consents will be sought, but these additional requirements could delay the Effective Date or prevent the completion of the Arrangement.

     Competition Act
     The Competition Act requires that parties to certain merger transactions that exceed specified size thresholds (“Notifiable Transactions”) provide to the Commissioner of Competition (the “Commissioner”) appointed under the Competition Act prior notice of, and information relating to, the merger transaction. Notification must be made either on the basis of a short-form filing (in respect of which there is a 14-day statutory waiting period from the time a complete notification is made) or a long-form filing (in respect of which there is a 42-day waiting period from the time a complete notification is made). A merger transaction is exempt from the foregoing notification requirements if the Commissioner issues an advance ruling certificate that she is satisfied that she would not have grounds to challenge the merger transaction under the merger law, or if the Commissioner waives the notification requirements.
     The Commissioner’s review of a Notifiable Transaction may take longer than the statutory waiting period. Upon completion of the Commissioner’s review, the Commissioner may decide to (i) challenge the Notifiable Transaction, if the Commissioner concludes that it is likely to substantially lessen or prevent competition, or (ii) issue a “no action” letter stating that the Commissioner does not intend to challenge the Notifiable Transaction at that time but retains the authority to do so for three years after completion of the Notifiable Transaction.
     The Arrangement is not a Notifiable Transaction under the Competition Act because certain financial thresholds are not met. However, the Commissioner still has substantive jurisdiction over the Arrangement and accordingly, there can be no assurance that a challenge to the Arrangement on competition or antitrust grounds will not be made or, if such challenge is made, that it would not be successful.
     Hart-Scott-Rodino Antitrust Improvements Act of 1976 (United States)
     An acquisition of the voting securities of a “foreign issuer” (such as the Company) by a “foreign person” (such as Acquisitionco and its ultimate parent) is not required to be reported under the HSR Act if the value of the foreign issuer’s voting securities that the acquiring person (Acquisitionco and its ultimate parent) will hold is less than US$59.8 million. Even if the value of the voting securities is greater than that amount, the acquisition is still exempt from reporting if the acquired issuer (the Company, together with all its Subsidiaries and any other affiliates that are being acquired) (a) does not hold assets located in the United States having an aggregate value of over US$59.8 million and (b) did not make aggregate sales in or into the United States of over US$59.8 million in its most recent fiscal year. The Company believes that it does not hold assets in the U.S. with a fair market value of more than US$59.8 million, and it did not make sales into the U.S. of US$59.8 million or more in its most recent fiscal year. Accordingly, Galenica and the Company have not made, and do not intend to make, any filings under the HSR Act.
     Nevertheless, at any time before or after the completion of the Arrangement, the Antitrust Division of the U.S. Department of Justice, the Federal Trade Commission, or a state attorney general could in some circumstances take action under the United States antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the completion of the Arrangement, to rescind the Arrangement or to conditionally approve the Arrangement upon the divestiture of particular assets. Private parties also may seek to take legal action under the United States antitrust laws under certain circumstances. As in every transaction, there can be no assurance that a challenge to the Arrangement on antitrust grounds will not be made or, if such challenge is made, that it would not be successful.
     Investment Canada Act
     Under the Investment Canada Act, certain transactions involving the acquisition of control of a Canadian business by a non-Canadian that exceed prescribed monetary thresholds are subject to review and cannot be implemented unless the applicable Minister responsible for the Investment Canada Act is satisfied that the acquisition is likely to be of net benefit to Canada. The Minister of Canadian Heritage (for cultural activities) and the Minister of Industry (for all other activities) are the two Ministers who are responsible for reviewing transactions. Where a transaction is subject to the review requirement (a “Reviewable Transaction”), an application for review must be filed with the applicable Director of Investments appointed by the responsible Minister prior to the implementation of the Reviewable Transaction. The responsible Minister is then required to determine whether the Reviewable Transaction is likely to be of net benefit to Canada.
     The prescribed factors of assessment to be considered by the responsible Minister include, among other things, the effect of the investment on the level and nature of economic activity in Canada (including the effect on employment, utilization of Canadian products and services, and exports), the degree and significance of participation by Canadians in the acquired business, the effect of the investment on productivity, industrial efficiency, technological development, product innovation and product variety in Canada, the effect of the investment on competition within any industry in Canada, the compatibility of the investment with national industrial, economic and cultural policies (taking into consideration corresponding provincial policies) and the contribution of the investment to Canada’s ability to compete in world markets.
     The Investment Canada Act contemplates an initial review period of 45 days after filing; however, if the responsible Minister has not completed the review by that date, the responsible Minister may unilaterally extend the review period by up to 30 days (or such longer period as the Minister and the applicant may agree) to permit completion of the review. In determining whether a Reviewable Transaction is of net benefit to Canada, the responsible Minister can take into account, among other things, the previously noted factors specified in the Investment Canada Act, as well as any written undertakings that may be given by the applicant. If a notice that a Reviewable Transaction is determined not to be of net benefit to Canada is sent to the applicant, it may not be implemented (although the applicant would have an additional 30 days to make representations and submit undertakings in an effort to secure approval). If no notice is sent to the applicant by the responsible Minister within the 45-day period or the extended period, as the case may be, the Reviewable Transaction is deemed to be approved by such Minister.
     The acquisition of control of the Company contemplated by the Arrangement involves the acquisition of a Canadian business by an entity the controlling persons of which are non-Canadian and exceeds the relevant monetary thresholds and is therefore a Reviewable Transaction. The Arrangement is conditional upon Acquisitionco being advised that the applicable Minister responsible for the Investment Canada Act is satisfied, or the Minister is deemed to be satisfied, that the acquisition of the Company contemplated by the Arrangement is likely to be of net benefit to Canada, except where the failure to be so advised results from or is attributable to Galenica’s or Acquisitionco’s failure to comply or consent to the compliance with any condition that does not constitute a Materially Burdensome Condition. An application for review under the Investment Canada Act was filed with the Director of Investments appointed by the Minister of Industry on October 29, 2007.
     TSX
     The TSX requires that no amendment of a securityholder rights plan that has been adopted by a listed issuer may be made without the prior written consent of the TSX. On November 7, 2007, Aspreva filed with the TSX (i) a draft of the Rights Plan Amending Agreement, (ii) a letter that summarizes the proposed changes to the Rights Plan, and (iii) the requisite filing fee payable to the TSX. See “The Arrangement — Rights Plan Waiver Resolution”.
Canadian Securities Law Matters
     The Company is a reporting issuer (or the equivalent) under securities legislation in each Canadian province and is, among other things, subject to applicable securities laws of Ontario and Quebec, including Ontario Securities Commission Rule 61-501 — Insider Bids, Issuer Bids, Business Combinations and Related Party Transactions (“OSC Rule 61-501”) and Regulation Q-27 — Respecting Protection of Minority Securityholders in the Course of Certain Transactions (“Regulation Q-27”) of the Autorité des marchés financiers.
     Each of OSC Rule 61-501 and Regulation Q-27 is intended to regulate certain transactions to ensure equality of treatment of securityholders generally by requiring enhanced disclosure, approval by a majority of securityholders (excluding interested or related parties) and independent valuations. In certain circumstances, approval and oversight by a special committee of independent directors is recommended. The protections of OSC Rule 61-501 and Regulation Q-27 generally apply to, among other transactions, “business combinations” or “going private transactions” that terminate the interests of securityholders without their consent.
     Certain of the compensation arrangements, amendments to such compensation arrangements and provisions of the Arrangement regarding payment for Options described above could, absent the determination of the independent director of the Company referred to below, be considered a “collateral benefit” to certain directors and officers within the meaning of OSC Rule 61-501 and thereby render the Arrangement a “business combination” within the meaning of OSC Rule 61-501.
     OSC Rule 61-501 excludes from the meaning of “collateral benefit” a benefit to a director or senior officer where: (i) the benefit is not conferred for the purpose, in whole or in part, of increasing the value of the consideration paid to the director or senior officer for securities relinquished under the transaction; (ii) the benefit is not, by its terms, conditional on the director or senior officer supporting the transaction in any manner; (iii) full particulars of the benefit are disclosed in the disclosure document for the transaction; and (iv) either (A) the director or senior officer and his or her associated entities beneficially owns, or exercises control or direction over, less than 1% of each class of the outstanding equity securities of the issuer or (B) the director or senior officer discloses to an independent committee of the issuer the amount of consideration that he or she expects to be beneficially entitled to receive, under the terms of the transaction, in exchange for the equity securities he or she beneficially owns; an independent committee acting in good faith determines that the value of the benefit, net of any offsetting costs to the director or senior officer, is less than 5% of the value of the consideration the director or senior officer will receive pursuant to the terms of the transaction for the equity securities he or she beneficially owns; and the independent committee’s determination is disclosed in the disclosure document for the transaction.
     To the knowledge of the Company, the only directors or officers of Aspreva who are entitled to receive a benefit, directly or indirectly, as a consequence of the Arrangement (other than the payment of US$26.00 per Common Share) and who, together with their associated entities, beneficially owned or exercised control or direction over more than 1% of the Common Shares outstanding as at October 17, 2007, being the date the Combination Agreement was entered into, are Mr. Noel Hall, the President and a director of Aspreva, and Mr. Arnold Oronsky, a director of Aspreva.
     As at November 9, 2007, Mr. Hall held Options to acquire 75,000 Common Shares (of which 34,479 are unvested). In addition, Mr. Hall is entitled to receive a payment of C$424,750 under the Company’s SLT Plan as described above under the heading “The Arrangement – Interests of Directors and Officers in the Arrangement”.
     As at November 9, 2007, Mr. Oronsky held Options to acquire 21,666 Common Shares. Mr. Oronsky is also entitled to receive a one-time cash payment of US$58,500, as described above under the heading “The Arrangement – Interests of Directors and Officers in the Arrangement”.
     The payment that Mr. Hall is entitled to receive under the Company’s SLT Plan and the provisions of the Arrangement deeming all Options outstanding immediately prior to the Effective Time, whether or not vested, to be vested and transferred by the holder thereof to Aspreva and cancelled in exchange for a cash amount, with respect to each Common Share underlying each Option, equal to the excess, if any, of US$26.00 over the exercise price of each Option, without the holder having to fund the exercise price of such Options, could be considered “collateral benefits” to Messrs. Hall and Oronsky, as applicable.
     The Board of Directors appointed Mr. Richard Glickman as an independent director of the Company to review such benefits in accordance with OSC Rule 61-501. In accordance with OSC Rule 61-501, Messrs. Hall and Oronsky disclosed to Mr. Glickman the aggregate consideration that they each will be beneficially entitled to receive pursuant to the Arrangement for their Common Shares. Mr. Glickman determined that the value of the potential “collateral benefits” to be provided to each of Messrs. Hall and Oronsky in connection with the Arrangement, net of any applicable offsetting costs, is less than 5% of the consideration that each will receive pursuant to the Arrangement for his Common Shares. Consequently, these benefits are not “collateral benefits” within the meaning of OSC Rule 61-501.
     The Arrangement will constitute a “going private transaction” for the purposes of Regulation Q-27 of the Autorité des marchés financiers in the Province of Québec. The application of Regulation Q-27 to the Arrangement would require Aspreva to obtain a formal valuation for the Arrangement and would require minority approval of the Arrangement in accordance with the procedures set out in Regulation Q-27. Aspreva will request an exemption from these requirements from the Autorité des marchés financiers on the basis that it complies with the requirements of OSC Rule 61-501.
Stock Exchange Delisting and Reporting Issuer Status
     The Common Shares are expected to be delisted from the TSX and NASDAQ upon completion of the Arrangement. The Company will also seek to be deemed to have ceased to be a reporting issuer under the securities legislation of each of the provinces in Canada under which it is currently a reporting issuer (or equivalent) and to have the Common Shares de-registered under the U.S. Securities Exchange Act of 1934.
DISSENTING SHAREHOLDERS’ RIGHTS
     Shareholders who wish to dissent should take note that strict compliance with the Dissent Procedures is required.
     Every Registered Shareholder is entitled to be paid the fair value of the holder’s Common Shares, provided that the holder duly dissents to the Arrangement and the Arrangement becomes effective. Shareholders who are Non-registered Shareholders and wish to exercise Dissent Rights must arrange for the Registered Shareholder holding their Common Shares to deliver the Dissent Notice. The Dissent Rights are those rights pertaining to the right to dissent from the Arrangement Resolutions that are contained in Sections 237 to 247 of the BCBCA, as modified by the Interim Order, the Final Order and the Plan of Arrangement. A Shareholder is not entitled to exercise Dissent Rights if the holder votes any Common Shares in favour of the Arrangement Resolutions.
     A Registered Shareholder who intends to exercise his or her Dissent Rights must deliver written notice of his or her dissent (a “Notice of Dissent”) to the registered office of Aspreva at c/o Farris, Vaughan, Wills & Murphy LLP, Barristers and Solicitors, 25th Floor, 700 West Georgia Street, Vancouver, British Columbia, V7Y 1B3 (Attention of R. Hector MacKay-Dunn, Q.C.) to be received no later than 10:00 a.m. (Vancouver time) on December 13, 2007 or, in the case of an adjournment or postponement of the Meeting, no later than 10:00 a.m. (Vancouver time) on the day that is two business days before the reconvened Meeting. This Notice of Dissent must set out the number of Common Shares held by the Dissenting Shareholder. Shareholders who are Non-registered Shareholders and wish to exercise Dissent Rights must arrange for the Registered Shareholder holding their Common Shares to deliver the Dissent Notice.
     A brief summary of the Dissent Procedures is set out below. This summary does not purport to provide a comprehensive statement of the procedures to be followed by a dissenting Shareholder who seeks payment of the fair value of the Common Shares held and is qualified in its entirety by reference to Sections 237 to 247 of the BCBCA, as modified by the Interim Order, the Final Order and the Plan of Arrangement. Sections 237 to 247 of the BCBCA are reproduced in Appendix I to this Circular. The Dissent Procedures must be strictly adhered to and any failure by a Shareholder to do so may result in the loss of that holder’s Dissent Rights. Accordingly, each Shareholder who wishes to exercise Dissent Rights should carefully consider and comply with the Dissent Procedures and consult such holder’s legal advisers.
     The delivery of a Notice of Dissent does not deprive a Shareholder of the right to vote at the Meeting on the Arrangement Resolutions. A vote against the Arrangement Resolutions, whether in person or by proxy, does not constitute a Notice of Dissent. A Shareholder is not entitled to exercise the Dissent Right with respect to any Common Shares if the Shareholder votes in favour of the Arrangement Resolutions. A Shareholder, however, may vote as a proxyholder for another Shareholder whose proxy required an affirmative vote, without affecting the right of the proxyholder to exercise Dissent Rights.
     If the Arrangement Resolutions (as attached as Appendix A) are passed at the Meeting, the Company must send by registered mail to every Dissenting Shareholder, prior to the date set for the hearing of the Final Order, a notice (“Notice of Intention”) stating that, subject to receipt of the Final Order and satisfaction of the other conditions set out in the Combination Agreement, the Company intends to complete the Arrangement, and advising the Dissenting Shareholder that if the Dissenting Shareholder intends to proceed with its exercise of its Dissent Rights, it must deliver to the Company, within one month of the mailing of the Notice of Intention, a written statement containing the information specified in the Interim Order together with any share certificates representing such Common Shares. If a Dissent Right is being exercised by someone other than the beneficial owner of the Common Shares, this written statement must be signed by such beneficial owner.
     A Dissenting Shareholder delivering such written statement may not withdraw from its dissent and, at the Effective Time, will be deemed to have transferred to Acquisitionco all of its Dissenting Common Shares. The Company will pay to each Dissenting Shareholder the amount agreed between the Company and the Dissenting Shareholder for the Dissenting Common Shares. Either the Company or a Dissenting Shareholder may apply to the Court if no agreement on the terms of the sale of Dissenting Common Shares has been reached, and the Court may:
(a)	determine the fair value that the Dissenting Common Shares had immediately before the passing of the Arrangement Resolutions, excluding any appreciation or depreciation in anticipation of the Arrangement unless exclusion would be inequitable, or order that such value be established by arbitration or by reference to the registrar, or a referee of the Court;

(b)	join in the application each Dissenting Shareholder who has not agreed with the Company on the amount of the payout value of the Dissenting Common Shares; and

(c)	make consequential orders and give directions as it considers appropriate.
     If a Dissenting Shareholder fails to strictly comply with the requirements of the Dissent Rights set out in the Interim Order, it will lose its Dissent Rights, the Company will return to the Dissenting Shareholder the certificates representing the Dissenting Common Shares that were delivered to the Company, if any, and if the Arrangement is completed, that Dissenting Shareholder will be deemed to have participated in the Arrangement on the same terms as a Shareholder.

     If a Dissenting Shareholder strictly complies with the foregoing requirements of the Dissent Rights, but the Arrangement is not completed prior to the Termination Date, the Company will return to the Dissenting Shareholder the certificates delivered to the Company, if any.
     Shareholders should consult their legal advisors with respect to the legal rights available to them in relation to the Arrangement and the Dissent Rights. Shareholders should also note that the exercise of Dissent Rights can be complex, time-consuming and expensive. Dissent rights are not available to Optionholders.
INFORMATION CONCERNING ASPREVA
     Aspreva Pharmaceuticals Corporation is a corporation existing under the laws of British Columbia. Aspreva’s principal place of business is at 1203 – 4464 Markham Street, Victoria, British Columbia, V8Z 7X8 and its registered office is at c/o Farris, Vaughan, Wills & Murphy LLP, Barristers and Solicitors, 25th Floor, 700 West Georgia Street, Vancouver, British Columbia, V7Y 1B3.
     Aspreva is a global pharmaceutical company focused on identifying, developing, and, upon approval, commercializing evidence-based medicines for patients living with less common diseases. Aspreva has acquired, through the Roche Agreement, exclusive worldwide rights (excluding Japan) to develop Cellcept® (or mycophenolate mofetil), and upon regulatory approval, commercialize CellCept® for all autoimmune indications. Aspreva is currently conducting two phase III trials of CellCept® for the treatment of autoimmune diseases: lupus nephritis, and pemphigus vulgaris.
     The Common Shares are listed and posted for trading on the TSX under the trading symbol “ASV” and on the NASDAQ under the symbol “ASPV”.
Outstanding Securities and Principal Holders
     As at the close of business on at November 9, 2007, there were a total of 35,259,865 Common Shares issued and outstanding and Options to acquire 2,263,065 Common Shares outstanding. See “The Arrangement — Required Securityholder Approval” for the particulars of the voting rights for the Common Shares and Options at the Meeting.
     As of November 9, 2007, to the knowledge of the executive officers and directors of the Company, no person beneficially owned, directly or indirectly, or exercised control or direction over Securities carrying more than 10% of the voting rights attached to any class of voting securities.
Aspreva Market Price and Trading Volume Data
     The Common Shares are listed and posted for trading on the TSX under the symbol “ASV” and on the NASDAQ under the symbol “ASPV”.
     The following table summarizes the market price and volumes of trading of the Common Shares on the TSX for each of the periods indicated:

	Price Range
	High	Low	Volume
Fiscal 2007
November (to November 14)	C$24.68	C$23.26	157,990
October	C$25.20	C$20.18	381,233
Third Quarter	C$21.45	C$16.69	449,873
Second Quarter	C$26.23	C$17.56	432,212
First Quarter	C$26.34	C$22.11	352,885

Fiscal 2006
Fourth Quarter	C$30.18	C$19.58	743,326
Third Quarter	C$31.50	C$22.00	698,664
Second Quarter	C$38.36	C$25.95	759,978
First Quarter	C$34.62	C$17.66	1,169,519
     On October 16, 2007, the last trading day of the Common Shares on the TSX prior to the announcement of the Arrangement, the closing price of the Common Shares on the TSX was C$21.52 per Common Share.

     The following table summarizes the market price and volumes of trading of the Common Shares on the NASDAQ for each of the periods indicated:

	Price Range
	High	Low	Volume
Fiscal 2007
November (to November 14)	US$25.57	US$25.37	4,736,238
October	US$25.84	US$20.24	24,200,363
Third Quarter	US$22.20	US$15.73	23,920,274
Second Quarter	US$23.38	US$16.60	24,332,736
First Quarter	US$22.46	US$18.71	16,045,447

Fiscal 2006
Fourth Quarter	US$26.90	US$17.29	25,580,623
Third Quarter	US$28.24	US$19.72	15,925,235
Second Quarter	US$34.89	US$22.50	27,549,550
First Quarter	US$29.27	US$15.49	23,677,442
     On October 16, 2007, the last trading day of the Common Shares on the NASDAQ prior to the announcement of the Arrangement, the closing price of the Common Shares on the NASDAQ was US$22.40 per Common Share.
Auditors
     Ernst & Young, LLP, Chartered Accountants, are the auditors of Aspreva.
Interest of Insiders in Material Transactions
     To the knowledge of the Company, other than as disclosed elsewhere in this Circular, as at November 15, 2007, no director or officer of the Company, the Subsidiaries or a Shareholder owning more than 10% of the voting shares of the Company, any shareholder owning more than 10% of the voting shares of the Company, or any associate or affiliate of any of the foregoing, has had a material interest, direct or indirect, in any transaction since the commencement of the Company’s most recently completed financial year or in any proposed transaction which has materially affected or would materially affect the Company or any of its subsidiaries.
INFORMATION CONCERNING ACQUISITIONCO AND GALENICA
     Acquisitionco – Galenica Canada Ltd. is a corporation existing under the laws of British Columbia and is a wholly-owned subsidiary of Galenica. Acquisitionco’s registered office is at 595 Burrard Street, Suite 2600, Three Bentall Centre, Vancouver, British Columbia, V7X 1L3. Acquisitionco was organized solely for the purposes of entering into the Combination Agreement and consummating the Arrangement.
     Galenica – Galenica AG is a corporation existing under the laws of Switzerland. Galenica’s principal place of business and registered office is at Untermattweg 8, 3027 Berne, Switzerland. Galenica is a diversified global healthcare company which, among other things, develops, manufactures and markets pharmaceutical products, runs pharmacies, provides logistical and database services and sets up networks. Galenica enjoys a leading position in all its areas of activity - pharmaceutical manufacturing, prewholesaling, distribution, healthcare information and retailing.
CERTAIN TAX CONSIDERATIONS FOR SECURITYHOLDERS
Certain Canadian Federal Income Tax Considerations
     In the opinion of Farris, Vaughan, Wills & Murphy LLP, Canadian counsel to Aspreva, the following summary fairly describes the principal Canadian federal income tax considerations generally applicable to a Securityholder who, for the purposes of the Tax Act and at all relevant times, (i) holds the Common Shares or Options as the case may be, as capital property, (ii) deals at arm’s length with Aspreva and Galenica, (iii) is not affiliated with Aspreva or Galenica, and (iv) does not use or hold the Common Shares or Options, as the case may be, in carrying on a business in Canada.

     This summary is based upon the current provisions of the Tax Act, the Regulations thereunder and counsel’s understanding of the current administrative policies and assessing practices of the CRA made publicly available prior to the date hereof. This summary also takes into account all specific proposals to amend the Tax Act and the Regulations publicly announced by or on behalf of the federal Minister of Finance prior to the date hereof and assumes that all Proposed Amendments will be enacted in their present form. However, no assurances can be given that the Proposed Amendments will be enacted in their present form, or at all. This summary does not otherwise take into account or anticipate any changes in law or administrative policies or assessing practices, whether by legislative, regulatory, administrative or judicial action or decision, nor does it take into account provincial, territorial or foreign tax legislation or considerations, which may be different from those discussed in this summary. This summary assumes that the Common Shares will be listed on the TSX at the time that the Common Shares are acquired by Galenica under the Arrangement. No advance income tax ruling has been sought or obtained from CRA with respect to any of the transactions forming part of the Arrangement.
     THIS SUMMARY IS NOT APPLICABLE TO A SHAREHOLDER (I) WHO IS, FOR THE PURPOSES OF CERTAIN RULES IN THE TAX ACT APPLICABLE TO SECURITIES HELD BY FINANCIAL INSTITUTIONS, A “FINANCIAL INSTITUTION” (AS DEFINED IN THE TAX ACT), OR (II) AN INTEREST IN WHICH WOULD BE A “TAX SHELTER INVESTMENT” (AS DEFINED IN THE TAX ACT). SUCH ENTITIES ARE URGED TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE TAX CONSEQUENCES OF THE ARRANGEMENT TO THEM.
     THIS SUMMARY IS OF A GENERAL NATURE ONLY AND IS NOT, AND IS NOT INTENDED TO BE, LEGAL OR TAX ADVICE TO ANY PARTICULAR SHAREHOLDER OR OPTIONHOLDER. THIS SUMMARY IS NOT EXHAUSTIVE OF ALL POSSIBLE CANADIAN FEDERAL INCOME TAX CONSIDERATIONS. ACCORDINGLY, SHAREHOLDERS AND OPTIONHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE CANADIAN INCOME TAX CONSEQUENCES OF THE ARRANGEMENT TO THEM HAVING REGARD TO THEIR OWN PARTICULAR CIRCUMSTANCES.
     Currency Translation
     All amounts relevant to the computation of income under the Tax Act must be reported in Canadian dollars. Any amount that is expressed or denominated in a currency other than Canadian dollars, including adjusted cost base and proceeds of disposition, must be converted into Canadian dollars based on the currency exchange rate prevailing on the date each such amount arises.
     Nature of Securities
     Securities will generally be considered to be capital property to a holder unless such Securities are used or held in the course of carrying on a business or were acquired in a transaction considered to be an adventure in the nature of trade. Certain Shareholders who are resident in Canada and who might not otherwise be considered to hold their Common Shares as capital property may be entitled to obtain such treatment by making an irrevocable election in accordance with subsection 39(4) of the Tax Act. Such Shareholders should first consult their own tax advisors for advice with respect to whether an election under subsection 39(4) of the Tax Act is advisable in their particular circumstances as the making of such election will affect the income tax treatment of their other Canadian securities.
     Shareholders Resident in Canada
     The following portion of this summary is generally applicable to a Shareholder who is, or is deemed to be, a resident of Canada for purposes of the Tax Act (a “Resident Shareholder”) at all relevant times.
     Disposition of Common Shares
     A Resident Shareholder who disposes of Common Shares under the Arrangement will realize a capital gain (or a capital loss) equal to the amount by which the cash received by the Resident Shareholder under the Arrangement exceeds (or is less than) the aggregate of the adjusted cost base of the Common Shares to the Resident Shareholder and any reasonable costs of disposition. The tax treatment of capital gains and capital losses is discussed below under the heading “Capital Gains and Capital Losses”.
     The amount of any capital loss realized by a Resident Shareholder that is a corporation on the disposition of a Common Share may be reduced by the amount of any dividends received (or deemed to be received) by it on such Common Share to the extent and under circumstances specified by the Tax Act. Similar rules may apply where the corporation is a member of a partnership or a beneficiary of a trust that owns Common Shares or where a partnership or trust of which a corporation is a member or a beneficiary is a member of a partnership or a beneficiary of a trust that owns Common Shares. Resident Shareholders to whom these rules may apply should consult their own tax advisors.
     Capital Gains and Capital Losses
     One-half of any capital gain (a “taxable capital gain”) realized by a Resident Shareholder in a taxation year will be included in the Resident Shareholder’s income for the year. One-half of any capital loss (an “allowable capital loss”) realized by a Resident Shareholder in a taxation year may be deducted against taxable capital gains realized in the year. Allowable capital losses in excess of taxable capital gains realized in a taxation year may be carried back up to three taxation years or carried forward indefinitely and deducted against net taxable capital gains realized in those other years, to the extent and in the circumstances specified in the Tax Act.
     A Resident Shareholder that is throughout the year a “Canadian-controlled private corporation” (as defined in the Tax Act) may be liable for a refundable tax of 6 2/3% on its “aggregate investment income,” which is defined in the Tax Act to include an amount in respect of taxable capital gains.
     Capital gains realized by an individual or a trust, other than certain trusts, may give rise to alternative minimum tax under the Tax Act. Resident Shareholders should consult their own tax advisors with respect to the alternative minimum tax provisions.
     Dissenting Shareholders
     A Resident Shareholder who, consequent upon the exercise of Dissent Rights, disposes of Common Shares in consideration for a fair value payment from Acquisitionco (a “Resident Dissenting Shareholders”) will realize a capital gain (or capital loss) equal to the amount by which the payment received by the holder (other than in respect of interest awarded by a court) exceeds (or is less than) the aggregate of the adjusted cost base of such Common Shares to the holder and any reasonable costs of disposition. A capital gain or capital loss realized by a Resident Dissenting Shareholder will be treated in the same manner as described above under the headings “Disposition of Common Shares” and “Capital Gains and Capital Losses”.
     Interest awarded by a court to a Resident Dissenting Shareholder will be included in the holder’s income for purposes of the Tax Act. Resident Dissenting Shareholders should consult their own tax advisors.
     Shareholders Not Resident in Canada
     The following portion of this summary is applicable to a Shareholder who, at all relevant times, is not a resident of Canada, and is not deemed to be a resident of Canada, for purposes of the Tax Act (a “Non-Resident Shareholder”). Special rules, which are not discussed in this summary, may apply to a Non-Resident Shareholder that is an insurer carrying on a business in Canada and elsewhere. Such Non-Resident Shareholders should consult their own tax advisors.
     Disposition of Common Shares
     A Non-Resident Shareholder will not be subject to tax under the Tax Act on any capital gain realized on the disposition of Common Shares under the Arrangement unless the Common Shares are “taxable Canadian property” (within the meaning of the Tax Act) to the Non-Resident Shareholder at the time of the disposition and such gain is not otherwise exempt from tax under the Tax Act pursuant to the provisions of an applicable income tax treaty.
     Generally, Common Shares will not be taxable Canadian property to a Non-Resident Shareholder at the time of disposition under the Arrangement provided that (i) the Common Shares are listed on a prescribed stock exchange (which includes the TSX) at that time, (ii) neither the Non-Resident Shareholder, persons with whom the Non-Resident Shareholder does not deal at arm’s length, nor the Non-Resident Shareholder together with all such persons, has owned 25% or more of the issued shares of any class or series of a class of the capital stock of Aspreva at any time during the 60-month period preceding that time, and (iii) the Common Shares were not acquired in a transaction as a result of which the Common Shares were deemed to be taxable Canadian property of the Non-Resident Shareholder.
     Even if Common Shares are considered to be taxable Canadian property of a Non-Resident Shareholder at the time of disposition under the Arrangement, the Non-Resident Shareholder may be exempt from tax under the Tax Act pursuant to the terms of any applicable income tax treaty. Non-Resident Shareholders should consult their own tax advisors with respect to the availability of any relief under the terms of any applicable income tax treaty in their particular circumstances.

     In the event that the Common Shares constitute taxable Canadian property to a Non-Resident Shareholder and any capital gain realized by the Non-Resident Shareholder on the disposition of the Common Shares under the Arrangement is not exempt from tax under the Tax Act by virtue of an applicable income tax treaty, then the tax consequences described above under the heading “Shareholders Resident in Canada” will generally apply.
     A Non-Resident Shareholder disposing of taxable Canadian property must file a Canadian tax return reporting such disposition and pay any requisite Canadian tax thereon or, where relief under an income tax treaty is available, assert a claim for such relief in the return.
     Reporting and withholding obligations apply under section 116 of the Tax Act when a person who is not resident in Canada for the purposes of the Tax Act disposes of taxable Canadian property, other than excluded property. Excluded property includes shares of a class of shares of a corporation if the class of shares is listed on a prescribed stock exchange (which includes the TSX). Accordingly, these reporting and withholding obligations will not apply to the disposition of the Common Shares at a particular time if the Common Shares are listed on a prescribed stock exchange at that time. Non-Resident Shareholders should consult their own tax advisors with respect to the filing requirements in their particular circumstances.
     Dissenting Shareholders
     A Non-Resident Shareholder who consequent upon the exercise of Dissent Rights, disposes of Common Shares in consideration for a fair market payment from Acquisitionco (a “Non-Resident Dissenting Shareholder”) will realize a capital gain or capital loss which is treated in a manner which is similar to that of a Non-Resident Shareholder who participates in the Arrangement. See the above discussion under the heading “Shareholders Not Resident in Canada – Disposition of Common Shares”.
     The amount of any interest awarded by a court to a Non-Resident Dissenting Shareholder will be subject to Canadian withholding tax at a rate of 25% unless the rate is reduced under the terms of an applicable income tax treaty. Non-Resident Dissenting Shareholders should consult their own tax advisors with respect to the availability of any relief under the terms of an applicable income tax treaty in their particular circumstances.
     Shareholders Who Acquired Common Shares on the Exercise of Options
     A Shareholder who previously acquired Common Shares on the exercise of an Option and deferred a resulting Option Benefit arising in the year of exercise in accordance with the provisions of the Tax Act will have to include the amount of such deferred Option Benefit in his or her income for the taxation year in which the holder disposes of his or her Common Shares under the Arrangement. The Option Benefit is taxed as employment income and not as a capital gain. A Shareholder for whom an Option Benefit arises may be eligible to claim a deduction equal to 50% of the benefit (as discussed below under the heading “Optionholders Resident in Canada”). The amount of the Option Benefit included in the Shareholder’s income (without taking into account the 50% deduction, if available) will be added to the adjusted cost base of such holder’s Common Shares and, accordingly, will reduce any capital gain realized on the disposition of such shares by a corresponding amount.
     Optionholders Resident in Canada
     The following portion of the summary is generally applicable to an Optionholder who is, or is deemed to be, a resident, of Canada for the purposes of the Tax Act.
     An Optionholder who is an Eligible Employee and disposes of Options under the Arrangement will be required to include the Option Benefit realized as a result of such disposition in computing his or her income from employment in the taxation year in which the Options are disposed of. An Optionholder who realizes an Option Benefit as a result of such disposition may be eligible to claim a deduction which will reduce his or her taxable income by an amount equal to 50% of the Option Benefit. Optionholders should consult their own tax advisors in this regard. The amount of the Option Benefit may be subject to applicable income and payroll withholding taxes.
     An Optionholder who is not an Eligible Employee and disposes of Options under the Arrangement will realize a capital gain (or a capital loss) equal to the amount which the cash received by the Optionholder under the Arrangement exceeds (or is less than) the aggregate of the adjusted cost base of the Options to the Optionholder and any reasonable costs of disposition. A capital gain or capital loss realized by such an Optionholder on the disposition of Options will be treated in a manner which is similar to the realization of a capital gain or capital loss by a Resident Shareholder on the disposition of Common Shares, as described above under the heading “Capital Gains and Capital Losses”.

     Optionholders Not Resident in Canada
     The following portion of the summary is generally applicable to an Optionholder who, at all relevant times, is not nor is deemed to be a resident of Canada for the purposes of the Tax Act and for whom the Options are not “taxable Canadian property” (as defined in the Tax Act) at the time that they are disposed of. Generally, Options will not be taxable Canadian property to a holder provided that the Common Shares are listed on a prescribed stock exchange (which includes the TSX) and the holder, either alone or together with persons with whom the holder does not deal at arm’s length, has not owned 25% or more of the issued shares of any class or series of a class of capital stock of Aspreva, at any time within the 60-month period immediately preceding the time of disposition..
     For an Optionholder who (i) is an Eligible Employee, (ii) was granted an Option in respect of employment duties performed in Canada, and (iii) disposes of the Option under the Arrangement, the Option Benefit realized as a result of such disposition, will be included in the holder’s income for the purpose of the Tax Act and generally will be taxed in the same manner as described above under “Optionholders Resident in Canada”, subject to the terms of any relevant income tax treaty. The amount of the Option Benefit may be subject to applicable income and payroll withholding taxes.
     If the Option was not granted in respect of employment duties wholly or partially performed in Canada, an Optionholder who is an Eligible Employee will generally not be subject to tax under the Tax Act in respect of the exercise of his or her Options.
     An Optionholder who is not an Eligible Employee and disposes of Options under the Arrangement will not be subject to tax under the Tax Act to the extent that the holder’s Options are not taxable Canadian property. In the event that the Options constitute taxable Canadian property to an Optionholder who is not an Eligible Employee, such an Optionholder may be exempt from tax under the Tax Act pursuant to the terms of any applicable income tax treaty. To the extent that an Optionholder who is not an Eligible Employee realizes a capital gain on the disposition of his or her Options under the Arrangement which is not exempt from tax under the Tax Act, then one-half of the capital gain will be included in the Optionholder’s taxable income earned in Canada for the year in which the disposition occurs and will be subject to tax under the Tax Act.
     Optionholders not resident in Canada should consult their own advisors.
Certain U.S. Federal Income Tax Considerations
     The following is a summary of certain U.S. federal income tax considerations that may be applicable to U.S. Holders and Non-U.S. Holders (as defined below) arising from and relating to the Arrangement. This summary is based on the provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated under the Code and administrative and judicial interpretations of the Code, as of the date of this Circular and all of which are subject to change, possibly with retroactive effect. No advance income tax ruling has been sought or obtained from the Internal Revenue Service (the “IRS”) regarding the tax consequences of the transactions described in this Circular.
     This summary does not discuss all U.S. federal income tax considerations that may be relevant to Shareholders in light of their particular circumstances or to certain Shareholders that may be subject to special treatment under U.S. federal income tax laws (for example, insurance companies, tax-exempt organizations, financial institutions, dealers in securities or currencies, persons that hold Common Shares as part of a straddle, hedging, constructive sale or conversion transaction, persons subject to the alternative minimum tax, persons whose functional currency is not the U.S. dollar, persons that own or have owned, actually or constructively, 10% or more of the voting power of Aspreva’s stock, persons who acquired Common Shares through exercise of employee stock options or otherwise as compensation for services, brokers, mutual funds, qualified retirement plans, regulated investment companies, common trust funds, corporations that accumulate earnings to avoid U.S. federal income tax, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, U.S. expatriates, and dissenting Shareholders). This summary is limited to Shareholders that hold their Common Shares as capital assets as defined in Section 1221 of the Code and does not consider the tax treatment of Shareholders that hold Common Shares through a partnership or other pass through entity. Furthermore, this summary does not discuss any aspects of foreign, state or local taxation or U.S. federal tax considerations other than those pertaining to the income tax.
     The U.S. tax treatment of a holder of Common Shares that is a partnership (or an entity classified as a partnership for U.S. federal income tax purposes) and the partners in such a partnership generally will depend on the status of the partners and the activities of the partnership. Partners in partnerships holding Common Shares are advised to consult their own tax advisors about the U.S. federal income tax considerations that may be applicable to them arising from and relating to the Arrangement.
     SHAREHOLDERS ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS, AS WELL AS THE TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY FOREIGN, STATE OR LOCAL TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.
     As used herein, “U.S. Holder” means a beneficial owner of Common Shares that for U.S. federal income tax purposes is (i) a citizen or individual resident of the U.S., (ii) a corporation (or an entity classified as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the U.S. or any political subdivision thereof (including the States and the District of Columbia), (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust if a court within the U.S. is able to exercise primary jurisdiction over its administration and one or more U.S. persons, within the meaning of Section 7701(a)(30) of the Code, have authority to control all substantial decisions of the trust. As used herein, the term “Non-U.S. Holder” means a beneficial owner of Common Shares that is not a U.S. Holder.
     U.S. Holders
     Disposition of Common Shares Pursuant to the Arrangement
     The exchange by a U.S. Holder of Common Shares for cash pursuant to the Arrangement generally will be treated as a taxable sale for U.S. federal income tax purposes. Consequently, a U.S. Holder generally will recognize gain or loss in an amount equal to the difference between (a) the amount of cash received (at its U.S. dollar equivalent determined by reference to the spot rate of exchange on the date of disposition) and (b) the U.S. Holder’s adjusted tax basis in such Common Shares. Subject to the discussion below under “Passive Foreign Investment Company Considerations,” a U.S. Holder’s gain or loss will be long-term capital gain or loss if the U.S. Holder has held the Common Shares for more than one year as of the Effective Time and will be short-term capital gain or loss if the U.S. Holder has held the Common Shares for one year or less as of the Effective Time. Long-term capital gains of U.S. Holders who are individuals, trusts, and estates are subject to a maximum federal income tax rate of 15%, whereas the maximum federal income tax rate on short-term capital gain is 35%. The deductibility of a capital loss is subject to limitations.
     Passive Foreign Investment Company Considerations
     Certain adverse U.S. federal income tax rules may apply to a U.S. person that sells, exchanges or otherwise disposes of stock in a foreign corporation that is treated as a passive foreign investment company (a “PFIC”) with respect to that U.S. person. In general, a foreign corporation is a PFIC with respect to a U.S. person if such U.S. person held stock of such foreign corporation during any taxable year in which either (i) 75% or more of the foreign corporation’s gross income was passive income, or (ii) 50% or more of the average value of the foreign corporation’s assets produced or were held for the production of passive income. Aspreva was a PFIC for certain taxable years ending before 2005. Aspreva does not believe that it was a PFIC for taxable years beginning after 2004. However, Aspreva has not performed a PFIC analysis for any taxable year beginning after 2004 and, accordingly, no assurance can be given that Aspreva was not a PFIC for any taxable year thereafter.
     Unless a U.S. Holder with respect to whom Aspreva is a PFIC has made one of the elections described below, gain realized from the sale of such U.S. Holder’s Common Shares (“PFIC Shares”) will be taxed under the “excess distribution regime”. Under that regime, gain realized will be allocated ratably on a daily basis to each day the U.S. Holder held the PFIC Shares. Gain allocated to any period preceding the first year in the holding period when Aspreva was a PFIC and gain allocated to the year of disposition will be treated as gain arising in the year of disposition and taxed at ordinary U.S. federal income tax rates. Gain allocated to each of the other years (the “PFIC Years”) will be taxed at the highest ordinary U.S. federal income tax rate in effect for each of those years. Interest will be added to the tax determined for each of the PFIC Years. The sum of the taxes and interest calculated for all years will be an addition to the tax for the year in which the sale of the PFIC Shares occurs. A U.S. Holder that is not a corporation must treat the interest as non-deductible personal interest.
     A U.S. Holder of PFIC Shares will avoid taxation under the excess distribution regime if the U.S. Holder had elected to treat Aspreva as a qualified electing fund (a “QEF”). Gain realized by such a U.S. Holder from the sale of PFIC Shares generally will be taxed at capital gains tax rates.

     A U.S. Holder of PFIC Shares will also avoid taxation under the excess distribution regime if the U.S. Holder had elected to mark the PFIC Shares to market. Gain realized by such a U.S. Holder from the sale of PFIC Shares generally will be taxed at ordinary income tax rates.
     U.S. Holders are urged to consult their tax advisors regarding the potential application of the PFIC rules.
     Non-U.S. Holders
     A Non-U.S. Holder generally will not be subject to U.S. federal income tax on gain realized as a result of the exchange by such Non-U.S. Holder of Common Shares for cash pursuant to the Arrangement, unless the gain is effectively connected with a U.S. trade or business of the Non-U.S. Holder or, in the case of gain realized by an individual Non-U.S. Holder, the individual is present in the U.S. for 183 days or more during the taxable year of disposition and certain other conditions are satisfied.
     Backup Withholding and Information Reporting
     Payment of cash received by a U.S. Holder or a Non-U.S. Holder in exchange for Common Shares pursuant to the Arrangement may be subject to the information reporting requirements of the Code and may be subject to backup withholding tax, currently imposed at the rate of 28%, unless (i) the U.S. Holder or Non-U.S. Holder establishes that it is a corporation or other exempt recipient, (ii) in the case of a U.S. Holder, such U.S. Holder timely provides an accurate taxpayer identification number on a properly completed and executed IRS Form W-9, or (iii) in the case of a Non-U.S. Holder, such Non-U.S. Holder timely provides a properly completed IRS Form W-8BEN or such other applicable certification in order to establish its exemption from information reporting and backup withholding.
     Backup withholding tax is not an additional tax. Any amounts withheld under the backup withholding rules are generally allowable as a credit against a Shareholder’s U.S. federal income tax liability (if any), which may entitle the Shareholder to a refund, provided that the required information is timely furnished to the IRS.
     Shareholders should consult their own tax advisors regarding the information reporting and backup withholding tax rules, and the application of the information reporting and backup withholding tax rules to them in their particular circumstances.
     THE DISCUSSION OF U.S. FEDERAL INCOME TAX CONSEQUENCES SET FORTH ABOVE IS FOR GENERAL INFORMATION ONLY AND DOES NOT PURPORT TO BE COMPLETE ANALYSIS OR LISTING OF ALL POTENTIAL TAX CONSEQUENCES THAT MAY APPLY TO A SHAREHOLDER. EACH SHAREHOLDER IS STRONGLY ENCOURAGED TO CONSULT ITS OWN TAX ADVISOR TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO IT OF THE ARRANGEMENT, INCLUDING THE APPLICATION AND EFFECT OF U.S. FEDERAL, STATE, LOCAL AND FOREIGN TAX LAWS.
LEGAL MATTERS
     Certain legal matters in connection with the Arrangement will be passed upon by Farris, Vaughan, Wills & Murphy LLP and McCarthy Tètrault LLP, on behalf of Aspreva, and by Blake, Cassels & Graydon LLP, on behalf of Acquisitionco and Galenica.
ADDITIONAL INFORMATION
     Information contained herein is given as of November 15, 2007, except as otherwise noted. Additional information regarding Aspreva can be found in: the 2006 Annual Report of Aspreva for the fiscal year ended December 31, 2006; the 2006 Aspreva Annual Report on Form 10-K for the fiscal year ended December 31, 2006; the unaudited interim financial statements for the quarter ended March 31, 2007, and the related notes thereto, together with management’s discussion and analysis of financial condition and results of operations thereon; the unaudited interim financial statements for the quarter ended June 30, 2007, and the related notes thereto, together with management’s discussion and analysis of financial condition and results of operations thereon; the unaudited interim financial statements for the quarter ended September 30, 2007, and the related notes thereto, together with management’s discussion and analysis of financial condition and results of operations thereon.
     The above documents, as well as additional copies of this Circular, may be obtained on request without charge from the Company at #1203 – 4464 Markham Street, Victoria, British Columbia, V8X 7X8 (Facsimile: (250) 744-2498), and are also available electronically on SEDAR at www.sedar.com.

QUESTIONS AND FURTHER ASSISTANCE
     If you have any questions about the information contained in this Circular or voting, you should contact Altman toll-free at 1-866-822-1245 if you are calling from the United States or Canada, or collect at 1-201-806-7300 if you are in Europe or Asia. Additionally, you may contact Asprevainfo@altmangroupcom. If you have questions about deciding how to vote, you should contact your professional advisors.
APPROVAL BY ASPREVA
     The contents and mailing to Securityholders of this Circular have been approved by the Board of Directors.

Victoria, British Columbia
November 15, 2007	J. William Freytag
Chairman of the Board of Directors and
Chief Executive Officer

GLOSSARY OF TERMS
     The following glossary of terms used in this Circular, including the Summary, but not including the Appendices, is provided for ease of reference:
     “Acquisition Proposal” means, at any time, any proposal or offer (written or oral) or public announcement of an intention to make a proposal or offer relating to the acquisition by any person, or two or more persons acting “jointly or in concert” (within the meaning of that expression as used in the BCSA), of 20% or more of the Common Shares outstanding at such time or assets (including shares of the Subsidiaries) of the Company or any of the Subsidiaries at such time having an aggregate value equal to 20% or more of the market capitalization of the Company (or any lease, license, long-term supply agreement, exchange, mortgage, pledge or other arrangement having the same economic effect as a purchase of assets having such aggregate value), in a single transaction or a series of related transactions, whether by way of plan of arrangement, amalgamation, merger, consolidation, recapitalization, liquidation, dissolution or other business combination, sale of assets, take over bid, tender offer, share exchange, exchange offer or issue or sale of any treasury securities of the Company or any of the Subsidiaries, or any type of similar transaction, in each case other than a transaction involving Galenica or Acquisitionco and other than the Arrangement and the other transactions contemplated by the Combination Agreement.
     “Acquisitionco” means Galenica Canada Ltd., a corporation existing under the laws of British Columbia.
     “affiliate” has the meaning of such term as used in the BCSA, unless otherwise expressly stated herein.
     “Alternative Acquisitionco Transaction” has the meaning ascribed thereto under “The Support Agreements – Commitment to Vote”.
     “Altman” means The Altman Group, Inc., the information agent and proxy solicitation agent engaged by the Company in connection with the Arrangement.
     “Amended Offer” has the meaning ascribed to it under “The Combination Agreement – Covenants of the Company Regarding Non-Solicitation”.
     “Appearance Notice” has the meaning ascribed thereto under “Principal Legal Matters – Court Approval”.
     “Appropriate Regulatory Approvals” means the Investment Canada Act Approval and consent of the TSX of the Rights Plan Amending Agreement.
     “Arrangement” means an arrangement under the provisions of Division 5 of Part 9 of the BCBCA, on the terms and conditions set forth in the Plan of Arrangement and any amendment, variation or supplement thereto made (i) in accordance with Section 7.1 of the Combination Agreement, (ii) in accordance with Article 6 of the Plan of Arrangement, or (iii) at the direction of the Court in the Final Order.
     “Arrangement Resolutions” means the resolutions to be considered and, if thought fit, passed by the Securityholders at the Meeting and set out in Appendix A to this Circular.
     “Aspreva” means Aspreva Pharmaceuticals Corporation, a corporation existing under the laws of British Columbia.
     “associate” has the meaning ascribed to it in the BCSA.
     “BCBCA” means the Business Corporations Act (British Columbia), including the regulation made thereunder, as now in effect and as they may be promulgated or amended from time to time prior to the Effective Date, and includes where applicable the Company Act (British Columbia) prior to the enactment of the Business Corporations Act (British Columbia).
     “BCSA” means the Securities Act (British Columbia) and the rules and regulations made thereunder, as now in effect and as they may be promulgated or amended from time to time prior to the Effective Date.
     “Board of Directors” means the Board of Directors of Aspreva.
     “Business Day” means any day on which commercial banks are generally open for business in Bern, Switzerland, London, England, and Vancouver, British Columbia other than a Saturday, Sunday or a day observed as a holiday in Bern, Switzerland, London, England under the laws of Switzerland or England or in Vancouver under the laws of the Province of British Columbia or federal laws of Canada.

     “Circular” means this management information circular of Aspreva, including the Notice of Special Meeting and all schedules, appendices and exhibits and all documents incorporated by reference herein.
     “Code” means the Internal Revenue Code of 1986, as amended.
     “Combination Agreement” means the combination agreement entered into by and among Aspreva, Acquisitionco and Galenica, dated as of October 17, 2007.
     “Commissioner” has the meaning ascribed thereto under “Principal Legal Matters — Regulatory Matters — Competition Act”.
     “Common Shares” at any time means the common shares in the capital of Aspreva that remain issued and outstanding.
     “Company” means Aspreva.
     “Competition Act” means the Competition Act (Canada), as amended from time to time.
     “Computershare” means Computershare Investor Services Inc.
     “Confidentiality Agreement” means the agreement entered into on May 23, 2007 between Galenica and Aspreva.
     “Consideration” means the aggregate amount to be paid to Securityholders whereby (a) subject to the terms and conditions of the Combination Agreement, each Optionholder, whether vested or unvested, is entitled to receive an amount equal to the Option Consideration for each such Option held, net of any applicable withholding and other taxes and (b) subject to the terms and conditions of the Combination Agreement, and in accordance with the Arrangement, each holder of Common Shares (other than the Dissenting Common Shares) is entitled to receive US$26.00 for each Common Share held, subject to any adjustment made in accordance with Section 5.1(c) of the Combination Agreement.
     “Court” means the Supreme Court of British Columbia.
     “CRA” means the Canada Revenue Agency.
     “Definitive Financing Agreements” means definitive agreements with respect to credit facilities or other funding sources sufficient to fund the amount required for Acquisitionco to carry out its obligations under the Combination Agreement and has the meaning ascribed to it in Section 4.7 of the Combination Agreement.
     “Depositary” means Computershare, or such other person as is appointed by Acquisitionco, with the consent of Aspreva, not to be unreasonably refused, to act as depositary for the purposes of the Arrangement.
     “Disclosure Letter” means that certain letter of disclosure dated as of October 17, 2007 and signed by one or more officers of the Company and delivered by the Company to Acquisitionco and Galenica on the date of the Combination Agreement.
     “Dissent Rights” means the rights of dissent of a Registered Shareholder in respect of the Arrangement Resolutions described in Section 4.1 of the Plan of Arrangement.
     “Dissenting Common Shares” means the Common Shares in respect of which a Dissenting Shareholder has exercised Dissent Rights.
     “Dissent Procedures” means the procedures set forth in Division 2 of Part 8 of the BCBCA required to be taken by a Registered Shareholder to exercise the right of dissent in respect of such Dissenting Common Shares in connection with the Arrangement, as modified the Interim Order, the Final Order and the Plan of Arrangement.
     “Dissenting Shareholder” means a Shareholder who properly exercises Dissent Rights in respect of the Arrangement in strict compliance with the Dissent Procedures and who is ultimately entitled to be paid fair value for such Shareholder’s Common Shares.
     “Effective Date” means the later of: (a) the date upon which all of the conditions to the completion of the Arrangement as set out in Article 6 of the Combination Agreement have been satisfied or waived in accordance with the Combination Agreement and all documents agreed to be delivered thereunder have been delivered to the satisfaction of the parties thereto, acting reasonably, or (b) January 3, 2008, or such other date as the parties to the Combination Agreement may agree.

     “Effective Time” means the time on the Effective Date as specified in writing by the Company in a notice delivered to the other parties to the Combination Agreement.
     “Eligible Employee” means a current or former Optionholder who is a current or former employee of Aspreva (or any other corporation with which Aspreva does not deal at arm’s length) and who, for purposes of the Tax Act, received his or her Options in respect of, in the course of, or by virtue of, his or her employment with Aspreva (or any other corporation with which Aspreva does not deal at arm’s length).
     “Employee Plan” has the meaning ascribed thereto under “The Arrangement – Interests of Directors and Officers in the Arrangement – Success and Retention Plans”.
     “Facility Agreement” means the credit facility agreement dated October 31, 2007 for Galenica arranged by RBS with RBS acting as agent, as amended.
     “Final Order” means the order of the Court approving the Arrangement under Section 291 of the BCBCA as such order may be affirmed, amended or modified by the Court at any time prior to the Effective Date, or, if appealed, then, unless such appeal is withdrawn, abandoned or denied, as affirmed or as amended on appeal.
     “GAAP” means generally accepted accounting principles in the United States.
     “Galenica” means Galenica AG, a corporation existing under the laws of Switzerland.
     “Governmental Entity” means any multinational, federal, provincial, state, regional, municipal, local or other government or governmental body and any domestic, foreign or international judicial or administrative court, tribunal, commission, board, panel or arbitrator acting under the authority of any of the foregoing.
     “HSR Act” means the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976.
     “Interim Order” means the interim order of the Court issued following the application therefor contemplated by the Combination Agreement and containing declarations and directions with respect to the Arrangement and the holding of the Meeting, as such order may be amended, modified, supplemented or varied by the Court.
     “Intermediary” means an intermediary with which a Non-registered Shareholder may deal, including banks, trust companies, securities dealers or brokers and trustees or administrators of self-directed trusts governed by registered retirement savings plans, registered retirement income funds, registered education savings plans (collectively, as defined in the Tax Act) and similar plans, and their nominees.
     “Investment Canada Act” means the Investment Canada Act (Canada) as amended from time to time.
     “Investment Canada Act Approval” means that the Minister under the Investment Canada Act shall have sent a notice pursuant to subsection 21(1) of the Investment Canada Act to Galenica stating that the Minister is satisfied that the transactions contemplated by this Agreement are likely to be of benefit to Canada or the time period provided for such in subsection 21(1) of the Investment Canada Act shall have expired.
     “Laws” means all statutes, regulations, statutory rules and orders of any Governmental Entity having the force of law, and the term “applicable” with respect to such Laws and in the context that refers to any person, means such Laws as are applicable to such person or its business, undertaking, property or securities and that emanate from a Governmental Entity having jurisdiction over the person or its business, undertaking, property or securities in Canada, the United States or Switzerland.
     “Lazard” means Lazard Frères & Co. LLC, financial advisor to Aspreva.
     “Lehman Brothers” means Lehman Brothers Inc., financial advisor to Aspreva.
     “Lien” means any mortgage, hypothec, prior claim, lien, pledge, assignment for security, security interest, lease, option, right of third parties or other charge or encumbrance.
     “Material Adverse Effect” has the meaning ascribed thereto under “The Combination Agreement – Material Adverse Effect Definition”.
     “Material Contract” means any contract filed with or incorporated by reference into (pursuant to Item 601 of Regulation S-K promulgated under the United States Securities Act of 1933, as amended): (a) the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 as filed with the SEC; (b) the Company’s Quarterly Reports on Form 10-Q for the three months ended March 31, 2007 and the six months ended June 30, 2007 as filed with the SEC; and (c) any Current Report on Form 8-K dated subsequent to June 30, 2007 and prior to October 17, 2007, as filed with the SEC.

     “Materially Burdensome Condition” means for purposes of the Combination Agreement, except as otherwise agreed to by the parties, a condition if (i) such condition is imposed by the Minister under the Investment Canada Act as a prerequisite to the granting of the Investment Canada Act Approval and (ii) compliance with such condition would impose significant material burdens on the Company or Galenica.
     “Meeting” means the special meeting of Securityholders, and all adjournments and postponements thereof, to be called and held pursuant to the Interim Order for the purpose of considering and, if thought fit, approving the Arrangement Resolutions and the Rights Plan Waiver Resolution.
     “Meeting Date” means the date on which the Meeting is held and the Arrangement Resolutions are voted on by the Securityholders and the Rights Plan Waiver Resolution is voted on by the Shareholders.
     “Meeting Date Deadline” has the meaning ascribed thereto under “The Combination Agreement – Covenants of the Company Regarding the Arrangement”.
     “NASDAQ” means the Nasdaq Global Select Market, a United States securities exchange, as part of The Nasdaq Stock Market LLC.
     “Non-registered Shareholder” means a non-registered beneficial holder of Common Shares, whose Common Shares are held through an Intermediary.
     “Notice of Dissent” means the written notice of dissent sent to Aspreva by a Dissenting Shareholder in accordance with the procedures outlined under “Dissenting Shareholders’ Rights”.
     “Notice of Intention” has the meaning ascribed to it under “Dissenting Shareholders’ Rights”.
     “Notice of Special Meeting” means the Notice of Special Meeting of Securityholders of Aspreva dated November 15, 2007.
     “Notifiable Transactions” has the meaning ascribed thereto under “Principal Legal Matters - Regulatory Matters — Competition Act”.
     “Opinions” means the separate opinions delivered by Lazard Frères & Co. LLC and Lehman Brothers Inc. to the Board of Directors and the Strategic Planning Committee dated October 17, 2007, copies of which are attached as Appendix E and Appendix F, respectively.
     “Option Benefit” means, (i) in the case of an Option exercised prior to the Arrangement by an Eligible Employee for which the Option Benefit had been deferred at the time of the Arrangement, the amount by which the fair market value of a Common Share acquired upon the exercise of the Option (determined at the time of exercise) exceeds the sum of the exercise price payable for the acquisition of such share under the Option and any amount paid by the Optionholder to acquire the Option, and (ii) in the case of an Option not exercised prior to the Arrangement, the right to which is disposed of under the Arrangement by an Eligible Employee, the amount by which the Option Consideration exceeds any amount paid by the Optionholder to acquire the Option.
     “Option Consideration” means a cash amount equal to the excess, if any, of (i) the product of the number of Common Shares underlying a particular Option and the Purchase Price over (ii) the aggregate exercise price payable under such Option by the holder to acquire the Common Shares underlying such Option (or if the exercise price of such Option under the terms of such Option is expressed in Canadian currency, the U.S. dollar equivalent of such exercise price determined by using the U.S. Dollar/Canadian Dollar Daily Noon Rate as published by the Bank of Canada on the Business Day prior to the Effective Date).
     “Options” at any time means options to acquire Common Shares granted pursuant to the Stock Option Plan that remain outstanding and unexercised, whether or not vested.
     “Optionholders” at any time means the holders of Options.
     “OSC Rule 61-501” has the meaning ascribed thereto under “Principal Legal Matters – Canadian Securities Law Matters”.
     “person” includes an individual, sole proprietorship, corporation, body corporate, incorporated or unincorporated association, syndicate, partnership, limited partnership, limited liability company, unlimited liability company, joint venture, joint stock company, trust, natural person in his or her capacity as trustee, executor, administrator or other legal representative, governmental authority or other entity, whether or not having legal status.

     “Plan of Arrangement” means the plan of arrangement substantially in the form attached as Appendix D hereto as amended or varied pursuant to its terms and the terms of the Combination Agreement.
     “Pre-Acquisition Reorganization” has the meaning ascribed thereto under “The Combination Agreement — Pre-Acquisition Reorganization”.
     “Proposed Agreement” has the meaning ascribed to it under “The Combination Agreement – Covenants of the Company Regarding Non-Solicitation”.
     “Proposed Amendments” means all specific proposals to amend the Tax Act and the Regulations publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof.
     “Purchase Price” means US$26.00 for each Common Share less the amount of any dividend or distribution paid in respect of each Common Share from October 17, 2007 to the Effective Time.
     “RBS” means The Royal Bank of Scotland, plc.
     “Record Date” means the close of business on November 9, 2007, being the date for determining Securityholders entitled to receive notice of and vote at the Meeting.
     “Registered Shareholder” means a registered holder of Common Shares as recorded in the Company’s share register.
     “Regulations” means the regulations under the Tax Act.
     “Regulation Q-27” has the meaning ascribed thereto under “Principal Legal Matters – Canadian Securities Law Matters”.
     “Reviewable Transaction” has the meaning ascribed thereto under “Principal Legal Matters – Regulatory Matters”.
     “Rights Plan” means the shareholder rights plan of the Company established pursuant to the Shareholder Rights Plan Agreement dated as of February 4, 2005 between the Company and Computershare, as rights agent.
     “Rights Plan Amending Agreement” means the Rights Plan Amending Agreement in the form attached as Schedule E to the Combination Agreement.
     “Rights Plan Waiver” means the amendment to the Rights Plan as contemplated in the Combination Agreement.
     “Rights Plan Waiver Resolution” means the resolutions to be considered and, if thought fit, passed by the Securityholders at the Meeting and set out in Appendix B.
     “Roche Agreement” means an agreement entered into on July 18, 2003 as amended on February 4, 2005, December 22, 2005, March 13, 2007 and August 17, 207 between Aspreva Pharmaceuticals S.A. and Hoffman-La Roche Inc. and F. Hoffman-La Roche Ltd. (collectively “Roche”) for the development and commercialization of the Specified Pharmaceutical Product.
     “Satisfaction Date” means the first date as of which the conditions to the consummation of the Arrangement set forth under the subheadings “The Combination Agreement – Conditions to the Arrangement – Mutual Conditions” and “The Combination Agreement – Conditions to the Arrangement – Additional Conditions to the Obligations of Acquisitionco and Galenica” (except the condition concerning receipt of a certificate of the Company) are satisfied (or waived by Galenica on behalf of itself and Acquisitionco), provided that for the purposes of determining whether the conditions set forth under “The Combination Agreement – Conditions to the Arrangement – Additional Conditions to the Obligations of Acquisitionco and Galenica” relating to compliance with the Combination Agreement and representations and warranties under the Combination Agreement have been satisfied for this purpose, all references to the Effective Date in such conditions will be treated as if they were references to the Satisfaction Date (and not to the Effective Date).
     “SEC” means the United States Securities and Exchange Commission.
     “Securities” means, collectively, the Common Shares and the Options.
     “Securityholders” at any time means, collectively, the Shareholders and the Optionholders.
     “SEDAR” means the System for Electronic Document Analysis and Retrieval of the Canadian Securities Administrators, available at www.sedar.com.

     “Shareholders” at any time means the holders of Common Shares.
     “SLT Plan” has the meaning ascribed thereto under “The Arrangement – Interests of Directors and Officers in the Arrangement – Success and Retention Plans”.
     “Specified Pharmaceutical Product” means CellCept® (mycophenolate mofitil) in such forms and dosages as are licensed to the Company pursuant to the Roche Agreement.
     “Strategic Planning Committee” means the strategic planning committee of the Board of Directors formed on September 7, 2007 to consider and to make recommendations to the Board of Directors with respect to strategic alternatives for the Company.
     “Stock Option Plan” means the Aspreva 2002 Inventive Stock Option Plan, as amended.
     “Subject Securities” has the meaning ascribed thereto under “The Support Agreements – Commitment to Vote”.
     “Subsidiaries” means Aspreva Pharmaceuticals S.A., a company incorporated under the laws of Switzerland, Aspreva Pharmaceuticals, Inc., a company incorporated under the laws of the State of Delaware and Aspreva Pharmaceuticals Ltd., a company incorporated under the laws of England and Wales.
     “subsidiary” means, with respect to a specified person, (a) any corporation, partnership, joint venture, association, limited liability company, unlimited liability company or other person or organization, incorporated or unincorporated, which is a subsidiary as defined in the BCSA of such specified person, (b) a partnership of which such specified person or another of its subsidiaries is a general partner or owns beneficially more than 50% of the ownership interests, or (c) a subsidiary (as defined in clause (a) or (b) hereof) or any person described in clause (a) or (b) hereof of any subsidiary (as so defined) thereof.
     “Superior Proposal” means any bona fide written Acquisition Proposal that relates to not less than 50% of the outstanding Common Shares or assets of the Company or any of the Subsidiaries representing not less than 50% of the market capitalization (net of cash and cash equivalents in the case of an Acquisition Proposal relating to a proposed acquisition of assets) of the Company, that the Board of Directors of the Company determines in its good faith judgment (after, among other things, consultation, to the extent considered appropriate by the Board of Directors of the Company, with a financial advisor), taking into account, among other things, the terms and conditions of such Acquisition Proposal and other factors considered relevant by the Board of Directors of the Company (including in the case of an Acquisition Proposal relating to a proposed acquisition of less than all of the assets of the Company and the Subsidiaries, the value of the assets to be retained by the Company and the Subsidiaries), (a) is reasonably capable of being consummated, taking into account all legal, financial, regulatory and other aspects of the Acquisition Proposal, and (b) would, if consummated in accordance with its terms, result in a transaction that (i) is more favourable to the Company or the holders of Common Shares from a financial point of view than the terms of the Arrangement, and (ii) that provides to the holders of Common Shares consideration per Common Share that is greater than the Purchase Price (or in the case of a sale of assets, provides consideration to the Company that, when aggregated with the value of any assets to be retained by the Company and the Subsidiaries, is greater than the aggregate consideration to be paid pursuant to the Combination Agreement).
     “Support Agreements” means the support agreements entered into by certain Shareholders and Optionholders with Acquisitionco, dated October 17, 2007.
     “Supporting Shareholder” means any Shareholder or Optionholder who has entered into a Support Agreement with Acquisitionco.
     “Tax Act” means the Income Tax Act (Canada), as amended.
     “Termination Date” means February 29, 2008.
     “Termination Fee” means a fee equal to US$23 million.
     “TSX” means the Toronto Stock Exchange.

CONSENT OF LAZARD FRÈRES & CO. LLC
     We refer to the opinion dated October 17, 2007 (the “Opinion”), which is addressed to the Strategic Planning Committee and the Board of Directors of Aspreva Pharmaceuticals Corporation in connection with the Arrangement (as defined in Aspreva Pharmaceuticals Corporation’s Management Information Circular dated November 15, 2007 (the “Circular”)). We consent to the filing of the Opinion with the securities commissions (and other applicable securities regulatory authorities) in each of the Provinces of Canada and the inclusion of the Opinion, and all references thereto, in the letter to Shareholders and Optionholders dated November 15, 2007, in the sections entitled “Summary of Management Information Circular – Reasons for the Arrangement – Opinions of Aspreva’s Financial Advisors”, in the sections entitled “The Arrangement – Background to the Combination Agreement, — Reasons for the Arrangement, — Opinions of Aspreva’s Financial Advisors” and in the section entitled “Glossary of Terms”, in the Circular.
Dated November 15, 2007
(signed) LAZARD FRÈRES & CO. LLC

CONSENT OF LEHMAN BROTHERS INC.
     We refer to the opinion dated October 17, 2007 (the “Opinion”), which is addressed to the Strategic Planning Committee and the Board of Directors of Aspreva Pharmaceuticals Corporation in connection with the Arrangement (as defined in Aspreva Pharmaceuticals Corporation’s Management Information Circular dated November 15, 2007 (the “Circular”)). We consent to the filing of the Opinion with the securities commissions (and other applicable securities regulatory authorities) in each of the Provinces of Canada and the inclusion of the Opinion, and all references thereto, in the letter to Shareholders and Optionholders dated November 15, 2007, in the sections entitled “Summary of Management Information Circular – Reasons for the Arrangement – Opinions of Aspreva’s Financial Advisors”, in the sections entitled “The Arrangement – Background to the Combination Agreement, — Reasons for the Arrangement, — Opinions of Aspreva’s Financial Advisors” and in the section entitled “Glossary of Terms”, in the Circular.
Dated November 15, 2007
(signed) LEHMAN BROTHERS INC.

CONSENT OF FARRIS, VAUGHAN, WILLS & MURPHY LLP
     We hereby consent to the reference to our opinion contained under “Certain Tax Considerations for Securityholders — Canadian Federal Income Tax Considerations” in the management information circular of Aspreva Pharmaceuticals Corporation dated November 15, 2007 (the “Circular”) and to the inclusion of the foregoing opinion in the Circular.
Dated November 15, 2007
(signed) FARRIS, VAUGHAN, WILLS & MURPHY LLP

APPENDIX A
ARRANGEMENT RESOLUTIONS
RESOLUTION OF THE SECURITYHOLDERS
OF ASPREVA PHARMACEUTICALS CORPORATION (the “Company”)
     BE IT RESOLVED AS A SPECIAL RESOLUTION THAT:
A. The arrangement (as may be modified or amended, the “Arrangement”) under Section 288 of the Business Corporations Act (British Columbia) involving the Company and its securityholders, all as more particularly described and set forth in the plan of arrangement (as may be modified or amended, the “Plan of Arrangement”) attached as Appendix D to the Management Information Circular of the Company dated November 15, 2007 (the “Information Circular”), is hereby authorized, approved and agreed to.
B. The Combination Agreement dated as of October 17, 2007 among Galenica, Acquisitionco and the Company, as may be amended from time to time (the “Combination Agreement”), the actions of the directors of the Company in approving the Arrangement and the Combination Agreement and the actions of the directors and officers of the Company in executing and delivering the Combination Agreement and causing the performance by the Company of its obligations thereunder be, and they are hereby confirmed, ratified, authorized and approved.
C. Notwithstanding that this resolution has been passed (and the Arrangement approved and agreed to) by the securityholders of the Company or that the Arrangement has been approved by the Supreme Court of British Columbia (the “Court”), the directors of the Company be, and they are hereby, authorized and empowered without further approval of the securityholders of the Company (i) to amend the Combination Agreement or the Plan of Arrangement to the extent permitted by the Combination Agreement, and (ii) not to proceed with the Arrangement at any time prior to the Effective Time (as defined in the Combination Agreement).
D. Any one director or officer of the Company be, and is hereby, authorized, empowered and instructed, acting for, in the name and on behalf of the Company, to execute or cause to be executed, under the seal of the Company or otherwise, and to deliver or to cause to be delivered, all such other documents and to do or to cause to be done all such other acts and things as in such person’s opinion may be necessary or desirable in order to carry out the intent of the foregoing paragraphs of these resolutions and the matters authorized thereby, such determination to be conclusively evidenced by the execution and delivery of such document or the doing of such act or thing.

A-1

APPENDIX B
RIGHTS PLAN WAIVER RESOLUTION
RESOLUTION OF THE HOLDERS OF COMMON SHARES
OF ASPREVA PHARMACEUTICALS CORPORATION (the “Company”)
     BE IT RESOLVED AS AN ORDINARY RESOLUTION THAT:
A. The amendment to the Shareholder Rights Plan Agreement, dated as of February 4, 2005 (the “Rights Plan”) between the Company and Computershare Investor Services Inc. as rights agent (the “Rights Agent”), which amendment supplements the definition of “Acquiring Person” to exclude from such definition Acquisitionco and Galenica (each as defined in the Combination Agreement dated as of October 17, 2007 (the “Combination Agreement”), among Galenica, Acquisitionco and the Company) if either becomes the Beneficial Owner (as defined in the Rights Plan) of 20% or more of the outstanding Voting Shares (as defined in the Rights Plan) pursuant to the Combination Agreement and any transactions contemplated by the Combination Agreement, including the plan of arrangement, is hereby consented to pursuant to the Rights Plan.
B. Any one director or officer of the Company be, and is hereby, authorized, empowered and instructed, acting for, in the name and on behalf of the Company, to execute or cause to be executed, under the seal of the Company or otherwise, and to deliver or to cause to be delivered, all such other documents and to do or to cause to be done all such other acts and things as in such person’s opinion may be necessary or desirable in order to carry out the intent of the foregoing paragraphs of these resolutions and the matters authorized thereby, such determination to be conclusively evidenced by the execution and delivery of such document or the doing of such act or thing.

B-1

APPENDIX C
COMBINATION AGREEMENT
COMBINATION AGREEMENT
AMONG
GALENICA AG,
GALENICA CANADA LTD.,
AND
ASPREVA PHARMACEUTICALS CORPORATION
October 17, 2007

COMBINATION AGREEMENT
     THIS COMBINATION AGREEMENT dated as of October 17, 2007, is entered into by and among Galenica AG, a corporation existing under the laws of Switzerland (“Parent”), Galenica Canada Ltd., a corporation existing under the laws of the Province of British Columbia (“Acquisitionco”), and Aspreva Pharmaceuticals Corporation, a corporation existing under the laws of the Province of British Columbia (the “Company”).
R E C I T A L S
A. The Parent has, through Acquisitionco, made an offer to acquire all the shares of the Company. Such offer will be implemented through the Arrangement described herein.
B. The board of directors of the Company has determined that the business combination to be effected by means of the Plan of Arrangement is advisable and in the best interests of the Company and has unanimously approved the transactions contemplated by this Agreement and determined to recommend approval of the Plan of Arrangement and other transactions contemplated hereby to the holders of Common Shares and Options.
C. Parent has taken the initiative in incorporating and organizing Acquisitionco and is the legal and beneficial owner of all the issued and outstanding shares of Acquisitionco.
D. The board of directors of Acquisitionco has determined that the business combination to be effected by means of the Plan of Arrangement is advisable and in the best interests of Acquisitionco and has approved the transactions contemplated by this Agreement.
E. The board of directors of Parent has determined that it is in the best interests of Parent for Parent to enter into this Agreement.
F. In furtherance of such business combination, the board of directors of the Company has agreed to submit the Plan of Arrangement and other transactions contemplated hereby to the Securityholders and the Court for approval.
G. Contemporaneously with the execution and delivery of this Agreement, certain shareholders of the Company (including the directors and executive officers of the Company) are entering into support agreements with Acquisitionco in substantially the form attached as Schedule F hereto (the “Support Agreements”), pursuant to which each such shareholder is agreeing, among other things, to vote in favour of the approval of the Plan of Arrangement.
NOW THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:
ARTICLE 1
INTERPRETATION
1.1 Definitions
     In this Agreement, unless the context otherwise requires, the following terms shall have the following meanings respectively:
“Acquisitionco” has the meaning ascribed thereto in the Preamble;
“Acquisition Proposal” means, at any time, any proposal or offer (written or oral) or public announcement of an intention to make a proposal or offer relating to the acquisition by any person, or two or more persons acting “jointly or in concert” (within the meaning of that expression as used in the BCSA), of 20% or more of the Common Shares outstanding at such time or assets (including shares of the Subsidiaries) of the Company or any of the Subsidiaries at such time having an aggregate value equal to 20% or more of the market capitalization of the Company (or any lease, license, long-term supply agreement, exchange, mortgage, pledge or other arrangement having the same economic effect as a purchase of assets having such aggregate value), in a single transaction or a series of related transactions, whether by way of plan of arrangement, amalgamation, merger, consolidation, recapitalization, liquidation, dissolution or other business combination, sale of assets, take over bid, tender offer, share exchange, exchange offer or issue or sale of any treasury securities of the Company or any of the Subsidiaries, or any type of similar transaction, in each case other than a transaction involving Parent or Acquisitionco and other than the Arrangement and the other transactions contemplated by this Agreement;
“affiliate” has the meaning of such term as used in the BCSA, unless otherwise expressly stated herein;
“Agreement” means this Agreement, including the Schedules hereto, as amended from time to time;
“Appropriate Regulatory Approvals” means those sanctions, rulings, consents, orders, exemptions, permits and other approvals (including the lapse, without objection, of a prescribed time under a statute or regulation that states that a transaction may be implemented if a prescribed time lapses following the giving of notice without an objection being made) of Governmental Entities, or self-regulatory organizations, as set out in Schedule A annexed hereto;
“Arrangement” means the arrangement under the provisions of Division 5 of Part 9 under the BCBCA on the terms and subject to the conditions set out in the Plan of Arrangement, subject to any amendments or variations thereto made in accordance with Article 6 of the Plan of Arrangement or Section 7.1, or made at the direction of the Court in the Final Order;
“Arrangement Resolution” means the resolution to be considered and if thought fit, passed, by the Securityholders at the Meeting to approve the Plan of Arrangement to be substantially in the form and content of Schedule B annexed hereto;
“BCBCA” means the Business Corporations Act (British Columbia), including the regulation made thereunder, as now in effect and as they may be promulgated or amended from time to time prior to the Effective Date, and includes where applicable the Company Act (British Columbia) prior to the enactment of the Business Corporations Act (British Columbia);
“BCSA” means the Securities Act (British Columbia) and the rules and regulations made thereunder, as now in effect and as they may be promulgated or amended from time to time prior to the Effective Date;
“Business Day” means any day on which commercial banks are generally open for business in Bern, Switzerland, London, England and Vancouver, British Columbia other than a Saturday, a Sunday or a day observed as a holiday in Bern, Switzerland, London, England or in Vancouver under the Laws of British Columbia or the federal Laws of Canada;
“Business Intellectual Property” has the meaning ascribed thereto in Section 3.16(a);
“Circular” means the notice of the Meeting and accompanying management proxy circular, including all schedules and exhibits thereto, to be sent to the Securityholders in connection with the Meeting;
“commercially reasonable efforts” with respect to each party hereto, means the agreement of such party to cooperate and to cause its controlled affiliates to cooperate and to use and cause its controlled affiliates to use their respective reasonable efforts consistent with reasonable commercial practice without payment or incurrence of unreasonable expense or the requirement to engage in litigation;
“Common Shares” means the issued and outstanding common shares in the capital of the Company, from time to time, including the associated rights under the Rights Plan;
“Company” has the meaning ascribed thereto in the Preamble;

“Confidentiality Agreement” means the agreement entered into on May 23, 2007 between Parent and the Company;
“Consideration” means the aggregate amount to be paid to the Securityholders pursuant to Sections 2.4(a) and 2.4(b);
“Continuing Employees” means all Employees who are offered and timely accept employment by Parent or any subsidiary of Parent (including, after the Effective Time, the Company or any Subsidiary) or who continue their employment with the Company or any Subsidiary at or after the Effective Time;
“constating documents” means, with respect to any person, the certificate and articles of incorporation, by-laws, articles of organization, limited liability company agreement, partnership agreement, formation agreement, joint venture agreement, unanimous shareholder agreement or declaration or other similar governing documents of such person;
“Court” means the Supreme Court of British Columbia;
“Disclosure Letter” means that certain letter of disclosure dated as of the date of this Agreement and signed by one or more officers of the Company and delivered by the Company to Acquisitionco and Parent on or prior to the date of this Agreement;
“Dissent Rights” means the rights of dissent in respect of the Arrangement described in  Section 4.1 of the Plan of Arrangement;
“Dissenting Shares” has the meaning ascribed thereto in the Plan of Arrangement;
“Drug Regulatory Laws” means the United States Public Health Service Act of 1944, as amended, the United States Federal Food, Drug and Cosmetic Act of 1938, as amended, the Prescription Drug Marketing Act of 1987 and all equivalent laws thereto outside the United States;
“Effective Date” has the meaning ascribed thereto in the Plan of Arrangement;
“Effective Time” has the meaning ascribed thereto in the Plan of Arrangement;
“Employee” means an individual who is employed by the Company or any of the Subsidiaries on a full-time or part-time basis;
“Environmental Law” means any and all Laws in effect on the date of this Agreement relating to pollution or the environment;
“Exchange Act” means the United States Securities Exchange Act of 1934, as amended;
“FDA” means the United States Food and Drug Administration;
“Final Order” means the order of the Court approving the Arrangement under Section 291 of the BCBCA as such order may be affirmed, amended or modified by the Court at any time prior to the Effective Date, or, if appealed, then, unless such appeal is withdrawn, abandoned or denied, as affirmed or as amended on appeal;
“GAAP” means generally accepted accounting principles in the United States;
“Governmental Entity” means any multinational, federal, provincial, state, regional, municipal, local or other government or governmental body and any domestic, foreign or international judicial or administrative court, tribunal, commission, board, panel or arbitrator acting under the authority of any of the foregoing;

“holders” means, when used with reference to the Common Shares, the holders of the Common Shares shown from time to time in the central securities register maintained by or on behalf of the Company in respect of the Common Shares;
“Interim Order” means the interim order of the Court in respect of the Arrangement, as contemplated by Section 2.3 providing for, among other things, the calling and holding of the Meeting, as such order may be amended, modified, supplemented or varied by the Court;
“Investment Canada Act” means the Investment Canada Act (Canada) as amended from time to time;
“Investment Canada Act Approval” means that the Minister under the Investment Canada Act shall have sent a notice pursuant to subsection 21(1) of the Investment Canada Act to Parent stating that the Minister is satisfied that the transactions contemplated by this Agreement are likely to be of benefit to Canada or the time period provided for such in subsection 21(1) of the Investment Canada Act shall have expired.
“knowledge of the Company” and similar phrases relating to knowledge of the Company means the actual knowledge of the officers set out in Schedule 1.1 of the Disclosure Letter;
“Laws” means all statutes, regulations, statutory rules and orders of any Governmental Entity having the force of law, and the term “applicable” with respect to such Laws and in the context that refers to any person, means such Laws as are applicable to such person or its business, undertaking, property or securities and that emanate from a Governmental Entity having jurisdiction over the person or its business, undertaking, property or securities in Canada, the United States or Switzerland;
“Lien” means any mortgage, hypothec, prior claim, lien, pledge, assignment for security, security interest, lease, option, right of third parties or other charge or encumbrance;
“Material Adverse Effect”, when used in connection with the Company, means any adverse effect that constitutes or would reasonably be expected to constitute a material adverse effect on the business, operations or financial condition of the Company and the Subsidiaries, taken as a whole; provided, however, that any adverse effect that is temporary in nature or that results directly or indirectly from or relates directly or indirectly to any of the following shall not be deemed to constitute, and shall not be taken into account in determining whether there has been or would be, a Material Adverse Effect on the Company:
(a)	changes or developments in international, Canadian, United States or EU political, economic, financial or market conditions, or in the economy, political or market conditions or currency exchange rates in Canada, the United States or the EU;

(b)	changes or developments resulting from any natural disaster, any act of sabotage or terrorism or any outbreak of hostilities or war, or any escalation of any such natural disaster or acts of sabotage or terrorism or hostilities or war;

(c)	conditions generally affecting the pharmaceutical or biotechnology sector or companies in that sector (except to the extent such conditions have a disproportionately large adverse effect on the Company and the Subsidiaries by comparison to the adverse effect such conditions have generally on the other companies in that sector, it being understood that, in determining whether there has been or would be a Material Adverse Effect on the Company, such disproportionately large adverse effect may be taken into account only to the limited extent that it exceeds the adverse effect such conditions have generally on the other companies in that sector);

(d)	conditions generally affecting companies in the U.S., Canada or the EU involved in the development or marketing of pharmaceutical products used or useful in the treatment of diseases requiring immuno-suppression (except to the extent such conditions have a disproportionately large adverse effect on the Company and the Subsidiaries by comparison to the adverse effect such conditions have generally on the other companies involved in the development or marketing of such products, it being understood that, in determining whether there has been or would be a Material Adverse Effect on the Company, such disproportionately large adverse effect may be taken into account only to the limited extent that it exceeds the adverse effect such conditions have generally on the other companies involved in the development or marketing of such products);

(e)	the introduction, commercial success, lack of commercial success, side effects or pre-clinical or clinical trial results (including adverse events) of any product or product candidate (of a person other than the Company and the Subsidiaries) similar to or potentially competitive with the Specified Pharmaceutical Product;

(f)	the payment of any amounts due to, or the provision of any other benefits to, any officers or employees under employment contracts, non-competition agreements, employee benefit plans, severance arrangements or other arrangements in existence as of the date of this Agreement and disclosed in the Disclosure Letter;

(g)	any breach by Parent of this Agreement or the Confidentiality Agreement;

(h)	the announcement of the execution of this Agreement, the pendency of the transactions contemplated hereby, the performance of any obligation hereunder or the completion of any of the transactions contemplated hereby, including any Pre-Acquisition Reorganization (including any litigation or impact on the relationship of the Company or any of the Subsidiaries with employees, customers, suppliers, partners, service providers or creditors);

(i)	any event, occurrence, development or circumstance disclosed in the Disclosure Letter;

(j)	the taking of any action, or any failure to act, contemplated or permitted by this Agreement or consented to by Parent or Acquisitionco;

(k)	changes in GAAP or applicable Laws or interpretations thereof;

(l)	failure to meet any published or other revenue or earnings estimates or projections of the Company, or a decline in the market price or volume of trading of the Common Shares on the TSX or Nasdaq (in and of itself), provided, however, that notwithstanding the foregoing, any adverse effect on the business, operations or financial condition of the Company and the Subsidiaries that has resulted in such failure or such decline may be taken into account in determining whether there has been a Material Adverse Effect on the Company; or

(m)	any request or requirement by any Governmental Entity that any of Parent, Acquisitionco, the Company or any of the Subsidiaries enter into any agreement or arrangement, or take any action, as a condition or prerequisite to the granting of any of the Appropriate Regulatory Approvals.
“Material Contract” means any contract filed with or incorporated by reference into (pursuant to Item 601 of Regulation S-K promulgated under the United States Securities Act of 1933, as amended): (a) the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 as filed with the SEC; (b) the Company’s Quarterly Reports on Form 10-Q for the three months ended March 31, 2007 and the six months ended June 30, 2007 as filed with the SEC; and (c) any Current Report on Form 8-K dated subsequent to June 30, 2007 and prior to the date of the this Agreement as filed with the SEC;
“Meeting” means the special meeting of the Securityholders, including any adjournment, adjournments, postponement or postponements thereof, to be called in accordance with the Interim Order to consider the Arrangement Resolution and the Rights Plan Waiver Resolution;

“Meeting Date” means the date on which the Meeting is held and the Arrangement Resolution is voted on by the Securityholders and the Rights Plan Waiver Resolution is voted on by the holders of Common Shares;
“Meeting Date Deadline” has the meaning ascribed thereto in Section 5.2(a)(xii);
“misrepresentation” means (a) an untrue statement of a material fact or (b) an omission to state a material fact that is (i) required to be stated or (ii) necessary to prevent a statement that is made from being false or misleading in light of the circumstances in which it was made;
“Nasdaq” means The Nasdaq Global Select Market, a United States securities exchange, as part of The Nasdaq Stock Market LLC;
“Option Consideration” means a cash amount equal to the excess, if any, of (i) the product of the number of Common Shares underlying a particular Option and the Purchase Price over (ii) the aggregate exercise price payable under such Option by the holder to acquire the Common Shares underlying such Option (or if the exercise price of such Option under the terms of such Option is expressed in Canadian currency, the U.S. dollar equivalent of such exercise price determined by using the U.S. Dollar/Canadian Dollar Daily Noon Rate as published by the Bank of Canada on the Business Day prior to the Effective Date);
“Options” means the options to acquire common shares in the capital of the Company granted under the Stock Option Plan;
“Parent” has the meaning ascribed thereto in the Preamble;
“Permits” has the meaning ascribed thereto in Section 3.15(c);
“Permitted Liens” means Liens other than (a) Liens for taxes not yet due and payable; (b) Liens, encumbrances or imperfections of title that have arisen in the ordinary course of business; (c) Liens, encumbrances or imperfections of title resulting from or otherwise relating to any of the contracts identified in the Disclosure Letter or any Material Contract; and (d) Liens arising from or otherwise relating to transfer restrictions under applicable securities Laws;
“person” means any individual, firm, partnership, joint venture, venture capital fund, limited liability company, unlimited liability company, association, trust, trustee, executor, administrator, legal personal representative, estate, group, body corporate, corporation, unincorporated association or organization, Governmental Entity, syndicate or other entity, whether or not having legal status;
“Plan of Arrangement” means the plan of arrangement substantially in the form and content of Schedule D annexed hereto as amended, varied or supplemented from time to time in accordance with Article 6 of the Plan of Arrangement or Section 7.1 or made at the direction of the Court in the Final Order;
“Plans” has the meaning ascribed thereto in Section 3.12(a);
“Pre-Acquisition Reorganization” has the meaning ascribed thereto in Section 5.9;
“Purchase Price” has the meaning ascribed thereto in Section 2.4(b);
“Representatives” has the meaning ascribed thereto in Section 5.4;
“Rights Plan” means the shareholder rights plan of the Company established pursuant to the Shareholder Rights Plan Agreement dated as of February 4, 2005 between the Company and Computershare Investor Services Inc., as rights agent;

“Rights Plan Amending Agreement” means the Rights Plan Amending Agreement in the form attached as Schedule E hereto;
“Rights Plan Waiver Resolution” means the ordinary resolution to be considered and if thought fit, passed by the holders of the Common Shares to be substantially in the form and content of Schedule C annexed hereto;
“Roche Agreement” means an agreement entered into on July 18, 2003 as amended on February 4, 2005, December 22, 2005, March 13, 2007 and August 17, 2007 between Aspreva Pharmaceuticals S.A. and Hoffmann-La Roche Inc. and F. Hoffmann-La Roche Ltd. (collectively “Roche”) for the development and commercialization of Specified Pharmaceutical Product;
“Satisfaction Date” means the first date as of which the conditions to the consummation of the Arrangement set forth in Sections 6.1, 6.2(a), 6.2(b), 6.2(c) and 6.2(e) are satisfied (or waived by Parent on behalf of itself and Acquisitionco), provided that for purposes of determining whether the conditions set forth in Sections 6.2(a) and 6.2(b) have been satisfied for this purpose, all references to the Effective Date in such sections shall for this purpose be treated as if they were references to the Satisfaction Date (and not to the Effective Date).
“SEC” means the United States Securities and Exchange Commission;
“Securityholders” at any time means, collectively, the holders of Common Shares and holders of Options at such time;
“Specified Pharmaceutical Product” means CellCept® (mycophenolate mofitil) in such forms and dosages as are licensed to the Company pursuant to the Roche Agreement;
“SRA Reports” has the meaning ascribed thereto in Section 3.5(a);
“Stock Option Plan” means the Aspreva 2002 Incentive Stock Option Plan, as amended;
“Subsidiaries” means Aspreva Pharmaceuticals S.A., a company incorporated under the laws of Switzerland, Aspreva Pharmaceuticals, Inc., a company incorporated under the laws of the State of Delaware and Aspreva Pharmaceuticals Ltd., a company incorporated under the laws of England and Wales;
“subsidiary” means, with respect to a specified person, (a) any corporation, partnership, joint venture, association, limited liability company, unlimited liability company or other person or organization, incorporated or unincorporated, which is a subsidiary as defined in the BCSA of such specified person, (b) a partnership of which such specified person or another of its subsidiaries is a general partner or owns beneficially more than 50% of the ownership interests, or (c) a subsidiary (as defined in clause (a) or (b) hereof) or any person described in clause (a) or (b) hereof of any subsidiary (as so defined) thereof;
“Superior Proposal” means any bona fide written Acquisition Proposal that relates to not less than 50% of the outstanding Common Shares or assets of the Company or any of the Subsidiaries representing not less than 50% of the market capitalization (net of cash and cash equivalents in the case of an Acquisition Proposal relating to a proposed acquisition of assets) of the Company, that the board of directors of the Company determines in its good faith judgment (after, among other things, consultation, to the extent considered appropriate by the board of directors of the Company, with a financial advisor), taking into account, among other things, the terms and conditions of such Acquisition Proposal and other factors considered relevant by the board of directors of the Company (including in the case of an Acquisition Proposal relating to a proposed acquisition of less than all of the assets of the Company and the Subsidiaries, the value of the assets to be retained by the Company and the Subsidiaries), (a) is reasonably capable of being consummated, taking into account all legal, financial, regulatory and other aspects of the Acquisition Proposal, and (b) would, if consummated in accordance with its terms, result in a transaction that (i) is more favourable to the Company or the holders of Common Shares from a financial point of view than the terms of the Arrangement, and (ii) that provides to the holders of Common Shares consideration per Common Share that is greater than the Purchase Price (or in the case of a sale of assets, provides consideration to the Company that, when aggregated with the value of any assets to be retained by the Company and the Subsidiaries, is greater than the aggregate consideration to be paid pursuant to this Agreement);
“Support Agreements” has the meaning ascribed thereto in the preambles;
“Tax” and “Taxes” have the respective meanings ascribed thereto in Section 3.11(c);
“Tax Act” means Income Tax Act (Canada) including the regulations made thereunder, as now in effect and as they may be promulgated or amended from time to time;
“Tax Returns” means any and all returns, declarations, reports, information returns and statements filed or required to be filed with any taxing authority relating to Taxes;
“Termination Date” means February 29, 2008;
“Termination Fee” means a fee equal to $23 million; and
“TSX” means the Toronto Stock Exchange.
1.2 Interpretation Not Affected by Headings, etc.
     The division of this Agreement into articles, sections and other portions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof. Unless otherwise indicated, all references to an “Article”, “Section” or “Schedule” followed by a number or a letter refer to the specified Article, Section or Schedule of this Agreement. The terms “this Agreement,” “hereof,” “herein” and “hereunder” and similar expressions refer to this Agreement (including the Schedules hereto) and not to any particular Article, Section, Schedule or other portion hereof.
1.3 Currency
     Unless otherwise specifically indicated or the context otherwise requires all references to “dollars” or “$” mean United States dollars.
1.4 Number and Gender
     Unless the context otherwise requires, words importing the singular shall include the plural and vice versa and words importing any gender shall include all genders and words importing persons will include firms and corporations and vice versa. Whenever used in this Agreement, the words “include,” “includes” and “including” and similar terms of inclusion will not, unless expressly modified by the words “only” or “solely”, be construed as terms of limitation, but rather will mean “include but not limited to”, “includes but is not limited to” and “including but not limited to”, so that references to included matters will be regarded as illustrations without being either characteristic or exhaustive.
1.5 Disclosure Letter
     Disclosure by the Company in the Disclosure Letter or in any particular schedule or exhibit of the Disclosure Letter will be deemed to be disclosure of the information for all purposes of this Agreement and, without limiting the generality of the foregoing, shall be deemed to qualify and limit all representations and warranties of the Company set forth in this Agreement. The inclusion of any information or disclosure in the Disclosure Letter may be for greater certainty and the fact of the inclusion of such information or disclosure in the Disclosure Letter will not affect the construction or interpretation of this Agreement, including the expression “ordinary course of business”, “material” or the definition of “Material Adverse Effect”. Disclosure of any item or other matter in the Disclosure Letter is disclosed solely for the purposes of this Agreement and no information set forth therein shall be construed as an admission or indication by any party hereto or to any third party of any matter whatsoever, including of any violation of law or breach of any agreement.
1.6 Date For Any Action
     In the event that any date on which any action is required to be taken hereunder by any of the parties hereto is not a Business Day, such action shall be required to be taken on the next succeeding day that is a Business Day.
1.7 Accounting Principles
     Unless otherwise stated, or the context otherwise requires, all accounting terms used in this Agreement in respect of the Company will have the meanings attributable thereto under GAAP and all determinations of an accounting nature in respect of the Company required to be made will be made in a manner consistent with GAAP consistently applied.
1.8 Legal, Valid and Binding
     All representations, warranties and covenants in this Agreement as to any covenant, agreement or document being legal, valid, binding and enforceable in accordance with its terms, are subject to the qualification that enforceability of such covenant, agreement or document is subject to bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other Laws relating to or affecting the availability of equitable remedies and the enforcement of creditors’ rights generally and general principles of equity and public policy and to the qualification that equitable remedies such as specific performance and injunction may be granted only in the discretion of a court of competent jurisdiction and that enforcement may otherwise be limited under applicable Laws.
1.9 Schedules
     The following Schedules are annexed to this Agreement and are hereby incorporated by reference into this Agreement and form part hereof:
Schedule A — Appropriate Regulatory Approvals
Schedule B — Arrangement Resolution
Schedule C — Rights Plan Waiver Resolution
Schedule D — Form of Plan of Arrangement
Schedule E — Rights Plan Amending Agreement
Schedule F — Form of Support Agreement
ARTICLE 2
THE ARRANGEMENT
2.1 Implementation Steps by the Company
     The Company covenants in favour of Acquisitionco and Parent that, subject to the terms of this Agreement, and compliance by the directors and officers of the Company with their fiduciary duties, the Company shall:
(a)	as soon as reasonably practicable after the date of this Agreement, apply under Section 291 of the BCBCA for the Interim Order, and thereafter proceed with and use commercially reasonable efforts to seek the Interim Order;

(b)	in accordance with the Interim Order, lawfully convene and use commercially reasonable efforts to hold the Meeting as soon as reasonably practicable thereafter;

(c)	subject to obtaining the approvals as are required by the Interim Order, as soon as reasonably practicable after the Meeting, proceed with and use commercially reasonable efforts to pursue the application to the Court for the Final Order;

(d)	subject to obtaining the Final Order and the satisfaction or waiver (subject to applicable Laws) of the other conditions (excluding conditions that by their terms cannot be satisfied until the Effective Date, but subject to the satisfaction or, when permitted, waiver of those conditions as of the Effective Date) set forth in Article 6, as soon as reasonably practicable thereafter, use commercially reasonable efforts to take all steps and actions, including, if applicable, making all necessary filings with Governmental Entities, to give effect to the Arrangement and carry out the terms of the Plan of Arrangement applicable to it prior to the Termination Date; and

(e)	provide Acquisitionco and its counsel reasonable opportunity to review and comment on drafts of all material to be filed by the Company with the Court in connection with the Arrangement, including the draft Circular and, if applicable, drafts of any supplement or amendment thereto, and provide counsel to Acquisitionco on a timely basis with copies of any notice of appearance and evidence served on the Company or its counsel in respect of the application for the Interim Order and the Final Order or any appeal therefrom and of any notice received by the Company indicating any intention to oppose the granting of the Interim Order or the Final Order or to appeal the Interim Order or the Final Order.
2.2 Implementation Steps by Acquisitionco and Parent
     Acquisitionco and Parent covenant in favour of the Company that, subject to the terms of this Agreement, Acquisitionco and Parent shall cooperate with, assist and consent to the Company seeking the Interim Order and the Final Order, and, subject to the Company obtaining the Final Order and the satisfaction or waiver (subject to applicable Laws) of the other conditions (excluding conditions that by their terms cannot be satisfied until the Effective Date, but subject to the satisfaction or, where permitted, the waiver of those conditions as of the Effective Date) set forth in Article 6, as soon as practicable thereafter, take all steps and actions, including, if applicable, making all necessary filings with Governmental Entities, to give effect to the Arrangement and carry out the terms of the Plan of Arrangement applicable to it.
2.3 Interim Order
     The application referred to in Section 2.1(a) shall, unless the Company and Parent otherwise agree, include a request that the Interim Order provide, among other things:
(a)	for the class of persons to whom notice is to be provided in respect of the Arrangement and the Meeting and for the manner in which such notice is to be provided;

(b)	that, subject to the approval of the Court, the requisite approval of the Arrangement Resolution will be 66 2/3% of the votes cast on the Arrangement Resolution by Securityholders present in person or by proxy at the Meeting with holders of Common Shares and holders of Options voting together (with each holder of Common Shares being entitled to one vote for each Common Share held and each holder of Options being entitled to one vote for each Common Share subject to the Options held by such holder that such holder would be entitled to acquire if such holder exercised all Options held by such holder, without reference to any vesting provisions or exercise price) provided that as part of such approval the Arrangement Resolution is approved by 66 2/3% of the votes cast on the Arrangement Resolution by holders of Common Shares present in person or by proxy at the Meeting;

(c)	for the grant of the Dissent Rights;

(d)	for the notice requirements with respect to the presentation of the application to the Court for the Final Order; and

(e)	that in all other respects, the terms, restrictions and conditions of the constating documents of the Company shall apply in respect of the Meeting.
2.4 Plan of Arrangement
(a)	Subject to the terms and conditions of this Agreement and in accordance with the Arrangement, each holder of Options, whether vested or unvested, shall be entitled to receive an amount equal to the Option Consideration for each such Option held, net of any applicable withholding and other Taxes.

(b)	Subject to the terms and conditions of this Agreement, and in accordance with the Arrangement, each holder of Common Shares (other than any Dissenting Shares) shall be entitled to receive $26.00 (the “Purchase Price”) for each Common Share held, subject to any adjustment made in accordance with Section 5.1(c).

(c)	From and after the Effective Time, the Plan of Arrangement shall have all of the effects provided by applicable Laws, including the BCBCA and the Company, Acquisitionco and Parent will be bound by the provisions of the Plan of Arrangement as provided therein. Acquisitionco will make, and Parent will cause Acquisitionco to make, arrangements for all payments required to be made by Acquisitionco as contemplated pursuant to the Plan of Arrangement to be made at the time of completion of the transactions contemplated by the Plan of Arrangement. The closing of the transactions contemplated hereby shall take place at the offices of McCarthy Tétrault LLP located at Pacific Centre, Suite 1300, 777 Dunsmuir Street, Vancouver, BC, V7Y 1K2, at the Effective Time (or such other time as may be agreed to by Acquisitionco and the Company).
2.5 Circular
     As promptly as reasonably practicable following the date of this Agreement, the Company shall prepare the Circular together with any other documents required by the BCSA, the BCBCA or other applicable Laws in connection with the approval of the Arrangement Resolution by the Securityholders and the approval of the Rights Plan Waiver Resolution by the holders of Common Shares at the Meeting. The Company shall give Acquisitionco and its counsel reasonable opportunity to review and comment on the Circular and all other documentation, and the Circular and all such other documentation shall be subject to the approval of Acquisitionco, which shall not be unreasonably withheld, conditioned or delayed.
     As promptly as reasonably practicable after obtaining the Interim Order, the Company shall cause the Circular to be sent to each Securityholder and filed with appropriate Governmental Entities as required by the Interim Order and applicable Laws.
2.6 Preparation of Filings
(a)	Acquisitionco, Parent and the Company shall cooperate in:
(i)	the preparation of any application for the orders and any other documents reasonably determined by Acquisitionco and the Company to be necessary to discharge their respective obligations under United States and Canadian federal, provincial, territorial or state securities Laws in connection with the Arrangement and the other transactions contemplated hereby; and

(ii)	the taking of all such action as may be required under the BCBCA in connection with the transactions contemplated by this Agreement and the Arrangement.

(b)	Each of Acquisitionco and Parent shall promptly furnish to the Company all information concerning Acquisitionco and Parent and their respective affiliates and securityholders as may be required for the effectuation of the actions described in Section 2.5 and the foregoing provisions of this Section 2.6, and each of them covenants that no information furnished by it in connection with such actions or otherwise in connection with the consummation of the Arrangement and the other transactions contemplated by this Agreement shall contain any misrepresentation.

(c)	Each of Acquisitionco and Parent shall promptly notify the Company if at any time before or after the Effective Time it becomes aware that the Circular contains any misrepresentation or otherwise requires an amendment or supplement to the Circular or any related application and promptly deliver written notice to the Company setting out full particulars thereof. In any such event, Acquisitionco and Parent shall cooperate with the Company in the preparation of any required supplement or amendment to the Circular or such other document, as the case may be.

(d)	The Company shall use commercially reasonable efforts to cause the Circular to comply with all applicable Laws and, without limiting the generality of the foregoing, to ensure that the Circular does not contain any misrepresentation (other than with respect to any information relating to and provided by or on behalf of Parent or Acquisitionco). Without limiting the generality of the foregoing, the Company shall ensure that the Circular complies in all material respects with National Instrument 51-102 “Continuous Disclosure Requirements” and Form 51-102F5 thereunder adopted by the Canadian Securities Administrators.
ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
     As an inducement to Acquisitionco and Parent to enter into this Agreement, the Company hereby represents and warrants to Acquisitionco and Parent as follows, in each case except as set forth in the Disclosure Letter:
3.1 Organization and Standing
(a)	Each of the Company and the Subsidiaries has been duly organized or formed and is validly existing and, to the extent such concept is legally recognized, in good standing (or analogous concept) under the Laws of its jurisdiction of incorporation, organization or formation, as the case may be, with full corporate or legal power and authority to conduct its businesses as currently conducted except where the failure of a Subsidiary to conduct its business would not have a Material Adverse Effect on the Company. Each of the Company and the Subsidiaries is duly qualified to do business in each jurisdiction in which the nature of the business conducted by it requires it to so qualify, except where, the failure to be so qualified would not have a Material Adverse Effect on the Company.

(b)	The Company has heretofore made available to Acquisitionco or Acquisitionco’s legal or financial advisor, copies of its constating documents as well as the constating documents of each of the Subsidiaries, in each case as in effect on the date of this Agreement.
3.2 Capitalization
(a)	The authorized share structure of the Company consists of an unlimited number of Common Shares and an unlimited number of Preferred Shares, 12,677,192 of which consist of Preferred Shares, Series A. As of the close of business on September 30, 2007, (i) 35,213,511 Common Shares were issued and outstanding, (ii) no Preferred Shares were issued and outstanding, and (iii) Options permitting the holders thereof to purchase 2,351,977 Common Shares in the aggregate were outstanding under the Stock Option Plan.

(b)	All of the outstanding Common Shares have been duly authorized and are validly issued and fully paid and non-assessable. All of the outstanding shares of the Subsidiaries which are held, directly or indirectly, by the Company have been duly authorized and are validly issued, fully paid and non-assessable.

(c)	Except as described in Section 3.2(a) and as contemplated by the Rights Plan, as of the date of this Agreement, there are no outstanding options or other rights issued by the Company or the Subsidiaries to acquire, nor are there outstanding any securities or obligations of any kind of the Company or any of the Subsidiaries which are convertible into or exercisable or exchangeable for, any share capital of the Company or the Subsidiaries.
3.3 Authority and No Conflicts
(a)	The Company has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder, subject to the approvals of the Securityholders and the Court as provided in this Agreement. The execution and delivery of this Agreement by the Company has been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement, the Rights Plan Waiver Resolution and the Arrangement other than, with respect to the Rights Plan Waiver Resolution, approval of the holders of the Common Shares and, with respect to the completion of the Arrangement, the approval of the Securityholders and the Court and the filing of such corporate documents under the BCBCA as are provided for in this Agreement.

(b)	This Agreement has been duly and validly executed and delivered by the Company and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

(c)	The board of directors of the Company at a meeting duly called and held has determined by the unanimous approval of all directors voting (i) that the Plan of Arrangement and the Rights Plan Waiver are fair to the holders of Common Shares and are in the best interests of the Company, (ii) to recommend that the holders of Common Shares vote in favour of the Arrangement Resolution and the Rights Plan Waiver Resolution, and (iii) to extend, effective from the time this Agreement is executed, the “Separation Time” (as defined in the Rights Plan) as it relates to this Agreement to a time which is the earlier of the Effective Time and the date upon which this Agreement is terminated in accordance with the terms of this Agreement.

(d)	Except for violations, conflicts or breaches that would not have a Material Adverse Effect on the Company, neither the execution and delivery of this Agreement by the Company nor the performance by it of its obligations hereunder, shall:
(i)	conflict with, or violate any provision of, the constating documents of the Company or any of the Subsidiaries;

(ii)	subject to the consents, approvals, orders, authorizations, registrations, declarations or filings referred to in Section 3.4 being obtained or made, as the case may be, violate or breach any Laws applicable to the Company or any of the Subsidiaries; or

(iii)	subject to the consents, approvals, orders, authorizations, registrations, declarations or filings referred to in Section 3.4 being obtained or made, as the case may be, violate or conflict with or constitute a default under a Material Contract (or an event that with the giving of notice, passage of time, or both would constitute such a default).

3.4 Consents; Approvals
     No consent, approval, license, order or authorization of, or registration, declaration or filing with, or permit from, any person or Governmental Entity is required to be obtained or made by or with respect to the Company or any of the Subsidiaries in connection with the execution, performance and delivery of this Agreement or any other documents related to the transactions contemplated hereunder by the Company, the performance of its obligations hereunder or the consummation by the Company of the transactions contemplated hereby other than (a) any approvals required by the Interim Order, (b) the Final Order, (c) the approval of the Arrangement by the Securityholders and the approval of the Rights Plan Waiver Resolution by the holders of Common Shares, (d) such registrations and other actions required under federal, state, provincial, and territorial securities Laws as are contemplated by this Agreement, (e) any filings under the BCBCA, (f) the Appropriate Regulatory Approvals required to be obtained by the Company in order for it to consummate the transactions contemplated hereby, and (g) any other consents, approvals, orders, authorizations, registrations, declarations or filings which, if not obtained or made, would not have, in the aggregate a Material Adverse Effect on the Company.
3.5 Reports; Financial Statements
(a)	Since March 3, 2005, the Company and the Subsidiaries have timely filed (i) all forms, reports, schedules, statements and other documents required to be filed under applicable Canadian and United States securities Laws during such periods and (ii) all periodic and current reports required to be filed under the Exchange Act during such periods (the documents referred to in (i) and (ii) are collectively referred to as the “SRA Reports”). As of their respective filing dates or the filing dates of amendments prior to the date of this Agreement, each of the SRA Reports complied in all material respects with applicable Law, including Canadian securities legislation, the U.S. Securities Act of 1933, as amended, the Exchange Act and the Sarbanes-Oxley Act of 2002 (including its rules and regulations, “SOX”), and each of the SRA Reports and certifications attached thereto pursuant to Exchange Act Rule 13a-14(a) and 13a-14(b) as of their respective dates did not contain any material misrepresentation. The Company has not filed any confidential material change report with any Canadian securities regulatory authority or any stock exchange that at the date of this Agreement remains confidential. None of the Subsidiaries of the Company are, or have at any time since March 3, 2005 been, subject to the reporting requirements of Section 13(a) or 15(d) of the Exchange Act.

(b)	The consolidated financial statements (including, in each case, any related notes thereto) contained in the SRA Reports fairly present, in all material respects, the consolidated financial position and results of operations and cash flows of the Company and the Subsidiaries on a consolidated basis as of the respective dates thereof and for the respective periods covered thereby in accordance with GAAP applied on a consistent basis, except that the unaudited financial statements contained in such SRA Reports may not contain footnotes and are subject to year-end adjustments none of which individually or in the aggregate were, and with respect to SRA reports filed in 2007 are not expected to be, material.

(c)	Since March 3, 2005, (i) neither the Company nor any of the Subsidiaries, nor any director or executive officer of the Company or any of the Subsidiaries has, and, to the knowledge of the Company, no other officer, employee of the Company or any of the Subsidiaries has, received any material complaint, allegation, assertion or claim, in writing (or, to the knowledge of the Company, orally) regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any of the Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that the Company or any of the Subsidiaries has engaged in questionable accounting practices, and (ii) no attorney representing the Company or any of the Subsidiaries, whether or not employed by the Company or any of the Subsidiaries, has reported evidence of a material violation of securities Laws, breach of fiduciary duty or similar violation by the Company or any of its officers, directors, employees or agents to the board of directors of the Company or any committee thereof or to any director or officer of the Company.

(d)	Since January 1, 2007, there has been no change by the Company or the Subsidiaries in their accounting policies, methods, practices or principles that is material to the consolidated financial statements of the Company, except as required by GAAP.

(e)	Neither the Company nor any of the Subsidiaries has any liabilities of the type required to be disclosed in the liabilities column of a balance sheet prepared in accordance with GAAP, except for: (i) liabilities disclosed in the financial statements (including any related notes) contained in the SRA Reports; (ii) liabilities incurred in the ordinary course of business consistent with past practice; and (iii) liabilities that have not had, individually or in the aggregate, a Material Adverse Effect on the Company.
3.6 Absence of Certain Changes or Events
     Since January 1, 2007, the Company and the Subsidiaries have conducted their respective businesses only in the ordinary course in a manner consistent with past practice and no change, event or occurrence has occurred that has resulted in or would be reasonably likely to constitute a Material Adverse Effect on the Company and which is continuing.
3.7 Material Contracts
     Neither the Company nor any of the Subsidiaries is in breach of or default under the terms of any Material Contract or their respective constating documents, and to the knowledge of the Company, no other party to any Material Contract is in breach of or default under the terms of any such Material Contract and each Material Contract is a valid and binding obligation of the Company or the Subsidiary that is a party thereto and is in full force and effect.
3.8 Roche Agreement
     As of the date of this Agreement (a) neither the Company, nor, to the knowledge of the Company, the other parties to the Roche Agreement, are in breach or violation or default thereunder in each case with or without lapse of time, (b) neither the Company nor the Subsidiaries has received or given any notice of default thereunder, (c) to the knowledge of the Company there exists no state of facts which after notice or lapse of time or both would constitute a default or breach of the Roche Agreement, (d) Roche has not terminated or communicated its intention or threat to terminate the Roche Agreement, and (e) there has been no event, condition or occurrence which after notice, lapse of time, or both, would constitute a default.
3.9 Absence of Litigation
     As of the date of this Agreement, there are no claims, actions, or legal proceedings pending against the Company or any of the Subsidiaries or, to the knowledge of the Company, threatened against the Company or any of the Subsidiaries before any Governmental Entity which, would be material to the Company. Neither the Company nor any of the Subsidiaries, nor their respective assets and properties, is subject to any outstanding judgment, order, writ, injunction or decree that has had or would have a Material Adverse Effect on the Company.
3.10 Environmental Matters.
     No written notice, order, complaint or penalty has been received by the Company or any of the Subsidiaries from any Governmental Entity alleging a violation by or liability of the Company or any of the Subsidiaries under any Environmental Law. There are no legal proceedings pending or, to the knowledge of the Company, being threatened that allege a violation by the Company or any of the Subsidiaries of any Environmental Law. The Company and each of the Subsidiaries have all environmental permits necessary for their operations to comply with all Environmental Law and the operations of the Company and each of the Subsidiaries are in compliance in all material respects with the terms of Environmental Law applicable to the Company and the Subsidiaries.

3.11 Tax Matters
(a)	All material Tax Returns required by applicable Laws to be filed with any Governmental Entity by, or on behalf of, the Company or any of the Subsidiaries have been filed when due in accordance with all applicable Laws (taking into account any applicable extensions) and all such material Tax Returns are true and complete in all material respects. The Company and each of the Subsidiaries has (i) paid (or has had paid on its behalf) or has collected, withheld and remitted to the appropriate Governmental Entity all material Taxes due and payable on a timely basis, other than those Taxes being contested in good faith, and (ii) has established (or has had established on its behalf and for its sole benefit and recourse) in accordance with GAAP an adequate accrual for all material Taxes, whether or not due and whether or not shown as being due on any Tax Return, through the end of the last period for which the Company and the Subsidiaries ordinarily record items on their respective books. The Company is a taxable Canadian corporation as defined in the Tax Act.

(b)	(i) Neither the Company nor any Subsidiary has received any written notification that any issue involving an amount of Taxes material to the Company on a consolidated basis has been raised (and is currently pending) by the Canada Revenue Agency, the United States Internal Revenue Service or any other taxing authority, including, without limitation, any sales tax authority (a “Taxing Authority”), in connection with any of the Tax Returns filed or required to be filed by the Company or a Subsidiary, (A) no waivers of statutes of limitations or objections to any assessments or reassessments involving an amount of Taxes material to the Company on a consolidated basis have been given, filed or requested with respect to the Company or any Subsidiary, (B) the Company has not received any reassessments with respect to any liability of the Company or a Subsidiary for Canadian federal and provincial income and capital taxes for any outstanding fiscal periods, (C) to the knowledge of the Company, no claim has ever been made in writing by any Taxing Authority in a jurisdiction where neither the Company nor any of its Subsidiaries files Tax Returns that the Company or any of its Subsidiaries is or may be subject to taxation by that jurisdiction, (D) there are no Tax Liens on any assets of the Company or any of its Subsidiaries except for Taxes not yet due and payable, Taxes being contested in good faith, and those which would not result in a Material Adverse Effect on the Company, (E) neither the Company nor any of its Subsidiaries is a party to any Tax sharing or other similar agreement or indemnification agreement of any nature with any other person (other than in the agreements among the Company and any of its Subsidiaries) pursuant to which the Company or any of its Subsidiaries has or could have any material liabilities in respect of Taxes, (F) the Company has not made an election under section 897(i) of the United States Internal Revenue Code of 1986, as amended (the “Code”) to be treated as a domestic corporation for purposes of sections 897, 1445 and 6039C of the Code.

(c)	“Tax” and “Taxes” means, with respect to any person, all income taxes and all capital taxes, gross receipts taxes, environmental taxes, sales taxes, use taxes, value added taxes, transfer taxes, franchise taxes, license taxes, withholding or payroll taxes, stamp taxes, property taxes, windfall profits taxes, alternative or add-on minimum tax, goods and services tax, customs duties and other taxes, together with any interest and any penalties or additions to tax imposed by any taxing authority (domestic or foreign) on such person.
3.12 Employee Benefits
(a)	Section 3.12(a) of the Disclosure Letter sets forth a list of all material non-government operated employee benefit plans maintained or contributed to by the Company or any of the Subsidiaries as of the date of this Agreement (collectively referred to as “Plans”).

(b)	The Company has made available to the Parent and Acquisitionco accurate summaries of all Plans as amended as of the date of this Agreement.

(c)	All of the Plans have been established, registered, qualified, funded, invested and administered in accordance with, and are in good standing under, all applicable Laws and the terms of such Plans.

(d)	No fact or circumstance exists that could, to the knowledge of the Company, adversely affect the tax-preferred or tax exempt status of any Plan. None of the Plans enjoys any special tax status under any Laws, nor have any advance tax rulings been sought for or received on behalf of the Company in respect of the Plans.
3.13 Employment Matters
(a)	Neither the Company nor any of the Subsidiaries has agreed to recognize any union or other collective bargaining representative, nor has any union or other collective bargaining representative been certified as the exclusive bargaining representative of any of the Employees. To the knowledge of the Company, as of the date of this Agreement, no union organizational campaign or representation petitions are pending with respect to any of the Employees, and there is no labour strike or labour dispute, slowdown, lockout or stoppage actually pending or threatened against the Company or the Subsidiaries.

(b)	Each of the Employees has at the outset of his or her employment with the Company or a Subsidiary, executed the Company’s or Subsidiary’s form of confidentiality agreement and ownership and assignment of inventions agreement and to the knowledge of the Company, is not in violation thereof.
3.14 Severance and Employment Agreements
(a)	Neither the Company nor any Subsidiary has entered into any written agreement providing for severance or termination payments to any director, officer or employee in connection with the termination of his or her position or employment following a change in control of the Company. The details of all such payment requirements, including the amounts and a description of the circumstances in which they must be paid, are set out in the Disclosure Letter and such amounts do not and will not exceed $5 million in the aggregate.

(b)	As of the date of this Agreement, the Disclosure Letter sets out a complete and accurate list of current full-time Employees, including those who are operating under an arrangement for separation. Such list includes the level, name and title of each such Employee.

(c)	Neither the Company nor any Subsidiary has made any commitment to provide, or any representation in respect of, any general increase in the compensation of any Employees (including any increase in benefits pursuant to the Plans) or any increase in any compensation or bonus payable to any Employee, or to make any loan to, or to engage in any transaction with, any Employee, except in the ordinary course of business and consistent with past practice.

(d)	All accruals for unpaid vacation pay, premiums for unemployment insurance, health premiums, Canadian Pension Plan premiums, accrued wages, salaries and commissions, severance pay and employee benefit plan payments have been reflected in the books and records of the Company.
3.15 Compliance with Laws; Permits
(a)	The Company and the Subsidiaries are in compliance with all applicable Laws other than non-compliance which would not have a Material Adverse Effect on the Company.

(b)	Neither the Company nor any of the Subsidiaries or, to the knowledge of the Company, any of its directors, officers, agents or employees acting on behalf of the Company or any of the Subsidiaries has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, or (ii) made any unlawful payment to any government officials or employees or to political parties or campaigns or violated any provision of the United States Foreign Corrupt Practices Act of 1977, as amended, in each case which would have a Material Adverse Effect on the Company.

(c)	The Company and the Subsidiaries are in possession of all authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate their properties and to lawfully carry on their respective businesses as they are now being conducted (collectively, the “Permits”), except where the failure to be in possession of such Permits would not have a Material Adverse Effect on the Company.

(d)	No representation or warranty is made in this Section 3.15 with respect to the Specified Pharmaceutical Product, which is covered by Section 3.17 exclusively.
3.16 Intellectual Property
     Except as would not have a Material Adverse Effect on the Company:
(a)	the Company and/or the Subsidiaries own, or have licensed, or have the right to employ, any material trademarks, copyrights and trade secrets necessary to enable the Company to conduct its business substantially in the manner in which its business is currently being conducted (collectively, the “Business Intellectual Property”);

(b)	neither the Company nor any Subsidiary owns any patents, patent applications and provisional patent applications;

(c)	neither the Company nor any Subsidiary has received notice of any claim made against the Company challenging the Company’s rights in or to the Business Intellectual Property;

(d)	to the knowledge of the Company, as of the date of this Agreement, no third party is infringing upon or misappropriating the Business Intellectual Property; and

(e)	as of the date of this Agreement, neither the Company nor any of the Subsidiaries has received notice from a third party that the business as presently conducted by the Company and the Subsidiaries infringes any patents, copyrights, trademarks or other intellectual property rights of a third party.
3.17 Specified Pharmaceutical Product
(a)	The activities of the Company and the Subsidiaries with respect to the development, preclinical studies and clinical trials for regulatory approval and pre-market medical information communications, in connection with the Specified Pharmaceutical Product, are in material compliance with all applicable material requirements of the Drug Regulatory Laws.

(b)	The preclinical studies and clinical trials conducted by or on behalf of the Company and the Subsidiaries with respect to the Specified Pharmaceutical Product, have been, and are being, conducted in material compliance with the requirements of Good Laboratory Practice, Good Clinical Practice and requirements relating to protection of human subjects contained in Title 21, Parts 50 and 56 of the United States Code of Federal Regulations.

(c)	Since the date of the Roche Agreement the Specified Pharmaceutical Product has not been recalled, suspended or discontinued by Roche, by any of Roche’s subsidiaries or by any licensee, distributor or marketer of the Specified Pharmaceutical Product as a result of any action by the FDA or, to the knowledge of the Company, any action by any other similar Governmental Entity having jurisdiction in the United States, the United Kingdom, Italy, Germany, France or China.

(d)	No manufacturing operations of the Specified Pharmaceutical Product have been conducted by the Company. To the knowledge of the Company, the manufacture of the Specified Pharmaceutical Product by or on behalf of Roche has been conducted in material compliance with the FDA’s current Good Manufacturing Practice regulations for drug products and all applicable similar foreign Laws.

(e)	Neither the Company nor any of the Subsidiaries has committed any act, made any statement or failed to make any statement that would provide a valid basis for the FDA to invoke its policy with respect to “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities” set forth in 56 Fed. Reg. 46191 (September 10, 1991) and any amendments thereto. Neither the Company nor any of the Subsidiaries nor, to the knowledge of the Company, any officer, key employee of the Company, has been convicted of any crime or engaged in any conduct that has resulted, or would reasonably be expected to result, in debarment under 21 U.S.C. Section 335a or any similar state law or regulation under 42 U.S.C. Section 1320a-7.

(f)	The Company and the Subsidiaries have in their possession copies of all material documentation filed in connection with filings made by the Company and the Subsidiaries in all jurisdictions for approvals to conduct clinical trials.
3.18 Opinions of Financial Advisors
     The board of directors of the Company has received the opinions of Lazard Frères & Co. LLC (“Lazard”) and Lehman Brothers Inc. (“Lehman”), financial advisors to the Company, to the effect that, as of the date of such opinions, the Purchase Price under the Arrangement is fair, from a financial point of view, to the holders of the Common Shares and, as of the date of this Agreement, the opinions have not been withdrawn, reserved or modified in any material respect.
3.19 Brokerage and Finders’ Fees
     Except for the obligations of the Company to Lazard and Lehman in their capacities as financial advisors with respect to the transactions contemplated by this Agreement, which are described in the Disclosure Letter (including the compensation arrangements with such financial advisors), the Company has no obligation for any brokerage, finders’ or similar fee in connection with the transactions contemplated hereby.
3.20 Rights Plan
     Neither the execution or the delivery of this Agreement or the Support Agreements nor the taking of any action contemplated by this Agreement or the Support Agreements results, or shall result, in Acquisitionco becoming an Acquiring Person (as defined in the Rights Plan), provided that, prior to the consummation of the Arrangement, the Rights Plan Waiver Resolution is approved by the affirmative vote of a majority of the votes cast by holders of the Common Shares present in person or by proxy and entitled to vote at the Meeting.
3.21 Insurance
     The Disclosure Letter sets out a list of all material insurance policies in effect as of the date of this Agreement. Each of the Company and its Subsidiaries is, and has been continuously since January 1, 2007, insured by reputable and financially responsible insurers in amounts as set forth in Section 3.21 of the Disclosure Letter. The insurance policies of the Company and the Subsidiaries are in all material respects in full force and effect in accordance with their terms.
3.22 Disclaimer of Additional Representations and Warranties
     Acquisitionco and Parent acknowledge and agree that, except as set forth in this Agreement, the Company is not making and has not made, and neither Parent nor Acquisitionco is relying on or has relied on, any representation or warranty, express or implied, at law or in equity, with respect to the Company, the Subsidiaries, their respective businesses, their past, current or future financial condition, their properties, assets, liabilities or operations, their past, current or future profitability or performance, or any other matter, individually or in the aggregate, and any such other representations or warranties are hereby expressly disclaimed. Without limiting the generality of the foregoing, the Company expressly disclaims any representation or warranty that is not set forth in this Agreement.
ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF ACQUISITIONCO AND PARENT
     Acquisitionco and Parent jointly and severally represent and warrant to the Company as follows:
4.1 Corporate Organization
     Each of Acquisitionco and Parent is duly organized and validly existing and, to the extent such concept is legally recognized, in good standing under the Laws of the jurisdiction of its incorporation or organization, as the case may be.
4.2 Authority and No Conflicts
(a)	Each of Acquisitionco and Parent has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by Acquisitionco and Parent has been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of either Acquisitionco or Parent are necessary to authorize this Agreement.

(b)	This Agreement has been duly executed and delivered by each of Acquisitionco and Parent and constitutes a legal, valid and binding obligation of each of Acquisitionco and Parent, enforceable against each of them in accordance with its terms.

(c)	Neither the execution and delivery of this Agreement and all other documents related to the transactions contemplated hereunder by Acquisitionco and Parent nor the performance by each of them of their obligations hereunder and thereunder and the completion of the transactions contemplated hereby, shall:
(i)	conflict with, or violate any provision of, the constating documents of Acquisitionco or Parent;

(ii)	subject to the consents, approvals, orders, authorizations, registrations, declarations or filings referred to in Section 4.3 being obtained or made, violate or breach any Laws applicable to Acquisitionco or Parent; or

(iii)	subject to the consents, approvals, orders, authorizations, registrations, declarations or filings referred to in Section 4.3 being obtained or made, violate or conflict with or result in the breach of, or constitute a default (or an event that with the giving of notice, the passage of time, or both would constitute a default) under, or entitle any party (with the giving of notice, the passage of time or both) to terminate, accelerate, modify or call any obligations or rights under any agreement or other instrument to which either Acquisitionco or Parent is a party or by which either Acquisitionco or Parent is bound or subject;
except in the case of Sections 4.2(c)(ii) and (iii) for any such conflicts, violations, breaches, defaults or other occurrences that would not materially impair the ability of either Acquisitionco or

Parent to perform their obligations hereunder or prevent or materially delay the consummation of any of the transactions contemplated hereby, by either Acquisitionco or Parent.
4.3 Consents; Approvals
     No consent, approval, license, permit, order or authorization of, or registration, declaration or filing with, or permit from any third party or Governmental Entity is required to be obtained or made by or with respect to Acquisitionco or Parent or any of their respective subsidiaries in connection with the execution, performance and delivery of this Agreement or any other documents related to the transactions contemplated hereunder by Acquisitionco or Parent, the performance of their obligations hereunder or the consummation by Acquisitionco and Parent of the transactions contemplated hereby other than (a) any approvals required by the Interim Order, (b) the Final Order, (c) such registrations and other actions required under federal, state, provincial and territorial securities Laws as are contemplated by this Agreement, or (d) the Appropriate Regulatory Approvals relating to Acquisitionco and Parent.
4.4 Parent Approval
     The board of directors of Parent, after considering the transactions contemplated by this Agreement, has determined:
(a)	to authorize Parent and its subsidiaries (including Acquisitionco) to consummate the transactions contemplated by this Agreement on the terms set forth herein and in the Plan of Arrangement; and

(b)	to authorize Parent to execute and deliver this Agreement.
4.5 Acquisitionco Approval
     The board of directors of Acquisitionco, after considering the transactions contemplated by this Agreement, has determined:
(a)	to authorize Acquisitionco and its subsidiaries to consummate the transactions contemplated by this Agreement on the terms set forth herein and in the Plan of Arrangement; and

(b)	to authorize Acquisitionco to execute and deliver this Agreement.
4.6 No Vote Required
     No vote of shareholders of Parent is required by Law, the constating documents of Parent or otherwise in order for Parent and Acquisitionco to enter into this Agreement and perform the obligations hereunder or under the Plan of Arrangement.
4.7 Availability of Funding
     Parent and Acquisitionco have made adequate arrangements to ensure that required funds will be available to Acquisitionco through cash or committed credit facilities or other funding sources acceptable to the Company sufficient to fund the amount required for Acquisitionco to carry out its obligations under this Agreement and carry out the terms of the Plan of Arrangement applicable to it and to pay all related fees and expenses. Acquisitionco or Parent has provided to the Company a copy of all commitment letters (“Commitment Letters”), including a mandate letter between Parent and Royal Bank of Scotland being entered into contemporaneously with this Agreement (the “Mandate Letter”), or other evidence of the availability of such credit facilities or other funding sources (and any modifications, variations and amendments thereto) which set out the terms and conditions of such credit facilities or other funding sources. Such Commitment Letters (and any definitive agreements with respect to such credit facilities or other funding sources (which definitive agreements, whether entered into before or after the date of this Agreement, are herein referred to collectively as, the “Definitive Financing Agreements”) are, in full force and effect and are, or in the case of Definitive Financing Agreements entered into after the date of this

Agreement, will be, legal, valid and binding obligations of Acquisitionco and Parent and, to the knowledge of Parent and Acquisitionco, the other parties thereto, and no event has occurred which, with or without notice, lapse of time or both, would constitute a default on the part of Acquisitionco or Parent under any of the Commitment Letters or Definitive Financing Agreements. The senior officers of Parent and Acquisitionco, after due enquiry, have no reason to believe that Acquisitionco or Parent will be unable to satisfy on a timely basis any term or condition of closing or funding of the financing to be satisfied by them contained in the Commitment Letters or Definitive Financing Agreements and are not aware of any fact, occurrence or condition that may cause any of the Commitment Letters or Definitive Financing Agreements to terminate or be ineffective or any of the terms or conditions of closing or funding of such financing not to be met or of any impediment to the funding of the cash payment obligations of Acquisitionco under the Arrangement. Acquisitionco will have at the Effective Time cash funds sufficient to consummate the Arrangement upon the terms contemplated by this Agreement and the Plan of Arrangement.
ARTICLE 5
COVENANTS AND AGREEMENTS
5.1 Covenants of the Company Regarding the Conduct of Business
     The Company agrees as follows from the date of this Agreement until the earlier of the Effective Time or the date on which this Agreement is terminated in accordance with Article 7, in each case except (x) with the consent of Parent, which shall not be unreasonably withheld, conditioned or delayed, (y) with respect to any matters which are disclosed in the Disclosure Letter or (z) as otherwise permitted or contemplated by this Agreement or the Arrangement or as may be required to carry out the transactions contemplated by this Agreement or as may be required to facilitate compliance with any Laws:
(a)	each of the Company and the Subsidiaries shall, for the purpose of endeavouring to maintain the Company’s goodwill and ongoing business, use commercially reasonable efforts to (i) carry on its businesses in the ordinary course consistent with past practice, (ii) keep available the services of its current officers and Employees, and (iii) maintain good relations with customers and suppliers;

(b)	the Company shall not, nor shall it permit any of the Subsidiaries to, (i) split, combine, subdivide or reclassify any of its share capital or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its share capital; (ii) issue, reserve, set aside, repurchase, redeem or otherwise acquire any shares of its share capital or any securities or obligations convertible into, exercisable or exchangeable for, or any rights, warrants, calls, subscriptions or options to acquire, shares of its share capital or authorize any of the foregoing; or (iii) authorize any of the foregoing, in each case other than pursuant to (A) Options issued prior to the date of this Agreement, (B) Options issued to new employees of the Company and the Subsidiaries after the date of this Agreement in the ordinary course of business not to exceed Options for 250,000 Common Shares, or (C) in compliance with the terms of this Agreement;

(c)	the Company shall not, nor shall it permit any of the Subsidiaries to, declare, set aside for payment or pay any dividend on or make any other distribution in respect of any Common Shares unless the Consideration payable to each holder of Common Shares shall be reduced by the amount of such dividend or distribution paid in respect of those Common Shares;

(d)	the Company shall not, nor shall it permit any of the Subsidiaries to, amend its constating documents;

(e)	the Company shall not, nor shall it permit any of the Subsidiaries to, sell, pledge, encumber, lease (whether such lease is an operating or capital lease or a sale and lease back of assets) or otherwise dispose of any material assets other than (e) in the ordinary course of business, (f) pursuant to any material Contract existing at the date of this Agreement, (g) as security for borrowings permitted by Section 5.1(i) or (h) pursuant to plans or proposals disclosed in the Disclosure Letter;

(f)	the Company shall not, nor shall it permit any of the Subsidiaries to, (i) incur any material indebtedness for borrowed money other than (A) short-term borrowings incurred in the ordinary course of business not to exceed $1 million, and (B) additional borrowings under credit lines existing as of the date of this Agreement incurred in the ordinary course of business and not to exceed $1 million, or pursuant to any modifications, renewals or replacements of any such credit lines, and (j) enter into any material operating lease or create any Liens, other than Permitted Liens, on any material property of the Company in connection with any indebtedness for borrowed money (other than any indebtedness permitted pursuant to this Section 5.1(i));

(g)	the Company shall not, nor shall it permit any of the Subsidiaries to, (k) terminate, amend or modify the Roche Agreement, except as required by the terms of the Roche Agreement or applicable Laws or (l) materially amend or prematurely terminate any Material Contract except in the ordinary course of business or where failure to amend or terminate a Material Contract would, in the reasonable judgment of the Company, have an adverse impact on the Company or any Subsidiary of the Company;

(h)	the Company shall not, nor shall the Company permit any of the Subsidiaries to authorize, make or commit to make any capital expenditures (including capital lease obligations) in excess of $1 million individually or in the aggregate;

(i)	other than in the ordinary course of business, the Company shall not, nor shall it permit any of its Subsidiaries to sell, pledge, encumber, lease (whether such lease is a sale and lease back of assets) or otherwise dispose of any assets;

(j)	increase in any material manner the compensation of any of its directors, officers or employees or enter into, establish or amend any Plan for the benefit of any director or employee of the Company, other than: (m) as required pursuant to applicable Law, this Agreement, the Arrangement or the terms of contracts in effect as of the date of this Agreement; and (n) increases in salaries, wages and benefits effected in the ordinary course of business;

(k)	the Company shall not, nor shall it permit any of the Subsidiaries to, make any material changes to the existing accounting practices, methods, and principles relating to the Company or any of the Subsidiaries, except as required by applicable Laws or GAAP;

(l)	except as required by applicable Law or in the ordinary course of business, the Company shall not, nor shall it permit any of its Subsidiaries to, (o) make, change or rescind any material tax election, (p) take any action, or omit to take any action, in either case inconsistent with past practice, relating to the filing of any Tax Return or the payment of any Tax, (q) settle any material Tax claim or assessment in excess of $1 million, (r) surrender any right or claim to a Tax refund, or (s) materially amend any of its transfer pricing policies; and

(m)	the Company shall promptly, after the matter in question comes to the attention of an individual to whom the definition of knowledge of the Company applies, advise Acquisitionco in writing:
(i)	of any event, condition or circumstance that would be reasonably expected to cause any representation or warranty of the Company contained in this Agreement to be materially untrue at the Effective Time (or, in the case of any representation or warranty made as of a specified date, as of such specified date), in either case such that the condition in Section 6.2(b) would not be satisfied; and

(ii)	of any material breach by the Company of any covenant contained in this Agreement.

5.2 Covenants of the Company Regarding the Arrangement
(a)	Subject to the terms and conditions of this Agreement, the Company shall, and where applicable, shall cause the Subsidiaries to, perform all obligations required to be performed by the Company or any of the Subsidiaries under this Agreement, and do all such other acts and things as may be reasonably necessary or desirable in order to consummate and make effective, as promptly as reasonably practicable, the Arrangement contemplated in this Agreement and, without limiting the generality of the foregoing, the Company shall:
(i)	upon approval of the Rights Plan Waiver Resolution and upon receipt of the requisite approval of the TSX, forthwith execute and deliver the Rights Plan Amending Agreement and cause such agreement to be and remain in full force and effect, unamended;

(ii)	use best efforts to satisfy or cause to be satisfied as soon as reasonably practicable all the conditions precedent that are set forth in Article 6 (to the extent the same is within its control);

(iii)	apply for (including preparing and filing promptly documents and submissions of information required or requested by any Governmental Entity in respect of such application) and use best efforts to obtain as promptly as practicable all Appropriate Regulatory Approvals required to be obtained by the Company or any of the Subsidiaries in order for the Company to consummate the transactions contemplated hereby and, in doing so, keep Acquisitionco fully informed as to the status of the proceedings related to obtaining such Appropriate Regulatory Approvals;

(iv)	except where prohibited by Law, use best efforts to (A) cooperate in all respects with Parent (including but not limited to, providing Parent with any information requested by it), in connection with any filing, application or submission with a Governmental Entity in connection with the transactions contemplated by this Agreement and in connection with any investigation or other inquiry by or before a Governmental Entity relating to the transactions contemplated by this Agreement, (B) promptly notify Parent of any written communication to that party from any Governmental Entity and permit Parent to review in advance any proposed communication to any of the foregoing, (C) consult with Parent prior to participating in any substantive meeting, telephone call or discussion with any Governmental Entity in respect of any filings, investigation or inquiry concerning this Agreement or the transactions contemplated hereby and provide Parent the opportunity to attend and participate in any such meeting, telephone call or discussion, and (D) furnish Parent with copies of all correspondence, filings, and written communications (or a reasonably detailed summary of any oral communications) between the Company and its representatives on the one hand, and any Governmental Entity or members of their respective staffs on the other hand, with respect to this Agreement and the transactions contemplated hereby;

(v)	use best efforts to resolve such objections, if any, as may be asserted by a Governmental Entity or other person with respect to the transactions contemplated by this Agreement;

(vi)	diligently defend all lawsuits or other legal, regulatory or other proceedings to which the Company is a party challenging or affecting this Agreement or the consummation of the transactions contemplated hereby;

(vii)	carry out the terms of the Interim Order and the Final Order applicable to it and use commercially reasonable efforts to comply promptly with all requirements which applicable Laws may impose on the Company or the Subsidiaries with respect to the transactions contemplated hereby and by the Arrangement;

(viii)	use best efforts to have lifted or rescinded any injunction or restraining order or other order relating to the Company which may adversely affect the ability of the parties to consummate the transactions contemplated hereby;

(ix)	effect all necessary registrations, filings and submissions of information required by Governmental Entities from the Company or any of the Subsidiaries in connection with the transactions contemplated hereby;

(x)	use best efforts to obtain all waivers, consents and approvals from other parties to loan agreements, leases or other contracts required to be obtained by the Company or a Subsidiary to consummate the transactions contemplated hereby which the failure to obtain would materially and adversely affect the ability of the Company or the Subsidiaries to consummate the transactions contemplated hereby;

(xi)	retain a proxy solicitation firm to actively solicit from Securityholders proxies in favour of the resolutions to be put before the Meeting; and

(xii)	use best efforts to cause the Meeting Date to be not later than December 21, 2007 (the “Meeting Date Deadline”); provided, however, that (A) if the board of directors of the Company determines in good faith that as a result of circumstances beyond the reasonable control of the Company (including the need to provide appropriate disclosures to Securityholders in advance of the Meeting and including the failure to obtain sufficient proxies to assure approval of the Arrangement Resolution), the Meeting cannot or should not be held on or prior to the Meeting Date Deadline, the Company may by written notice to Parent extend the Meeting Date Deadline on one or more successive occasions to a later date established by the board of directors and determined by the board of directors of the Company in good faith to be necessary or appropriate as a result of such circumstances beyond the reasonable control of the Company; provided further, that the Meeting Date Deadline may not be extended pursuant to this clause (A) to a date beyond January 22, 2008, and (B) if in the reasonable judgment of the Company, a breach of this Agreement by Parent or Acquisitionco results in a delay in the Meeting, the Meeting Date Deadline shall automatically be extended by the amount of time the Meeting has been delayed by such breach.
(b)	The Company shall not waive the application of Section 3.1 of the Rights Plan to an Acquisition Proposal unless the Acquisition Proposal is a Superior Proposal, provided that such waiver cannot be effective if the Arrangement Resolution shall have been approved by the requisite vote of the Securityholders at the Meeting.
5.3 Covenants of Acquisitionco and Parent Regarding the Performance of their Obligations
(a)	Subject to the terms and conditions of this Agreement, Acquisitionco and Parent shall perform all obligations required to be performed by them under this Agreement, cooperate with the Company in connection therewith, and do all such other acts and things as may be necessary or desirable in order to consummate and make effective, as promptly as reasonably practicable, the Arrangement contemplated by this Agreement and, without limiting the generality of the foregoing, Acquisitionco and Parent shall:
(i)	use best efforts to satisfy or cause to be satisfied as soon as reasonably practicable all conditions precedent that are set forth in Article 6 (to the extent the same is within their control);

(ii)	apply for (including providing and filing promptly documents and submissions of information required or requested by any Governmental Authority in respect of such application) and use best efforts to obtain all Appropriate Regulatory Approvals required to be obtained by Parent or Acquisitionco or any of their affiliates in order for Parent or Acquisitionco to consummate the transactions contemplated hereby and, in doing so, to keep the Company fully informed as to the status of the proceedings related to obtaining such Appropriate Regulatory Approvals, including providing the Company with copies of all related applications and notifications, in draft form, to provide the Company an opportunity to provide its reasonable comments thereon;

(iii)	except where prohibited by applicable Law, use best efforts to (A) cooperate in all respects with the Company (including providing the Company with any information requested by it, in connection with any filing, application or submission with a Governmental Entity in connection with the transactions contemplated by this Agreement and in connection with any investigation or other inquiry by or before a Governmental Entity relating to any of the transactions contemplated by this Agreement, including any proceeding initiated by a private party), (B) promptly notify the Company of any written communication to that party from any Governmental Entity and permit the Company to review in advance any proposed communication to any of the foregoing, (C) consult with the Company prior to participating in any substantive meeting, telephone call or discussion with any Governmental Entity in respect of any filings, investigation or inquiry concerning this Agreement or the transactions contemplated hereby and provide the Company the opportunity to attend and participate in any such meeting, telephone call or discussion, and (D) furnish the Company with copies of all correspondence, filings and written communications (or a reasonably detailed summary of any oral communications) between Parent or Acquisitionco and their respective representatives on the one hand, and any Governmental Entity or members of their respective staffs on the other hand, with respect to this Agreement and the transactions contemplated hereby;

(iv)	use best efforts to resolve such objections, if any, as may be asserted by a Governmental Entity or other person with respect to the transactions contemplated by this Agreement;

(v)	diligently defend all lawsuits or other legal, regulatory or other proceedings to which either Parent or Acquisitionco is a party challenging or affecting this Agreement or the consummation of the transactions contemplated hereby;

(vi)	carry out the terms of the Interim Order and Final Order applicable to them and comply promptly with all requirements which applicable Laws may impose on Parent or Acquisitionco with respect to the transactions contemplated hereby and by the Arrangement;

(vii)	effect all necessary registrations, filings and submissions of information required by Governmental Entities from Parent or Acquisitionco or their affiliates in connection with the transactions contemplated hereby; and

(viii)	use best efforts to obtain all waivers, consents and approvals required to be obtained by Parent or Acquisitionco or any affiliate of Parent or Acquisitionco to consummate the transactions contemplated hereby which the failure to obtain would materially and adversely affect the ability of Acquisitionco or Parent to consummate the transactions contemplated hereby.
(b)	Acquisitionco and Parent shall pay all requisite filing fees and taxes thereon in relation to any filing or application in respect of any Appropriate Regulatory Approvals.

(c)	Parent, as the sole shareholder of Acquisitionco, covenants and agrees to cause Acquisitionco to take all steps, to do and perform all such acts and things, to execute and deliver all such agreements, documents and other instruments, and to pay such amounts, as are necessary or desirable to cause Acquisitionco to comply with all covenants and agreements of Acquisitionco contained herein and, upon the Arrangement becoming effective, under the Plan of Arrangement, in accordance with the terms and conditions hereof and thereof. The agreements, covenants, representations and warranties and other obligations herein (including the representations and warranties in Article 4) which are expressed to be made by Acquisitionco and Parent or by Acquisitionco or Parent are joint and several agreements, covenants, representations and warranties and obligations.

(d)	Acquisitionco and Parent shall, and Parent shall cause Acquisitionco to, make arrangements to borrow or otherwise be in possession of, prior to the Effective Date, all funds required to be provided by Acquisitionco to the Depositary (as defined in the Plan of Arrangement). In connection therewith:
(i)	Acquisitionco and Parent shall, and Parent shall cause Acquisitionco to, use its best efforts to negotiate and enter into the Definitive Financing Agreements with such third parties (it being understood that such Definitive Financing Agreements shall contain no funding or financing conditions that are broader or more onerous than the conditions set forth in Sections 6.1 and 6.2 and shall otherwise be fully consistent with this Agreement);

(ii)	without limiting the effect of the last two sentences of this Section 5.3, Acquisitionco and Parent shall, and Parent shall cause Acquisitionco to, use best efforts to satisfy all conditions in such Definitive Financing Agreements;

(iii)	neither Acquisitionco nor Parent shall enter into, or permit the entering into, of any material amendment to any Commitment Letter or Definitive Financing Agreement, nor shall Acquisitionco or Parent waive any material provision thereof or right thereunder, or acquiesce in any action or decision of any other party thereto that is adverse to the interests of Acquisitionco, Parent, the Company or any of the Securityholders;

(iv)	in the event any portion of the financing referred to in clause (i) becomes unavailable, Acquisitionco and Parent shall, and Parent shall cause Acquisitionco to, use its best efforts to arrange to obtain any such portion from alternative sources as promptly as practicable;

(v)	Parent will agree to guarantee Acquisitionco’s obligations under the financing referred to in clause (i) and shall use its best efforts to negotiate Definitive Financing Agreements with third parties in connection with such guarantee; and

(vi)	Acquisitionco and Parent shall, prior to October 31, 2007, request in writing in accordance with Section 3.2 of the Mandate Letter that the parties to the Mandate Letter enter into the “Facility Agreement” contemplated thereby not later than October 31, 2007.
Acquisitionco and Parent shall give the Company prompt notice of any breach by any party to any Commitment Letter or any Definitive Financing Agreement, or any actual or purported termination or repudiation of any such Commitment Letter or Definitive Financing Agreement, and shall keep the Company informed on a reasonably current basis in reasonable detail of the status of the arrangements to obtain such financing. For the avoidance of doubt, if such financing is not obtained, Acquisitionco shall continue to be obligated to consummate the Arrangement, and Parent shall continue to be obligated to cause Acquisitionco to consummate the Arrangement, subject to and on the terms contemplated by this Agreement. Any failure to consummate the Arrangement as a result of the failure by Acquisitionco and Parent to obtain the financing referred to in this section shall constitute a breach by Acquisitionco and Parent hereunder.
5.4 Access to Information
     Upon reasonable notice and subject to the Confidentiality Agreement, the Company agrees to provide Parent and Acquisitionco and their respective representatives, officers, directors, employees and agents and other authorized representatives and advisors (including financial advisors, counsel and accountants) (collectively, the “Representatives”) with reasonable access (in a manner that minimizes disruption to the conduct of the Company’s business) during normal business hours to the Company’s books and records and selected employees (determined jointly by the Company and Parent), and during such period, the Company shall furnish promptly to Parent all readily available information concerning its business (including regularly prepared monthly financial reports) as Parent may reasonably request; provided, however, that the Company shall not be required to permit any inspection, or to disclose any information, if in the reasonable judgment of the Company such inspection or disclosure could (a) result in the disclosure of any trade secrets of third parties, (b) violate any obligation of the Company with respect to confidentiality, (c) jeopardize protections afforded the Company under the attorney-client privilege or the attorney work product doctrine, (d) violate any Laws, or (e) materially interfere with the conduct of the Company’s business. All information obtained by Acquisitionco or Parent and their Representatives pursuant to this Section 5.4 shall be treated as “Confidential Information” for purposes of the Confidentiality Agreement.
5.5 Indemnification and Insurance
(a)	Acquisitionco and Parent and the Company agree that all rights to indemnification for acts or omissions occurring prior to or at the Effective Time existing as of the date of this Agreement in favour of the present and former directors and officers of the Company or of any of the Subsidiaries and present and former directors and officers of the Company or of any of the Subsidiaries serving or who have served at the request of the Company or any Subsidiaries as a director, officer, employee, agent or representative of another corporation, partnership, joint venture, trust, employee benefit plan or other entity or enterprise (each such present or former director or officer of the Company or of any Subsidiary being herein referred to as an “Indemnified Party” and such persons collectively being referred to as the “Indemnified Parties”) as provided in its constating documents or in written contracts in effect on the date of this Agreement and required to be set forth in the Disclosure Schedule (including all provisions relating to advances for the funding of costs and expenses in connection with indemnification arrangements) shall survive the completion of the Arrangement and shall continue in full force and effect and without modification until the sixth anniversary of the date of this Agreement, and Parent and Acquisitionco will cause the Company and any successor to the Company, and the Subsidiaries (including any successors thereto), to honour such rights of indemnification and indemnify the Indemnified Parties pursuant thereto, with respect to actions or omissions of the Indemnified Parties occurring at or prior to the Effective Time.

(b)	Provided the Arrangement becomes effective, for a period of not less than six years after the Effective Date the Company will, and Parent and Acquisitionco will cause the Company and any successor to the Company to, continue and maintain in effect policies of directors’ and officers’ liability insurance, without any gaps, lapses or reduction in scope or coverage, for the benefit of the Indemnified Parties in such amounts, and with such deductibles, retained amounts, coverages and exclusions and otherwise on terms and conditions no less advantageous or favourable to the Indemnified Parties than such insurance maintained by the Company immediately prior to the Effective Time and providing protection in respect of claims arising from or related to facts or events which occurred on or prior to the Effective Date, provided that in no event shall the Company be required to spend in one year as premiums for such insurance more than 250% of the annual amount currently paid by the Company. Notwithstanding any other provision of this Agreement, prior to the Effective Time the Company may, in the alternative, at its option, purchase prepaid non-cancellable run-off directors’ and officers’ liability insurance providing coverage (on terms and conditions as or more favourable to the Indemnified Parties) for a period of up to six years from the Effective Date with respect to claims arising from or related to facts or events which occur on or prior to the Effective Date. The cost of purchasing such directors and officers’ liability insurance will not exceed 350% of the total amount paid in annual premiums by the Company for all director and officers’ liability insurance at the last renewal of the directors and officers’ liability insurance that occurred before the Effective Date.

(c)	In the event the Company or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in such case, proper provision shall be made so that such successors and assigns of the Company or, at Acquisitionco’s option, Acquisitionco, shall assume the obligations set forth in this Section 5.5.

(d)	Acquisitionco will ensure that the constating documents of the Company and any successor to the Company and the constating documents of the Subsidiaries (or any successor to any such subsidiary), will contain provisions with respect to indemnification now set forth in the constating documents of the Company and the subsidiaries of the Company (or equivalent provisions), as the case may be, such that all rights to indemnification existing in favour of the Indemnified Parties as provided in the constating documents of the Company and of the subsidiaries of the Company, or equivalent provisions, will survive and continue in full force and effect and without modification, with respect to actions or omissions of the Indemnified Parties occurring prior to the Effective Time in accordance with the terms of such constating documents, or equivalent provisions, as at the Effective Time.
5.6 Employee Benefits
(a)	Parent and Acquisitionco covenant and agree, and after the Effective Time they will cause the Company and any successor to the Company, to honour, perform or cause to be performed, and comply with the terms of all existing employment, retention, deferred compensation, incentive, termination, severance and change of control agreements and arrangements of the Company and all arrangements for the benefit of the officers or Employees of the Company party thereto, and will make available to the Company or any successor to the Company any financing required in order to make payment of amounts payable under any employment retention, deferred compensation, incentive, termination, severance and change of control agreements and arrangements. Parent and Acquisitionco also covenant and agree, and after the Effective Time Parent and Acquisitionco will cause the Company and any successor to the Company, for a period of not less than two years after the Effective Date, to deal with any Continuing Employees whose employment may be terminated after the Effective Date, in a fair and equitable manner consistent with applicable Laws and the existing termination policies of the Company and the Subsidiaries as of the date of this Agreement.

(b)	Parent and Acquisitionco covenant and agree, and after the Effective Time Parent and Acquisitionco will cause the Company and any successor to the Company (including any successor company) to honour and comply with all obligations of the Company under the Plans, as the same may be amended or modified as permitted hereunder (it being acknowledged by Parent and Acquisitionco that the Arrangement shall constitute a “Change in Control” under the agreements set out in Section 3.4 of the Disclosure Letter), and that following the Arrangement becoming effective, in circumstances specified in the Plans (for example a director of the Company ceasing to be a director, or a key executive of the Company ceasing to be an Employee of the Company or a Subsidiary) the Company will be required to pay amounts calculated under these Plans and, to the extent necessary, following the Effective Time, Acquisitionco and Parent shall make available to the Company or any successor to the Company (including any successor company) any financing required in order to make payment of amounts payable under these Plans.

(c)	From and after the Effective Time, Parent and Acquisitionco shall cause the Company to permit all Continuing Employees to participate in the benefit plans, programs, and arrangements of Parent or its subsidiaries (the “Parent Plans”) to the same extent as similarly situated employees of Parent or its subsidiaries. Continuing Employees shall be given credit under the Parent Plans for all years of service with the Company prior to the Effective Time for purposes of eligibility, vesting in respect of matching contributions under Parent Plans and the determination of rate of vacation accrual.

(d)	From and after the Effective Time, Acquisitionco shall use commercially reasonable efforts to (i) cause any pre-existing conditions or limitations and eligibility waiting periods under any Parent

Plan that is a group health plan to be waived with respect to the Continuing Employees and their eligible dependents to the same extent waived under comparable employee plans as of the date of this Agreement, and (ii) under the Parent Plans give each of the Continuing Employees and their eligible dependents credit for the plan year in which the Effective Time occurs toward applicable deductibles and annual out of pocket limits for expenses incurred prior to the Effective Time for which payment has been made to the same extent credited under comparable employee plans.

(e)	Parent and Acquisitionco covenant and agree, and after the Effective Time they will cause the Company and any successor to the Company, to establish a retention plan for the benefit of Continuing Employees (the “Retention Plan”) pursuant to which the Company will make aggregate payments to Continuing Employees of not less than $4 million over the 24 month period after the Effective Date. Parent and Acquisitionco will make available to the Company or any successor to the Company any financing required in order to make payment of amounts payable pursuant to the Retention Plan. The amounts payable under the Retention Plan will be in addition to any other amounts otherwise payable to Continuing Employees, including pursuant to any existing retention plans.
5.7 Covenants Regarding Non-Solicitation
(a)	The Company shall, and shall direct and cause its Representatives and the Subsidiaries and their Representatives to immediately cease and cause to be terminated any existing solicitation of or negotiations with any person (other than Parent and Acquisitionco and their respective Representatives) that may be ongoing as of the date of this Agreement with respect to an Acquisition Proposal, whether or not initiated by the Company. The Company shall immediately eliminate access to all data rooms, electronic or otherwise, in connection with the possible sale of the Company or its assets or the assets of any Subsidiary. The Company shall request, and exercise its rights to require, the return or destruction of all confidential information of the Company and the Subsidiaries that was provided to third parties by the Company after May 1, 2007 in connection with the possible sale of the Company.

(b)	The Company agrees that, except as contemplated in Section 5.8(b) or with the consent in writing of Parent or Acquisitionco, prior to the date the Arrangement Resolution is approved by the Securityholders as required by this Agreement, the Company will not, and will not authorize or permit its Representatives, the Subsidiaries and the Subsidiaries’ Representatives to: (i) solicit or knowingly encourage the making of an Acquisition Proposal by any person (other than Parent and Acquisitionco), including by way of furnishing non-public information regarding the Company and its Subsidiaries to such person, (ii) participate in any negotiations or discussions with any person (other than Parent and Acquisitionco) regarding any Acquisition Proposal made by such person, (iii) approve or recommend any Acquisition Proposal, (iv) enter into any agreement in respect of any Acquisition Proposal with the person making such Acquisition Proposal (other than a confidentiality agreement referred to in Section 5.8(b) or (v) withdraw or modify in a manner adverse to Acquisitionco, or adopt a resolution withdrawing or modifying in a manner adverse to Acquisitionco, the recommendation of the board of directors of the Company that the Securityholders vote in favour of the Arrangement Resolution it being understood and agreed that a failure by the board of directors to affirm the approval or recommendation of the board of directors of the Company of the transactions contemplated hereby within ten Business Days after an Acquisition Proposal has been publicly announced will be deemed to be an adverse modification; provided, however, that prior to the date the Arrangement Resolution is approved by the Securityholders as required by this Agreement, nothing contained in this Agreement shall prevent (A) the board of directors of the Company from approving or recommending an Acquisition Proposal or (B) the Company from entering into an agreement (subject to compliance with Sections 5.7(c) and 7.2(c)) or engaging in negotiations or discussions with any person who has made a bona fide Acquisition Proposal that was not solicited or knowingly encouraged in breach of this Section 5.7(b), or with any Representative of any such person, where the board of directors of the Company determines in good faith after consultation with the Company’s financial advisors and outside legal counsel that the Acquisition Proposal constitutes (or would constitute, if consummated in accordance with its terms), or could reasonably be expected to result in, a Superior Proposal.

(c)	Notwithstanding the provisions of Section 5.7(b) above or any other provision of this Agreement, the Company may accept, approve, recommend or enter into any agreement with any person providing for or to facilitate any Acquisition Proposal (a “Proposed Agreement”) if (i) such Acquisition Proposal constitutes (or would constitute, if consummated in accordance with its terms) a Superior Proposal, and (ii) the Company provides Acquisitionco with a copy of such Proposed Agreement not less than five Business Days prior to its proposed execution by the Company. During such five Business Day period, the Company acknowledges and agrees that Acquisitionco shall have the opportunity, but not the obligation, to deliver to the Company a binding offer to amend the terms of this Agreement (an “Amended Offer”) and the Company shall negotiate in good faith with Acquisitionco during such five Business Day period with respect to any Amended Offer. Any such Amended Offer must be accompanied by a form of amendment to this Agreement duly executed on behalf of Parent and Acquisitionco, and with evidence satisfactory to the Company acting reasonably that the Parent and Acquisitionco have made adequate arrangements to ensure that required funds will be available to the Parent for the consummation of the transaction reflected in the Amended Offer. The board of directors of the Company shall review any Amended Offer submitted by Acquisitionco within such five Business Day period. If the board of directors of the Company determines in light of the Amended Offer that the Proposed Agreement no longer constitutes a Superior Proposal when compared to the Amended Offer:
(i)	the Company shall not enter into the Proposed Agreement or support in any way the Acquisition Proposal reflected in the Proposed Agreement;

(ii)	the Company’s board of directors shall not withdraw, modify or change its recommendation of the Arrangement on account of the Proposed Agreement; and

(iii)	the Company, Parent and Acquisitionco shall enter into an amendment to this Agreement in the form accompanying the Amended Offer.
If the board of directors of the Company continues to believe, acting in good faith and in the proper discharge of its fiduciary duties (after consultation with its financial advisor and its outside legal counsel) that the Acquisition Proposal provided for in the Proposed Agreement continues to be a Superior Proposal when compared to the Amended Offer, and therefore rejects the Amended Offer, or if Acquisitionco fails to submit an Amended Offer during such five Business Day period, the Company shall be entitled to enter into the Proposed Agreement upon payment to Acquisitionco of the Termination Fee. The Company acknowledges and agrees that each successive modification of any Acquisition Proposal that changes the proposed purchase price payable under or that materially changes the non-price terms of such Acquisition Proposal shall initiate an additional notice period of three Business Days. If the Company provides Acquisitionco with a notice under this section on a date that is less than five Business Days prior to the Meeting, the Company shall adjourn the Meeting to a date that is not less than five Business Days and not more than ten Business Days after the date of such notice.
(d)	The Company shall ensure that its Representatives are aware of the provisions of this Section 5.7, and the Company shall be responsible for any breach of this Section 5.7 by such Representatives.
5.8 Notification of Acquisition Proposal
(a)	The Company will promptly (and in any event within two Business Days) notify Acquisitionco first orally and then in writing of any proposal or offer constituting an Acquisition Proposal, or any request for non-public information that would reasonably be expected to lead to an Acquisition Proposal, of which any of its officers or directors become aware, received by the Company after the date of this Agreement. Such written notice will include a copy of any written

Acquisition Proposal (and any amendment thereof) which has been received by the Company or, if no written Acquisition Proposal has been received, a description of the material terms and conditions of such Acquisition Proposal, the identity of the person making such Acquisition Proposal and such other material details of such Acquisition Proposal as Acquisitionco may reasonably request. The Company shall promptly advise Acquisitionco of any material change to the status or terms of such Acquisition Proposal.

(b)	If (i) the board of directors of the Company determines in good faith after consultation with the Company’s financial advisors and outside legal counsel, that an Acquisition Proposal constitutes (or would constitute, if consummated in accordance with its terms), or could reasonably be expected to result in, a Superior Proposal, and (ii) such Acquisition Proposal does not by its terms contemplate a due diligence investigation lasting more than five Business Days to be undertaken by the person making such Acquisition Proposal, then, and only in such case, the Company may, subject to the execution of a confidentiality agreement by the person who made such Acquisition Proposal containing confidentiality restrictions, taken as a whole, not materially less favourable to the Company than the confidentiality restrictions in the Confidentiality Agreement (or in reliance on a confidentiality agreement that was entered into prior to the date of this Agreement), provide such person or any Representative, affiliate, lender or other actual or prospective financing source of such person with, or access to, non-public information regarding the Company and the Subsidiaries, provided that:
(iii)	a confidentiality agreement entered into prior to the date of this Agreement may be amended by the Company to expressly permit such other party to make an Acquisition Proposal; and

(iv)	the Company will promptly provide Acquisitionco with, or access to, all non-public information provided by the Company to such other person after receipt of such Acquisition Proposal and not previously provided to Acquisitionco or Parent and provide Acquisitionco with access to all further non-public information regarding the Company provided to such other person not previously provided to Acquisitionco or Parent.
5.9 Permitted Activities
     Nothing contained in this Agreement shall prohibit or prevent the Company or its board of directors or officers from: (a) making any disclosure of or in relation to an Acquisition Proposal prior to the Effective Time if, in the good faith judgment of the board of directors, after consultation with outside legal counsel, such disclosure is necessary for the directors or officers of the Company to act in a manner consistent with their duties or is otherwise required under applicable Laws, including obligations under Rule 14e-2 under the Exchange Act, if applicable; (b) responding, within the time and in the manner required by applicable Laws, to any take-over bid or tender or exchange offer made for Common Shares or any other securities of the Company; or (c) taking any other action in relation to an Acquisition Proposal to the extent required under applicable securities Laws or orders or otherwise mandated by any Governmental Entity.
5.10 Pre-Acquisition Reorganizations
(a)	The Company agrees that, upon request by Acquisitionco, the Company shall, and shall cause the Subsidiaries to, in each case, at the expense of Acquisitionco, use its commercially reasonable efforts to:
(i)	effect such reorganization of its business, operations and assets and the integration of other affiliated businesses of the Company or the Subsidiaries as Acquisitionco may request, acting reasonably (each a “Pre-Acquisition Reorganization”); and

(ii)	cooperate with Parent and its advisors to determine the nature of the Pre-Acquisition Reorganizations that might be undertaken and the manner in which they would most effectively be undertaken.
(b)	Parent and Acquisitionco acknowledge and agree, and shall ensure, that the Pre-Acquisition Reorganization shall (i) not impede, delay or prevent consummation of the Arrangement (including by giving rise to litigation by third parties), (ii) be such that, in the opinion of the Company, acting reasonably, would not prejudice the Securityholders, (iii) not require the Company to obtain the approval of any holders of Common Shares, (iv) not unreasonably interfere with the business, operations or contracts of the Company or the Subsidiaries, (v) not reasonably be expected to result in any Taxes being imposed on the Company or its Subsidiaries incrementally greater than the Taxes which would be imposed in the absence of such Pre-Closing Reorganization and (vi) not be considered in determining whether a representation, warranty or covenant of the Company hereunder has been breached. Parent and Acquisitionco acknowledge that the Pre-Acquisition Reorganization could require the consent of third parties under applicable contracts.

(c)	Acquisitionco shall provide written notice to the Company of any proposed Pre-Acquisition Reorganization at least ten Business Days prior to the Effective Date. Upon receipt of such notice, Acquisitionco and the Company shall, at the expense of Acquisitionco, work cooperatively and use commercially reasonable efforts to prepare prior to the Effective Time all documentation necessary and do such other acts and things as are necessary to give effect to such Pre-Acquisition Reorganizations. The parties shall seek to have any such Pre-Acquisition Reorganization made effective immediately prior to or contemporaneously with the Effective Time or failing that as of the last moment of the day ending immediately prior to the Effective Date, or such other time as Acquisitionco reasonably requests (but after Acquisitionco shall have waived (subject to applicable Laws) all conditions referred to in Sections 6.1, 6.2 and 6.3 or confirmed that all conditions referred to in Sections 6.1, 6.2 and 6.3 have been satisfied).

(d)	No such Pre-Acquisition Reorganization will be made effective unless (i) Acquisitionco shall have waived (subject to applicable Laws) or confirmed that all conditions referred to in Sections 6.1, 6.2 and 6.3 have been satisfied and the Company is reasonably certain that the Arrangement will become effective; and (ii) such Pre-Acquisition Reorganization can be made effective immediately prior to or contemporaneously with the Effective Time or such Pre-Acquisition Reorganization can be reversed or unwound without adversely affecting the Company, the Subsidiaries, or its Securityholders in the event the Arrangement does not become effective and this Agreement is terminated and (iii) the Company, the Subsidiaries and their respective officers, directors, employees, agents, advisors and representatives shall be indemnified (jointly and severally) by Parent and Acquisitionco from and against any and all liabilities, losses, damages, claims, costs (including Taxes), expenses (including legal fees, professional fees, and disbursements), interest, awards, judgments and penalties suffered or incurred by any of them in connection with, in respect of, or as a result of any Pre-Acquisition Reorganization or (iv) the Company otherwise agrees.

(e)	If the Arrangement is not completed, Acquisitionco will forthwith reimburse the Company for all reasonable fees and expenses (including any professional fees and expenses) incurred by the Company and the Subsidiaries in considering and effecting a Pre-Acquisition Reorganization and shall be responsible for any costs of the Company and the Subsidiaries in reversing or unwinding any Pre-Acquisition Reorganization that was effected at Acquisitionco’s request prior to termination of this Agreement. The obligation of Acquisitionco to reimburse the Company for fees and expenses and be responsible for costs as set out in this Section 5.10 and the indemnity described in clause 5.10(d)(iii) will be in addition to any other obligation hereunder and will survive termination of this Agreement indefinitely.

5.11 Proxies Received
     The Company shall advise Acquisitionco as Acquisitionco may reasonably request, as to the aggregate tally of the proxies received by the Company in respect of the Arrangement Resolution and Rights Plan Waiver Resolution.
5.12 Cooperation with Financing
     Following the date of this Agreement and until the earlier of the Effective Time or the date on which this Agreement is terminated in accordance with its terms, the Company shall use commercially reasonable efforts to provide any cooperation reasonably requested by Parent (provided that such requested cooperation does not unreasonably interfere with the ongoing operations of the Company and the Subsidiaries) in connection with obtaining the financing contemplated by the Commitment Letters. Neither the Company nor any Subsidiary shall be required to pay any commitment or other similar fee or incur any other liability in connection with the financing prior to the Effective Time.
ARTICLE 6
CONDITIONS
6.1 Mutual Conditions
     The respective obligations of the parties hereto to consummate the Arrangement shall be subject to the satisfaction of, or mutual waiver by Parent (on its own behalf and on behalf of Acquisitionco) and the Company on or before the Effective Date of, each of the following conditions, which are for the mutual benefit of Parent and Acquisitionco, on the one hand, and the Company, on the other hand, and which may be waived, in whole or in part, by Parent (on its own behalf and on behalf of Acquisitionco) and the Company at any time:
(a)	the Arrangement Resolution shall have been approved by the Securityholders at the Meeting in accordance with the Interim Order and applicable Laws;

(b)	the Interim Order and the Final Order shall each have been obtained and shall not have been set aside or modified in a manner that would have a Material Adverse Effect on the Company or a material adverse effect on Parent;

(c)	no provision of any applicable Laws shall be in effect, and no judgment, injunction, order or decree shall have been entered since the date of this Agreement and shall be in effect, that makes the Arrangement illegal or otherwise restrains, enjoins or otherwise prohibits the consummation of the Arrangement, except where the violation of such Law, judgment, injunction, order or decree that would occur if the Arrangement were consummated would not have a Material Adverse Effect on the Company or a material adverse effect on Parent; and

(d)	each Appropriate Regulatory Approval shall have been obtained (or concluded or, in the case of waiting or suspensory periods, expired or been terminated) and be in full force and effect (and shall not be subject to any stop-order or proceeding seeking a stop-order or revocation) except where the failure to obtain such Appropriate Regulatory Approval results from or is attributable to Parent’s or Acquisitionco’s failure to comply or consent to the compliance with any condition that does not constitute a Materially Burdensome Condition. For purposes of this Agreement, except as otherwise agreed to by the parties, a condition shall be deemed to be a “Materially Burdensome Condition” if (i) such condition is imposed by the Minister under the Investment Canada Act as a prerequisite to the granting of the Investment Canada Act Approval and (ii) compliance with such condition would impose significant material burdens on the Company or Parent.

6.2 Additional Conditions to the Obligations of Acquisitionco and Parent
     The obligations of Acquisitionco and Parent to consummate the Arrangement shall be subject to the satisfaction of the following conditions (each of which is for the exclusive benefit of Acquisitionco and Parent and may be waived by Parent on behalf of itself and Acquisitionco) on or before the Effective Date:
(a)	the Company shall have complied in all material respects with its covenants in this Agreement required to be complied with by the Company on or before the Effective Date;

(b)	the representations and warranties of the Company in Article 3 shall be true and correct as of the Effective Date as if made on and as of such date (except for such representations and warranties which refer to or are made as of another specified date, in which case such representations and warranties shall have been true and correct as of that date) except (i) as affected by transactions, changes, conditions, events or circumstances contemplated or permitted by this Agreement or (ii) for breaches of representations and warranties which in the aggregate do not have a Material Adverse Effect on the Company, provided however that for the purposes of determining the truth and correctness of any such representations and warranties, all qualifications using the term Material Adverse Effect and “in all material respects” (or any similar phrase) shall be disregarded;

(c)	since the date of this Agreement, there has not occurred any event that has resulted in a Material Adverse Effect on the Company;

(d)	Acquisitionco will have received a certificate of the Company signed by a senior officer of the Company and dated the Effective Date certifying that the conditions set out in Sections 6.2(a) and 6.2(b) have been satisfied which certificate will cease to have any force and effect after the Effective Time; and

(e)	the holders of the Common Shares shall have approved the Rights Plan Waiver Resolution and the Rights Plan Amending Agreement shall have been executed and delivered.
6.3 Additional Conditions to the Obligations of the Company
     The obligations of the Company to consummate the Arrangement shall be subject to satisfaction of the following conditions (each of which is for the exclusive benefit of the Company and may be waived by the Company) on or before the Effective Date:
(a)	each of Parent and Acquisitionco shall have complied in all material respects with its covenants in this Agreement required to be complied with by Parent or Acquisitionco on or before the Effective Date;

(b)	the representations and warranties of Parent and Acquisitionco in Article 4 shall be true and correct as of the Effective Date as if made on and as of such date (except for such representations and warranties which refer to or are made as of another specified date, in which case such representations and warranties shall have been true and correct as of that date) except (i) as affected by transactions, changes, conditions, events or circumstances contemplated or permitted by this Agreement or (ii) for breaches of representations and warranties which in the aggregate do not have a material adverse effect on the ability of Parent or Acquisitionco to consummate the transactions contemplated by this Agreement; provided, however, that for purposes of determining the truth and correctness of any of such representations and warranties, all qualifications using the terms “material adverse effect” and “in all material respects” (or any similar phrase) shall be disregarded;

(c)	the Company shall have received a certificate of Parent and Acquisitionco, signed by a senior officer of Parent and Acquisitionco and dated the Effective Date, certifying that the conditions set out in Sections 6.3(a) and 6.3(b) have been satisfied, which certificate will cease to have any force and effect after the Effective Time; and

(d)	Acquisitionco shall have deposited with the Depositary (as defined in the Plan of Arrangement) sufficient funds to complete the transactions contemplated by Section 3.1 of the Plan of Arrangement and the Depositary shall have confirmed to the Company the receipt of such funds, which will be held by the Depositary in an escrow or restricted account pursuant to an agreement among Acquisitionco, Acquisitionco’s lenders and the Depositary, in a form satisfactory to the Company, acting reasonably, pursuant to which the Depositary will be irrevocably authorized and instructed to release the funds to the Securityholders, in its capacity as depositary in respect of the Arrangement, upon the Arrangement becoming effective.
6.4 Satisfaction of Conditions
     The conditions precedent set out in Sections 6.1, 6.2 and 6.3 shall be conclusively deemed to have been satisfied, waived or released at the Effective Time. Notwithstanding anything in this Article 6, Article 7 or any other provision of this Agreement to the contrary, at any time after the date that is two Business Days following the Satisfaction Date: (a) the obligations of Acquisitionco and Parent to consummate the Arrangement shall not be subject to the satisfaction of any of the conditions set forth in Section 6.1 or Section 6.2 (or any other conditions or contingencies whatsoever), all such conditions being deemed to have been fully satisfied or waived; and (b) in no event shall Acquisitionco or Parent be entitled to terminate this Agreement for any reason whatsoever, including pursuant to any provision of Section 7.2.
ARTICLE 7
AMENDMENT AND TERMINATION
7.1 Amendment
     Subject to any requirements imposed by applicable Laws or by the Court, this Agreement may, at any time and from time to time before or after the holding of the Meeting but not later than the Effective Time, be amended by mutual written agreement of the parties hereto, and any such amendment may, without limitation:
(a)	change the time for performance of any of the obligations or acts of the parties, including an extension of the Termination Date;

(b)	waive any inaccuracies or modify any representation or warranty contained herein or in any document delivered pursuant hereto;

(c)	waive compliance with or modify any of the covenants herein contained and waive or modify performance of any of the obligations of the parties; and

(d)	waive compliance with or modify any conditions precedent herein contained;
provided, however, that, no such amendment may reduce or otherwise adversely affect the consideration to be received by the Securityholders under the Arrangement without their approval at the Meeting or, following the Meeting, without their approval given in the same manner as required by applicable Laws for the approval of the Arrangement as may be required by the Court.
7.2 Termination
     This Agreement may be terminated:
(a)	by the mutual agreement of the Company and Acquisitionco (without the need for any action on the part of the Securityholders);

(b)	by Acquisitionco upon written notice to the Company within 10 Business Days if (i) the board of directors of the Company shall have failed to recommend or has withdrawn or modified or changed in a manner adverse to Acquisitionco its approval or recommendation of the Arrangement, or (ii) the board of directors of the Company shall have approved or recommended a Superior Proposal;

(c)	by the Company upon written notice to Acquisitionco in order to enter into a definitive written agreement with respect to a Superior Proposal, subject to compliance with Section 5.8 and the payment of the Termination Fee required to be paid pursuant to Section 7.5;

(d)	by either the Company or Acquisitionco, upon written notice by either one to the other:
(i)	if the Effective Date does not occur on or before the Termination Date, except that the right to terminate this Agreement under this Section 7.2(d)(i) shall not be available to any party to this Agreement whose failure to fulfil any of its obligations has been a significant cause of, or resulted in, the failure of the Effective Date to occur by such date;

(ii)	if the Meeting is held and the Arrangement Resolution is not passed by the Securityholders in accordance with applicable Laws and the Interim Order or the Rights Plan Waiver Resolution is not passed by the holders of Common Shares in accordance with applicable Laws; or

(iii)	if (A) any applicable Laws make the consummation of the Arrangement or the transactions contemplated by this Agreement illegal or otherwise prohibited and such Laws have become final and non-appealable and (B) the violation of such Laws that would occur if such transactions were consummated would have a Material Adverse Effect on the Company or a material adverse effect on Parent;
(e)	by the Company upon written notice to Acquisitionco if Acquisitionco at any time prior to the Effective Date is in breach of its representations or obligations pursuant to Section 4.7 or does not provide the Depositary under the Plan of Arrangement with sufficient funds to complete the transactions contemplated by Section 3.1 of the Plan of Arrangement as required pursuant to Section 4.7;

(f)	by either the Company or Acquisitionco upon written notice by either one to the other, if (i) a final and non-appealable order of a United States or Canadian court having jurisdiction has been entered and remains in effect, that makes consummation of the transactions contemplated by this Agreement illegal or otherwise prohibited, and (ii) the violation of such order that would occur if such transactions were consummated would have a Material Adverse Effect on the Company or a material adverse effect on Parent;

(g)	by Acquisitionco upon written notice to the Company, during the period beginning on the Meeting Date Deadline and ending on the earlier of (i) the date immediately prior to the Meeting Date or (ii) the date 10 days after the Meeting Date Deadline, if the Meeting shall not have been held by the Meeting Date Deadline (as the Meeting Date Deadline may have been extended pursuant to Section 5.2(a)(xii)); and

(h)	by the Company upon written notice to Acquisitionco, during the period beginning on the Meeting Date Deadline and ending on the earlier of (i) the date immediately prior to the date on which Parent enters into the Definitive Financing Documents or (ii) the date 10 days after the Meeting Date Deadline, if Parent shall not have entered into the Definitive Financing Documents by the Meeting Date Deadline (as the Meeting Date Deadline may have been extended pursuant to Section 5.2(a)(xii)).

7.3 Effect of Termination
     If this Agreement is terminated, no party shall have any further liability to perform its obligations hereunder except for the provisions of this Section 7.3 and Sections 2.6(d), 5.3(b), 5.5, 5.9, 7.5, 8.3, 8.10 and 8.13 and except as provided for in Section 5.12; provided that neither the termination of this Agreement nor anything contained in this Section 7.3 shall relieve any party from any liability for any wilful and knowing breach by such party of this Agreement; provided further, that nothing in this Agreement shall operate to limit any party’s liability for any breach of its obligations to consummate the Arrangement or the other transactions contemplated by this Agreement when required to do so (regardless whether or not such breach is wilful or knowing).
7.4 Notice of Unfulfilled Conditions
     If Parent or Acquisitionco determines at any time prior to the Effective Date that it intends to refuse to complete the transactions contemplated hereby because of any unfulfilled or unperformed condition contained in this Agreement, it will notify the Company forthwith upon making such determination in order that the Company will have the right and opportunity to take such steps, at its own expense, as may be necessary for the purpose of fulfilling or performing such condition within a reasonable period of time, but in no event later than the Termination Date. Neither Parent nor Acquisitionco may exercise the termination right arising therefrom unless forthwith and in any event prior to the Effective Time, it has given a written notice to the Company specifying in reasonable detail all breaches of covenants, representations and warranties or other matters which it is asserting as the basis for the nonfulfillment of the applicable condition precedent or the exercise of the termination right, as the case may be. If any such notice is given, provided that the Company is proceeding diligently to cure such matter, if such matter is susceptible to being cured, Parent or Acquisitionco may not terminate this Agreement as a result thereof until the later of the Termination Date and the expiration of a period of 30 days from such notice. If such notice has been given prior to the date of the Meeting, the Meeting will at the election of the Company be postponed or adjourned and will not be held until such time as is reasonably practicable after the earlier of (a) the matter to which the notice relates being cured and (b) the expiry of such period. If such notice has been given prior to the making of application for the Final Order, such application will be postponed and will not be made until such time as is reasonably practicable after the earlier of (a) the matter to which the notice relates being cured and (b) the expiry of such period. For greater certainty, in the event that such matter is cured within the time period referred to herein, this Agreement may not be terminated as a result thereof.
7.5 Termination Fee
     If:
(a)	Acquisitionco shall terminate this Agreement pursuant to Section 7.2(b); or

(b)	the Company shall terminate this Agreement pursuant to Section 7.2(c); or

(c)	either the Company or Acquisitionco shall terminate this Agreement pursuant to Section 7.2(d)(ii) in circumstances where the Arrangement Resolution or the Rights Plan Waiver Resolution have not received the required approval at the Meeting and: (i) a bona fide Acquisition Proposal has been publicly announced by any person other than Acquisitionco or Parent prior to the Meeting and not withdrawn, and (ii) either (x) a transaction contemplated by an Acquisition Proposal is consummated after such termination of this Agreement and prior to the expiration of 12 months following the date of such termination of this Agreement or (y) the Company enters into a definitive agreement with respect to a transaction contemplated by an Acquisition Proposal, after such termination of this Agreement and prior to the expiration of 12 months following the date of such termination of this Agreement, and thereafter consummates such transaction; provided, however, that for purposes of this Section 7.5(c), all references to “20%” in the definition of Acquisition Proposal shall be deemed to refer to “50%”;
then in any such case the Company shall pay to Acquisitionco the Termination Fee in immediately available funds, net of any applicable Taxes, by wire transfer to an account designated by Acquisitionco.

Such payment shall be due (A) in the case of a termination specified in Section 7.5(a), within two Business Days after written notice of termination by Acquisitionco, (B) in case of a termination specified in Section 7.5(b), on or prior to the termination of this Agreement, or (C) in the case of a termination specified in Section 7.5(c), on the day of the consummation of the transaction referred to therein. The Company shall not be obligated to make more than one payment pursuant to this Section 7.5.
7.6 Effect of Termination Fee Payment
          Each of the parties acknowledges that the agreements contained in Sections 7.4 and 7.5 are an integral part of the transactions contemplated in this Agreement and that, without those agreements, the parties would not enter into this Agreement. Each party acknowledges that all of the payment amounts set out in Section 7.5 are payments of liquidated damages which are a genuine pre-estimate of the damages which the party entitled to such damages will suffer or incur as a result of the event giving rise to such payment and the resultant termination of this Agreement and are not penalties. Each party irrevocably waives any right that it may have to raise as a defence that any such liquidated damages are excessive or punitive. For greater certainty, the parties agree that the payment of an amount pursuant to Section 7.5 is the sole monetary remedy of Parent and Acquisitionco. Nothing contained herein will preclude a party from seeking injunctive relief to restrain any breach or threatened breach of the covenants or agreements set forth in this Agreement or the Confidentiality Agreement or otherwise to obtain specific performance of any such covenants or agreements.
ARTICLE 8
GENERAL
8.1 Investigation
          Any investigation by a party hereto and its advisors shall not mitigate, diminish or affect the representations and warranties of any other party to this Agreement.
8.2 Non-Survival of Representations and Warranties, Covenants and Agreements
          The representations and warranties of the parties contained in this Agreement or in any certificate or other document delivered in connection herewith will not survive the completion of the Arrangement and will expire and be terminated on the earlier of the Effective Time and the date on which this Agreement is terminated in accordance with its terms. This Section 8.2 will not limit any covenant or agreement of any of the parties which, by its terms, contemplates performance after the Effective Time or the date on which this Agreement is terminated, as the case may be.
8.3 Notices
          All notices and other communications hereunder will be in writing and will be delivered by courier to the particular party hereto at the following address or sent by telecopy or facsimile transmission (provided that receipt of such telecopy or transmission is confirmed or such telecopy or transmission is recorded as having been transmitted successfully) at the following number or delivered by electronic mail transmission at the following e-mail address or at such other address, telecopier number or e-mail address which any party may, from time to time, notify the other by notice given in accordance with this section:
          (a) If to the Company, at:
Aspreva Pharmaceuticals Corporation
#1203 — 4464 Markham Street
Victoria, British Columbia V8X 7X8
Attention: Chief Executive Officer
Facsimile No.: 250-744-2498

with copies (which shall not constitute notice) to:
McCarthy Tétrault LLP
Suite 1300, Pacific Centre
777 Dunsmuir Street
Vancouver, BC V7Y 1K2
Attention: Joseph A. Garcia
Facsimile No.: 604-622-5791
and to:
Farris, Vaughan, Wills & Murphy LLP
Suite 2500
700 West Georgia Street
Vancouver, BC V7Y 1B3
Attention: Hector Mackay-Dunn
Facsimile No.: 604-661-9349
(b)   If to Acquisitionco and Parent, at:
Galenica Canada Ltd.
Untermattweg 8
Postfach
CH-3001
Bern, Switzerland
Attention: Philippe Weigerstorfer
Facsimile No.: +41 31 990 85 47
and to:
Galenica AG
Untermattweg 8
Postfach
CH-3001
Bern, Switzerland
Attention: Philippe Weigerstorfer
Facsimile No.: +41 31 990 85 47
with copies (which shall not constitute notice) to:
Blake, Cassels & Graydon LLP
Suite 2600, 595 Burrard Street
P.O. Box 49314
Vancouver, B.C. V7X 1L3
Attention: Bob Wooder
Facsimile No.: 604-631-3309

     Notice of other communication will be deemed to have been given when it is delivered by courier or, in the case of notice or communication sent by telecopy during regular business hours on a Business Day in the recipient’s city, upon the successful transmission thereof, with transmission confirmed or in the case of notice or communication by e-mail transmission during regular business hours on a Business Day in the recipient’s city, upon successful transmission thereof or at 9:00 a.m. on the next Business Day in the place of receipt if transmission is received during regular business hours in the recipient’s city and on the next Business Day in the place of receipt, if successful transmission is received outside regular business hours in the recipient’s city.
8.4 Assignment
     No party hereto may assign this Agreement or any of its rights, interests or obligations under this Agreement or the Arrangement (whether by operation of Law or otherwise).
8.5 Binding Effect
     This Agreement and the Plan of Arrangement shall be binding upon, enure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.
8.6 Third Party Rights
     Except for the rights of the holders of Common Shares and holders of Options to receive the consideration for their Common Shares or Options following the Effective Time pursuant to the Plan of Arrangement, this Agreement is not intended to confer any rights or remedies upon any other person provided however that Section 5.6 is intended for the benefit of the employees of the Company or the Subsidiaries that are or will be party to the agreements referred to in Section 5.6 or entitled to benefits under the Plans referred to in Section 5.6, and Section 5.5 is intended for the benefit of the directors and officers of the Company or the Subsidiaries and Section 8.8(b) is intended for the benefit of the directors, officers and employees of the Company and such sections shall be enforceable by each of such persons and his or her heirs, executors, administrators and other legal representatives (collectively, the “Beneficiaries”) and the Company and any successors to the Company shall hold the rights and benefits of Sections 5.5, 5.6 and 8.8(b) and this Section 8.6 in trust for and on behalf of the Beneficiaries and the Company hereby accepts such trust and agrees to hold the benefit of and enforce performances of such covenants on behalf of the Beneficiaries and such rights are in addition to, and not in substitution for, any other rights that any Beneficiary may have by contract or otherwise; provided however, that no approval of any beneficiary will be required in connection with any amendment or variation of Section 5.5, 5.6 or 8.8(b) or this Section 8.6 prior to the Effective Date.
8.7 Waiver and Modification
     Subject to Section 7.1, the Company, on the one hand, and Parent and Acquisitionco, on the other hand, may (a) waive, in whole or in part, any inaccuracy of, or consent to the modification of, any representation or warranty made to them hereunder or in any document to be delivered pursuant hereto, (b) extend the time for the performance of any of the obligations or acts of the other party, (c) waive or consent to the modification of any of the covenants herein contained for their respective benefit or waive or consent to the modification of any of the obligations of the other hereto or (d) waive the fulfillment of any condition to its own obligations contained herein. Any waiver or consent to the modifications of any of the provisions of this Agreement, to be effective, must be in writing executed by the party or parties granting such waiver or consent and, unless otherwise provided in such written waiver, will be limited to the specific breach or condition waived. No delay or omission by any party to this Agreement in exercising any right, power or remedy provided by Law or under this Agreement, or failure of any party to assent to any of the rights provided by Law or under this Agreement shall affect that right, power or remedy or constitute or operate as a waiver thereof. The single or partial exercise of any right, power or remedy provided by Law or under this Agreement shall not preclude any further exercise of such right, power or remedy or the exercise of any other right, power or remedy. No waiver or partial waiver of any nature, in any one or more instances, will be deemed or construed a continued waiver of any condition or breach of any other term, representation or warranty in this Agreement.

8.8 No Personal Liability
(a)	No director or officer or employee of Acquisitionco or Parent or any of their respective subsidiaries shall have any personal liability whatsoever to the Company under this Agreement, or any other document delivered in connection with the Arrangement on behalf of Acquisitionco or Parent.

(b)	No director or officer or employee of the Company or any of the Subsidiaries shall have any personal liability whatsoever to Acquisitionco or Parent under this Agreement, or any other document delivered in connection with the Arrangement on behalf of the Company.
8.9 Further Assurances
     Subject to the conditions of this Agreement, the parties hereto will, from time to time and at all times hereafter, at the request of the other party, do all acts and things, including executing and delivering all such further deeds, agreements, transfers, documents, assurances and instruments, as shall be reasonably necessary in order to fully perform and carry out the terms and intent of this Agreement and, in the event the Arrangement becomes effective, to document or evidence any of the transactions or events set out in the Plan of Arrangement and the parties hereto will cooperate with each other in doing those acts and things.
8.10 Public Announcements
     The Company and Parent will consult with one another regarding their respective initial news releases with respect to this Agreement and the transactions contemplated hereby, which will be in a form acceptable to both parties and will be issued and filed as soon as practicable following execution of this Agreement. Parent and the Company will consult with each other as to the general nature of any news release, public announcement or public statement with respect to this Agreement or the Arrangement and, subject to applicable Laws, will not issue any news release, public announcement or public statement inconsistent with the results of such consultation. Subject to applicable Laws, each of Parent or the Company will use its commercially reasonable efforts to enable the other to review and comment upon any news release, public announcement or public statement about this Agreement, the Arrangement and the transactions contemplated hereby (other than with respect to any confidential information contained in such disclosure) except (a) filing of a copy of this Agreement as required pursuant to applicable Laws, (b) as may be required under applicable Laws, or the rules, regulations, policies or other requirements of, or listing agreement with either the TSX or Nasdaq and (c) that, notwithstanding anything to the contrary contained in this Section 8.10 or elsewhere in this Agreement, but subject to the Company’s obligations under Sections 5.7 and 5.8, the Company will have no obligation to consult with Parent prior to, or permit Parent to review or comment upon, any disclosure by the Company with respect to any Acquisition Proposal.
8.11 Governing Laws; Consent to Jurisdiction
     This Agreement shall be governed by, and construed in accordance with, the Laws of the Province of British Columbia and the federal Laws of Canada applicable therein and shall be treated in all respects as a British Columbia contract. Each party hereby irrevocably attorns to the jurisdiction of the courts of the Province of British Columbia in respect of all matters arising under or in relation to this Agreement and the Arrangement.
8.12 Remedies and Waivers
(a)	Except as expressly provided herein, the rights, powers and remedies provided in this Agreement are cumulative and not exclusive of any rights, powers and remedies (express or implied) provided by common law, statute, custom or otherwise.

(b)	The parties acknowledge and agree that an award of money damages would be inadequate for any breach of this Agreement by any party or its representatives and any such breach would cause the non-breaching party irreparable harm. Accordingly, the parties hereto agree that, in the event of any breach or threatened breach of this Agreement by one of the parties, the parties will also be entitled, without the requirement of posting a bond or other security, to equitable relief, including injunctive relief and specific performance. Such remedies will not be the exclusive remedies for any breach of this Agreement but will be in addition to all other remedies available at Law or equity to each of the parties.
8.13 Time of Essence
     Except as otherwise expressly provided in this Agreement, time is of the essence in this Agreement, both in respect of dates and periods mentioned and in respect of any dates and periods which may be substituted for them in accordance with this Agreement or by agreement in writing between the parties.
8.14 Entire Agreement
     This Agreement and the Schedules and Exhibits hereto (qualified by and subject to, to the extent applicable as provided herein, the disclosures made in the Disclosure Letter), together with the Confidentiality Agreement, constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and cancels and supersedes all other prior agreements, arrangements, understandings, undertakings, negotiations and discussions of any nature, whether oral or written, between the parties hereto with respect to the subject matter hereof. There are no representations, warranties, covenants, terms, conditions, undertakings or collateral agreements, expressed, implied or statutory, between the parties hereto with respect to the subject matter hereof except as expressly set forth in this Agreement and the Confidentiality Agreement. Without limiting the generality of the foregoing, Acquisitionco and Parent acknowledge and agree that no representation, warranty or other assurance has been given by the Company in respect of any projection, forecast or other forward-looking information.
8.15 Severability
     If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Arrangement is consummated as originally contemplated to the greatest extent possible.
8.16 Counterparts
     This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

     IN WITNESS WHEREOF the parties hereto have executed this Agreement on October 17, 2007 effective as of the date first written above.

GALENICA AG

By:	(Signed) Phillippe Weigerstorfer
Name:	Phillipe Weigerstorfer
Title:	Head Corporate Development

GALENICA CANADA LTD.

By:	(Signed) Phillippe Weigerstorfer

Name:	Phillipe Weigerstorfer
Title:	Director

ASPREVA PHARMACEUTICALS CORPORATION

By:	(Signed) J. William Freytag

Name:	J. William Freytag
Title:	Chairman

SCHEDULE A
APPROPRIATE REGULATORY APPROVALS
(i)	Investment Canada Act Approval
(ii)	Consent of the TSX of the Rights Plan Amending Agreement

SCHEDULE B
ARRANGEMENT RESOLUTION
RESOLUTION OF THE SECURITYHOLDERS
OF ASPREVA PHARMACEUTICALS CORPORATION (the “Company”)
BE IT RESOLVED AS A SPECIAL RESOLUTION THAT:
A. The arrangement (as may be modified or amended, the “Arrangement”) under Section 288 of the Business Corporations Act (British Columbia) involving the Company and its securityholders, all as more particularly described and set forth in the plan of arrangement (as may be modified or amended, the “Plan of Arrangement”) attached as Appendix • to the Management Information Circular of the Company dated •, 2007 (the “Information Circular”), is hereby authorized, approved and agreed to.
B. The Combination Agreement dated as of October 17, 2007 among Parent, Acquisitionco and the Company, as may be amended from time to time (the “Combination Agreement”), the actions of the directors of the Company in approving the Arrangement and the Combination Agreement and the actions of the directors and officers of the Company in executing and delivering the Combination Agreement and causing the performance by the Company of its obligations thereunder be, and they are hereby confirmed, ratified, authorized and approved.
C. Notwithstanding that this resolution has been passed (and the Arrangement approved and agreed to) by the securityholders of the Company or that the Arrangement has been approved by the Supreme Court of British Columbia (the “Court”), the directors of the Company be, and they are hereby, authorized and empowered without further approval of the securityholders of the Company (i) to amend the Combination Agreement or the Plan of Arrangement to the extent permitted by the Combination Agreement, and (ii) not to proceed with the Arrangement at any time prior to the Effective Time (as defined in the Combination Agreement).
D. Any one director or officer of the Company be, and is hereby, authorized, empowered and instructed, acting for, in the name and on behalf of the Company, to execute or cause to be executed, under the seal of the Company or otherwise, and to deliver or to cause to be delivered, all such other documents and to do or to cause to be done all such other acts and things as in such person’s opinion may be necessary or desirable in order to carry out the intent of the foregoing paragraphs of these resolutions and the matters authorized thereby, such determination to be conclusively evidenced by the execution and delivery of such document or the doing of such act or thing.

SCHEDULE C
RIGHTS PLAN WAIVER RESOLUTION
RESOLUTION OF THE HOLDERS OF COMMON SHARES
OF ASPREVA PHARMACEUTICALS CORPORATION (the “Company”)
BE IT RESOLVED AS AN ORDINARY RESOLUTION THAT:
A. The amendment to the Shareholder Rights Plan Agreement, dated as of February 4, 2005 (the “Rights Plan”) between the Company and Computershare Investor Services Inc. as rights agent (the “Rights Agent”), which amendment supplements the definition of “Acquiring Person” to exclude from such definition Acquisitionco and Parent (each as defined in the Combination Agreement dated as of October 17, 2007 (the “Combination Agreement”), among Parent, Acquisitionco and the Company) if either becomes the Beneficial Owner (as defined in the Rights Plan) of 20% or more of the outstanding Voting Shares (as defined in the Rights Plan) pursuant to the Combination Agreement and any transactions contemplated by the Combination Agreement, including the plan of arrangement, is hereby consented to pursuant to the Rights Plan.
B. Any one director or officer of the Company be, and is hereby, authorized, empowered and instructed, acting for, in the name and on behalf of the Company, to execute or cause to be executed, under the seal of the Company or otherwise, and to deliver or to cause to be delivered, all such other documents and to do or to cause to be done all such other acts and things as in such person’s opinion may be necessary or desirable in order to carry out the intent of the foregoing paragraphs of these resolutions and the matters authorized thereby, such determination to be conclusively evidenced by the execution and delivery of such document or the doing of such act or thing.

SCHEDULE D
FORM OF PLAN OF ARRANGEMENT
[The Plan of Arrangement may be found as Appendix D to the Circular]

SCHEDULE E
RIGHTS PLAN AMENDING AGREEMENT
AMENDMENT TO
SHAREHOLDER RIGHTS AGREEMENT
     AMENDMENT dated as of •, 2007 (the “Amendment”), to the shareholder rights plan agreement dated as of February 4, 2005 (the “Rights Agreement”) between Aspreva Pharmaceuticals Corporation (the “Company”) and Computershare Investor Services Inc. as rights agent (the “Rights Agent”). All capitalized terms not otherwise defined herein have the meaning ascribed to such terms in the Rights Agreement.
     WHEREAS the Company entered into a Combination Agreement dated as of October 17, 2007 among Parent (the “Parent”), Acquisitionco (“Acquisitionco”) and the Company (as may be amended from time to time, the “Combination Agreement”), which Combination Agreement provides for, among other things, the acquisition of all the issued and outstanding common shares (the “Common Shares”) of the Company by Acquisitionco pursuant to a plan of arrangement under Section 288 of the Business Corporations Act (British Columbia);
     WHEREAS, the Company has represented and warranted that the transactions contemplated by the Combination Agreement will not result in Acquisitionco or the Parent in becoming an Acquiring Person, provided that holders of the Voting Shares approve this Amendment;
     WHEREAS pursuant to Section 5.4 of the Rights Agreement, the Company may supplement or amend any provision of the Rights Agreement in accordance with the provisions thereof; and
     WHEREAS the holders of the Voting Shares (other than any holder who does not qualify as an Independent Shareholder) approved this Amendment at a special meeting of the Company dated the date hereof in accordance with Section 5.4 of the Rights Agreement;
     NOW THEREFORE in consideration of the premises and the mutual agreements set forth herein:
     Section 1. Amendment to Section 1.1(a) of the Rights Plan. The definition of “Acquiring Person” in Section 1.1(a) of the Rights Plan is hereby amended as follows:
(a)	subsection (v) is created as follows:

“(v) Acquisitionco or Parent, if such Person becomes the Beneficial Owner of 20% or more of the outstanding Voting Shares of the Corporation pursuant to the combination agreement dated October 17, 2007 among Parent, Acquisitionco and the Corporation, as such agreement may be amended from time to time and any transactions contemplated thereby, including the plan of arrangement contemplated thereby;”

(b)	subsection (iii) is hereby amended by deleting the word “or” from the end of the subsection; and

(c)	subsection (iv) is hereby amended by adding the word “or” at the end of the subsection.
     Section 2. Full Force and Effect. Except as expressly amended and supplemented hereby, the Rights Agreement shall continue in full force and effect in accordance with the provisions thereof on the date hereof.
     Section 3. Governing Law. This Amendment shall be deemed to be a contract made under the laws of the Province of British Columbia and for all purposes shall be governed by and construed in accordance with the laws of British Columbia applicable to contracts to be made and performed entirely within such Province.
     Section 4. Severability. If any term or provision hereof or the application thereof to any circumstance is, in any jurisdiction and to any extent, invalid or unenforceable, such term or provision shall be ineffective as to such jurisdiction to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining terms and provisions hereof or the application of such term or provision to circumstances other than those as to which it is held invalid or unenforceable.
[next page is signature page]

     IN WITNESS WHEREOF, the Company has caused this Amendment to be duly executed as of the day and year first above written.

ASPREVA PHARMACEUTICALS CORPORATION

By:
Name:
Title:

COMPUTERSHARE INVESTOR SERVICES INC.

By:

Name:
Title:

SCHEDULE F
FORM OF SUPPORT AGREEMENT
STRICTLY PRIVATE & CONFIDENTIAL
October ___, 2007
SUPPORT AGREEMENT
TO: GALENICA CANADA LTD.
Dear Sirs:
          The undersigned shareholder of Aspreva Pharmaceuticals Corporation (the “Aspreva Shareholder”) understands that Galenica Canada Ltd. (“Galenica”) proposes to enter into an agreement (the “Combination Agreement”) with Aspreva Pharmaceuticals Corporation (“Aspreva”) pursuant to which Galenica will acquire all of the outstanding Common Shares in the capital of Aspreva (the “Aspreva Common Shares”), and all of the outstanding options to purchase Aspreva Common Shares (“Aspreva Options”) will be terminated and cancelled in exchange for a cash payment, under the plan of arrangement (the “Arrangement”), a draft of which is attached as Schedule D to the Combination Agreement. Pursuant to the Arrangement, holders of Aspreva Common Shares will receive, in exchange for Aspreva Common Shares, cash consideration per Aspreva Common Share in the amount set forth in the Combination Agreement and holders of Aspreva Options will receive a cash payment in exchange for their Aspreva Options on the terms set out therein.
          This Agreement sets out the terms and conditions of the agreement of the Aspreva Shareholder to take certain actions and to do certain things, including to vote or cause to be voted the Aspreva Common Shares and Aspreva Options, if any, owned by the Aspreva Shareholder, and the Aspreva Common Shares over which the Aspreva Shareholder has control or direction, in favour of the Arrangement Resolution approving the Arrangement.
          All capitalized terms used but not defined in this Agreement have the meaning given to such terms in the Combination Agreement.
          The Aspreva Shareholder acknowledges that Galenica would not enter into the Combination Agreement but for the execution and delivery of this Agreement by the Aspreva Shareholders.
          As used herein, the term “Securities” means any securities of Aspreva that may be voted at the Aspreva Meeting (as hereinafter defined) including any Aspreva Options or securities that result from any reclassification, conversion, consolidation, subdivision or exchange of, or distribution or dividend on, the Aspreva Common Shares.
1. Aspreva Shareholders Commitment in Favour of the Arrangement
1.1. Non-Solicitation. Subject to the provisions of section 1.7, and provided that Galenica has entered into and complied in all material respects with its obligations under the Combination Agreement, the Aspreva Shareholder covenants and agrees in favour of Galenica that the Aspreva Shareholder shall not, directly or indirectly, take any action to solicit, initiate or encourage any Acquisition Proposal.
1.2. Voting and Proxy. Subject to the provisions of section 1.7, and provided that Galenica has entered into and complied in all material respects with its obligations under the Combination Agreement, the Aspreva Shareholder covenants and agrees in favour of Galenica to vote, or cause to be voted, all Securities held by the Aspreva Shareholder (including all Securities owned including at the date hereof, whether held directly, or indirectly, or beneficially, and including all Securities acquired by the Approved Shareholder, directly or indirectly, or beneficially, at any time prior to the Aspreva Meeting (as defined below) and including all other Securities over which the Aspreva Shareholder has control or direction) (the “Subject Securities”) except for Subject Securities transferred by the Aspreva Shareholder pursuant to section 1.6 (A) in favour of (i) the Arrangement Resolution; and (ii) any Alternative Transaction (as defined below) at any extraordinary meeting or meetings (or adjournment or adjournments thereof) of holders of Securities to be held to consider the Arrangement or such Alternative Transaction (the “Aspreva Meeting”) and (B) against any Acquisition Proposal that shall be submitted for the vote or consent of the holders of Securities, including, in each case, in connection with any separate vote of any sub-group of holders of Securities that may be required to be taken and of which sub-group the Aspreva Shareholder forms a part. In furtherance of the Aspreva Shareholder’s voting agreement in this section, the Aspreva Shareholder hereby revokes any and all previous proxies with respect to any of the Subject Securities and grants to Galenica and such individuals or corporations as Galenica may designate an irrevocable proxy to vote all of the Subject Securities in accordance with this section 1.2.
1.3.      Change in Nature of Transaction. Subject to the provisions of section 1.7, the Aspreva Shareholder covenants and agrees in favour of Galenica that if Galenica and Aspreva mutually agree that it is necessary or desirable to proceed with another form of transaction whereby Galenica or any of its affiliates would effectively acquire 100% of the Securities on economic terms and other terms and conditions (including, without limitation, any tax consequences to the Aspreva Shareholder) which, in relation to Aspreva and the Aspreva Shareholder, are no less favourable from a financial point of view and otherwise substantially equivalent to or better than those contemplated by the Combination Agreement (an “Alternative Transaction”), the Aspreva Shareholder will support the completion of such Alternative Transaction in the manner described in section 1.4.
1.4.      Meeting of Holders of Securities of Aspreva. Subject to the provisions of section 1.7, (a) if an Alternative Transaction involves a meeting or meetings of holders of Securities of Aspreva, the Aspreva Shareholder covenants and agrees in favour of Galenica to vote in favour of any matters necessary or ancillary to the completion of the transactions contemplated by the Alternative Transaction in the same manner, mutatis mutandis, as that referred to in section 1.2, and (b) if an Alternative Transaction includes the making of an offer by Galenica or any of its affiliates to acquire the outstanding Securities, the Aspreva Shareholder covenants and agrees in favour of Galenica to deposit or cause to be deposited the Subject Securities to such offer.
1.5.      Change of References. In the event Galenica and Aspreva mutually agree to proceed with any Alternative Transaction, the references in section 2.1 of this Agreement to “Arrangement” shall be deemed to refer to such Alternative Transaction and the representations, warranties and covenants in section 2.1 of this Agreement shall be and shall be deemed to have been made in the context of the Alternative Transaction and all references to the “Effective Date” herein shall also refer to the date of closing of the transactions contemplated by the Alternative Transaction.
1.6.      Transfer of Shares. Subject to the provisions of section 1.7:
(a)	the Aspreva Shareholder covenants and agrees in favour of Galenica that, during the term of this Agreement, it will not, directly or indirectly sell, transfer or assign or agree to sell, transfer or assign or grant to any person any right or option to buy any of the Subject Securities or the voting rights attached thereto, without the prior written consent of Galenica, provided that such consent to transfer shall not be necessary if the transfer is to an affiliate of the Aspreva Shareholder where such affiliate executes an agreement on substantially the same terms as this Agreement, agreeing to be bound by the provisions of this Agreement, and

(b)	without limiting the generality of the foregoing, the Aspreva Shareholder agrees not to tender or otherwise deposit the Subject Securities to any tender offer or take-over bid made by any person other than Galenica.
1.7.      Limits to Obligations of Aspreva Shareholder. For greater certainty, the obligations of the Aspreva Shareholder pursuant to this Agreement shall terminate at the time which is the earliest of:
(a)	the Effective Time; or

(b)	the time at which the Combination Agreement is terminated in accordance with its terms.
1.8.      Exception. If the Aspreva Shareholder is a director or officer of Aspreva, nothing contained in this Agreement will prevent the Aspreva Shareholder from acting in his or her capacity as a director or officer of Aspreva in accordance with the exercise of his or her fiduciary duties or other legal obligation to act in the best interests of Aspreva. The foregoing shall not release any Aspreva Shareholder from acting in accordance with this Agreement in his or her capacity as a shareholder of Aspreva.
1.9.      Exception. Notwithstanding any other provisions hereof, the Aspreva Shareholder shall not be obliged, and the holder of any proxy granted on behalf of the Aspreva Shareholder shall not be entitled, to vote the Subject Securities in the manner provided herein if at the time of such vote there shall be in force any order or decree of a Governmental Authority restraining or enjoining the Aspreva Shareholder or the holder of any proxy granted on behalf of the Aspreva Shareholder from voting the Subject Securities; provided that, such order or decree is not the result of any breach of representation, warranty, covenant or agreement of the Aspreva Shareholder in this Agreement, and provided further that the Aspreva Shareholder has notified Galenica of such order or decree, to the extent it is aware of same.
2. General
2.1.      Representations, Warranties and Covenants. By executing this Agreement, the Aspreva Shareholder represents, warrants and covenants to and with Galenica that:
(a)	the class and number of the Securities beneficially owned by the Aspreva Shareholder at the date hereof, whether directly or indirectly, and all Securities over which the Aspreva Shareholder has control or direction as of the date hereof, are as specified in Schedule A to this Agreement;

(b)	the Aspreva Shareholder has and will have the right to vote the Subject Securities at the Aspreva Meeting and the Subject Securities set forth on Schedule A constitute all of the Securities owned beneficially and of record by the Aspreva Shareholder and any of his, her, or its affiliates and all of the Securities over which the Aspreva Shareholder and any of his or her affiliates has control or direction;

(c)	if the Aspreva Shareholder is a corporation, the Aspreva Shareholder is duly incorporated and organized and is validly existing under the laws of its jurisdiction of incorporation;

(d)	the Aspreva Shareholders has the power and capacity to enter into, and to perform its obligations under, this Agreement, and the execution and delivery of this Agreement has been duly authorized by all necessary action on the part of each of the Aspreva Shareholder;

(e)	assuming the due authorization, execution and delivery of this Agreement by Galenica, this Agreement constitutes a valid and binding obligation of the Aspreva Shareholder enforceable against the Aspreva Shareholder in accordance with its terms, subject to the usual exceptions as to bankruptcy, insolvency and similar laws of general application and the availability of equitable remedies; and

(f)	neither the entering into of this Agreement nor the performance by the Aspreva Shareholder of his, her, or its obligations under this Agreement will contravene, breach or result in any default under any agreement, arrangement, understanding or other legally binding commitments to which the Aspreva Shareholder is a party or by which the Aspreva Shareholder may be bound or, if the Aspreva Shareholder is a corporation, under its articles, by-laws, constating documents or other organizational documents.
The representations, warranties and covenants of the Aspreva Shareholder set forth in this section 2.1 will be true and correct on the date the Aspreva Meeting is held and on the Effective Date and shall survive the completion of the Arrangement and, notwithstanding such completion, will continue in full force and effect for one year after the Effective Date for the benefit of Galenica.
2.2.      Representations and Warranties of Galenica. By executing this Agreement, Galenica represents, warrants and covenants to and with the Aspreva Shareholder that:
(a)	Galenica is duly incorporated and organized and is validly existing under the laws of its jurisdiction of incorporation;

(b)	Galenica has the power and capacity to enter into, and to perform its obligations under, this Agreement, and the execution and delivery of this Agreement has been duly authorized by all necessary action on the part of Galenica;

(c)	assuming the due authorization, execution and delivery of this Agreement by the Aspreva Shareholder, this Agreement constitutes a valid and binding obligation of Galenica, enforceable against Galenica in accordance with its terms, subject to the usual exceptions as to bankruptcy, insolvency and similar laws of general application and the availability of equitable remedies; and

(d)	neither the entering into of this Agreement nor the performance by Galenica of its obligations under this Agreement will contravene, breach or result in any default under any agreement, arrangement, understanding or other legally binding commitments to which Galenica is a party or by which Galenica may be bound or under its articles, by-laws, constating documents or other organizational documents.
2.3.      Time of the Essence. Time shall be of the essence of this Agreement.
2.4.      Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein and each of the parties attorns to the non-exclusive jurisdiction of the Province of British Columbia for all purposes hereof.
2.5.      Specific Performance and Other Equitable Rights. The Aspreva Shareholder recognizes and acknowledges that a breach by it of any of its covenants or agreements contained in this Agreement will cause Galenica to sustain injury for which Galenica would not have an adequate remedy at law for money damages. Therefore, the Aspreva Shareholder agrees that in the event of such breach, Galenica shall be entitled to the remedy of specific performance of such covenant or agreement and to preliminary and permanent injunctive and other equitable relief, in addition to any other remedy to which it may be entitled, at law or in equity, and the parties further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief.
2.6.      Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same agreement. Signatures of the parties hereto (or their authorized signatories, as applicable) transmitted by facsimile or electronic transmission will be deemed to be their original signatures for all purposes and may be used in lieu of an originally signed Agreement for all purposes.
2.7.      Further Assurances. The Aspreva Shareholder, on the one hand, and Galenica, on the other hand, will from time to time execute and deliver all such further documents and instruments and do all such acts and things as the other party may, either before or after the Effective Date, reasonably require to effectively carry out or better evidence or perfect the full intent and meaning of this Agreement.
2.8.      Severability. If any term, condition or provision in this Agreement is determined to be void or unenforceable in whole or in part, such term, condition or provision shall be severable from all other terms, conditions and provisions hereof and shall not affect or impair the validity of any other term, condition or provisions hereof.
            If the terms and conditions of this letter are acceptable to you, please indicate your acceptance by dating and signing the same as noted above.
Yours very truly,

«First_Name»

(Signature)	October ___, 2007 (Date)
The undersigned agrees with and accepts the terms of this letter Agreement.

GALENICA CANADA LTD.

By:
(Signature)
Its:

(Title)

SCHEDULE A
No. of Aspreva Common Shares beneficially owned, directly or indirectly, by the Aspreva Shareholder
«Shares_Beneficially_Held»
No. of Aspreva Common Shares over which control or direction is exercised by the Aspreva Shareholder
«Common_Shares»
No. of Aspreva Options held by the Aspreva Shareholder
«Options»

APPENDIX D
PLAN OF ARRANGEMENT
PLAN OF ARRANGEMENT UNDER DIVISION 5 OF PART 9
OF THE BUSINESS CORPORATIONS ACT (BRITISH COLUMBIA)
ARTICLE 1
INTERPRETATION
1.1 In this Plan of Arrangement, unless there is something in the subject matter or context inconsistent therewith, the following terms shall have the respective meanings set out below and grammatical variations of those terms shall have corresponding meanings:
(a)	“Acquisitionco” means Galenica Canada Ltd., a Canadian corporation;

(b)	“Arrangement” means an arrangement under the provisions of Division 5 of Part 9 of the BCBCA, on the terms and conditions set forth in this Plan of Arrangement and any amendment, variation or supplement thereto made (i) in accordance with Section 7.1 of the Combination Agreement, (ii) in accordance with Article 6, or (iii) at the direction of the Court in the Final Order;

(c)	“Arrangement Resolution” means the resolution of the Securityholders approving the Arrangement in accordance with Section 289 of the BCBCA;

(d)	“BCBCA” means the Business Corporations Act (British Columbia) S.B.C. 2002, c.57 including all regulations made thereunder, as amended;

(e)	“Business Day” means any day on which commercial banks are generally open for business in Bern, Switzerland, London, England, and Vancouver, British Columbia other than a Saturday, Sunday or a day observed as a holiday in Bern, Switzerland, London, England under the laws of Switzerland or England or in Vancouver under the laws of the Province of British Columbia or federal laws of Canada;

(f)	“Combination Agreement” means the agreement made as of October 17, 2007 among Parent, Acquisitionco and the Company, as the same may be supplemented or amended from time to time;

(g)	“Common Shares” means the issued and outstanding common shares in the capital of the Company, from time to time, including the associated rights under the Rights Plan;

(h)	“Common Shareholders” means the Holders of Common Shares;

(i)	“Company” means Aspreva Pharmaceuticals Corporation, a corporation existing under the laws of the Province of British Columbia;

(j)	“Court” means the Supreme Court of British Columbia;

(k)	“Depositary” means such institution as Acquisitionco may determine prior to the mailing of the Letter of Transmittal by notice in writing to the Company;

(l)	“Dissent Rights” means the rights of dissent in respect of the Arrangement described in Section 4.1;

(m)	“Dissenting Shares” means the Common Shares held by Dissenting Shareholders;

(n)	“Dissenting Shareholders” means Common Shareholders who have duly and validly exercised their Dissent Rights in strict compliance with the Dissent Rights and such Dissent Rights have not terminated;

(o)	“Effective Date” means the later of: (a) the date upon which all of the conditions to the completion of the Arrangement as set out in Article 6 of the Combination Agreement have been satisfied or waived in accordance with the Combination Agreement and all documents agreed to be delivered thereunder have been delivered to the satisfaction of the parties thereto, acting reasonably, or (b) January 3, 2008, or such other date as the parties to the Combination Agreement may agree;

(p)	“Effective Time” means the time on the Effective Date as specified in writing by the Company in a notice delivered to the other parties to the Combination Agreement;

(q)	“Final Order” means the order of the Court approving the Arrangement under Section 291 of the BCBCA as such order may be affirmed, amended or modified by the Court at any time prior to the Effective Date or, if appealed, then, unless such appeal is withdrawn, abandoned or denied, as affirmed or as amended on appeal;

(r)	“Holder”, when used with reference to (a) Common Shares, means the holder of such shares shown from time to time in the central securities register maintained by or on behalf of the Company in respect of the Common Shares, and (b) Options, means the holder of such Option shown from time to time in the central securities register maintained by or on behalf of the Company in respect of the Options;

(s)	“Interim Order” means the interim order of the Court providing for, among other things, the calling and holding of the Meeting, as such order may be amended, modified, supplemented or varied by the Court;

(t)	“Letter of Transmittal” means the letter of transmittal to be delivered by the Company to the Securityholders providing for the delivery of the Common Shares and Options, as applicable, to the Depositary;

(u)	“Liens” means any mortgage, hypothec, prior claim, lien, pledge, assignment for security, security interest, lease, option, right or third parties or other charge or encumbrance, including the lien of retained title of a conditional vendor, and any easement, servitude, right-of-way or other encumbrance on title to real or immovable property or personal or movable property;

(v)	“Meeting” means the special meeting of the Securityholders, including any adjournment, adjournments, postponement or postponements thereof, to be called and held in accordance with the Interim Order to consider the Arrangement Resolution and the Rights Plan Waiver Resolution;

(w)	“Notice of Dissent” means a notice of dissent duly and validly given by a Holder exercising Dissent Rights as contemplated in the Interim Order and as described in Article 4;

(x)	“Option Consideration” means a cash amount equal to the excess, if any, of (i) the product of the number of Common Shares underlying the particular Option and the Purchase Price over (ii) the aggregate exercise price payable under such Option by the holder to acquire the Common Shares underlying such Option (or if the exercise price of such Option under the terms of such Option is expressed in Canadian currency, the U.S. dollar equivalent of such exercise price determined by using the U.S. Dollar/Canadian Dollar Daily Noon Rate as published by the Bank of Canada on the Business Day prior to the Effective Date);

(y)	“Optionholder” means a Holder of Options;

(z)	“Options” means the options to acquire common shares in the capital of the Company granted under the Stock Option Plan;

(aa)	“Parent” means Galenica AG, a company organized under the laws of Switzerland;

(bb)	“Plan of Arrangement”, “hereof”, “herein”, “hereunder” and similar expressions means this plan of arrangement, including any appendices hereto, and any amendments, variations or supplements hereto made from time to time in accordance with the terms hereof, the Combination Agreement or made at the direction of the Court in the Final Order;

(cc)	“Purchase Price” means $26.00 for each Common Share less the amount of any dividend or distribution paid in respect of each Common Share from the date hereof to the Effective Time;

(dd)	“Rights Plan” means the shareholder rights plan of the Company established pursuant to the Shareholder Rights Plan Agreement dated as of February 4, 2005 between the Company and Computershare Investor Services Inc., as rights agent;

(ee)	“Rights Plan Resolution” means the ordinary resolution of the Holders of Common Shares attached to the Combination Agreement as Schedule C;

(ff)	“Securityholders” at any time means, collectively, the Common Shareholders and Optionholders at such time;

(gg)	“Stock Option Plan” means the Aspreva 2002 Incentive Stock Option Plan of the Company; and

(hh)	“Tax Act” means the Income Tax Act (Canada).
1.2 Interpretation Not Affected by Headings, etc.
      The division of this Plan of Arrangement into Articles, Sections, paragraphs and other portions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof. Unless otherwise indicated, all references to an “Article”, “Section” or “paragraph” followed by a number and/or a letter refer to the specified Article, Section or paragraph of this Plan of Arrangement.
1.3 Number and Gender
      In this Plan of Arrangement, unless the context otherwise requires, words used herein importing the singular include the plural and vice versa. Words importing gender include all genders.
1.4 Date of Any Action
       In the event that any date on which any action is required to be taken hereunder by any of the parties hereto is not a Business Day, such action shall be required to be taken on the next succeeding day which is a Business Day.
1.5 Time
      Time shall be of the essence in every matter or action contemplated hereunder. All times expressed herein or in the Letter of Transmittal are local time (Vancouver, British Columbia) unless otherwise stipulated herein or therein.
1.6 Currency
       Unless otherwise stated, all references in this Plan of Arrangement to sums of money are expressed in lawful money of the United States.
ARTICLE 2
EFFECT OF THE ARRANGEMENT
2.1   At the Effective Time, the Arrangement shall be binding upon the Company, the Holders, Acquisitionco and Parent.
ARTICLE 3
ARRANGEMENT
3.1 The Arrangement
       Commencing at the Effective Time, each of the events set out below shall occur and be deemed to occur at the times set out below, in each case without any further authorization, act or formality of the Company, any Holder, Acquisitionco or any other person.
(a)	At the Effective Time:
(i)	all of the Options granted and outstanding immediately prior to the Effective Time will be transferred by the holders thereof to the Company in exchange for a cash payment equal to the Option Consideration, payable to each Optionholder in respect of each Option transferred by such Optionholder;

(ii)	with respect to each Option, the holder thereof will cease to be the holder of such Option, will cease to have any rights as a holder in respect of such Option or under the Stock Option Plan, and such holder’s name will be removed from the registers of Options with respect to such Options;

(iii)	the Stock Option Plan will be cancelled;
(b)	Immediately after the steps in Section 3.1(a) occur:
(i)	all Common Shares outstanding immediately prior to the Effective Time (including Dissenting Shares and any Common Shares issued pursuant to the exercise of any Option duly exercised prior to the Effective Time in accordance with the provisions of the Stock Option Plan and the option agreement evidencing any such Option), will be and be deemed to be transferred by the Common Shareholders to Acquisitionco (free and clear of any Liens) in exchange for a cash payment equal to (A) the Purchase Price for each Common Share other than Dissenting Shares, (B) the fair value as set out in Section 4.1(a) for each Dissenting Share to which Section 4.1(a) applies, and (C) in respect of any Common Shareholder who exercises Dissent Rights and who is ultimately not entitled to be paid fair value for the Common Shares in respect of which they have exercised Dissent Rights, the Purchase Price for each such Common Share; and

(ii)	with respect to each Common Share:
(A)	the holder thereof will cease to be the holder of such Common Share;

(B)	the holder’s name will be removed from the central securities register with respect to such Common Shares; and

(C)	legal and beneficial title to such Common Share will vest in Acquisitionco and Acquisitionco will be and be deemed to be the transferee and legal and beneficial owner of all Common Shares (free and clear of any Liens) and will be entered in the central securities register as the sole holder thereof and the former holder and beneficial owner of such Common Share will cease to have any rights as a shareholder in respect of such Common Share.
3.2 Adjustments to Consideration
     The consideration payable with respect to each Common Share transferred pursuant to Section 3.1(b)(i)(A) or (C) and each Option terminated and cancelled pursuant to Section 3.1(a) will be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Common Shares other than stock dividends paid in lieu of ordinary course dividends), consolidation, reorganization, recapitalization or other like change with respect to Common Shares effected in accordance with the terms of the Combination Agreement occurring after the date of the Combination Agreement and prior to the Effective Time.
ARTICLE 4
DISSENT RIGHTS
4.1 Rights of Dissent
       Pursuant to the Interim Order, each Common Shareholder may exercise rights of dissent (“Dissent Rights”) under Division 2 of Part 8 of the BCBCA as modified by this Article 4 as the same may be modified by the Interim Order or the Final Order in respect of the Arrangement. Common Shareholders who duly exercise such rights of dissent and who:
(a)	are ultimately determined to be entitled to be paid fair value for the Common Shares in respect of which they have exercised Dissent Rights will be deemed to have irrevocably transferred such Common Shares to Acquisitionco pursuant to Section 3.1(b)(i)(B) in consideration of such fair value; or

(b)	are ultimately not entitled, for any reason, to be paid fair value for the Common Shares in respect of which they have exercised Dissent Rights will be deemed to have participated in the Arrangement on the same basis as a Common Shareholder that has not exercised Dissent Rights, as at and from the time specified in Section 3.1(b) for the consideration set forth in Section 3.1(b)(i)(C);
but in no case will Parent, Acquisitionco, the Company or any other person be required to recognize such holders as Common Shareholders after the completion of the step set forth in Section 3.1(a) and each Dissenting Shareholder will cease to be entitled to the rights of a Common Shareholder in respect of the Common Shares in relation to which such Dissenting Shareholder has exercised Dissent Rights and the central securities register will be amended to reflect that such former holder is no longer the holder of such Common Shares as and from the Effective Time.
ARTICLE 5
CERTIFICATES AND PAYMENTS
5.1 Payments of Consideration
(a)	At or before the Effective Time, Acquisitionco will deposit, and Parent will cause Acquisitionco to deposit, with the Depositary in escrow for the benefit of the Common Shareholders, cash in the aggregate amount equal to the payments contemplated by Section 3.1(b)(i) (calculated without reference to whether any Common Shareholders have exercised or may exercise Dissent Rights). As soon as practicable following the later of the Effective Date and the surrender to the Depositary for cancellation of a certificate which immediately prior to the Effective Time represented outstanding Common Shares that were exchanged under the Arrangement, together with a duly completed and executed Letter of Transmittal and such additional documents and instruments as the Depositary may reasonably require, the Common Shareholder of such surrendered certificate will be entitled to receive in exchange therefor, the cash which such Common Shareholder has the right to receive under the Arrangement for such Common Shares, less any amounts withheld pursuant to Section 5.4 and any certificate so surrendered will forthwith be cancelled. The cash deposited with the Depositary will be held in an interest-bearing account and any interest earned on such funds will be for the account of Acquisitionco.

(b)	At or before the Effective Time, Acquisitionco will deposit with the Depositary in escrow for the benefit of the Optionholders, cash in the aggregate amount equal to the payments contemplated by Section 3.1(a). As soon as practicable following the later of the Effective Date and the delivery to the Depositary by or on behalf of a former holder of any Option of a duly completed Letter of Transmittal and such additional documents and instruments as the Depositary may reasonably require, the former holder of such Option, as reflected on the registers maintained by or on behalf of the Company in respect of Options will be entitled to receive the cash payment which such former holder is entitled to receive pursuant to Section 3.1(a) less any amounts withheld pursuant to Section 5.4.

(c)	Until surrendered as contemplated by this Section 5.1, each certificate which immediately prior to the Effective Time represented Common Shares will be deemed after the time described in Section 3.1(b)(i) to represent only the right to receive upon such surrender a cash payment in lieu of such certificate as contemplated in this Section 5.1, less any amounts withheld pursuant to Section 5.4.

(d)	Subject to Section 5.3, the Company, Acquisitionco and Parent will cause the Depositary, (i) in the case of a former holder of Common Shares, as soon as practicable following the time the former holder becomes entitled to a cash payment in accordance with Section 5.1(a), and (ii) in the case of a former holder of Options, as soon as practicable following the time the former option holder becomes entitled to a net cash payment in accordance with Section 5.1(b), to:
(A)	forward or cause to be forwarded by first class mail (postage paid) to such former holder at the address specified in the Letter of Transmittal; or

(B)	if requested by such former holder in the Letter of Transmittal, make available at the offices of the Depositary specified in the Letter of Transmittal for pick-up by such former holder; or

(C)	if the Letter of Transmittal neither specifies an address nor contains a request as described in Sections 5.1(d)(B) and 5.1(d)(A), forward or cause to be forwarded by first class mail (postage paid) to such former holder at the address of such former holder as shown on registers of Options or the central securities register maintained by or on behalf of the Company in respect of Common shares, or the registers of Options maintained by or on behalf of the Company in respect of the Options, as applicable, immediately prior to the Effective Time:

a cheque representing the net cash payment, if any, payable to such former holder in accordance with the provisions hereof.
(e)	No former holder of Common Shares that were acquired by Acquisitionco pursuant to Section 3.1(b)(i) will be entitled to receive any consideration with respect to such Common Shares, other than the net cash payment, if any, which they are entitled to receive in accordance with Section 3.1(b)(i) and, for greater certainty, no such former holder will be entitled to receive any interest, dividends, premium or other payment in connection therewith.
5.2 Loss of Certificates
     In the event any certificate which immediately prior to the Effective Time represented any outstanding Common Shares that were acquired by Acquisitionco pursuant to Section 3.1(b)(i) has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed, the Depositary will pay in relation to for such lost, stolen or destroyed certificate, the net cash payment which the former holder of such Common Shares is entitled to receive pursuant to Section 3.1(b)(i). When authorizing such payment in relation to any lost, stolen or destroyed certificate, the person to whom the payment is made will, as a condition precedent to the delivery thereof, give a bond satisfactory to Acquisitionco, the Company and the Depositary in such sum as Acquisitionco may direct or otherwise indemnify Acquisitionco and the Company in a manner satisfactory to Acquisitionco and the Company against any claim that may be made against Acquisitionco and the Company with respect to the certificate alleged to have been lost, stolen or destroyed.
5.3 Extinction of Rights
     If (i) any former holder of Common Shares that are acquired by Acquisitionco pursuant to Section 3.1(b)(i) fails for any reason to deliver to the Depositary for cancellation the certificates formerly representing Common Shares (or an affidavit of loss and bond or other indemnity pursuant to Section 5.2), together with such other documents or instruments required for such former holder to receive the cash payment which such former holder is entitled to receive pursuant to Section 3.1(b)(i), or (ii) any former holder of any Option fails for any reason to deliver to the Depositary the documents or instruments required for such former holder to receive the cash payment which such former holder is entitled to receive pursuant to Section 3.1(a), in each case on or before the sixth anniversary of the Effective Date, on such sixth anniversary such former holder will be deemed to have donated and forfeited to Acquisitionco (or its successor), in the case of the Common Shares, and to the Company (or its successor), in the case of the Options, any cash, net of any applicable withholding or other taxes, held by the Depositary in trust for such former holder to which such former holder is entitled. Any certificate formerly representing Common Shares will, on the sixth anniversary of the Effective Date, cease to represent a claim of any nature whatsoever and will be deemed to have been surrendered to Acquisitionco and will be cancelled. Neither the Company nor Acquisitionco (or any of their respective successors) will be liable to any person in respect of any cash (including any cash previously held by the Depositary in trust for any such former holder) which is forfeited to Acquisitionco or delivered to any public official pursuant to any applicable abandoned property, escheat or similar law.
5.4 Withholding Rights
     The Company, Parent, Acquisitionco and the Depositary will be entitled to deduct and withhold from any consideration otherwise payable to any Securityholder under this Plan of Arrangement (including any payment to Dissenting Shareholders), such amounts as the Company, Acquisitionco or the Depositary is required to deduct and withhold with respect to such payment under the Tax Act, the United States Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder, or any provision of provincial, state, local or foreign tax law as counsel may advise is required to be so deducted and withheld by the Company, Acquisitionco or the Depositary, as the case may be. For the purposes hereof all such withheld amounts shall be treated as having been paid to the Securityholder in respect of which such deduction and withholding was made on account of the obligation to make payment to such Securityholder hereunder, provided that such deducted or withheld amounts are actually remitted to the appropriate Governmental Authority by or on behalf of the Company, Acquisitionco or the Depositary, as the case may be.

ARTICLE 6
AMENDMENTS
6.1 Amendments to Plan of Arrangement
(a)	The Company reserves the right to amend, modify or supplement this Plan of Arrangement at any time and from time to time prior to the Effective Date, provided that each such amendment, modification or supplement must be (i) set out in writing, (ii) approved by Acquisitionco, (iii) filed with the Court and, if made following the Meeting, approved by the Court and (iv) communicated to Securityholders in the manner required by the Court (if so required).

(b)	Any amendment, modification or supplement to this Plan of Arrangement may be proposed by the Company at any time prior to the Meeting (provided that Acquisitionco has consented thereto) with or without any other prior notice or communication, and if so proposed and accepted by the persons voting at the Meeting (other than as may be required under the Interim Order), will become part of this Plan of Arrangement for all purposes.

(c)	Any amendment, modification or supplement to this Plan of Arrangement that is approved or directed by the Court following the Meeting will be effective only if (i) it is consented to by each of the Company, Parent and Acquisitionco and (ii) if required by the Court or applicable law, it is consented to by Securityholders voting in the manner directed by the Court.

(d)	Any amendment, modification or supplement to this Plan of Arrangement may be made following the Effective Date unilaterally by Acquisitionco provided that it concerns a matter which, in the reasonable opinion of Acquisitionco, is of an administrative nature required to better give effect to the implementation of this Plan of Arrangement and is not adverse to the financial or economic interests of any former Securityholder.
ARTICLE 6
FURTHER ASSURANCES
     Notwithstanding that the transactions and events set out herein will occur and be deemed to occur in the order set out in this Plan of Arrangement without any further act or formality, each of the Company, Parent and Acquisitionco will make, do and execute, or cause to be made, done and executed, any such further acts, deeds, agreements, transfers, assurances, instruments or documents as may reasonably be required by any of them in order to further document or evidence any of the transactions or events set out herein.

APPENDIX E
OPINION – LAZARD

October 17, 2007
The Board of Directors and the Strategic Planning Committee of the Board of Directors
Aspreva Pharmaceuticals Corporation
#1203 – 4464 Markham Street
Victoria, British Columbia V8X 7X8
Dear Members of the Board and Strategic Planning Committee of the Board:
     We understand that Galenica AG, a corporation existing under the laws of Switzerland (“Parent”), Galenica Canada Ltd., a corporation existing under the laws of the Province of British Columbia and wholly-owned subsidiary of Parent (“Sub”), and Aspreva Pharmaceuticals Corporation, a corporation existing under the laws of the Province of British Columbia (the “Company”) propose to enter into a combination agreement to be dated as of the date hereof (the “Agreement”), pursuant to which, among other things, Parent, through Sub, will acquire all of the shares of the Company under a plan of arrangement under Division 5 of Part 9 of the Business Corporations Act (British Columbia) (the “Arrangement”). Pursuant to the Arrangement, each common share of the Company (“Company Common Shares”) outstanding immediately prior to the effective time of the Arrangement shall be deemed to be transferred to Sub in exchange for a cash payment equal to $26.00 per Company Common Share less the amount of any dividend or distribution paid in respect of such Company Common Share prior to the effective time of the Arrangement (the “Purchase Price”). The terms and conditions of the Arrangement are set out more fully in the Agreement. Capitalized terms not otherwise defined herein shall have the meaning assigned thereto in the Agreement.
     You have requested our opinion as of the date hereof as to the fairness, from a financial point of view, to the holders of Company Common Shares, of the Purchase Price to be paid to such holders pursuant to the Arrangement. In connection with this opinion, we have:
(i)	Reviewed the financial terms and conditions of the latest draft of the Agreement dated October 16, 2007;

(ii)	Analyzed certain publicly available historical business and financial information relating to the Company;

(iii)	Reviewed various financial forecasts and other data provided to us by the management of the Company relating to its business under alternative scenarios relating to the erosion of royalties for the Company’s principal product after the relevant patents expire (which we refer to as the “generic erosion scenarios”);

(iv)	Held discussions with members of the senior management of the Company with respect to the business and prospects of the Company;

(v)	Reviewed the financial terms of certain purchase transactions involving the sale of royalties for marketed products which we believe to be generally comparable to the products sold by the Company;

(vi)	Reviewed the historical stock prices and trading volumes of the Company Common Shares; and

(vii)	Conducted such other financial studies, analyses and investigations as we deemed appropriate.

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     We have relied upon the accuracy, completeness and fair presentation of the foregoing information, and have not assumed any responsibility for any independent verification of such information or any independent valuation or appraisal of any of the assets or liabilities of the Company or concerning the solvency or fair value of the Company, and have not been furnished with any such valuation or appraisal. With respect to financial forecasts, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company and we have relied upon the assessments of management of the Company as to the likelihood of the alternative generic erosion scenarios. We assume no responsibility for and express no view as to such financial forecasts or the assumptions on which they are based. As you are aware, the financial and operating characteristics of the Company cause its financial results to have limited comparability, for valuation purposes, to those of other companies and transactions and, accordingly, we have not performed a comparable companies analysis and have only performed a comparable transactions analysis with respect to royalty sale transactions. In connection with the Arrangement, we have not been authorized to solicit, and have not solicited, indications of interest in a business combination with the Company from any party; however, we assisted the Company in discussions of possible transactions with one other party.
     Further, our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof. We assume no responsibility for updating or revising our opinion based on circumstances or events occurring after the date hereof.
     In rendering our opinion, we have assumed that the final terms of the Agreement will not vary in any material respect from those set forth in the latest draft reviewed by us, and that the Arrangement will be consummated on the terms described in the latest draft of the Agreement, without any waiver or modification of any material terms or conditions of the Agreement by the Company and without any amendments of, or variances or supplements to, the Arrangement. In addition, we have assumed the accuracy of the representations and warranties contained in the Agreement and all agreements related thereto. We do not express any opinion as to any tax or other consequences that might result from the Arrangement, nor does our opinion address any legal, tax, regulatory or accounting matters, as to which we understand that the Company has obtained such advice as it deemed necessary from qualified professionals. We do not express any opinion as to the price at which Company Common Shares may trade at any time subsequent to the announcement of the Arrangement. In addition, we express no opinion about the fairness of the amount or nature of, or any other aspect of, the compensation to any of the Company’s officers, directors or employees, or any class of such persons, relative to the Purchase Price to be paid to the public shareholders of the Company or otherwise.
     Lazard Frères & Co. llc (“Lazard”) is acting as investment banker to the Company’s Board of Directors and the Strategic Planning Committee of the Board of Directors in connection with the Arrangement and will receive a fee for its services, a portion of which we will receive upon rendering this opinion, and a substantial portion of which is payable upon consummation of the Arrangement. In addition, in the ordinary course of their respective businesses, affiliates of Lazard and LFCM Holdings LLC (an entity indirectly owned in large part by managing directors of Lazard) may actively trade securities of the Company and Parent for their own accounts and for the accounts of their customers and, accordingly, may at any time hold a long or short position in such securities.
     Our engagement and the opinion (which has been approved by our opinion committee) expressed herein are solely for the benefit of the Company’s Board of Directors and Strategic Planning Committee of the Board of Directors in connection with their consideration of the Arrangement. Our opinion does not address the relative merits of the Arrangement as compared to other business strategies or transactions that might be available with respect to the Company or the underlying business decision by the Company to engage in the Arrangement, and is not intended to and does not constitute a recommendation to any holder of Company Common Shares as to how such holder should vote with respect to the Arrangement or any matter relating thereto. It is understood that this letter may not be disclosed or otherwise referred to without our prior consent, except as may otherwise be required by law or by a court of competent jurisdiction.
     Based on and subject to the foregoing, we are of the opinion that, as of the date hereof, the Purchase Price to be paid to the holders of Company Common Shares in the Arrangement is fair to such holders from a financial point of view.

Very truly yours, LAZARD FRERES & CO. LLC
By	(signed) David Low
David Low
Managing Director

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APPENDIX F
OPINION – LEHMAN BROTHERS
October 17, 2007
The Board of Directors and the Strategic Planning Committee of the Board of Directors
Aspreva Pharmaceuticals Corporation
#1203 – 4464 Markham Street
Victoria, BC
Canada
V8Z 7X8
Members of the Board and Strategic Planning Committee:
     We understand that Aspreva Pharmaceuticals Corporation (the “Company”), Galenica AG (“Galenica”), and Galenica Canada Ltd., a wholly owned subsidiary of Galenica (“Acquisition Sub”), intend to enter into a combination agreement (the “Combination Agreement”) pursuant to which, among other things, Acquisition Sub will acquire of all of the outstanding common shares of the Company (the “Shares”) by way of a plan of arrangement under Division 5 of Part 9 the Business Corporations Act (British Columbia) (the “Arrangement”). Pursuant to the Arrangement, Acquisition Sub will acquire each of the outstanding Shares in consideration for an amount in cash equal to US$26.00 per Share, less the amount of any dividend or distribution paid in respect of such Shares prior to the effective time of the Arrangement (the “Consideration”). We also understand that, contemporaneously with the execution and delivery of the Combination Agreement, each of the Company’s directors and executive officers, as well as certain entities affiliated with HBM Bioventures (Cayman) Ltd., the Sprout Group and InterWest Partners, will enter into support agreements (collectively, the “Support Agreements”), pursuant to which each such person or entity will agree to vote in favor of the approval of the Arrangement. The terms and conditions of the Arrangement are set forth in more detail in the Combination Agreement and the Support Agreements.
     We have been requested by the Company’s Board of Directors and the Strategic Planning Committee of the Board of Directors to render our opinion with respect to the fairness, from a financial point of view, to the Company’s shareholders of the Consideration to be offered to such shareholders in the Arrangement. We have not been requested to opine as to, and our opinion does not in any manner address, the Company’s underlying business decision to proceed with or effect the Arrangement. In addition, we express no opinion on, and our opinion does not in any manner address, the amount or the nature of any compensation to any officers, directors or employees of the Company relative to the consideration to be offered to the stockholders of the Company in the Arrangement.
     In arriving at our opinion, we reviewed and analyzed: (1) a draft of the Combination Agreement, drafts of the Support Agreements and the specific terms of the Arrangement, (2) publicly available information concerning the Company that we believe to be relevant to our analysis, including Annual Reports on Form 10-K for the fiscal year ended December 31, 2006 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2007 and June 30, 2007, (3) financial and operating information with respect to the business, operations and prospects of the Company furnished to us by the Company, including financial projections of the Company prepared by management of the Company, (4) a trading history of the Shares from March 3, 2005 to October 15, 2007, (5) published estimates of third party research analysts with respect to the future financial performance of the Company, and (6) our discussions with a strategic party with respect to the purchase of all or a part of the Company’s business. In addition, we have had discussions with the management of the Company concerning its business, operations, assets, liabilities, financial condition and prospects, and have undertaken such other studies, analyses and investigations as we deemed appropriate.
     In arriving at our opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information used by us without assuming any responsibility for independent verification of such information and have further relied upon the assurances of management of the Company that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the financial projections of the Company, upon advice of the Company we have assumed that such projections have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company and that the Company will perform substantially in accordance with such projections. In arriving at our opinion, we have not conducted a physical inspection of the properties and facilities of the

F-1

Company and have not made or obtained any evaluations or appraisals of the assets or liabilities of the Company. In addition, you have not authorized us to solicit, and we have not solicited, any indications of interest from any third party, other than one strategic party, with respect to the purchase of all or a part of the Company’s business. We have assumed that the final forms of the Combination Agreement and the Support Agreements will not vary in any material respect from the most recent drafts thereof furnished to us. Our opinion necessarily is based upon market, economic and other conditions as they exist on, and can be evaluated as of, the date of this letter. We have assumed that in the course of obtaining the necessary resolutions or other consents or approvals (contractual or otherwise) for the Arrangement, no restrictions, including any divestiture requirements or amendments or variations will be imposed that will have a material adverse effect on the contemplated benefits of the Arrangement to the Company.
     Based upon and subject to the foregoing, we are of the opinion as of the date hereof that, from a financial point of view, the Consideration to be offered to the shareholders of the Company in the Arrangement is fair to such shareholders.
     We have acted as financial advisor to the Company in connection with the Arrangement and will receive a fee for our services which is payable upon delivery of our opinion. In addition, the Company has agreed to indemnify us for certain liabilities that may arise out of our engagement. We also have performed various investment banking services for the Company in the past and have received customary fees for such services. In the ordinary course of our business, we actively trade in the securities of the Company for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.
     This opinion, which has been approved by our fairness opinion committee, is for the use and benefit of the Company’s Board of Directors and Strategic Planning Committee of the Board of Directors and is rendered to the Board of Directors and Strategic Planning Committee of the Board of Directors in connection with their consideration of the Arrangement. This opinion is not intended to be and does not constitute a recommendation to any holder of Shares as to how such holder should vote with respect to the Arrangement.
(signed) LEHMAN BROTHERS

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APPENDIX G
INTERIM ORDER

S077684 – No.
Vancouver Registry
IN THE SUPREME COURT OF BRITISH COLUMBIA
IN THE MATTER OF SECTION 288
OF THE BUSINESS CORPORATIONS ACT, S.B.C. 2002, C. 57, AS AMENDED
IN THE MATTER OF A PROPOSED ARRANGEMENT
WITH ASPREVA PHARMACEUTICALS CORPORATION
AND ITS SECURITYHOLDERS
ORDER

	)	THE HONOURABLE	)	Thursday, the 15th day of
BEFORE	)	Mr. Justice	)	NOVEMBER, 2007.
	)	Preston	)
UPON THE APPLICATION of the Petitioner for an order of the Court in connection with a proposed special meeting in respect of a proposed arrangement pursuant to section 288 of the Business Corporations Act, S.B.C. 2002, c. 57 (the “BCA”) as amended, coming on for hearing at Vancouver on November 15, 2007 and upon hearing Robert J. McDonell, counsel for the Petitioner, Aspreva Pharmaceuticals Corporation (the “Company”).
AND UPON READING the Petition and the Affidavit of John Parkinson #1, sworn on November 14, 2007;
THIS COURT ORDERS THAT:

1.	Unless otherwise defined, terms beginning with capital letters shall have the respective meanings set out in the Notice of Special Meeting and Management Information Circular (collectively, the “Circular”) attached as Exhibit B to the Affidavit of John Parkinson #1, sworn on November 14, 2007 and filed in this proceeding and the Petition filed herein;

2.	The Company be and is hereby authorised and directed to call, hold and conduct a special meeting (the “Meeting”) of the holders of the common shares (the “Common Shares”) in the capital of the Company (the “Shareholders”) and the holders of options (the “Options”) granted by the Company (the “Optionholders” and together with the Shareholders, the “Securityholders”) at 10:00 a.m. on December 17, 2007 at the Four Seasons Hotel, 791 West Georgia Street, Vancouver, British Columbia to consider and, if thought fit, to pass, the special resolutions (the “Arrangement Resolutions”) with or without variation and substantially in the form set out in Appendix A to the Circular to approve the arrangement (the “Arrangement”) substantially in the form set forth in the plan of arrangement set out in Appendix D to the Circular (the “Plan of Arrangement”);

3.	At the Meeting, the Company may also transact such other business as is contemplated by the Circular or as may properly come before the Meeting;

4.	The Meeting shall be called, held and conducted in accordance with the Company’s Notice of Articles and Articles (including any quorum requirements), the Notice of Meeting contained in the Circular, the provisions of this Interim Order, the BCA, any further Order of this Court and, to the extent of any inconsistency or discrepancy between this Interim Order and the Articles of the Company, this Interim Order shall govern;

5.	The Company, if it deems advisable, is specifically authorized to adjourn or postpone the Meeting on one or more occasions, without the necessity of first convening the Meeting or first obtaining any vote of the Securityholders respecting the adjournment or postponement and without the need for approval of the Court. Notice of any such adjournments or postponements shall be given by such method as the Company may determine is appropriate in the circumstances, including by press release, newspaper advertisement or mail;

6.	The Record Date (as defined in paragraph 7 below) shall not change in respect of adjournments or postponements of the Meeting;

7.	Good and sufficient notice of the Meeting for all purposes will be given by the Company by mailing, by prepaid, ordinary mail, at least 21 days prior to the date of the Meeting (excluding the date of mailing and excluding the date of the Meeting), the following materials:
a)	the Circular;

b)	a letter of transmittal for each class of Securityholder; and

c)	a form of proxy for each class of Securityholder;
(collectively referred to as the “Meeting Materials”), in substantially the forms attached as Exhibit B, Exhibit C, and Exhibit D respectively to the Affidavit of John Parkinson #1, sworn on November 14, 2007 and filed in this proceeding with such amendments or additional documents as counsel may advise are necessary or desirable (provided that such amendments or additional documents are not inconsistent with this Interim Order), to (i) the Shareholders at their registered addresses as they may appear on the central securities register of the Company as at 5:00 p.m. (Vancouver time) on November 9, 2007 (the “Record Date”); and (ii) the Optionholders at their registered addresses as they may appear on the central securities register of the Company as at 5:00 p.m. (Vancouver time) on the Record Date;
8.	The accidental omission or delay in giving notice of the Meeting to, or the non-receipt of such notice by, one or more of the Security holders as specified in the previous paragraph shall not invalidate any resolution passed or proceedings taken at the Meeting;
9.	The Company is, subject to the terms of the Combination Agreement, authorized to make such amendments, revisions or supplements to the Meeting Materials after mailing as the Company may determine, and the Company may distribute and communicate such amendments, revisions or supplements by press release, newspaper advertisement or mail, as the Company may determine;
10.	The Company is authorized, at its expense, to solicit proxies directly and through its officers, directors and employees, and through such agents or representatives as it may retain for that purpose, and by mail, telephone or such other form of personal or electronic communication as it may determine.

11.	All proxies to be submitted in connection with the Meeting must be received by the Company’s transfer agent at the following address no later than 10:00 a.m. (Vancouver time) on December 13, 2007; Cornputershare Investor Services Inc., Attention Proxy Department, 100 University Avenue, 9th Floor, Toronto Ontario, M5J 2Y1, or, in the case of an adjournment or postponement of the Meeting, no later than 10:00 a.m. (Vancouver time) on the day that is two Business Days before the date of the reconvened Meeting ;
12.	The Chair of the Meeting may. in his or her discretion, waive the time limit for the deposit of a proxy by a Securityholder;
13.	The Arrangement Resolutions will be passed if they receive the following level of approval from the following classes of the Securityholders:
(a)	66 2/3% of the votes cast by the Shareholders present in person or by proxy at the Meeting voting as a class (with each Shareholder entitled to cast one vote for each Common Share held); and

(b)	66 2/3% of the votes cast by Shareholders and Optionholders present in person or by proxy at the Meeting, voting together as a class (with each Shareholder entitled to one vote for each Common Share held and each Optionholder entitled to one vote for each Common Share such holder would have received on a valid exercise of such holder’s Options without reference to any vesting provisions or exercise price);
14.	The record date for purposes of determining Securityholders entitled to vote at the Meeting is 5:00 p.m. (Vancouver time) on the Record Date;

15.	The only persons entitled to attend the Meeting shall be:
(a)	the Securiryholders as of 5:00 p.m. (Vancouver time) on the Record Date, or their respective proxyholders or representatives;

(b)	the Company’s directors, officers, auditors and legal counsel; and

(c)	any other person who receives the permission of the Chair of the Meeting;
16.	The Company’s Board of Directors, without further notice to or approval of the Securityholders, is authorised to (i) amend the Plan of Arrangement to the extent permitted by the Combination Agreement; and (ii) not proceed with the Arrangement at any time prior to the Effective Date (as defined in the Plan of Arrangement);

17.	The registered Shareholders each have rights of dissent with respect to the Plan of Arrangement and as provided by sections 242-247 of the BCA, as modified by Article 4 of the Plan of Arrangement as the same may be modified by the Interim Order and the Final Order, provided that notwithstanding the BCA:
(a)	any registered Shareholder who intends to exercise their right to dissent must deliver written notice of his/her dissent (“Notice of Dissent”) to the Company to be received no later than 10:00 a.m. (Vancouver time) on December 13, 2007 or, in the case of any adjournment or postponement of the Meeting, no later than 10:00 a.m. (Vancouver time) on the day that is two business days before the date of the reconvened Meeting; and

(b)	any and all Notices of Dissent must be delivered to the Company at the following address: c/o Farris, Vaughan, Wills & Murphy LLP, Barristers and Solicitors, 25th Floor, 700 West Georgia Street, Vancouver, British Columbia, V7Y 1B3 (Attention: R. Hector MacKay-Dunn);

18.	Meeting Materials to be sent as specified in Paragraph 7 of this Interim Order will include a copy of this Interim Order and the notice of hearing for the final order (the “Final Order”) (the “Notice of Hearing”) approving the Arrangement contemplated by the Plan of Arrangement, and service of the Meeting Materials shall be deemed to be effective on the fifth day following the date on which the Meeting Materials are mailed to the Securityholders, whether those Securityholders reside within the jurisdiction of British Columbia or within another jurisdiction, and the Company shall not be required to serve copies of the Petition herein or any Affidavit filed in support except upon written request to the solicitors for the Company at their address for delivery set out in the Notice of Hearing;
19.	Mailing as specified in Paragraphs 7 and 18 of this Interim Order shall constitute good and sufficient service of this proceeding, this Interim Order and the application for the Final Order approving the Arrangement contemplated by the Plan of Arrangement upon all persons who are entitled to receive such notice and no other form of service need be made;

20.	The hearing for the Final Order be set for 9:45 a.m. on December 18, 2007 at the Courthouse at 800 Smithe Street, Vancouver, British Columbia or as soon thereafter as the hearing of the Final Order can be heard or at such other date and time as this Court may direct;
21.	Any Securityholder has the right to appear (either in person or by their solicitor) and make submissions at the hearing of the application for the Final Order, provided that such Securityholder shall file an Appearance in the form prescribed by the Rules of Court of the Supreme Court of British Columbia with this Court and deliver a copy of the filed Appearance together with a copy of all materials upon which the Securityholder intends to rely at the hearing for the Final Order to the solicitors for the Company at their address for delivery set out in the Petition on or before 4:00 p.m. (Vancouver time) on December 11, 2007 or as the Court may otherwise direct;
22.	That only those Securityholders who have filed and delivered an Appearance in accordance with this Interim Order need be provided with notice of further materials filed in this proceeding, or if it is adjourned, notice of the hearing for the Final Order; and

23.	That the Petitioner and its directors and officers shall, and hereby do, have liberty to apply to vary this Interim Order or for such further order or orders as may be appropriate.

BY THE COURT

/s/ “Signed” REGISTRAR
APPROVED AS TO FORM:

/s/ R J McDonell Solicitor for the Petitioner

No.
Vancouver Registry

IN THE SUPREME
COURT OF BRITISH COLUMBIA
IN THE MATTER OF SECTION 288
OF THE BUSINESS CORPORATIONS ACT, S.B.C. 2002, C. 57, AS AMENDED
IN THE MATTER OF A PROPOSED ARRANGEMENT
WITH ASPREVA PHARMACEUTICALS CORPORATION
AND ITS SECURITYHOLDERS

ORDER

RJM/jss	File no.: 23095-72
FARR1S, VAUGHAN, WILLS & MURPHY LLP
Barristers & Solicitors
2500 – 700 West Georgia Street
Vancouver, B.C. V7Y 1B3
Telephone: (604) 684-9151

APPENDIX H
NOTICE OF HEARING
No. S077684
Vancouver Registry
IN THE SUPREME COURT OF BRITISH COLUMBIA
IN THE MATTER OF SECTION 288
OF THE BUSINESS CORPORATIONS ACT, S.B.C. 2002, C. 57, AS AMENDED
IN THE MATTER OF A PROPOSED ARRANGEMENT
WITH ASPREVA PHARMACEUTICALS CORPORATION
AND ITS SECURITYHOLDERS
NOTICE OF HEARING
TO: All of the Securityholders of Aspreva Pharmaceuticals Corporation
TAKE NOTICE that the application of Aspreva Pharmaceuticals Corporation dated November 15, 2007 will be heard in chambers at the courthouse at 800 Smithe Street, in the City of Vancouver, in the Province of British Columbia, on December 18, 2007 at the hour of 9:45 a.m.
The parties have been unable to agree as to the date of the hearing but notice of the hearing will be given to respondents in accordance with Rule 51A(8) and the Interim Order dated November 15, 2007.
The time estimate of the Petitioner is 30 minutes.
This matter is not within the jurisdiction of a master because the relief sought is in the nature of a final order.

November 15, 2007 Dated	(signed) Robert J. McDonell Solicitor for the Petitioner
THIS NOTICE OF HEARING is prepared and delivered by the firm Farris, Vaughan, Wills & Murphy LLP, Barristers & Solicitors, whose place of business and address for service is 2500 – 700 West Georgia Street, Vancouver, British Columbia, V7Y 1B3. Telephone: (604) 684-9151. Facsimile: (604) 661-9349. Attention: Robert J. McDonell.

H-1

No. S077684
Vancouver Registry

IN THE SUPREME
COURT OF BRITISH COLUMBIA
IN THE MATTER OF SECTION 288
OF THE BUSINESS CORPORATIONS ACT, S.B.C. 2002, C. 57, AS AMENDED
IN THE MATTER OF A PROPOSED ARRANGEMENT
WITH ASPREVA PHARMACEUTICALS CORPORATION
AND ITS SECURITYHOLDERS

NOTICE OF HEARING

RJM/RMM	File no.: 23095-72
FARRIS, VAUGHAN, WILLS & MURPHY LLP
Barristers & Solicitors
2500 – 700 West Georgia Street
Vancouver, B.C. V7Y 1B3
Telephone: (604) 684-9151

H-2

APPENDIX I
DISSENT PROVISIONS OF THE BCBCA
Division 2 — Dissent Proceedings
Definitions and application
237 (1) In this Division:
     “dissenter” means a shareholder who, being entitled to do so, sends written notice of dissent when and as required by section 242;
     “notice shares” means, in relation to a notice of dissent, the shares in respect of which dissent is being exercised under the notice of dissent;
     “payout value” means,
(a)	in the case of a dissent in respect of a resolution, the fair value that the notice shares had immediately before the passing of the resolution,

(b)	in the case of a dissent in respect of an arrangement approved by a court order made under section 291 (2) (c) that permits dissent, the fair value that the notice shares had immediately before the passing of the resolution adopting the arrangement, or

(c)	in the case of a dissent in respect of a matter approved or authorized by any other court order that permits dissent, the fair value that the notice shares had at the time specified by the court order, excluding any appreciation or depreciation in anticipation of the corporate action approved or authorized by the resolution or court order unless exclusion would be inequitable.
(2)	This Division applies to any right of dissent exercisable by a shareholder except to the extent that
(a)	the court orders otherwise, or

(b)	in the case of a right of dissent authorized by a resolution referred to in section 238 (1) (g), the court orders otherwise or the resolution provides otherwise.
Right to dissent
238 (1) A shareholder of a company, whether or not the shareholder’s shares carry the right to vote, is entitled to dissent as follows:
(a)	under section 260, in respect of a resolution to alter the articles to alter restrictions on the powers of the company or on the business it is permitted to carry on;

(b)	under section 272, in respect of a resolution to adopt an amalgamation agreement;

(c)	under section 287, in respect of a resolution to approve an amalgamation under Division 4 of Part 9;

(d)	in respect of a resolution to approve an arrangement, the terms of which arrangement permit dissent;

(e)	under section 301 (5), in respect of a resolution to authorize or ratify the sale, lease or other disposition of all or substantially all of the company’s undertaking;

(f)	under section 309, in respect of a resolution to authorize the continuation of the company into a jurisdiction other than British Columbia;

(g)	in respect of any other resolution, if dissent is authorized by the resolution;

(h)	in respect of any court order that permits dissent.
(2) A shareholder wishing to dissent must
(a)	prepare a separate notice of dissent under section 242 for

(i)	the shareholder, if the shareholder is dissenting on the shareholder’s own behalf, and

(ii)	each other person who beneficially owns shares registered in the shareholder’s name and on whose behalf the shareholder is dissenting,
(b)	identify in each notice of dissent, in accordance with section 242 (4), the person on whose behalf dissent is being exercised in that notice of dissent, and

(c)	dissent with respect to all of the shares, registered in the shareholder’s name, of which the person identified under paragraph (b) of this subsection is the beneficial owner.
(3)	Without limiting subsection (2), a person who wishes to have dissent exercised with respect to shares of which the person is the beneficial owner must
(a)	dissent with respect to all of the shares, if any, of which the person is both the registered owner and the beneficial owner, and

(b)	cause each shareholder who is a registered owner of any other shares of which the person is the beneficial owner to dissent with respect to all of those shares.
Waiver of right to dissent
239 (1) A shareholder may not waive generally a right to dissent but may, in writing, waive the right to dissent with respect to a particular corporate action.
(2)	A shareholder wishing to waive a right of dissent with respect to a particular corporate action must
(a)	provide to the company a separate waiver for
(i)	the shareholder, if the shareholder is providing a waiver on the shareholder’s own behalf, and

(ii)	each other person who beneficially owns shares registered in the shareholder’s name and on whose behalf the shareholder is providing a waiver, and
(b)	identify in each waiver the person on whose behalf the waiver is made.
(3) If a shareholder waives a right of dissent with respect to a particular corporate action and indicates in the waiver that the right to dissent is being waived on the shareholder’s own behalf, the shareholder’s right to dissent with respect to the particular corporate action terminates in respect of the shares of which the shareholder is both the registered owner and the beneficial owner, and this Division ceases to apply to
(a)	the shareholder in respect of the shares of which the shareholder is both the registered owner and the beneficial owner, and

(b)	any other shareholders, who are registered owners of shares beneficially owned by the first mentioned shareholder, in respect of the shares that are beneficially owned by the first mentioned shareholder.
(4) If a shareholder waives a right of dissent with respect to a particular corporate action and indicates in the waiver that the right to dissent is being waived on behalf of a specified person who beneficially owns shares registered in the name of the shareholder, the right of shareholders who are registered owners of shares beneficially owned by that specified person to dissent on behalf of that specified person with respect to the particular corporate action terminates and this Division ceases to apply to those shareholders in respect of the shares that are beneficially owned by that specified person.
Notice of resolution
240 (1) If a resolution in respect of which a shareholder is entitled to dissent is to be considered at a meeting of shareholders, the company must, at least the prescribed number of days before the date of the proposed meeting, send to each of its shareholders, whether or not their shares carry the right to vote,
(a)	a copy of the proposed resolution, and

(b)	a notice of the meeting that specifies the date of the meeting, and contains a statement advising of the right to send a notice of dissent.

(2) If a resolution in respect of which a shareholder is entitled to dissent is to be passed as a consent resolution of shareholders or as a resolution of directors and the earliest date on which that resolution can be passed is specified in the resolution or in the statement referred to in paragraph (b), the company may, at least 21 days before that specified date, send to each of its shareholders, whether or not their shares carry the right to vote,
(a)	a copy of the proposed resolution, and

(b)	a statement advising of the right to send a notice of dissent.
(3) If a resolution in respect of which a shareholder is entitled to dissent was or is to be passed as a resolution of shareholders without the company complying with subsection (1) or (2), or was or is to be passed as a directors’ resolution without the company complying with subsection (2), the company must, before or within 14 days after the passing of the resolution, send to each of its shareholders who has not, on behalf of every person who beneficially owns shares registered in the name of the shareholder, consented to the resolution or voted in favour of the resolution, whether or not their shares carry the right to vote,
(a)	a copy of the resolution,

(b)	a statement advising of the right to send a notice of dissent, and

(c)	if the resolution has passed, notification of that fact and the date on which it was passed.
(4) Nothing in subsection (1), (2) or (3) gives a shareholder a right to vote in a meeting at which, or on a resolution on which, the shareholder would not otherwise be entitled to vote.
Notice of court orders
241 If a court order provides for a right of dissent, the company must, not later than 14 days after the date on which the company receives a copy of the entered order, send to each shareholder who is entitled to exercise that right of dissent
(a)	a copy of the entered order, and

(b)	a statement advising of the right to send a notice of dissent.
Notice of dissent
242 (1) A shareholder intending to dissent in respect of a resolution referred to in section 238 (1) (a), (b), (c), (d), (e) or (f) must,
(a)	if the company has complied with section 240 (1) or (2), send written notice of dissent to the company at least 2 days before the date on which the resolution is to be passed or can be passed, as the case may be,

(b)	if the company has complied with section 240 (3), send written notice of dissent to the company not more than 14 days after receiving the records referred to in that section, or

(c)	if the company has not complied with section 240 (1), (2) or (3), send written notice of dissent to the company not more than 14 days after the later of
(i)	the date on which the shareholder learns that the resolution was passed, and

(ii)	the date on which the shareholder learns that the shareholder is entitled to dissent.
(2) A shareholder intending to dissent in respect of a resolution referred to in section 238 (1) (g) must send written notice of dissent to the company
(a)	on or before the date specified by the resolution or in the statement referred to in section 240 (2) (b) or (3) (b) as the last date by which notice of dissent must be sent, or

(b)	if the resolution or statement does not specify a date, in accordance with subsection (1) of this section.
(3)	A shareholder intending to dissent under section 238 (1) (h) in respect of a court order that permits dissent must send written notice of dissent to the company

(a)	within the number of days, specified by the court order, after the shareholder receives the records referred to in section 241, or

(b)	if the court order does not specify the number of days referred to in paragraph (a) of this subsection, within 14 days after the shareholder receives the records referred to in section 241.
(4) A notice of dissent sent under this section must set out the number, and the class and series, if applicable, of the notice shares, and must set out whichever of the following is applicable:
(a)	if the notice shares constitute all of the shares of which the shareholder is both the registered owner and beneficial owner and the shareholder owns no other shares of the company as beneficial owner, a statement to that effect;

(b)	if the notice shares constitute all of the shares of which the shareholder is both the registered owner and beneficial owner but the shareholder owns other shares of the company as beneficial owner, a statement to that effect and
(i)	the names of the registered owners of those other shares,

(ii)	the number, and the class and series, if applicable, of those other shares that are held by each of those registered owners, and

(iii)	a statement that notices of dissent are being, or have been, sent in respect of all of those other shares;
(c)	if dissent is being exercised by the shareholder on behalf of a beneficial owner who is not the dissenting shareholder, a statement to that effect and
(i)	the name and address of the beneficial owner, and

(ii)	a statement that the shareholder is dissenting in relation to all of the shares beneficially owned by the beneficial owner that are registered in the shareholder’s name.
(5) The right of a shareholder to dissent on behalf of a beneficial owner of shares, including the shareholder, terminates and this Division ceases to apply to the shareholder in respect of that beneficial owner if subsections (1) to (4) of this section, as those subsections pertain to that beneficial owner, are not complied with.
Notice of intention to proceed
243 (1) A company that receives a notice of dissent under section 242 from a dissenter must,
(a)	if the company intends to act on the authority of the resolution or court order in respect of which the notice of dissent was sent, send a notice to the dissenter promptly after the later of
(i)	the date on which the company forms the intention to proceed, and

(ii)	the date on which the notice of dissent was received, or
(b)	if the company has acted on the authority of that resolution or court order, promptly send a notice to the dissenter.
(2) A notice sent under subsection (1) (a) or (b) of this section must
(a)	be dated not earlier than the date on which the notice is sent,

(b)	state that the company intends to act, or has acted, as the case may be, on the authority of the resolution or court order, and

(c)	advise the dissenter of the manner in which dissent is to be completed under section 244.
Completion of dissent
244 (1) A dissenter who receives a notice under section 243 must, if the dissenter wishes to proceed with the dissent, send to the company or its transfer agent for the notice shares, within one month after the date of the notice,
(a)	a written statement that the dissenter requires the company to purchase all of the notice shares,

(b)	the certificates, if any, representing the notice shares, and

(c)	if section 242 (4) (c) applies, a written statement that complies with subsection (2) of this section.
(2) The written statement referred to in subsection (1) (c) must
(a)	be signed by the beneficial owner on whose behalf dissent is being exercised, and

(b)	set out whether or not the beneficial owner is the beneficial owner of other shares of the company and, if so, set out
(i)	the names of the registered owners of those other shares,

(ii)	the number, and the class and series, if applicable, of those other shares that are held by each of those registered owners, and

(iii)	that dissent is being exercised in respect of all of those other shares.
(3) After the dissenter has complied with subsection (1),
(a)	the dissenter is deemed to have sold to the company the notice shares, and

(b)	the company is deemed to have purchased those shares, and must comply with section 245, whether or not it is authorized to do so by, and despite any restriction in, its memorandum or articles.
(4) Unless the court orders otherwise, if the dissenter fails to comply with subsection (1) of this section in relation to notice shares, the right of the dissenter to dissent with respect to those notice shares terminates and this Division, other than section 247, ceases to apply to the dissenter with respect to those notice shares.
(5) Unless the court orders otherwise, if a person on whose behalf dissent is being exercised in relation to a particular corporate action fails to ensure that every shareholder who is a registered owner of any of the shares beneficially owned by that person complies with subsection (1) of this section, the right of shareholders who are registered owners of shares beneficially owned by that person to dissent on behalf of that person with respect to that corporate action terminates and this Division, other than section 247, ceases to apply to those shareholders in respect of the shares that are beneficially owned by that person.
(6) A dissenter who has complied with subsection (1) of this section may not vote, or exercise or assert any rights of a shareholder, in respect of the notice shares, other than under this Division.
Payment for notice shares
245 (1) A company and a dissenter who has complied with section 244 (1) may agree on the amount of the payout value of the notice shares and, in that event, the company must
(a)	promptly pay that amount to the dissenter, or

(b)	if subsection (5) of this section applies, promptly send a notice to the dissenter that the company is unable lawfully to pay dissenters for their shares.
(2) A dissenter who has not entered into an agreement with the company under subsection (1) or the company may apply to the court and the court may
(a)	determine the payout value of the notice shares of those dissenters who have not entered into an agreement with the company under subsection (1), or order that the payout value of those notice shares be established by arbitration or by reference to the registrar, or a referee, of the court,

(b)	join in the application each dissenter, other than a dissenter who has entered into an agreement with the company under subsection (1), who has complied with section 244 (1), and

(c)	make consequential orders and give directions it considers appropriate.
(4)	Promptly after a determination of the payout value for notice shares has been made under subsection (2) (a) of this section, the company must

(a)	pay to each dissenter who has complied with section 244 (1) in relation to those notice shares, other than a dissenter who has entered into an agreement with the company under subsection (1) of this section, the payout value applicable to that dissenter’s notice shares, or

(b)	if subsection (5) applies, promptly send a notice to the dissenter that the company is unable lawfully to pay dissenters for their shares.
(4) If a dissenter receives a notice under subsection (1) (b) or (3) (b),
(a)	the dissenter may, within 30 days after receipt, withdraw the dissenter’s notice of dissent, in which case the company is deemed to consent to the withdrawal and this Division, other than section 247, ceases to apply to the dissenter with respect to the notice shares, or

(b)	if the dissenter does not withdraw the notice of dissent in accordance with paragraph (a) of this subsection, the dissenter retains a status as a claimant against the company, to be paid as soon as the company is lawfully able to do so or, in a liquidation, to be ranked subordinate to the rights of creditors of the company but in priority to its shareholders.
(5) A company must not make a payment to a dissenter under this section if there are reasonable grounds for believing that
(a)	the company is insolvent, or

(b)	the payment would render the company insolvent.
Loss of right to dissent
246 The right of a dissenter to dissent with respect to notice shares terminates and this Division, other than section 247, ceases to apply to the dissenter with respect to those notice shares, if, before payment is made to the dissenter of the full amount of money to which the dissenter is entitled under section 245 in relation to those notice shares, any of the following events occur:
(a)	the corporate action approved or authorized, or to be approved or authorized, by the resolution or court order in respect of which the notice of dissent was sent is abandoned;

(b)	the resolution in respect of which the notice of dissent was sent does not pass;

(c)	the resolution in respect of which the notice of dissent was sent is revoked before the corporate action approved or authorized by that resolution is taken;

(d)	the notice of dissent was sent in respect of a resolution adopting an amalgamation agreement and the amalgamation is abandoned or, by the terms of the agreement, will not proceed;

(e)	the arrangement in respect of which the notice of dissent was sent is abandoned or by its terms will not proceed;

(f)	a court permanently enjoins or sets aside the corporate action approved or authorized by the resolution or court order in respect of which the notice of dissent was sent;

(g)	with respect to the notice shares, the dissenter consents to, or votes in favour of, the resolution in respect of which the notice of dissent was sent;

(h)	the notice of dissent is withdrawn with the written consent of the company;

(i)	the court determines that the dissenter is not entitled to dissent under this Division or that the dissenter is not entitled to dissent with respect to the notice shares under this Division.
Shareholders entitled to return of shares and rights
247 If, under section 244 (4) or (5), 245 (4) (a) or 246, this Division, other than this section, ceases to apply to a dissenter with respect to notice shares,
(a)	the company must return to the dissenter each of the applicable share certificates, if any, sent under section 244 (1) (b) or, if those share certificates are unavailable, replacements for those share certificates,

(b)	the dissenter regains any ability lost under section 244 (6) to vote, or exercise or assert any rights of a shareholder, in respect of the notice shares, and

(c)	the dissenter must return any money that the company paid to the dissenter in respect of the notice shares under, or in purported compliance with, this Division.

Any questions and requests for assistance you may be directed to
The Altman Group Inc.
at the telephone numbers and location set out below:
The Altman Group, Inc.
1200 Wall Street West, 3rd Floor
Lyndhurst, NJ 07071
United States and Canada:
1-866-822-1245
Europe and Asia Collect Phone: 201-806-7300
Email: asprevainfo@altmangroup.com
Facsimile: 201-460-0050
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The Instructions accompanying this Letter of Transmittal should be read carefully before completing this Letter of Transmittal. Computershare Investor Services Inc. (the “Depositary”) or your broker or other financial advisor will assist you in completing this Letter of Transmittal.
LETTER OF TRANSMITTAL — COMMON SHARES
to accompany certificates for
common shares of
ASPREVA PHARMACEUTICALS CORPORATION
This Letter of Transmittal is for use by registered holders (“Shareholders”) of common shares (the “Common Shares”) of Aspreva Pharmaceuticals Corporation (“Aspreva”) in connection with the proposed arrangement under the provisions of Division 5 of Part 9 of the Business Corporations Act (British Columbia) (the “Arrangement”) involving Aspreva and Galenica Canada Ltd. (“Galenica”), pursuant to which, subject to receiving all required approvals and the satisfaction of certain closing conditions, all the issued and outstanding Common Shares will be acquired by Galenica. Pursuant to the Arrangement, each Common Share will be transferred by the holder thereof for a cash payment equal to US$26.00 per Common Share (less the amount of any dividend or distribution paid in respect of such Common Share). All payments will be made net of amounts required to be withheld by law, including any applicable taxes. Shareholders are strongly urged to read the management information circular of Aspreva dated November 15, 2007 (the “Circular”), accompanying this Letter of Transmittal, delivered in connection with the special meeting of securityholders of Aspreva to be held on December 17,2007 (the “Meeting”).
Capitalized terms used but not defined in this Letter of Transmittal that are defined in the Circular have the meanings set out in the Circular.
The Arrangement is anticipated to close in early January 2008. Reference should be made to the Circular for more information regarding the expected timing for completion of the Arrangement.
In order to receive payment for their Common Shares, Shareholders are required to deposit the certificates representing the Common Shares held by them with the Depositary at the address specified below. This Letter of Transmittal, properly completed and duly executed, together with all other required documents, must accompany all certificates for Common Shares deposited for payment pursuant to the Arrangement.

TO:	ASPREVA PHARMACEUTICALS CORPORATION
AND TO:	GALENICA CANADA LTD.
AND TO:	COMPUTERSHARE INVESTOR SERVICES INC.
Upon the Arrangement becoming effective, the undersigned hereby delivers and deposits with the Depositary for transfer the enclosed certificates(s) for Common Shares, details of which are as follows:

	Number of Common	Certificate
Name of Registered Shareholder	Shares Deposited	Number(s)

*	The total number of Common Shares evidenced by all certificates delivered will be deemed to have been deposited. See Instruction 6.

It is understood that, upon receipt of this Letter of Transmittal and of the certificate(s) representing the Common Shares deposited herewith (the “Deposited Shares”) and following the Effective Time, the Depositary will, as soon as practicable, mail by first class mail, postage prepaid, to the undersigned a cheque issued by the Depositary representing the cash amount the undersigned is entitled to receive, or hold such cheque for pick-up, in accordance with the instructions set out below. It is understood that all payments will be made net of any amounts required to be withheld by law.
The undersigned Shareholder represents and warrants in favour of Aspreva and Galenica that: (i) the undersigned is, and will immediately prior to the Effective Time be, the registered holder of the Deposited Shares; (ii) the undersigned has, and will have immediately prior to the Effective Time, good title to the Deposited Shares free and clear of any mortgage, hypothec, lien, pledge, assignment for security, security interest, lease or other charge or encumbrance, including the lien or retained title of a conditional vendor; (iii) the undersigned has full power and authority to execute and deliver this Letter of Transmittal and to deposit, sell, assign, transfer and deliver such Deposited Shares; (iv) the Deposited Shares have not been sold, assigned or transferred, nor has any agreement been entered into to sell, assign or transfer any such Deposited Shares to any other person; (v) the surrender of the Deposited Shares complies with applicable laws; (vi) all information inserted by the undersigned into this Letter of Transmittal is accurate; and (vii) unless the undersigned shall have revoked this Letter of Transmittal by notice in writing to the Depositary prior to the Effective Date, the undersigned will not transfer or permit to be transferred any of such Deposited Shares except pursuant to the Arrangement. These representations and warranties shall survive the completion of the Arrangement.
Except for any proxy deposited with respect to the vote on the Arrangement Resolutions and Rights Plan Waiver Resolution in connection with the Meeting, the undersigned revokes any and all other authority, other than as granted in this Letter of Transmittal, whether as agent, attorney-in-fact, proxy or otherwise, previously conferred or agreed to be conferred by the undersigned at any time with respect to the Deposited Shares. No subsequent authority, whether as agent, attorney-in-fact, proxy or otherwise, will be granted with respect to the Deposited Shares by or on behalf of the undersigned, unless the Deposited Shares are not taken up and paid for under the Arrangement.
The undersigned hereby acknowledges that the delivery of the Deposited Shares will be effected and the risk of loss and title to such Deposited Shares will pass only upon proper receipt thereof by the Depositary. The undersigned will, upon request, execute any signature guarantees or additional documents deemed by the Depositary to be reasonably necessary or desirable to complete the transfer of the Deposited Shares.
The undersigned surrenders to Galenica, effective at the Effective Time, all right, title and interest in and to the Deposited Shares and irrevocably appoints and constitutes the Depositary lawful attorney of the undersigned, with full power of substitution to deliver the certificates representing the Deposited Shares pursuant to the Arrangement and to effect the transfer of the Deposited Shares on the books of Aspreva.
Each authority conferred or agreed to be conferred by the undersigned in this Letter of Transmittal will survive the death or incapacity of the undersigned and any obligation of the undersigned hereunder will be binding upon the heirs, personal representatives, successors and assigns of the undersigned.
If the Arrangement is not completed or proceeded with, the enclosed certificate(s) and all other ancillary documents will be returned forthwith to the undersigned at the address set out below in Block E, as applicable, or failing such address being specified, to the undersigned at the last address of the undersigned as it appears on the central securities register of Aspreva and all covenants and representations hereunder given by the holder shall be deemed terminated.
It is understood that the undersigned will not receive payment in respect of the Deposited Shares until the Arrangement is consummated and until the certificate(s) representing the Deposited Shares, if applicable, owned by the undersigned are received by the Depositary at the office specified below, together with such additional documents as the Depositary may require, and until the same are processed for payment by the Depositary. It is further understood that no interest will accrue on the purchase price payable in the Arrangement for the Deposited Shares. The undersigned further acknowledges that the payment of the purchase price in respect of the Deposited Shares will completely discharge any obligations of Aspreva, Galenica and the Depositary with respect to the matters contemplated by this Letter of Transmittal.
By reason of the use by the undersigned of an English language form of Letter of Transmittal, the undersigned shall be deemed to have required that any contract evidenced by this Letter of Transmittal, as well as all documents related thereto, be drawn exclusively in the English language. En raison de l’usage d’une lettre d’envoi en langue anglaise par le soussigne, le soussigne et les destinataires sont presumes avoir requis que tout contrat atteste par l’offre et son acceptation par cette lettre d’envoi, de même que tous les documents qui s’y rapportent, soient rédiges exclusivement en langue anglaise.

PLEASE COMPLETE BLOCKS A, D, E, F, AND G. PLEASE COMPLETE EITHER BLOCK B OR
BLOCK C.
SEE INSTRUCTIONS BELOW.

BLOCK A	BLOCK B
PAYMENT INSTRUCTIONS	DELIVERY INSTRUCTIONS

ISSUE CHEQUE IN THE NAME OF:	SEND CHEQUE (Unless Block “C” is checked)
(please print)	TO:

(Name)	(Name)

(Street Address and Number)	(Street Address and Number)

(City and Province or State)	(City and Province or State)

(Country and Postal (Zip) Code)	(Country and Postal (Zip) Code)

(Telephone — Business Hours)

(Social Insurance or Taxpayer Identification Number)

BLOCK C PICK-UP INSTRUCTIONS	BLOCK D TO BE COMPLETED BY ALL SHAREHOLDERS BY SELECTING ONE BOX BELOW.
☐ HOLD CHEQUE FOR PICK-UP AT THE OFFICE OF THE DEPOSITARY AT 100 UNIVERSITY AVENUE, 9™ FLOOR, TORONTO, ONTARIO, CANADA	Indicate whether you are a resident of Canada for Canadian tax purposes:

☐ The owner signing below represents that it is a resident of Canada for Canadian tax purposes.

OR

☐ The owner signing below represents that it is not a resident of Canada for Canadian tax purposes.

BLOCK E
DELIVERY INSTRUCTIONS
(in the event that the Arrangement is not completed)
TO BE COMPLETED BY ALL SHAREHOLDERS BY SELECTING ONE BOX BELOW. SEE INSTRUCTION 8 BELOW.
☐	Mail certificate(s) to (please fill in address for mailing):

OR
☐	Hold certificate(s) for pick-up at the office of the Depositary listed in Box C

BLOCK F
TO BE COMPLETED BY ALL SHAREHOLDERS BY SELECTING ONE BOX BELOW.
Indicate whether you are a U.S. Shareholder (as defined below) or are acting on behalf of a U.S. Shareholder.
☐	The owner signing below represents that it is not a U.S. Shareholder and is not acting on behalf of a U.S. Shareholder;
OR
☐	The owner signing below represents that it is a U.S. Shareholder or is acting on behalf of a U.S. Shareholder.
A “U.S. Shareholder” is any Shareholder that is either (A) providing an address in Box A that is located within the United States or any territory or possession thereof, or (B) a U.S. person for United States federal income tax purposes.
If you are a U.S. Shareholder or are acting on behalf of a U.S. Shareholder, then in order to avoid backup withholding of U.S. federal income tax you must complete the Substitute Form W-9 included below or otherwise provide certification that you are exempt from backup withholding, as provided in the instructions. If you require an Internal Revenue Service Form W-8, please contact the Depositary. See Instruction 10 for more information.

BLOCK G
TO BE COMPLETED BY ALL SHAREHOLDERS

Signature guaranteed by
(if required under Instruction 3)	Date: , 200___

Authorized Signature of Guarantor	Signature of Shareholder or Authorized Representative - See Instruction 4

Name of Guarantor (please print or type)	Name of Shareholder (please print or type)

Address of Guarantor (please print or type)	Taxpayer Identification, Social Insurance or Social Security Number of Shareholder (please print or type)

Name of Authorized Representative, if applicable (please print or type)

E-mail Address of Guarantor (please print or type)	Daytime telephone number of Shareholder or Authorized Representative

Daytime facsimile number of Shareholder or Authorized Representative

E-mail Address of Shareholder or Authorized Representative

TO BE COMPLETED BY U.S. SHAREHOLDERS (See “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9” below) SUBSTITUTE Form W-9 Department of the Please fill out your name and address below: Name: Treasury Internal Revenue Service Payer’s Request for Taxpayer Identification Number (TIN)
Address (Number and street):
City. State and Zip Code:
Part 1 — PLEASE PROVIDE YOUR TIN IN THE BOX AT RIGHT AND CERTIFY BY SIGNING AND DATING BELOW
Social Security Number OR
Employer Identification Number
Part 2 — Awaiting TIN Exempt CERTIFICATION — UNDER PENALTIES OF PERJURY, I CERTIFY THAT: (1) The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and (2) I am not subject to backup withholding because (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (the “IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and (3) I am a U.S. citizen or other U.S. person (including a U.S. resident alien). CERTIFICATION INSTRUCTIONS — You must cross out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. If you are exempt from backup withholding, check the “Exempt” box in Part 2. SIGNATURE DATE
NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 28 PERCENT OF ANY PAYMENT MADE TO YOU PURSUANT TO THE ARRANGEMENT. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS. U.S. SHAREHOLDERS MUST COMPLETE THE FOLLOWING CERTIFICATE IF THEY CHECKED THE “AWAITING TIN” BOX IN PART 2 OF SUBSTITUTE FORM W-9. CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER I certify under penalties of perjury that a taxpayer identification number has not been issued to me and either (i) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (ii) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number to the payer by the time of payment, 28% of all reportable payments made to me will be withheld until I provide a number and that, if I do not provide my taxpayer identification number within 60 days, such retained amounts shall be remitted to the IRS as backup withholding. Signature Date

INSTRUCTIONS
1.	Use of the Letter of Transmittal

(a)	In order to permit the timely receipt of the cash proceeds payable in connection with the Arrangement, it is recommended that this Letter of Transmittal (or an originally signed facsimile copy thereof) together with accompanying certificate(s) representing the Deposited Shares be received by the Depositary at the office specified below before 5:00 p.m. (Toronto time) on December 14, 2007 or, in the case of any adjournment or postponement of the Meeting, no later than 5:00 p.m. (Vancouver time) on the business day before the reconvened Meeting. Do not send the certificates or the Letter of Transmittal to Aspreva or Galenica.

(b)	The method used to deliver this Letter of Transmittal and any accompanying certificates representing Deposited Shares is at the option and risk of the Shareholder, and delivery will be deemed effective only when such documents are actually received by the Depositary. Aspreva recommends that the necessary documentation be hand delivered to the Depositary at the office specified below, and a receipt obtained; otherwise the use of registered mail with return receipt requested, properly insured, is recommended. Shareholders whose Common Shares are registered in the name of a broker, investment dealer, bank, trust company or other nominee should contact that nominee for assistance in depositing those Common Shares.

2.	Signatures

This Letter of Transmittal must be completed, dated and signed by the holder of Common Shares or by such holder’s duly authorized representative (in accordance with Instruction 4).
(a)	If this Letter of Transmittal is signed by the registered owner(s) of the accompanying certificate(s), such signature(s) on this Letter of Transmittal must correspond with the name(s) as registered or as written on the face of such certificate(s) without any change whatsoever, and the certificate(s) need not be endorsed. If such deposited certificate(s) are owned of record by two or more joint owners, all such owners must sign the Letter of Transmittal.

(b)	If this Letter of Transmittal is signed by a person other than the registered owner(s) of the accompanying certificate(s), or if a cheque is to be issued to a person other than the registered owner(s):
(i)	such deposited certificate(s) must be endorsed or be accompanied by appropriate share transfer power(s) of attorney duly and properly completed by the registered owner(s); and

(ii)	the signature(s) on such endorsement or share transfer power(s) of attorney must correspond exactly to the name(s) of the registered owner(s) as registered or as appearing on the certificate(s) and must be guaranteed as noted in Instruction 3 below.
(c)	If any of the Deposited Shares are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of Common Shares.

3.	Guarantee of Signatures

No signature guarantee is required on this Letter of Transmittal if this Letter of Transmittal is signed by the registered owner(s) of the Deposited Shares. If this Letter of Transmittal is signed by a person other than the registered owner(s) of the Deposited Shares or if the payment is to be made in a name other than the registered owner(s), such signature must be guaranteed by an Eligible Institution (defined below), or in some other manner satisfactory to the Depositary (except that no guarantee is required if the signature is that of an Eligible Institution).

An “Eligible Institution” means a Canadian Schedule I chartered bank, a major trust company in Canada, a member of the Securities Transfer Agent Medallion Program (STAMP), a member of the Stock Exchanges Medallion Program (SEMP) or a member of the New York Stock Exchange Inc. Medallion Signature Program (MSP). Members of these programs are usually members of a recognized stock exchange in Canada or the United States, members of the Investment Dealers Association of Canada, members of the National Association of Securities Dealers or banks and trust companies in the United States.

4.	Fiduciaries, Representatives and Authorizations

Where this Letter of Transmittal or any share transfer power(s) of attorney is executed by a person as an executor, administrator, trustee or guardian, or on behalf of a corporation, partnership or association, or is executed by any other person acting in a representative or fiduciary capacity, such person should so indicate when signing and this Letter of Transmittal must be accompanied by satisfactory evidence of their proof of appointment and authority to act. Any of Aspreva, Galenica or the Depositary, at their discretion, may require additional evidence of appointment or authority or additional documentation.

5.	Payment and Delivery Instructions

In all cases, either Block B or Block C should be completed and Block E entitled “Delivery Instructions” should be completed. If those blocks are not completed, the cheque for the Deposited Shares or the certificate(s) in respect of the Deposited Shares (if the Arrangement is not completed) will be mailed to the depositing Shareholder at the address of the Shareholders as it appears on the central securities register of Aspreva.

6.	Miscellaneous
(a)	If the space on this Letter of Transmittal is insufficient to list all certificates for Deposited Shares, additional certificate numbers and number of Deposited Shares may be included on a separate signed list affixed to this Letter of Transmittal.

(b)	If Deposited Shares are registered in different forms (e.g. “John Doe” and “J. Doe”), a separate Letter of Transmittal should be signed for each different registration.

(c)	No alternative, conditional or contingent deposits of Deposited Shares will be accepted.

(d)	Additional copies of the Circular and the Letter of Transmittal may be obtained from the Depositary or at the office specified below. The Circular and the Letter of Transmittal are also available at the website maintained by The Canadian Depository for Securities Limited www.sedar.com.

(e)	It is strongly recommended that prior to completing this Letter of Transmittal, the undersigned read the accompanying Circular and discuss any questions with a tax advisor.

(f)	Aspreva and Galenica reserve the right, if either so elects in its absolute discretion, to instruct the Depositary to waive any defect or irregularity contained in the Letter of Transmittal received by it.

(g)	This Letter of Transmittal will be construed in accordance with and governed by the laws of the Province of British Columbia and the laws of Canada applicable therein.
7.	Lost Certificates

If a certificate representing the Common Shares has been lost, stolen or destroyed, this Letter of Transmittal should be completed as fully as possible and forwarded together with an affidavit by the person claiming such certificate to be lost, stolen or destroyed, to the Depositary. The Depositary will respond with the replacement requirements in order for you to receive your entitlement, which may include a requirement to provide a bond satisfactory to Aspreva and Galenica in such sum as Galenica may direct or otherwise indemnify Aspreva or Galenica in a manner satisfactory to Aspreva or Galenica against any claim that may be made against Aspreva and Galenica with respect to the certificate alleged to have been lost, stolen or destroyed.

8.	Return of Certificates

If the Arrangement does not proceed for any reason, any certificate(s) for Deposited Shares received by the Depositary will be returned by you forthwith in accordance with your delivery instructions in Block E. If such Block is not completed, the certificate(s) in respect of the Deposited Shares (if the Arrangement is not completed) will be mailed to the Shareholder at the address of the Shareholder as it appears on the central securities register of Aspreva.

9.	Privacy Notice

Computershare is committed to protecting your personal information. In the course of providing services to you and our corporate clients, we receive non-public personal information about you — from transactions we perform for you, forms you send us, other communications we have with you or your representatives, etc. This information could include your name, address, social insurance number, securities holdings and other financial information. We use this to administer your account, to better serve your and our clients’ needs and for other lawful purposes relating to our services. We have prepared a Privacy Code to tell you more about our information practices and how your privacy is protected. It is available at our website, computershare.com, or by writing us at 100 University Avenue, Toronto, Ontario, M5J 2Y1. Computershare will use the information you are providing on this form in order to process your request and will treat your signature(s) on this form as your consent to the above.

10.	Backup Withholding and Information Reporting

Under U.S. federal income tax law, a Shareholder that exchanges Common Shares for cash pursuant to the Arrangement may be subject to backup withholding tax (currently imposed at a rate of 28%) on the cash received. Backup withholding tax is not an additional tax. A Shareholder subject to the backup withholding tax rules will be allowed a credit of the amount withheld against such Shareholder’s U.S. federal income tax liability and, if backup withholding tax results in an overpayment of U.S. federal income tax, such Shareholder may be entitled to a refund, provided that the requisite information is correctly furnished to the Internal Revenue Service in a timely manner.

U.S. Shareholders

To prevent backup withholding tax with respect to payments made to a U.S. Shareholder pursuant to the Arrangement, the U.S. Shareholder is required to timely notify the Depositary of the U.S. Shareholder’s taxpayer identification number (“TIN”) by completing the enclosed Substitute Form W-9, certifying that the TIN provided on that form is correct (or that such U.S. Shareholder is awaiting receipt of a TIN), and that (i) the U.S. Shareholder has not been notified by the Internal Revenue Service that the U.S. Shareholder is subject to backup withholding as a result of a failure to report all interest or dividends, or (ii) after being so notified, the Internal Revenue Service has notified the U.S. Shareholder that the U.S. Shareholder is no longer subject to backup withholding.

If the Depositary is not timely provided with the correct TIN, such U.S. Shareholder may be subject to a $50 penalty imposed by the Internal Revenue Service and payments that are made to such U.S. Shareholder pursuant to the Arrangement may be subject to backup withholding. Each U.S. Shareholder is required to give the Depositary the TIN (e.g., social security number or employer identification number) of the registered holder of the Common Shares. If the Common Shares are registered in more than one name or are not registered in the name of the actual owner, consult the enclosed “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9” for additional guidance on which TIN to report. A U.S. Shareholder who does not have a TIN may write “Applied For” in Part 1 of the Substitute Form W-9 if such U.S. Shareholder has applied for a TIN or intends to apply for a TIN in the near future. If the U.S. Shareholder writes “Applied For” in Part 1 of the Substitute Form W-9, (i) the U.S. Shareholder must also complete the “Certificate of Awaiting Taxpayer Identification Number” in order to avoid backup withholding on payments made pursuant to the Arrangement and (ii) payments made will be subject to backup withholding unless the U.S. Shareholder has furnished the Depositary with his or her TIN by the time payment is made. A U.S. Shareholder who writes “Applied For” in Part 1 of the Substitute Form W-9 in lieu of furnishing a TIN should furnish the Depositary with the U.S. Shareholder’s TIN as soon as it is received.

Certain U.S. Shareholders (including, among others, all corporations) are not subject to the backup withholding requirements described in this Instruction 10. To avoid possible erroneous backup withholding, a U.S. Shareholder that is exempt from backup withholding should complete the Substitute Form W-9 by providing its correct TIN, signing and dating the form, and checking the “Exempt” box in Part 2 of the form.

Non-U.S. Shareholders

A Shareholder who is not a U.S. person for U.S. federal income tax purposes should submit to the Depositary the appropriate Internal Revenue Service Form W-8. Generally, a foreign individual or a foreign corporation that is not a pass-through entity for U.S. federal income tax purposes and is not engaged in a trade or business within the U.S. would provide a Form W-8BEN. A foreign entity that is a pass-through entity for U.S. federal income tax purposes and is not engaged in a trade or business within the U.S. would generally provide a Form W-8BEN and/or a Form W-8IMY (which may require additional Forms W-8BEN for each of its beneficial owners), depending on its particular circumstances. A foreign individual or a foreign entity that is engaged in a trade or business within the U.S. may be required to provide a Form W-8ECI. Such Internal Revenue Service Forms W-8 will be provided to you by the Depositary upon request.

All Shareholders are urged to consult their own tax advisors to determine whether they are exempt from these backup withholding and information reporting requirements and to determine which form should be used to avoid backup withholding.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9
     Guidelines for Determining the Proper Identification Number to Give the Payer. Social Security numbers have nine digits separated by two hyphens: i.e., 000-000-000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.

Give the NAME and
	SOCIAL SECURITY or		Give the NAME and
	EMPLOYER		EMPLOYER
	IDENTIFICATION		IDENTIFICATION
For this type of account:	number of —	For this type of account:	number of —
1. Individual	The individual	6. A valid trust, estate, or pension trust	The legal entity[4]

2. Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account[1]	7. Corporate or LLC electing corporate status on Form 8832	The corporation

3. Custodian account of a minor (Uniform Gift to Minors Act)	The minor[2]	8. Association, club, religious, charitable, educational, or other tax- exempt organization	The organization

4. a. The usual revocable savings trust (grantor is also trustee)	The grantor- trustee[1]	9. Partnership or multi- member LLC	The partnership

b. So-called trust account that is not a legal or valid trust under state law	The actual owner[1]	10. A broker or registered nominee	The broker or nominee

5. Sole proprietorship or disregarded entity	The owner[3]	11. Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity

(1)	List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person’s number must be furnished.

(2)	Circle the minor’s name and furnish the minor’s SSN.

(3)	Show the name of the owner. Use either SSN or EIN.

(4)	List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the taxpayer identification number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)
NOTE: IF NO NAME IS CIRCLED WHEN MORE THAN ONE NAME IS LISTED, THE NUMBER WILL BE CONSIDERED TO BE THAT OF THE FIRST NAME LISTED.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9 (PAGE 2)
How to Get a TIN
To apply for an SSN, obtain Form SS-5, Application for a Social Security Card, at the local office of the Social Security Administration or get this form online at www.ssa.gov. You may also get this form by calling 1-800-772-1213. You can apply for an EIN online by accessing the IRS website at www.irs.eov/businesses. Use Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can get Form SS-4 from the IRS by calling 1-800-TAX-FORM (1-800-829-3676) or from the IRS web site at www.irs.gov.
If you do not have a TIN, write “Applied For” in Part 1, check the “Awaiting TIN” box in Part 2, sign and date the form in the two spaces indicated, and return it to the payer. For interest and dividend payments, and certain payments made with respect to readily tradable instruments, you will generally have 60 days to get a TIN and give it to the payer. If the payer does not receive your TIN within 60 days, backup withholding, if applicable, will begin and continue until you furnish your TIN.
Note: Writing “Applied For” on the form means that you have already applied for a TIN or that you intend to apply for one soon. As soon as you receive your TIN, complete another Form W-9, include your TIN, sign and date the form, and return it to the payer.
Payees Exempt from Backup Withholding
Generally, individuals (including sole proprietors) are not exempt from backup withholding. Corporations generally are exempt from backup withholding.
Note: If you are exempt from backup withholding, you should still complete Substitute Form W-9 to avoid possible erroneous backup withholding. If you are exempt, enter your correct TIN in Part 1, check the “Exempt” box in Part 2, and sign and date the form.
Exempt Payees.
Backup withholding is not required on any payments made to the following payees:
(1)	An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2).

(2)	The United States or any of its agencies or instrumentalities.

(3)	A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.

(4)	A foreign government or any of its political subdivisions, agencies, or instrumentalities.

(5)	An international organization or any of its agencies or instrumentalities.
Other payees that may be exempt from backup withholding include:
(6)	A corporation.

(7)	A foreign central bank of issue.

(8)	A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States.

(9)	A futures commission merchant registered with the Commodity Futures Trading Commission.

(10)	A real estate investment trust.

(11)	An entity registered at all times during the tax year under the Investment Company Act of 1940.

(12)	A common trust fund operated by a bank under section 584(a).

(13)	A financial institution.

(14)	A middleman known in the investment community as a nominee or custodian.

(15)	A trust exempt from tax under section 664 or described in section 4947.
Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, CHECK THE “EXEMPT” BOX IN PART 2 OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER
Privacy Act Notice. Section 6109 of the Internal Revenue Code requires you to provide your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA, or Archer MSA or HSA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS may also provide this information to the Department of Justice for civil and criminal litigation, and to cities, states, the District of Columbia, and U.S. possessions to carry out their tax laws. The IRS may also disclose this information to other countries under a tax treaty, to federal and state agencies to enforce federal nontax criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism.
You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to a payer. Certain penalties may also apply.
Penalties
Failure to Furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
Civil Penalty for False Information With Respect to Withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.
Criminal Penalty for Falsifying Information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.
Misuse of TINs. If the requester discloses or uses TINs in violation of federal law, the requester may be subject to civil and criminal penalties.
FOR ADDITIONAL INFORMATION, CONTACT YOUR TAX ADVISOR OR THE INTERNAL REVENUE SERVICE.

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The Depositary is:
COMPUTERSHARE INVESTOR SERVICES INC.
By Regular Mail
P.O. Box 7021
31 Adelaide St E
Toronto, Ontario
M5C 3H2
Canada
Attention: Corporate Actions
By Registered Mail, Hand or by Courier
9th Floor
100 University Avenue
Toronto, Ontario
M5J 2Y1
Canada
Attention: Corporate Actions
Toll Free in North America: 1-800-564-6253
Phone: 514-982-7555
E-mail: corporateactions@computershare.com
Any questions and requests for assistance may be directed by holders of Common Shares to the Depositary at the telephone numbers and location set out above.

The Instructions accompanying this Letter of Transmittal should be read carefully before completing this Letter of Transmittal. Computershare Investor Services Inc. (the “Depositary”) or your broker or other financial advisor will assist you in completing this Letter of Transmittal.
LETTER OF TRANSMITTAL — OPTIONS
of
ASPREVA PHARMACEUTICALS CORPORATION
This Letter of Transmittal is for use by holders of options (“Optionholders”) to acquire common shares of Aspreva Pharmaceuticals Corporation (“Aspreva”) granted pursuant to the Aspreva stock option plan that remain outstanding and unexercised, whether or not vested, (the “Options”) in connection with the proposed arrangement under the provisions of Division 5 of Part 9 of the Business Corporations Act (British Columbia) (the “Arrangement”) involving Aspreva and Galenica Canada Ltd. (“Galenica”), pursuant to which, subject to receiving all required approvals and the satisfaction of certain closing conditions, all the issued and outstanding Options will be transferred to Aspreva. Pursuant to the Arrangement, each Option will be transferred by the holder thereof for a cash payment equal to the excess, if any, of (i) the product of the number of common shares of Aspreva (“Common Shares”) underlying the particular Option and US$26.00 over (ii) the aggregate exercise price payable under such Option by such holder to acquire the Common Shares underlying such Option (or if the exercise price of such Option under the terms of such Option is expressed in Canadian currency, the U.S. dollar equivalent of such exercise price determined by using the U.S. dollar/Canadian dollar daily noon rate as published by the Bank of Canada on the business day prior to the effective date). It is understood that all payments will be made net of amounts required to be withheld by law, including any applicable taxes. Optionholders are strongly urged to read the management information circular of Aspreva dated November 15, 2007 (the “Circular”), accompanying this Letter of Transmittal, delivered in connection with the special meeting of securityholders of Aspreva to be held on December 17, 2007 (the “Meeting”).
Capitalized terms used but not defined in this Letter of Transmittal that are defined in the Circular have the meanings set out in the Circular.
The Arrangement is anticipated to close in early January 2008. Reference should be made to the Circular for more information regarding the expected timing for completion of the Arrangement.
This Letter of Transmittal, properly completed and duly executed, together with all other required documents, must be deposited with the Depositary at the address specified below for payment pursuant to the Arrangement.

TO:	ASPREVA PHARMACEUTICALS CORPORATION
AND TO:	GALENICA CANADA LTD.
AND TO:	COMPUTERSHARE INVESTOR SERVICES INC.
Upon the Arrangement becoming effective, the undersigned hereby elects to transfer Options, details of which are as follows:

Number of Common
Name of		Shares Underlying the
Optionholder	Date of Grant	Options	Exercise Price

It is understood that, provided the Optionholder has not exercised the Options prior to the Effective Time, upon (i) receipt of this Letter of Transmittal by the Depositary and (ii) completion of the Arrangement, the Depositary will, as soon as practicable, mail by first class mail, postage prepaid, to the undersigned a cheque issued by the Depositary representing the cash amount the undersigned is entitled to receive, or hold such cheque for pick-up, in accordance with the instructions set out below.
The undersigned hereby acknowledges that Aspreva may be required to withhold and remit a portion of the cash payment paid to employees or former employees to the extent that a taxable benefit arises on disposition of the Options. For Canadian resident employees, this taxable benefit is included in employment remuneration and subject to normal Canadian statutory withholding on such employment remuneration. Employees resident in other countries may also be subject to tax withholdings.
The undersigned represents and warrants in favour of Aspreva and Galenica that: (i) the undersigned has, and will have immediately prior to the Effective Time, good title to the Options free and clear of any mortgage, hypothec, lien, pledge, assignment for security, security interest, lease or other charge or encumbrance, including the lien or retained title of a conditional vendor; (ii) the undersigned has full power and authority to execute and deliver this Letter of Transmittal; (iii) the Options have not been sold, assigned, transferred or exercised, nor has any agreement been entered into to sell, assign or transfer any such Options to any other person; (iv) all information inserted by the undersigned into this Letter of Transmittal is accurate; and (v) unless the undersigned shall have revoked this Letter of Transmittal by notice in writing to the Depositary prior to the Effective Date, the undersigned will not transfer or permit to be transferred any of such Options and will not exercise or permit to be exercised any of such Options except pursuant to the Arrangement. These representations and warranties shall survive the completion of the Arrangement.
The undersigned acknowledges that, at and after the Effective Time, his or her Options will be cancelled and that his or her rights will be limited to the right to receive the amount payable by Aspreva pursuant to the Arrangement. In the event that the Arrangement is not completed for any reason, the Optionholder’s election under this Letter or Transmittal will not take effect and the Optionholder will continue to hold the Options.
Except for any proxy deposited with respect to the vote on the Arrangement Resolutions and Rights Plan Waiver Resolution in connection with the Meeting, the undersigned revokes any and all other authority, other than as granted in this Letter of Transmittal, whether as agent, attorney-in-fact, proxy or otherwise, previously conferred or agreed to be conferred by the undersigned at any time with respect to the Options. No subsequent authority, whether as agent, attorney-in-fact, proxy or otherwise, will be granted with respect to the Options by or on behalf of the undersigned, unless the Options are not taken up and paid for under the Arrangement.
Each authority conferred or agreed to be conferred by the undersigned in this Letter of Transmittal will survive the death or incapacity of the undersigned and any obligation of the undersigned hereunder will be binding upon the heirs, personal representatives, successors and assigns of the undersigned.
It is understood that the undersigned will not receive payment in respect of the Options until the Arrangement is consummated and all such additional documents as the Depositary may require have been received by the Depositary at the office specified below, and until the same are processed for payment by the Depositary. It is further understood that no interest will accrue on the purchase price payable in the Arrangement for the Options. The undersigned further acknowledges that the payment of the purchase price in respect of the Options (net of any amounts required to be withheld by law) will completely discharge any obligations of Aspreva, Galenica and the Depositary with respect to the matters contemplated by this Letter of Transmittal.
By reason of the use by the undersigned of an English language form of Letter of Transmittal, the undersigned shall be deemed to have required that any contract evidenced by this Letter of Transmittal, as

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well as all documents related thereto, be drawn exclusively in the English language. En raison de l’usage d’une lettre d’envoi en langue anglaise par le soussigne, le soussigne et les destinataires sont presumes avoir requis que tout contrat atteste par l’offre et son acceptation par cette lettre d’envoi, de même que tous les documents qui s’y rapportent, soient rédiges exclusivement en langue anglaise.

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PLEASE COMPLETE BLOCKS A, D, E AND F. PLEASE COMPLETE EITHER BLOCK B OR BLOCK C.
SEE INSTRUCTIONS BELOW.

BLOCK A	BLOCK B
PAYMENT INSTRUCTIONS	DELIVERY INSTRUCTIONS

ISSUE CHEQUE IN THE NAME OF: (please print)	SEND CHEQUE (Unless Block “C” is checked) TO:

(Name)	(Name)

(Street Address and Number)	(Street Address and Number)

(City and Province or State)	(City and Province or State)

(Country and Postal (Zip) Code)	(Country and Postal (Zip) Code)

(Telephone — Business Hours)

(Social Insurance or Taxpayer Identification Number)

BLOCK C	BLOCK D
PICK-UP INSTRUCTIONS	TO BE COMPLETED BY ALL
OPTIONHOLDERS BY SELECTING ONE
☐ HOLD CHEQUE FOR PICK-UP AT THE OFFICE OF THE DEPOSITARY AT 100 UNIVERSITY AVENUE, 9™ FLOOR,	BOX BELOW. Indicate whether you are a resident of Canada for Canadian tax purposes:
TORONTO, ONTARIO, CANADA	☐ The owner signing below represents that it is a resident of Canada for Canadian tax purposes.

OR

☐ The owner signing below represents that it is not a resident of Canada for Canadian tax purposes.

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BLOCK E
TO BE COMPLETED BY ALL OPTIONHOLDERS BY SELECTING ONE BOX BELOW.
Indicate whether you are a U.S. Optionholder (as defined below) or acting on behalf of a U.S. Optionholder.

☐	The owner signing below represents that it is not a U.S. Optionholder and is not acting on behalf of a U.S. Optionholder;
OR

☐	The owner signing below represents that it is a U.S. Optionholder or is acting on behalf of a U.S. Optionholder.
A “U.S. Optionholder” is any Optionholder that is either (A) providing an address in Box A that is located within the United States or any territory or possession thereof, or (B) a U.S. person for United States federal income tax purposes.

BLOCK F
OPTIONHOLDER SIGNATURE
This block must be signed by the Optionholder exactly as his or her name appears in the document evidencing the Options held.

(Name of Optionholder)

(Signature of Optionholder or Authorized Signatory)

(Name and Capacity of Authorized Signatory or Attorney)

(Date)

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INSTRUCTIONS
1.	Use of the Letter of Transmittal
(a)	In order to permit the timely receipt of the cash proceeds payable in connection with the Arrangement, it is recommended that this Letter of Transmittal (or an originally signed facsimile copy thereof) must be received by the Depositary at the office specified below before 5:00 p.m. (Toronto time) on December 14, 2007 or, in the case of any adjournment or postponement of the Meeting, no later than 5:00 p.m. (Vancouver time) on the business day before the reconvened Meeting. Do not send the Letter of Transmittal to Aspreva or Galenica.

(b)	The method used to deliver this Letter of Transmittal is at the option and risk of the Optionholder, and delivery will be deemed effective only when such documents are actually received by the Depositary. Aspreva recommends that the necessary documentation be hand delivered to the Depositary at the office specified below, and a receipt obtained; otherwise the use of registered mail with return receipt requested, properly insured, is recommended.
2.	Signatures

This Letter of Transmittal must be completed, dated and signed by the holder of Options or by such holder’s duly authorized representative (in accordance with Instruction 3).

3.	Fiduciaries, Representatives and Authorizations

Where this Letter of Transmittal or any share transfer power(s) of attorney is executed by a person as an executor, administrator, trustee or guardian, or on behalf of a corporation, partnership or association, or is executed by any other person acting in a representative or fiduciary capacity, such person should so indicate when signing and this Letter of Transmittal must be accompanied by satisfactory evidence of their proof of appointment and authority to act. Any of Aspreva, Galenica or the Depositary, at their discretion, may require additional evidence of appointment or authority or additional documentation.

4.	Payment and Delivery Instructions

In all cases, either Block B or Block C should be completed. If those blocks are not completed, the cheque for the Options will be mailed to the depositing Optionholder at the address of the Optionholder as it appears on the securities register of Aspreva.

5.	Miscellaneous
(a)	If the space on this Letter of Transmittal is insufficient to list all Options granted, additional number of Options may be included on a separate signed list affixed to this Letter of Transmittal.

(b)	Additional copies of the Circular and the Letter of Transmittal may be obtained from the Depositary or at the office specified below. The Circular and the Letter of Transmittal are also available at the website maintained by The Canadian Depository for Securities Limited www.sedar.com.

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(c)	It is strongly recommended that prior to completing this Letter of Transmittal, the undersigned read the accompanying Circular and discuss any questions with a tax advisor.

(d)	Aspreva and Galenica reserve the right, if either so elects in its absolute discretion, to instruct the Depositary to waive any defect or irregularity contained in the Letter of Transmittal received by it.

(e)	This Letter of Transmittal will be construed in accordance with and governed by the laws of the Province of British Columbia and the laws of Canada applicable therein.
6.	Privacy Notice

Computershare is committed to protecting your personal information. In the course of providing services to you and our corporate clients, we receive non-public personal information about you -from transactions we perform for you, forms you send us, other communications we have with you or your representatives, etc. This information could include your name, address, social insurance number, securities holdings and other financial information. We use this to administer your account, to better serve your and our clients’ needs and for other lawful purposes relating to our services. We have prepared a Privacy Code to tell you more about our information practices and how your privacy is protected. It is available at our website, computershare.com, or by writing us at 100 University Avenue, Toronto, Ontario, M5J 2Y1. Computershare will use the information you are providing on this form in order to process your request and will treat your signature(s) on this form as your consent to the above.

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The Depositary is:
COMPUTERSHARE INVESTOR SERVICES INC.
By Regular Mail
P.O. Box 7021
31 Adelaide St E
Toronto, Ontario
M5C 3H2
Canada
Attention: Corporate Actions
By Registered Mail, Hand or by Courier
9th Floor
100 University Avenue
Toronto, Ontario
M5J 2Y1
Canada
Attention: Corporate Actions
Toll Free in North America: 1-800-564-6253
Phone: 514-982-7555
E-mail: corporateactions@computershare.com
Any questions and requests for assistance may be directed by holders of Options to the Depositary at the telephone numbers and location set out above.

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